Exhibit 1

EQUITY PURCHASE AGREEMENT

by and among

TRUE NATURE HOLDINGS, INC.,

AND

P3 Compounding of Georgia, LLC

D/B/A INTEGRITY COMPOUNDING PHARMACY

and

CASEY GAETANO

and SUSAN GAETANO

EXECUTION COPY

4-29-16

EQUITY PURCHASE AGREEMENT

THIS EQUITY PURCHASE AGREEMENT (the “Agreement”), dated as of April 29, 2016 (“Effective Date”), by and among TRUE NATURE HOLDINGS, Inc., a Delaware corporation, (the “Purchaser”), P3 Compounding of Georgia, LLC., D/B/A INTEGRITY COMPOUNDING PHARMACY, (“the Company”) as seller and CASEY GAETANO and SUSAN GAETANO (collectively, “Seller’s Shareholders”), (the Company and each of the Seller’s Shareholders, a “Seller” and collectively, the “Sellers”), operating as a Georgia LLC. Each of the foregoing may be referred to herein as a “Party” and collectively as the “Parties.” Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in Appendix A hereto.

RECITALS

WHEREAS, the Sellers together own one hundred percent (100%) of the membership interests of the Company, (the “Membership Interests”), and before closing will have provided documents sufficient to satisfy Purchaser that the Company a) has been properly formed, b) is current in its filings with the State of Georgia as to its current status, c) its Membership Interests have been properly issued and that all owners have been properly represented, d) that the vote of its Membership Interests to approve this manner are valid and fully represent all members as of the date of the closing, and that e) no pledge of Membership Interests, or grants of proxy have been made by any holders; and

WHEREAS, the Company develops, produces and sells pharmaceutical compounds (the “Business”); and

WHEREAS, the Sellers desire to sell all of the Membership Interests, which will include all of the assets of the Company as identified herein to the Purchaser, and the Purchaser desires to purchase all of the Membership Interests which will include all of the liabilities] of the Company as identified herein from the Sellers, upon the terms and subject to the conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the mutual promises herein made and in consideration of the representations, warranties, and covenants herein contained, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, each Party hereto, intending to be legally bound, hereby agrees as follows:

ARTICLE I.

SALE AND PURCHASE

Section 1.1. Agreement to Sell and Purchase.

Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, each Seller shall sell, assign, transfer, convey, and deliver all of its Membership Interests, along with the rights and responsibilities to the Company’s assets and liabilities, as more accurately described in Exhibit D (Assets) and Exhibit G (Liabilities) to this agreement, free and clear of all Encumbrances, unless otherwise disclosed in this document and agreed to by the Purchaser, and the Purchaser shall purchase and accept all of the Membership Interests and the rights and responsibilities associated with the Assets and Liabilities of the Company as described in the Exhibits to this agreement from the Sellers (the “Purchase”) in exchange for the Purchase Price (as defined in Section 1.4 below) at the time and in the manner set forth in Section 1.2 and elsewhere herein (the “Transaction”). The consummation of the Transaction is subject to the Parties’ proper notification and/or application acceptance of the Georgia Board of Pharmacy (and receipt of the associated updated pharmacy permit) and the United States Drug Enforcement Administration (DEA), as each is required by law. Such notification/application process shall include submission of required licensure application(s) to state Boards of Pharmacy and appropriate registration with the DEA.

Section 1.2. Closing.

The closing of the Transaction (the “Closing”) shall take place at the time and date designated by the Parties after satisfaction (or waiver) of the conditions set forth in ARTICLE V hereof (other than those conditions to be satisfied by the delivery of documents or taking of any other action at the Closing) (the “Closing Date”) at the offices of True Nature Holdings, Inc., unless place is agreed to by the Parties.

Section 1.3. Closing Deliverables.

(a)	At the Closing, the Sellers shall deliver (or cause to be delivered) to the Purchaser or its designee:

a.	a complete list of Exhibits as listed in this agreement, including but not limited to all assets and liabilities to be considered in this agreement;
b.	a certificate of good standing with respect to the Company issued by the appropriate Governmental Entity of its jurisdiction of incorporation;
c.	a counterpart of this Agreement, duly executed by the Sellers;
d.	employment agreement, substantially in the form attached hereto as Exhibit A (the “Employment Agreement”), duly executed by the Sellers;
e.	the Lease Agreement as found in Exhibit B to this agreement, whose assignment has been duly executed;
f.	a certificate, dated as of the Closing Date, duly executed by an executive officer of the Company, certifying that true and complete copies of the Company’s Fundamental Documents, as in effect on the Closing Date, are attached to such certificate;
g.	evidence satisfactory to the Purchaser with respect to the resignation of all directors (or persons in similar positions) of the Company;
h.	full and correct copies of the federal and state tax returns for 2015 tax years, in addition to any interim returns that have been filed, or are due to be filed, within 90 days of the closing date;
i.	full and complete documents as called for in this document, including but not limited to all Exhibits completed with true and accurate information by the Sellers, and having been reviewed by legal counsel to the Seller.

(b)	At the Closing, the Purchaser shall deliver (or cause to be delivered) to the Seller, or if applicable the Seller’s Representative:

a.	a counterpart of this Agreement, duly executed by the Purchaser;
b.	counterparts of the Employment Agreement, duly executed by the Purchaser to include the issuance of stock of 100,000 shares of the Purchaser’s common stock as outlined in the employment agreement;
c.	a counterpart to the Lease Agreement, whose assignment has been duly executed by the Purchaser;
d.	the notes identified in Section 1.4(a) below;
e.	a wire for $10,000 for accounting and fees pursuant to Section 1.4(a) below.
f.	upon conversion of the notes identified in Section 1.4(a)(i) and (ii) , stock certificates for each of the Selling Shareholders, each such certificate representing the portion of the common shares that have converted pursuant to the terms of such notes.

Section 1.4. Purchase Price.

(a)	Consideration:

Purchaser shall issue to the $1,000,000 total consideration, less any debts assumed, in the following manner:

1.	A $425,000 convertible note (42.50% of the Purchase Price) with a term of 12 months and a 6% interest rate, with the first installment due on June 1, 2016, and convertible into common stock of Purchaser at a rate of $1.25 per share (which is 340,000 shares of common stock).

2.	A $425,000 convertible note (42.50% of the Purchase Price) with no interest and a maturity date of June 16, 2016, which shall be automatically and with no further action on the part of any Party required into shares of Purchaser common stock at $1.25 per share (which is 340,000 shares of common stock).

3.	An interest-free note for $150,000 (15.00% of the Purchase Price) with no interest to be paid in full via wire transfer on the maturity date of June 16th, 2016.

At the Closing, by reason of its acquisition of the Company, Purchaser shall assume responsibility for the payment of the liabilities of the Company as set forth in the Estimated Closing Statement (as defined below), other liabilities and as noted on Exhibit F to this agreement, including all accounts payable as noted on Exhibit K to this agreement, and shall have complete ownership of all accounts receivable pending as of the closing date, as noted on Exhibit J to this agreement, and all cash or other financial assets of the Company as of the closing date, as well as all other inventory and assets described herein. The Sellers agree that from the date of this Agreement, until the Closing, they will operate the Business in the normal course of business, with no abnormal use of cash, or dissipation of assets. Sellers further warrant that unless noted in the Disclosure Exhibits (as herein defined), all assets contemplated in this agreement are free of any liens, Encumbrances, obligations, including but not limited to those as a result of tax obligations, financings, litigation related Encumbrances, employee related matters, shareholder related matters, or any obligation that might interfere with the clear ownership of the asset by the Purchaser, or otherwise interfere with the operation of the business.

Subject to closing the Transaction, the Purchaser shall provide reimbursement of legal and accounting costs associated with the production of this document and its related information of up to a maximum of $10,000 at the Closing, subject to review of all detailed billing information from validly authorized representatives of the Seller. Billing for activities not specifically related to this document shall not be the responsibility of the Purchaser, and accounts payable to be assumed by the Purchaser shall be limited to obligations in the normal course of business and specifically shall not including professional service such as legal, accounting, estate planning, tax, or any other service not specifically related to the day to day operation of the business, and not otherwise found in similar form and amounts in the financial reports of the Company during the last three (3) years.

The Parties agree that the Purchase Price shall be allocated as follows: (i) 50% of the Purchase Price shall be allocated to the transfer of the Seller’s intellectual property to Purchaser, and (ii) the remaining 50% shall be allocated to the remainder of the purchased business, with the Parties agreeing upon further allocation of such remainder, if any, in good faith within 180 days of the Closing.

Section 1.5. Release of Claims.

In further consideration of the Transaction, each of the Sellers hereby irrevocably and unconditionally releases, waives, and holds the Company, its affiliates, predecessors, successors and assigns, and its and their respective directors (or persons in similar positions), officers, employees, shareholders, equity holders, and agents harmless from and against any and all claims of any nature (the “Sellers Claims”) arising prior to and through the Closing (the “Release”). It is further agreed and understood that this Release is a full and final release of all the Seller’s claims. The Sellers hereby waive the protection of any provision of any law that would operate to preserve claims that are unknown as of the Closing Date.

Notwithstanding the foregoing, the Release does not release, and is not a waiver of, any claims by Sellers (or Sellers’ heirs and assigns) arising under or relating to this Agreement or any agreement, document, or certificate entered into in connection with this Agreement or any unpaid compensation due to them in their capacity as employees of the Company prior to Closing.

ARTICLE II.

REPRESENTATIONS AND WARRANTIES OF THE SELLERS

Except as set forth in the Sellers’ disclosure exhibits (the “Disclosure Exhibits”) hereto (the disclosure in any section of the Seller’s Disclosure Exhibits shall qualify other sections of this Agreement to the extent it is readily apparent from the face of the statement that it is applicable thereto), the Sellers jointly and severally represent and warrant to the Purchaser as follows:

Section 2.1. Organization.

Good Standing, Qualification, and Power. The Company is duly incorporated, validly existing, and in good standing under the Laws of the state of Georgia, has all requisite power and authority to own, lease, and operate its assets and to carry on its business as presently being conducted and as proposed to be conducted, and is qualified to do business and in good standing in every jurisdiction in which the operation of the business of the Company requires it to be so qualified, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

Section 2.2. Authorization.

Each Seller has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by each Seller has been duly authorized by all necessary action on the part of such Seller. This Agreement, and each of the other agreements being delivered by each Seller in connection herewith, has been duly executed and delivered by such Seller and, assuming this Agreement constitutes the valid and binding obligation of the other Parties, constitutes the valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other Laws of general applicability affecting enforcement of creditors’ rights generally and (b) as limited by Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

Section 2.3. Title to Shares.

The Sellers have good and valid title to the Membership Interests and to the assets listed herein and at the Closing will transfer to the Purchaser good and valid title to the Membership Interests and the assets, free and clear of any Encumbrances or limitations or restrictions of any nature whatsoever, unless otherwise disclosed in the Exhibits to this agreement.

Section 2.4. Non-contravention.

The execution, delivery, and performance of this Agreement by each Seller and the consummation of the Transaction contemplated hereby and compliance with the provisions hereof do not and will not (i) violate any Law to which each Seller, the Company, or any of their respective Assets are subject, (ii) violate any provision of the Fundamental Documents of the Company, (iii) violate, conflict with, result in a breach of, in any material respect, or constitute (with due notice or lapse of time or both) a material default under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify, or cancel, require any notice under, or otherwise give rise to any material Liability under, any Contract, lease, loan agreement, mortgage, security agreement, trust indenture, or other agreement or instrument to which each Seller or the Company is a party or by which any of them is bound or to which any of their respective Assets is subject, or (iv) result in the creation or imposition of any Lien upon any of the properties or Assets of the Company; except, in the case of clause (iii) and clause (iv) of this Section 2.4, for matters that would not, individually or in the aggregate, have a Material Adverse Effect.

Section 2.5. Consents and Approvals.

Schedule 2.5 sets forth a true and complete list of each consent, waiver, authorization, or approval of any Person and each declaration to, or filing, or registration with any Governmental Entity that is required of or to be made by the Company or each Seller in connection with the execution and delivery of this Agreement by any of them or the performance by any of them of their respective obligations hereunder.

Section 2.6. Bankruptcy.

The Company is not involved in any Proceeding by or against it as a debtor before any Governmental Entity under the United States Bankruptcy Code or any other insolvency or debtors’ relief act or Law. Company further warrants that it is not involved in any Proceeding for the appointment of a trustee, receiver, liquidator, assignee, or other similar official for any part of the Assets of the Company. The Company is not, and immediately (and only immediately) after giving effect to the consummation of the Transaction contemplated at the Closing, will not be “insolvent” within the meaning of Section 101(32) of title 11 of the United States Code or any applicable state fraudulent conveyance or transfer Law.

Section 2.7. Liabilities.

The Company does not have any Liability, including, without limitation, any Tax Liability, which is not reflected on the Interim Financial Statements or set forth on the Disclosure Exhibits or the Schedules to this Agreement. The Company further warrants that it does not have any other than Liabilities incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date, which Liabilities do not exceed $5,000 in the aggregate. The Company does not have any Indebtedness other than those described in the Disclosure Exhibits to this agreement. Except as set forth on the Interim Financial Statements or the Disclosure Exhibits, the Company is not, directly or indirectly, liable upon or with respect to (by discount, repurchase, or otherwise), or obligated in any way to provide funds in respect of, or to guarantee or assume, a debt, obligation, or dividend of any Person other than in the ordinary course of business, provided, that any guarantee or assumption of a debt, obligation, or dividend of any Person in excess of five thousand dollars ($5,000) shall be deemed not in the ordinary course of business.

Section 2.8. Accounts Receivable.

All notes and accounts receivable payable to or for the benefit of the Company are (or will be) current and collectible in amounts not less than the aggregate amount thereof (net of reserves established in accordance with the Company’s customary practices) carried (or to be carried) on the books of the Company. None of such notes or accounts receivable is past due more than ninety (90) days and there is no contest, claim, defense, or right of setoff with any account debtor of an accounts receivable relating to the amount or validity of such accounts receivable. The Company does not advance premiums or other monies to customers nor does it have any Contracts with customers pursuant to which the Company is obligated to provide services to customers without charge to the customer or at a discount to the customer, whether as a result of the time period the Company provides services to the customer, as a result of the volume of products or services provided to the customer or otherwise. The Company has not offered any material rebates to any of its customers which will apply at any time after the Closing.

Section 2.9. Certain Business Practices.

(a)	Regulatory Adherence. The Purchaser is a publicly traded company and as such is subject to the Securities Act of 1933, the Securities Act of 1934, and other federal, state, and other regulations and Laws. As such, it is required to operate its businesses within the laws and regulations without exception. It is important that any business acquired by the Purchaser has met all these standards, and if exceptions are found, they can be isolated, and corrected going forward. Should any material exceptions to these provisions be discovered, and not otherwise disclosed and corrected, the Seller shall be in breach of this Agreement and Purchaser shall have all of the rights and remedies related to such a breach.

(b)	Unlawful Payments. To the Knowledge of the Sellers, no director, officer, agent, or Employee of the Company, has (i) used any funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, or any unlawful payments to foreign or domestic political parties or campaigns, (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iv) made any other unlawful payment to any foreign or domestic government official or employee, (v) unless otherwise fully disclosed herein violated any laws, statutes or rules at the local, state or federal level with regard to the preparation, sale or delivery of any drugs, products or preparations under which a license or permit is required.

(c)	The Company has not, as of the Effective Date, and has no plans to, enter into a Contract with a “Specially Designated National” or “Blocked Person” as defined by the Office of Foreign Asset Control of the United States Department of the Treasury.

Section 2.10. Absence of Certain Developments.

Except as set forth in Schedule 2.10, since March 31, 2016 (the “Balance Sheet Date”), there has been no (a) event, circumstance, or condition, which has had, or would be reasonably expected to have, a Material Adverse Effect; (b) declaration, setting aside, or payment of any dividend or other redemption or distribution with respect to the shares of the Company; (c) issuance of shares or options, warrants, or rights to acquire shares of the Company; (d) loss, destruction, or damage in excess of $100,000 to any Asset of the Company, whether or not insured; (e) incurrence, guarantee, acceleration, or prepayment of any Indebtedness or the refunding of any such Indebtedness other than Payables in the ordinary course of business; (f) material change in personnel of the Company, or the salaries, terms or conditions of their employment; (g) waiver of any right with a value in excess of $25,000; (h) loan or extension of credit to any director, officer, or Employee of the Company, except for advances for reimbursable travel expenses made in the ordinary course of business consistent with past practice; (i) acquisition, disposition, or lease of any Asset involving more than $25,000 (or any Contract therefor), or any other material transaction by the Company otherwise than for fair value and in the ordinary course of business consistent with past practice; (j) sale, assignment transfer, exclusive license, or other disposal of any patents, patent applications, trademarks, copyrights, trade secrets, or other material Intellectual Property rights or other intangible Assets; (k) mortgage, pledge, transfer of a security interest in, or Lien, created by the Company, with respect to any of its properties or Assets, except Liens for Taxes not yet due or payable; (l) acceleration, termination, modification, or cancellation of any Contract (or series of related Contracts) involving more than $5,000 to which the Company is a party or by which the Company is bound and, to the Knowledge of the Sellers, no Person has notified the Company that it intends to take any such action; (m) any material adverse claims, complaints or performance problems or product recalls related to any goods sold or services provided by the Company; (n) any change in accounting methods, principals, or practices used in preparing the Financial Statements; (o) material write-down or write-up of the value of any Asset of the Company, or write-off of any accounts receivable or notes receivable or any portion thereof; or (p) commitment on behalf of the Company to do any of the foregoing.

Section 2.11. Competency

The Sellers represent that they are fully competent in the profession of compounding pharmacy, and that all licenses, permits, and requirements to run the business as currently contemplated are met for all owners and employees who participate in the business of the Company.

Section 2.12. Compliance with Law.

Unless otherwise fully disclosed in this agreement, and its Exhibits:

(a)	The Company has not been in, nor has any material Liability in respect of any, violation of, and to Sellers’ Knowledge, no event has occurred or circumstance exists that (with or without notice or lapse of time) would constitute or result in a violation by the Company of, or failure on the part of the Company to comply with, in any material respect, , any Laws that are or were applicable to it or the conduct or operation of its business or the ownership or use of any of its Assets, and no Proceeding is pending, or to the Knowledge of the Sellers, threatened, alleging any such violation or noncompliance.

(b)	The Company has all Permits and Licenses necessary for the conduct of its business as presently conducted, and (i) each of the Permits and Licenses is in full force and effect, (ii) the Company is in compliance, in all material respects, with the terms, provisions and conditions thereof, (iii) there are no outstanding violations, notices of noncompliance, Orders or Proceedings adversely affecting any of the Permits or Licenses, and (iv) to the Knowledge of the Sellers, no condition (including, without limitation, the execution of this Agreement and the consummation of the transactions contemplated hereby) exists and no event has occurred which (whether with or without notice, lapse of time or the occurrence of any other event) would reasonably be expected to result in the suspension or revocation of any of the Permits other than by expiration of the term set forth therein. Schedule 2.12 sets forth a list of all the Permits and Licenses, and the Sellers have furnished to the Purchaser true and complete copies of all of the Permits.

Section 2.13. Title to Properties.

(a)	Real Property. The Company does not own, nor has owned, any real property.

Schedule 2.15 includes a true, correct and complete list of (i) all Contracts (and all amendments, modifications, supplements, renewals, extensions, and guarantees related thereto) under which the Company leases any real property as a lessee thereof (such Contracts, together with all amendments, modifications, supplements, renewals, exhibits, Exhibits, extensions and guarantees related thereto, are hereby referred to individually as a “Real Property Lease” and collectively, as the “Real Property Leases”) and (ii) the street address of the real property that is leased pursuant to each Real Property Lease (each, a “Leased Real Property” and collectively, the “Leased Real Properties”). The Company has furnished to the Purchaser true, correct and complete copies of all Real Property Leases. No Person other than the Company has any option or right to terminate any of the Real Property Leases other than as expressly set forth in such Real Property Leases. The Company is in compliance with such leases (including, without limitation, the Real Property Leases) and holds a valid and enforceable leasehold interest therein, free of any Liens, other than to the lessors of such property or Assets or Permitted Liens. There are no parties physically occupying or using any portion of any of the Leased Real Properties nor do any other parties have the right to physically occupy or use any portion of the Leased Real Properties, in each case, other than the Company.

(b) Personal Property. The Company (a) owns good, valid, and marketable title, free and clear of all Liens and Encumbrances (other than Permitted Liens), to all of its tangible Assets, and (b) is not obligated under any Contract, or subject to any restriction, that presently materially impairs, has materially impaired, or might in the future reasonably be expected to materially impair the Company’s right, title or interest in or to any of its tangible Assets. The Company owns, leases under valid leases, or has use of and/or valid access under valid agreements to all facilities, machinery, equipment, and other tangible Assets necessary for the conduct of its business as presently conducted and or proposed to be conducted.

Section 2.14. Tax Matters.

While this is a purchase of Membership Interests in the Company it is still key that the assets are not encumbered, and that no contingent liabilities exist that might endanger the successful use of the assets and continuation of the Business from which the value of the purchase consideration has been derived. As such, the Sellers warrant:

(a)	The Company has timely filed when due all Tax Returns required by applicable Law to be filed with respect to the Company, and all such Tax Returns were true, correct and complete in all material respects as of the time of such filing, including but not limited to sales tax obligations in all states, or countries, in which it has conducted business, or shipped products.

(b)	All Taxes due and payable by or on behalf of the Company (whether or not shown on any Tax Return), or for which the Company may be liable if required to have been paid, have been paid. Any Liability of the Company for Taxes not yet due and payable do not exceed the amount shown on the face of the Interim Balance Sheet (disregarding timing differences), as adjusted for the period thereafter through the Closing Date assuming the business is operated in the ordinary course. It is agreed that Sales and Occupancy Tax are paid annually and that there will be no accrual or purchase price adjustment for these taxes.

(c)	Schedule 2.14sets forth each jurisdiction in which the Company is subject to Tax and the type of Tax to which the Company is subject.

(d)	There is no Proceeding now against, asserted or, to the Knowledge of the Company, threatened, with respect to the Company and any Tax.

(e)	No claim has been made by any Governmental Entity in a jurisdiction where the Company has not filed a Ta x Return that it is or may be subject to Tax by such jurisdiction, nor, to the Knowledge of the Sellers, is any such assertion threatened.

(f)	The Company has withheld and paid all Taxes to the applicable Governmental Entity required to be withheld in connection with any amounts paid or owing to any employee, creditor, independent contractor, or other third party.

(g)	There has been no waiver or extension of any applicable statute of limitations for the assessment or collection of any Taxes of or with respect to the Company, and no ruling with respect to Taxes (other than a request for determination of the status of a qualified pension plan) has been requested by or on behalf of the Company.

(h)	There are no Liens for Taxes upon any Assets of the Company other than Permitted Liens.

(i)	The Company has not requested or been granted an extension of the time for filing any Tax Return, which Tax Return has not yet been filed.

(j)	The Company is not a party to or bound by any Ta x indemnity, allocation agreement, sharing or similar Contract.

(k)	The Company has not participated in any “reportable transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(1).

(l)	The Company will not be required to (i) include in taxable income for any taxable period (or portion thereof) ending after the Closing any amount related to an item of income that for financial reporting purposes was recognized on or prior to the Closing or (ii) deduct from taxable income for any taxable period ending on or prior to the Closing any amount related to an item of loss or expense that for financial reporting purposes will be claimed as a loss or item of expense subsequent to the Closing. The Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for a taxable period (or portion thereof) beginning after the Closing Date as a result of any: (i) adjustment pursuant to Section 481 of the Code (or any corresponding or similar provision of Tax Law) or other change in accounting method made on or prior to the Closing Date; (ii) closing agreement pursuant to Section 7121 of the Code (or any corresponding or similar provision of Tax Law) executed prior to the Closing Date; (iii) installment sale or open transaction disposition made on or before the Closing Date; or (iv) prepaid amount received on or prior to the Closing Date.

(m)	The Company has complied in all material respects with all Tax Laws relating to (i) the classification for U.S. federal income Tax purposes of service providers as independent contractors or employees and (ii) Tax information reporting and withholding of Taxes required to be withheld in connection with any payments.

Section 2.15. Intellectual Property.

(a)	Exhibit Z to this agreement (a) sets forth a true, accurate, and complete list of all (i) patents and patent applications, (ii) trademark registrations and applications, (iii) material unregistered trademarks, (iv) registered copyrights, (v) Internet domain names, and (vi) all formulations, mixes, and specialized preparations owned by, or used by the Company in its day to day operations, in each case owned or purported to be owned by the Company or by the Sellers and used by the Company (which will be transferred to Company at Closing) in any jurisdiction worldwide (collectively, “Listed Intellectual Property”). The Listed Intellectual Property owned by the Sellers which is used by the Company and to be transferred to the Company at Closing is specifically denoted in Exhibit Z to this agreement, or by separate delivery, and shall include the source of the formulation, the contribution by the Company or its employees or shareholders, and representation as to clear, unencumbered ownership and rights to transfer and use by the Purchaser. Seller and Company warrant that all registrations pertaining to Listed Intellectual Property are subsisting, valid and enforceable.

(b)	The Company exclusively owns all right, title, and interest in the Listed Intellectual Property and, to the Knowledge of the Company, all other material Company Intellectual Property owned or purported to be owned by the Company, in each case free and clear of all Encumbrances. No such Company Intellectual Property is the subject of any Proceeding before any governmental, regulatory, or other authority in any jurisdiction, including any office action or other form of preliminary or final refusal of registration. The Company is not subject to any Order that restricts or impairs the use of any material Company Intellectual Property.

(c)	The Company owns all right, title, and interest in and to, or has valid and enforceable licenses to use, all Intellectual Property necessary to the conduct of its business as currently conducted and as proposed to be conducted. The Company is in material compliance with all contractual obligations relating to the protection of the Intellectual Property it uses pursuant to license or other agreement. Neither the Company Intellectual Property nor the conduct of the Business of the Company as currently conducted and as proposed to be conducted conflicts with, infringes, misappropriates, or otherwise violates any Intellectual Property or other proprietary right of any Person. The consummation of the transactions contemplated by this Agreement will not alter or impair any rights of, or impose any additional obligation upon, the Company to any Company Intellectual Property.

(d)	To the Knowledge of the Sellers, no Person has infringed, misappropriated, or otherwise violated any right to, or is currently infringing, misappropriating, or otherwise violating any right to, any Company Intellectual Property owned by, or licensed under exclusive terms to, the Company. There is no Proceeding pending or, to the Knowledge of the Sellers, threatened against the Company: (i) alleging any such conflict with, or infringement, misappropriation or other violation of any Person’s Intellectual Property rights; or (ii) challenging the Company’s ownership or use, or the validity or enforceability, of any Company Intellectual Property. There is no letter or other written or electronic communication sent or otherwise delivered by, or received by, the Company regarding any actual, alleged, or suspected infringement or misappropriation of any Intellectual Property by the Company, or any other Person, including any unsolicited offer by a third party to license such third party’s Intellectual Property.

(e)	The Company has taken commercially reasonable steps (including, without limitation, entering into assignment, confidentiality, and nondisclosure agreements and work for hire agreements with all officers and Employees and consultants to the Company with access to or Knowledge of any Company Intellectual Property) to safeguard and maintain the secrecy and confidentiality of, and proprietary rights in, all Company Intellectual Property owned by the Company. To the Knowledge of the Sellers, none of the Company Intellectual Property owned by the Company (or by the Sellers and used by the Company, as the case may be) has been used, disclosed, or appropriated to the detriment of the Company for the benefit of any Person other than the Company. No Employee, independent contractor, or agent of the Company has misappropriated any trade secrets or other confidential information of any other Person in the course of the performance of his or her duties as an Employee, independent contractor or agent of the Company.

No present or former employee, officer, or director of the Company, or agent or outside contractor or consultant of the Company, holds any right, title or interest, directly or indirectly, in whole or in part, in or to any Company Intellectual Property. All programs, modifications, enhancements or other inventions, improvements, discoveries, methods or works of authorship (“Works”) that were created by any Employee were made in the regular course of such Employee’s employment or service relationships with the Company using the Company’s facilities and resources and, as such, constitute, to Sellers’ Knowledge, “works made for hire” in those jurisdictions that recognize this legal concept or principle, or were assigned by them to the Company. No funding, facilities, or personnel of any Governmental Entity were used to develop or create, in whole or in part, in or to any Company Intellectual Property owned by the Company.

(f)	To the best of Seller’s Knowledge, the Company’s collection and dissemination of personal customer information in connection with their businesses has been conducted in accordance with all applicable Laws relating to privacy, data security, and data protection that are applicable to the Company.

Section 2.16. Insurance.

(a)	There are no fidelity bonds, letters of credit, cash collateral (not to include any security deposit on the real estate lease), performance bonds, bonds related to pending or ongoing litigation, and bid bonds issued to or in respect of the Company . Exhibit M sets forth all policies of insurance, liability, and casualty insurance, property insurance, auto insurance, business interruption insurance, tenant’s insurance, workers’ compensation, life insurance, disability insurance, excess or umbrella insurance, and any other type of insurance insuring the properties, Assets, Employees, and/or operations of the Company (collectively, the “Policies”), including, in each case, the applicable coverage limits, deductibles, and the policy expiration dates. The Sellers have furnished or will make available true, complete, and accurate copies of all such Policies and Bonds to the Purchaser. All premiums payable under all such Policies have been paid timely and the Company has complied, in all material respects, with the terms and conditions of all such Policies.

(b)	All such Policies and Bonds are in full force and effect and will not in any way be effected by, terminated, or lapsed by reason of the consummation of the Transaction. The Company is not in default under any provisions of the Policies, and there is no claim by the Company or any other Person pending under any of the Policies as to which coverage has been questioned, denied, or disputed by the underwriters or issuers of such Policies. The Company has not received any written notice from or on behalf of any insurance carrier or other issuer issuing such Policies that insurance rates or other annual premium or fee in effect as of the date hereof will hereafter be substantially increased (except to the extent that insurance rates or other fees may be increased for all similarly situated risks), that there will be a non-renewal, cancellation, or increase in a deductible (or an increase in premiums in order to maintain an existing deductible) of any of the Policies in effect as of the date hereof.

Section 2.17. Litigation.

There is no Proceeding pending or to the Knowledge of the Sellers, threatened by or against, or affecting the Assets of, the Company or to the Knowledge of the Sellers, against any officer, director, shareholder, Employee, or agent of the Company in their capacity as such or relating to their employment services or relationship with the Company, and the Company is not bound by any Order. The Company does not have any Proceeding pending against any Governmental Entity or other Person, and the Company has not been engaged in a dispute with any customer which, either individually or in the aggregate, has had a Material Adverse Effect or would be reasonably likely to have a Material Adverse Effect. To the Knowledge of the Sellers, there is no basis for any Person to assert a claim against either Seller or the Company based upon such Seller entering into this Agreement or the consummation of the transactions contemplated by this Agreement.

Section 2.18. Bank Accounts.

Exhibit M-1 sets forth all of the bank accounts of the Company, together with the authorized signatories for such accounts.

Section 2.19. Material Customers and Suppliers.

(a)	Material Customers and Suppliers. Exhibit U to this agreement sets forth the ten (10) largest customers of the Company by revenue and the ten (10) largest suppliers of the Company by expense, in each case for the 12-month period ended December 31, 2015 (each a “Material Customer”). No such Material Customer has terminated or adversely changed its relationship with the Company nor has the Company received notification that any such Material Customer intends to terminate or adversely change such relationship. The Company has not granted any credit, rebate, trade-in, free return, or other sales terms to customers or others which materially differ from terms granted in the ordinary course of business consistent with past practice. To the Sellers Knowledge, there are no currently pending or threatened disputes between the Company and any of its customers or suppliers that (i) could reasonably be expected to adversely affect the relationship between the Company and any Material Customer or (ii) could reasonably be expected to adversely affect the Company.

(b)	Warranties. There are no outstanding Warranty Claims or Supplier Warranty Claims.

Section 2.20. Employees.

Exhibit H to this agreement contains a complete and correct list of all Employees, their respective titles as of the date hereof, the current compensation paid or payable to each such Employee, the date and amount of each such Employee’s most recent salary increase, the date of employment of each such Employee, and the accrued vacation, sick leave, and other paid time off of each such Employee.

Section 2.21. Labor Matters.

(a)	The Company has complied in all material respects with all Laws relating to the hiring of employees and the employment of labor, including provisions thereof relating to wages, hours, collective bargaining, employment discrimination, civil rights, safety and health, workers compensation, pay equity, classification of employees, and the collection and payment of withholding and/or social security Taxes. The Company has met in all material respects all requirements required by Law or regulation relating to the employment of foreign citizens, including all requirements of U.S. Citizenship and Immigration Service Form I-9, and the Company does not currently employ, nor has employed, any Person who was not permitted to work in the jurisdiction in which such Person was employed. The Company has complied in all material respects with all Laws that could require overtime to be paid to any current or former Employee, and to the Knowledge of the Sellers no Employee has ever brought or threatened to bring a claim for unpaid compensation or employee benefits, including overtime amounts.

(b)	The Company is not delinquent in payments to any of current or former Employees for any wages, salaries, commissions, bonuses, or other direct compensation for any services performed by them or amounts required to be reimbursed to such Employees or in payments owed upon any termination of the employment of any such Employees.

(c)	There is no unfair labor practice complaint against the Company pending before the National Labor Relations Board or any other Governmental Entity.

(d)	There is no labor strike, material dispute, slowdown or stoppage actually pending or, to the Knowledge of the Sellers, threatened against or involving the Company.

(e)	No labor union represents any Employees. To the Knowledge of the Sellers, no labor union has taken any action with respect to organizing the Employees. The Company is not a party to or bound by any collective bargaining or similar agreement or union contract.

(f)	The Company is not aware that any Employee is obligated under any Contract (including licenses, covenants, or commitments of any nature) or other agreement, or subject to any Order of any court or administrative agency, that would interfere with the use of such Employee’s reasonable efforts to promote the interests of the Company or that would conflict with the Company’s business as proposed to be conducted.

(g)	The Company is not aware that any officer or key Employee, or that any group of key Employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing.

(h)	The employment of all Persons and officers employed by the Company is terminable at-will without any penalty or severance obligation of any kind on the part of the employer. All sums due for Employee compensation and benefits and all vacation time owing to any Employees has been duly and adequately accrued on the accounting records of the Company.

(i)	Any individual who performs or performed services for the Company and who is not treated as an employee for federal income tax purposes by the Company is not an employee under applicable Laws or for any purpose, including, without limitation, for Tax withholding purposes or Benefit Arrangement purposes and the Company does not have any liability by reason of any individual who performs or performed services for the Company, in any capacity, being improperly excluded from participating in any Benefit Arrangement. Each Employee has been properly classified by the Company as “exempt” or “non-exempt” under the federal Fair Labor Standards Act, as amended, and correlative Georgia Laws.

(j)	As of the Closing Date, the Employees constitute all of the employees reasonably necessary to conduct the Business of the Company in substantially the same manner as the business is presently conducted and proposed to be conducted.

Section 2.22. Employee Benefits.

While this is a purchase of the Membership Interests, the welfare of, the absence of liabilities from the employees is important in the consideration of the Company. As such:

i.	Exhibit I to this agreement (a) sets forth an accurate and complete list of all “employee benefit plans” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), and any other bonus, profit sharing, compensation, pension, severance, savings, deferred compensation, fringe benefit, insurance, welfare, post-retirement health or welfare benefit, health, life, stock option, stock purchase, restricted stock, tuition refund, service award, company car, scholarship, relocation, disability, accident, sick pay, sick leave, accrued leave, vacation, holiday, termination, unemployment, individual employment, consulting, executive compensation, incentive, commission, payroll practices, retention, change in control, non-competition or other plan, agreement, policy, trust fund or arrangement (whether written or unwritten, insured or self-insured) established, maintained, sponsored or contributed to (or with respect to which any obligation to contribute has been undertaken) by the Company on behalf of any Employee, director, consultant, stockholder, or other service provider of the Company (whether current, former or retired) or their dependents, spouses or beneficiaries, or under which the Company has any Liability, contingent or otherwise (each, a “Benefit Arrangement”). True and complete copies of each of the Benefit Arrangements have been made available to the Purchaser prior to the date hereof.

ii.	The Company does not currently have, nor has it (or its predecessors) ever had, any ERISA Affiliates. For this purpose, an “ERISA Affiliate” includes any corporation, trade, business, or entity that would be deemed a “single employer” with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.

iii.	With respect to each Benefit Arrangement, (i) each Benefit Arrangement has been established, maintained and administered in all material respects in accordance with its governing instruments and with the requirements of applicable Law; (ii) there are no pending or, to the Knowledge of the Sellers, threatened actions, claims, or lawsuits against or relating to the Benefit Arrangement, the assets of any of the trusts under such arrangements, or the sponsor or the administrator, or against any fiduciary of the Benefit Arrangement with respect to the operation of such arrangements (other than routine benefits claims); (iii) each Benefit Arrangement intended to be qualified under Section 401(a) of the Code has received a favorable determination, or may rely upon a favorable opinion letter, from the Internal Revenue Service that it is so qualified and nothing has occurred since the date of such letter that could reasonably be expected to affect the qualified status of such Benefit Arrangement; (iv) no such Benefit Arrangement is under audit or investigation by any Governmental Entity or regulatory authority; (v) all payments required to be made by the Company Affiliates under any Benefit Arrangement, any Contract, or by Law (including all contributions (including all employer contributions and employee salary reduction contributions), insurance premiums, or intercompany charges) with respect to all prior periods have been timely made or properly accrued and reflected in the most recent consolidated balance sheet prior to the date hereof, in accordance with the provisions of each of the Benefit Arrangement, applicable Law; (vi) there has been no amendment to, announcement by the Company relating to, or change in employee participation or coverage under, such Benefit Arrangement which would increase materially the expense of maintaining such plan above the level of the expense incurred therefor for the most recent fiscal year; (vii) the Company, as applicable, may amend or terminate such Benefit Arrangement at any time without incurring any liability thereunder other than in respect of claims incurred prior to such amendment or termination; (viii) no such Benefit Arrangement is a self-insured arrangement and no event has occurred and no condition exists that could reasonably be expected to result in a material increase in the premium costs of Benefit Arrangements that are fully-insured; and (ix) each Benefit Arrangement is maintained only in the United States and is subject only to the laws of the United States or a political subdivision thereof.

iv.	No Benefit Arrangement is, and the Company has not contributed to, does not contribute to, has not been required to contribute to, or has not otherwise participated in or participates in or does not in any way have any Liability, directly or indirectly, with respect to any plan subject to Section 412, 430 or 4971 of the Code, Section 302 or Title IV of ERISA, including, without limitation, any “multiemployer plan” (within the meaning of Sections 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code), a “multiple employer plan” (as defined in Section 413 of the Code), a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA), any single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) which is subject to Sections 4063, 4064 and 4069 of ERISA or Section 413(c) of the Code, or a plan maintained in connection with any trust described in Section 501(c)(9) of the Code.

v.	None of the Benefit Arrangements provide retiree health or life insurance benefits, except as may be required by Section 4980B of the Code and Section 601 of ERISA, any other applicable Law or at the expense of the participant or the participant’s beneficiary.

Neither the execution, delivery and performance of this Agreement nor the consummation of the Transaction will (either alone or in combination with another event) (i) result in any severance or other payment becoming due, or increase the amount of any compensation or benefits due, from the Company to any current or former Employee, director, consultant, or other service provider of the Company; (ii) limit or restrict the right of the Company to merge, amend, or terminate any Benefit Arrangement; or (iii) result in the acceleration of the time of payment or vesting, or result in any payment or funding (through a grantor trust or otherwise) of any such compensation or benefits under, or increase the amount of compensation or benefits due under, any Benefit Arrangement.

vi.	Except as otherwise set forth on Schedule 2.22, the Company has not previously terminated any plan intended to be qualified under Section 401(a) of the Code. With respect to any such plan set forth on Schedule 2.22, the Company terminated the plan and distributed all plan assets, in each case in accordance with applicable Law, and did not subsequently sponsor another plan intended to be qualified under Section 401(a) of the Code during any time period that would have prohibited distributions from the terminated plan as a result of such termination.

Section 2.23. Related Party Transactions and Absence of Claims or Undisclosed Liabilities.

(a)	Schedule 2.23 sets forth a true, accurate, and complete list of the following: (i) each Contract entered into between the Company, on the one hand, and any current or former Affiliate, stockholder or Employee of the Company, including the Sellers and their Affiliates, on the other hand (each, an “Affiliate Agreement”), (ii) all Indebtedness (for monies actually borrowed or lent) owed on the date hereof by any current or former Affiliate, stockholder or Employee of the Company to the Company and (iii) to the Knowledge of the Sellers, each direct or indirect ownership interest (other than non-affiliated holdings in publicly held companies) in any Person which is a present or potential competitor, supplier or customer of the Company held during the three-year period ended on the date hereof by any Affiliate, stockholder or Employee of the Company.

(b)	No such Person described in Section 2.25(a)(iii) in whom an Affiliate of the Company has or had a direct or indirect ownership interest receives or has received income from any source other than the Company which should properly accrue, or should properly have accrued, to the Company.

(c)	No current or former Affiliate of the Company is a guarantor or is otherwise liable for any Liability (including Indebtedness) of the Company.

(d)	Neither the Sellers nor any of their Affiliates (other than the Company) owns or has any rights in or to any of the Assets, properties or rights used by the Company in the ordinary course of its business.

(e)	Neither the Sellers nor any of their Affiliates, stockholders or Employees has been a director or officer of, or has had any direct or indirect interest in, any firm, corporation, association or business enterprise which during such period has been a supplier, customer or sales agent of the Company or has competed with or been engaged in any business of the kind being conducted by the Company and as proposed to be conducted.

Section 2.24. Sufficiency of Assets; Inventory.

This is an equity purchase transaction and the Purchaser shall receive all Membership Interests, and therefore, all Assets and Liabilities, including but not limited to, accounts receivable, accounts payable, cash and inventory at the time of closing. The Purchaser is relying on such items to be at normal levels at closing consistent with the previous history. Therefore, Seller agrees to the following:

(a)	There will be cash at closing of $40,000 and accounts payable will be in the normal range as per the last ninety days prior to closing and there will be no further working capital adjustment considered in this transaction.

(b)	All inventory of the Company, whether or not reflected on the Interim Balance Sheet, consists of a quality and quantity usable and salable in the ordinary course of business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value on the Interim Balance Sheet or on the accounting records of the Company as of the Closing Date, as the case may be. The quantities of each item of inventory (whether raw materials, work-in-process or finished goods) are not excessive, but are reasonable in relation to the present circumstances of the Company or the requirements of its business and sufficient for operation of the Business in the ordinary course of business.

Section 2.25. Material Contracts.

Exhibit U to this Agreement sets forth a true and complete list of each material Contract to which the Company is a party or otherwise relating to or affecting any of its Business (each, a “Material Contract”), including without limitation, each:

(a)	Contract for the employment of any officer, individual Employee or other Person on a full-time, part-time, consulting, sub-contractor, fixed-term, on-call, consultant, contractor or other basis;

(b)	Contract providing for payment upon the severance of any officer, individual Employee or other Person on a full-time, part-time, consulting or other basis;

(c)	Contract relating to Indebtedness or to the mortgaging, pledging or otherwise placing a Lien on any Asset or group of Assets of the Company;

(d)	Contract involving the sale of the accounts receivable of the Company to any other Person at a discount;

(e)	guarantee of any obligation for borrowed money or otherwise;

(f)	Contract with respect to the lending or investing of funds;

(g)	Contract under which the Company is the lessee of or the holder or operator of any real or personal property owned by any other Person;

(h)	Contract under which the Company is the lessor of or permits any third Person to hold or operate any real or personal property owned or controlled by the Company;

(i)	Contract or group of related Contracts with the same Person for the sale of Assets or services which generate in excess of $5,000 in revenues in any 12-month period;

(j)	Contract which prohibits the Company from freely engaging in business anywhere in the world;

(k)	Contract relating to the purchase, distribution, marketing or sales of the Company’s or any other Person’s products;

(l)	Contract with any Affiliate;

(m)	Contracts to receive or provide marketing and/or advertising;

(n)	Contract with (i) each Material Customer, and (ii) any customer or supplier which gives rise to payments in excess of $25,000 in any 12-month period;

(o)	Contract providing for indemnification of any Person with respect to liabilities relating to any current or former business of the Company or predecessor;

(p)	a power of attorney (other than a power of attorney given in the ordinary course of business with respect to routine tax matters);

(q)	a Contract not made in the ordinary course of business;

(r)	a confidentiality agreement or non-disclosure agreement, or similar such agreement other than the Confidentiality Agreement;

(s)	a currency exchange, interest rate exchange, commodity exchange or Similar Contract;

(t)	a Contract for any joint venture, partnership or similar arrangement;

(u)	a Contract with respect to which the requirements for performance extend beyond one (1) year from the Effective Date; or

(v)	other Contract material to the business of the Company.

Each Material Contract (a) is valid, binding, and enforceable against the Company and, to the Knowledge of the Sellers, against each other party thereto, in accordance with its terms, except that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar Laws now or hereafter in effect relating to creditors’ rights and general principles of equity, and (b) is in full force and effect on the date hereof and the Company, as the case may be, has materially performed all obligations, including, but not limited to, the timely making of any rental or other payments, required to be performed by it under, and is not in material default or breach of in respect of, any Material Contract, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default.

Each other party to each Material Contract has materially performed all obligations required to be performed by it under, including, but not limited to, the timely making of any payments, and is not in material default or breach of in respect of, any Material Contract, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default. There has been made available to the Purchaser (i) a true and complete copy of each of the Material Contracts, together with all amendments, waivers, or other changes thereto, and (ii) a true and correct description of all oral Contracts to which the Company is a party or by which any of its Assets may be bound.

Section 2.26. Brokers.

There are no claims, and will not be any claims, for brokerage commissions or finder’s fees or similar compensation in connection with the Transaction Agreement based on any arrangement made by or on behalf of the Company, the Sellers or any of their respective Affiliates (collectively “Seller Broker Fees”).

Section 2.27. Disclosure.

This Agreement, the Disclosure Exhibits furnished contemporaneously herewith, and the other agreements, documents, certificates, or written statements furnished or to be furnished to the Purchaser through the Closing Date by or on behalf of the Company or the Sellers in connection with the Transaction, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein or herein. There is no fact which is known to the Company or the Sellers and which has not been disclosed herein or otherwise by the Company or the Sellers to the Purchaser which may materially adversely affect the business, properties, Assets, Liabilities, prospects, profits, results of operations or condition, financial, or otherwise, of the Company.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

Except as set forth in the Purchaser’s Disclosure Exhibits (the disclosure in any section of the Purchaser’s Disclosure Exhibits shall qualify other sections of this Agreement to the extent it is readily apparent from the face of the statement that it is applicable thereto), the Purchaser represents and warrants to the Sellers (and to the Company if the Closing does not occur) as follows:

Section 3.1. Organization; Good Standing; Qualification and Power.

Purchaser is duly organized, validly existing, and in good standing under the Laws of the jurisdiction of its incorporation, has all requisite power to own, lease, and operate its Assets and to carry on its business as presently being conducted and as proposed to be conducted, and is qualified to do business and in good standing in every jurisdiction in which the operation of the business of the Purchaser requires it to be so qualified.

Section 3.2. Authorization.

Purchaser has the requisite power and authority to enter into this Agreement and to consummate the Transaction. Purchaser further warrants that it has the ability to furnish and carry out all terms of the consideration, whether in the form of cash, capital stock, or a combination of the same, for the Transaction which it is obligated to produce under this Agreement. It is agreed that the execution and delivery of this Agreement and the consummation of the Transaction by the Purchaser has been duly authorized by all necessary action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and, assuming this Agreement constitutes the valid and binding obligation of the other Parties, constitutes the valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other Laws of general applicability affecting enforcement of creditors’ rights generally and (b) as limited by Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

Section 3.3. Non-Contravention.

The execution, delivery, and performance of this Agreement by the Purchaser and the consummation of the transactions contemplated hereby and compliance with the provisions hereof do not and will not (i) violate any Law to which the Purchaser or any of its Assets are subject, (ii) violate any provision of the Fundamental Documents of the Purchaser, (iii) violate, conflict with, result in a breach of, in any material respect, or constitute (with due notice or lapse of time or both) a material default under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify, or cancel, require any notice under, or otherwise give rise to any material Liability under, any Contract, lease, loan agreement, mortgage, security agreement, trust indenture, or other agreement, or instrument to which the Purchaser is a party or by which it is bound or to which any of its Assets is subject, or (iv) result in the creation or imposition of any Lien upon any of the properties or Assets of the Purchaser.

Section 3.4. Litigation.

Except as noted in its SEC filings, there is no Proceeding pending or, to the Knowledge of the Purchaser, threatened by or against, the Purchaser or any of its Subsidiaries or to the Knowledge of the Purchaser, against any officer, director, employee or agent of the Purchaser or any such Subsidiary in their capacity as such or relating to their employment services or relationship with the Purchaser or such Subsidiary seeking to prohibit, materially restrict or delay, declare illegal, or to enjoin, or obtain material damages in respect of the Transaction. Neither the Purchaser nor any of its Subsidiaries is bound by any Order prohibiting the transactions contemplated by this Agreement. To the Knowledge of Purchaser, there is no basis for any Person to assert a claim against the Purchaser or any Subsidiary of it based upon the Purchaser entering into this Agreement or the consummation of the Transaction. There has not been, and to the Knowledge of the Purchaser, there is not pending or contemplated, any investigation by the SEC involving the Purchaser or any Subsidiary of Purchaser or any current or former director, officer, or employee of the Purchaser or any Subsidiary of Purchaser. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Purchaser under the Exchange Act or the Securities Act.

Section 3.5. SEC Filings.

Purchaser has timely filed with or furnished to, as applicable, the SEC all registration statements, prospectuses, reports, Exhibits, forms, statements, and other documents (including exhibits and all other information incorporated by reference) required to be filed or furnished by it with the SEC since December 9, 2015, (the “Purchaser SEC Documents”). Purchaser has made available to the Seller Representative all such Purchaser SEC Documents that it has so filed or furnished prior to the date hereof (which availability shall be deemed to have been satisfied to the extent the same are available to the public on the SEC’s website listing the Purchaser’s filings). As of their respective filing dates (or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing prior to the date hereof), each of the Purchaser SEC Documents complied as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations of the SEC thereunder applicable to such Purchaser SEC Documents. The financial statements included within such Purchaser SEC Documents have been prepared in accordance with GAAP. None of the Purchaser SEC Documents, including any financial statements, Exhibits, or exhibits included or incorporated by reference therein at the time they were filed (or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing prior to the date hereof), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 3.6. Brokers or Finders.

There are no claims, and will not be any claims, for brokerage commissions or finder’s fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement made by or on behalf of the Purchaser or any Subsidiary of Purchaser.

Section 3.7. Filings, Consents and Approvals.

The Purchaser is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local, or other governmental authority or other Person in connection with the execution, delivery, and performance by the Purchaser of the Transaction Documents, other than the filings required pursuant to this Agreement, the Securities Act and the rules and regulations promulgated thereunder, the Securities Exchange Act and the rules and regulations promulgated thereunder, and any notice and/or application(s) to the Nasdaq Capital Market or other trading market or exchange that may be required in respect of the Purchaser Shares.

Section 3.8. Purchaser Stock Consideration.

To the extent that stock of the Purchaser shall be a component of the purchase consideration in this agreement, Purchaser warrants that the issuance and sale of the shares of Purchaser Stock to be issued to Sellers as Purchaser Stock Consideration (the “Purchaser Shares”) does not contravene the rules and regulations of the Nasdaq Capital Market, the Securities Act, the Exchange Act, or any local or state “blue sky” securities laws. Without limiting the generality of any other representation or warranty of the Purchaser: (a) the Purchaser Shares when duly authorized and, when issued as provided for herein, will be duly and validly issued, fully paid and non-assessable, free and clear of all Encumbrances other than restrictions on the transfer thereof as provided for herein; and (b) no further approval or authorization of any Purchaser stockholder, Purchaser board of directors, or any other Person is required for the issuance and sale of the Purchaser Shares. There are no stockholders agreements, voting agreements, or other similar agreements with respect to any series of the Purchaser’s capital stock to which the Sellers shall be required to become party.

Section 3.9. Listing and Maintenance Requirements; Investment Company.

The common stock of the Purchaser is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Purchaser has taken no action designed to, or which, to its Knowledge, is likely to have the effect of, terminating the registration of the common stock under the Exchange Act nor has the Purchaser received any notification that the SEC is contemplating terminating such registration. Other than as disclosed in the Purchaser SEC Documents, the Purchaser has not, in the twelve (12) months preceding the date hereof (and at Closing preceding and including the date of Closing), received notice from the Nasdaq Capital Market or any other trading market or exchange on which its common stock is or has been listed or quoted to the effect that the Purchaser is not in compliance with the listing or maintenance requirements of such market or exchange. The Purchaser is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Purchaser is not, and is not an Affiliate of, and immediately after the Closing, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Purchaser shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

Section 3.10. Private Placement; Integration.

To the extent that stock of the Purchaser shall be a component of the purchase consideration in this agreement,: (a) neither the Purchaser, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Shares to be integrated with prior offerings by the Purchaser for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any trading market on which any of the securities of the Purchaser are listed or designated; and (b) registration under the Securities Act is not otherwise required for the offer and sale to the Sellers of the Purchaser Shares by the Purchaser as contemplated hereby.

Section 3.11. Material Changes; Undisclosed Events, Liabilities or Developments.

To the extent that stock of the Purchaser shall be a component of the purchase consideration in this agreement, the date of the latest audited financial statements included within the Purchaser SEC Documents, except as specifically disclosed in a subsequent Purchaser SEC Document filed as required by law: (a) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect on the Purchaser, (b) the Purchaser has not incurred any liabilities (contingent or otherwise) other than (1) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, (2) liabilities not required to be reflected in the Purchaser’s financial statements pursuant to GAAP or disclosed in filings made with the SEC and (3) the Transaction, (c) the Purchaser has not altered its method of accounting and (d) the Purchaser has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed, or made any agreements to purchase or redeem any shares of its capital stock.

Section 3.12. FDA, DEA, and State and Local Pharmaceutical Compliance.

Except as set forth in the SEC Documents or other publicly available information relating to the Purchaser, there is no pending, completed or, to the Purchaser’s Knowledge, threatened, action (including any lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) against the Purchaser or any of its Subsidiaries, and neither the Purchaser nor any of its Subsidiaries has received any notice, warning letter or other communication from the U.S. Food and Drug Administration (“FDA”), U.S. Drug Enforcement Agency (“DEA”), or any local or state pharmaceutical or drug regulatory authority, or any other governmental entity, which (i) imposes a clinical hold on any clinical investigation by the Purchaser or any of its Subsidiaries, (ii) enters or proposes to enter into a consent decree of permanent injunction with the Purchaser or any of its Subsidiaries, or (iii) otherwise alleges any violation of any laws, rules, or regulations by the Purchaser or any of its Subsidiaries, and which, either individually or in the aggregate, would have a Material Adverse Effect on the Purchaser or any if its Subsidiaries. The dispensing operations of the Purchaser and its Subsidiaries have been and are being conducted in all material respects in accordance with all applicable laws, rules, and regulations of the FDA and DEA. Neither the Purchaser nor any of its Subsidiaries has been informed by the FDA or the DEA that the FDA or the DEA will prohibit the marketing, sale, license, or use in the United States of any product proposed to be developed, produced, or marketed by the Purchaser or any such Subsidiary.

ARTICLE IV.

AGREEMENTS

Section 4.1. Conduct of Business of the Company.

(a)	Except (i) as expressly required by this Agreement, (ii) as set forth in the Exhibits to this Agreement or (iii) as consented to in writing by the Purchaser (which consent shall not be unreasonably withheld, conditioned, or delayed), from and after the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, the Sellers and the Company shall conduct the Business in the ordinary and regular course consistent with past practice (including any conduct that is reasonably related, complementary, or incidental thereto). The Sellers and the Company shall (A) keep and maintain the Assets in substantially the same operating condition and repair (normal wear and tear excepted) as currently maintained, but in any event no less than good working condition, (B) maintain and preserve intact the Company’s business organization and Permits, and maintain and preserve their relationships with the suppliers, contractors, dealers, licensors, licensees, franchisees, distributors, officers, Employees, customers, and others having business relations with the Company, (C) continue all existing policies of insurance in full force and effect and at least at such levels as are in effect on the date hereof, or to replace any such policies with equivalent replacements, (D) duly comply with all applicable Laws and Orders, and (E) terminate any warrants, options, agreements, convertible securities, performance units or other commitments or instruments pursuant to which the Company is or may become obligated to issue or sell any of its shares or other securities.

(b)	In addition to the requirements of Section 4.1(a), the Sellers will notify the Purchaser of any material Proceedings brought except: (i) as expressly contemplated by this Agreement, or (ii) except with the express prior written approval of the Purchaser, which approval shall not be unreasonably withheld, conditioned, or delayed, and the Sellers and the Company shall not:

i.	enter into, materially amend, cancel, fail to renew, terminate, renew or extend any Material Contract or Real Property Lease (or any Contract that would be a Material Contract or Real Property Lease if in effect on the date of this Agreement), or waive, release or assign any material rights or claims thereunder other than in the ordinary course of business consistent with past practices;

ii.	declare, set aside or pay a dividend on, or make any other distribution (whether securities or property) in respect of, its equity securities;

iii.	(A) issue, sell, transfer, pledge, grant, dispose of, encumber or deliver any equity securities of any class or any securities convertible into or exercisable or exchangeable for voting or equity securities of any class (except for the issuance of equity securities upon exercise of options or warrants) or (B) adjust, split, combine, recapitalize or reclassify any of the Company’s equity securities;

iv.	redeem, purchase or otherwise acquire any outstanding equity of the Company;

v.	acquire or agree to acquire in any manner (whether by merger or consolidation, the purchase of an equity interest in or a material portion of the assets of, or otherwise) any business or any corporation, partnership, association, or other business organization or division thereof of any other Person other than the acquisition of assets (A) in the ordinary course of business consistent with past practices, or (B) not to exceed $5,000 in the aggregate;

vi.	adopt any amendments to Company’s respective Fundamental Documents;

vii.	dissolve or liquidate the Company;

viii.	(i) except as required by the terms of any Benefit Arrangement or Material Contract as in effect on the date hereof and without the exercise of discretion, (A) increase the benefits available to any current or former Employee, director, consultant, or other service provider of the Company; (B) increase the base salary, wages, or bonus opportunity of any current or former Employee, director, consultant, or other service provider of the Company; or (C) grant any severance, bonus, termination pay, equity or equity-based awards to any current or former Employee, director, consultant, or other service provider of the Company; (ii) establish or adopt any plan, agreement, program, policy, trust, fund, or other arrangement that would be a Benefit Arrangement if it were in existence as of the date hereof, or amend or terminate any Benefit Arrangement, except as required to comply with requirements of Law; (iii) terminate without “cause” or take any action that would constitute a “constructive termination” of any Employee of the Company at the level of director or above; (iv) except for the hiring or engagement of non-officer employees or individual independent contractors who have aggregate annual compensation that is not in excess of $10,000, hire or engage any employee or individual independent contractor to work at the Company; or (v) forgive or discharge in whole or in part any outstanding loans or advances to any present or former Employee, director, consultant, or other service provider of the Company;

ix.	enter into any transaction with any of its Employees or Affiliates (or any directors, managers, officers or Employees of any such Affiliate);

x.	sell or otherwise dispose of any material Assets outside the ordinary course of business;

xi.	sell, assign, license, transfer, pledge, or otherwise dispose of any Intellectual Property rights outside the ordinary course of business.

xii.	(A) commence or settle any Proceeding involving monetary damages in excess of $10,000 or (B) waive or release any material rights or claims except in the ordinary course of business, or agree or consent to the issuance of any Order or settlement restricting or otherwise affecting its business operations in any material manner;

xiii.	except as required by GAAP or by applicable Law, change any of the accounting principles or practices used by the Company or write up, write down, or write off the book value of any material asset;

xiv.	except in the ordinary course of Business make any capital expenditures in excess of $5,000 individually or $10,000 in the aggregate;

xv.	incur indemnification obligations (other than in respect of the ordinary course of business consistent with past practice;

xvi.	take any action that is intended or may reasonably be expected to result in any of the conditions to the transactions contemplated hereby set forth in ARTICLE V not being satisfied or in a material violation of any provision of this Agreement;

xvii.	(A) change the independent public accountant of the Company, (B) change the fiscal year of the Company, or (C) to the extent any such action could have a material impact on or with respect to the Tax liabilities of the Company prior to, on or after the Closing Date, make or change any Tax election, adopt or change any accounting method with respect to Taxes, file any amended Tax Return, enter into any closing agreement, settle or compromise any proceeding with respect to any Tax claim or assessment, surrender any right to claim a refund of Taxes or consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment change any method of Tax accounting, make or change any Tax election, file any amended Ta x Return, settle or compromise any Tax liability, agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of Taxes, enter into any closing agreement with respect to any Tax, or surrender any right to claim a Ta x refund; or

xviii.	agree or commit to do, or resolve, authorize or approve any action to do, any of the foregoing.

Section 4.2. Notification of Certain Matters.

(a)	The Purchaser shall, with reasonable promptness, notify Sellers in writing of (i) any breach of a representation or warranty in ARTICLE III that would result in any condition set forth in Section 5.3(a) not to be satisfied, (ii) the failure of Purchaser to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder that would result in the nonfulfillment of any condition to Sellers’ obligations hereunder, (iii) Purchaser’s receipt of any notice or other communication from any Person alleging the consent of such Person is or may be required in connection with the Transaction, and (iv) any Proceeding pending or threatened against any of the Purchaser and its Affiliates relating to the Transaction, provided, however, that failure to give such notice shall not affect the indemnification provided hereunder except to the extent Sellers as the indemnifying Party shall have been actually and materially prejudiced as a result of such failure.

(b)	The Sellers shall, with reasonable promptness, notify the Purchaser in writing of (i) any breach of a representation or warranty in ARTICLE II that would result in any conditions set forth in Section 5.2(a) not to be satisfied, (ii) the occurrence of a Material Adverse Effect, (iii) the failure of the Sellers or the Company to comply with or satisfy any covenant or agreement to be complied with or satisfied hereunder which would result in the nonfulfillment of any condition to the Purchaser’s obligations hereunder, (iv) the Sellers’ or the Company’s receipt of any notice or other communication from any Person alleging the consent of such Person is or may be required in connection with the Transaction, and (v) any Proceeding pending or threatened against Sellers or the Company or any of their Affiliates relating to the Transaction, provided, however, that failure to give such notice shall not affect the indemnification provided hereunder except to the extent Purchaser as the indemnifying Party shall have been actually and materially prejudiced as a result of such failure.

Section 4.3. Access to Information.

From and after the date hereof until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, upon reasonable advance notice, and subject to restrictions contained in the confidentiality agreements to which the Company is subject, the Company shall provide to the Purchaser and its authorized representatives (a) reasonable access to all books, records, properties, contacts, Permits, and commitments of the Company during normal business hours (in a manner so as to not interfere with the normal business operations of the Company), including for purposes of conducting environmental assessments, (b) copies of each report, schedule, registration statement, Permit, and other document filed or received by it during such period pursuant to the requirements of applicable Laws (other than reports or documents that the Company are not permitted to disclose under applicable Law), (c) as soon as reasonably practicable after they become available, but in no event more than thirty (30) days after the end of each calendar month ending after the date of this Agreement, the consolidated balance sheet of the Company and the related consolidated statements of income and shareholders’ equity and consolidated statement of cash flows for such month and (d) as soon as reasonably practicable after they become available, but in no event more than forty-five (45) days after the close of each quarterly accounting period ending after the date hereof, the consolidated balance sheet of the Company and the related statements of income and shareholders’ equity and statement of cash flows for such quarterly period. All of such information shall be treated as confidential information pursuant to the terms of the Confidentiality Agreement, the provisions of which are by this reference hereby incorporated herein. Notwithstanding anything to the contrary in this Agreement, the Company shall not be required to disclose any information to the Purchaser to the extent such disclosure would (a) jeopardize any attorney-client or other legal privilege of the disclosing Party or (b) contravene any applicable Laws, fiduciary duty, or binding agreement entered into prior to the date hereof. The Parties shall make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply and a Party has determined to restrict access accordingly.

Section 4.4. Consents; Efforts to Consummate.

(a)	Subject to the terms and conditions of this Agreement, each Party shall cooperate with the others and use its reasonable best efforts to: (i) take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law to satisfy the conditions to Closing set forth in ARTICLE V and to consummate the Transaction contemplated by this Agreement; (ii) obtain from any Government Entity or any other third party authorizations, consents, Orders, and approvals and send any notices, in each case, which are required to be obtained, made, or sent in connection with the authorization, execution, and delivery of this Agreement and the consummation of the transactions contemplated hereby; provided, however, that, in connection therewith neither the Company nor Sellers will be required to (nor, without the prior written consent of Purchaser, will the Company or any Seller) make or agree to make any payment or accept any material conditions or obligations, including amendments to existing conditions and obligations; and (iii) cooperate with the reasonable requests of each other in seeking to obtain, make, or send as promptly as practicable all such authorizations, consents, Orders, approvals and notices.

(b)	In the event any Proceeding by any Governmental Entity or other Person is commenced which questions the validity or legality of the Transaction or seeks damages in connection therewith, each of the Parties agree to cooperate and use such efforts as are commercially reasonable to such Party to defend against such Proceeding and, if an injunction or other Order is issued in any such Proceeding, to use reasonable best efforts to have such injunction or other Order lifted, and to cooperate reasonably regarding any other impediment to the consummation of the transactions contemplated hereby. Notwithstanding the foregoing, and without prejudice to the obligations of the Sellers and the Purchaser pursuant to Section 4.4(a)(iii), the Parties shall cooperate in preparing, filing, submitting, and sending all filings, submissions, and notices as may be required to be obtained, made or sent pursuant to Section 4.4(a)(iii); provided, however, that the Purchaser and Sellers (collectively, and not individually) shall each pay one-half (1/2) of the fees, costs, and expenses incurred by the Parties and their respective Affiliates in connection with this Section 4.4(b).

Section 4.5. Confidentiality.

(a) Each of the Sellers and the Company acknowledge that it shall not, and it shall cause its Subsidiaries, as applicable, not to, at any time following the Closing, disclose any Confidential Information in respect of the Purchaser or the Company to anyone other than to representatives of the Purchaser or the Company (except for any such Confidential Information which is required by applicable Law to be disclosed by it in connection with any Proceeding, and then, if permitted by Law, only after such Seller has given written notice to the Purchaser of its obligation to disclose such Confidential Information so that the Purchaser may waive compliance with the provisions of this Section 4.5, or be given a reasonable opportunity to obtain, at the Purchaser’s expense, an appropriate protective order with respect to such disclosure, and such Seller shall cooperate with the Purchaser, at the Purchaser’s expense, in connection with obtaining such protective order; provided, that if in the absence of a protective order or the receipt of a waiver by the Purchaser, such Seller is nonetheless, in the opinion of such Seller’s outside counsel, legally required to disclose Confidential Information, such Seller may disclose such Confidential Information but only to the extent so legally required to be disclosed in the opinion of such Seller’s counsel).

(b) The Purchaser acknowledges that it shall not, and it shall cause its Subsidiaries not to, at any time following the Closing, disclose any Confidential Information in respect of the Sellers to anyone other than to representatives of the Sellers (except for any such Confidential Information which is required by applicable Law to be disclosed by it in connection with any Proceeding, and then only after the Purchaser has given written notice to the Seller of its obligation to disclose such Confidential Information so that the Seller may waive compliance with the provisions of this Section 4.6, or be given a reasonable opportunity to obtain, at such Seller’s expense, an appropriate protective order with respect to such disclosure, and the Purchaser shall cooperate with each Seller, at such Seller’s expense, in connection with obtaining such protective order; provided, that if in the absence of a protective order or the receipt of a waiver by such Seller, the Purchaser is nonetheless, in the opinion of the Purchaser’s counsel, legally required to disclose such Confidential Information, the Purchaser may disclose such Confidential Information but only to the extent so legally required to be disclosed in the opinion of the Purchaser’s counsel).

Section 4.6. Purchaser Stock Consideration.

To the extent that stock of the Purchaser shall be a component of the purchase consideration in this agreement, the Sellers understand and agree that the Purchaser Stock received by such Seller as Purchaser Stock Consideration hereunder will be legended substantially as follows until such time that such Purchaser Stock is transferred pursuant to an effective registration statement or in accordance with an exemption from the registration requirements of the Securities Act, or until such time as the Purchaser may notify the transfer agent for such Purchaser Stock that the legend shall be removed:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933.”

Section 4.7. Tax Matters.

All parties agree that the preparation of tax returns for any of the parties to this agreement is the sole responsibility of that party. Seller represents that no liability with regard to the assets involved in this transaction exists with any taxing authority, including but not limited to sales tax, payroll tax, income tax, or ad-velorem taxes, and that it will take no steps that would otherwise cause the assets to become subject to any taxes of any authority without the full knowledge and written consent of the Purchaser.

(a)	Date. The Purchaser shall be responsible for all FICA, payroll and employment taxes relating to the Employees commencing from the Closing Date.

Section 4.8. Certain Employment Matters.

Except as otherwise agreed in writing:

(a)	No Right to Continued Employment or Benefits. Purchaser is not under any obligation to hire or retain any Employee, or provide any Employee with any particular benefits, or make any payments or provide any benefits to those Employees whom the Purchaser chooses not to employ or subsequently terminates.

(b)	Termination of Employment with the Company. Prior to the Closing Date, Purchaser may deliver to the Company a schedule of Employees whom the Company shall terminate (the “Terminated Employees”), effective as of the Closing Date. The Company shall satisfy in full all Termination Payments with respect to the Terminated Employees.

(c)	FICA, Employment Taxes . The Company shall be responsible for all FICA, payroll, and employment Taxes relating to each Employee until the later of termination of his or her employment with the Company or the Closing Date. The Purchaser shall be responsible for all FICA, payroll, and employment taxes relating to the Employees commencing from the Closing Date.

Section 4.9. Financial Statements.

The Company shall take, or cause to be taken, all actions, and do, or cause to be done, all things reasonably necessary, proper, or advisable to provide the Purchaser with the Financial Statements and a review of the Company’s financial information for any subsequent period ended on or before the Closing Date and the corresponding interim periods for the prior year, including executing such management and other representation letters as shall be requested by an independent auditor (the “Auditor”), so that Auditor is able to complete its audit and review of the Financial Statements. The Financial Statements shall be prepared and audited or reviewed, as applicable, in a manner meeting the requirements of Regulation S-X adopted under the Securities Act and shall be suitable for inclusion in a Form 8-K filing with the SEC. The Company shall, and shall cause each of its officers and employees to, (1) provide to Auditor all information, documents and assistance reasonably requested by Auditor in connection with the audit and review of the Financial Statements and other financial information, and (2) provide reasonable assistance to Purchaser in preparing pro forma financial statements that reflect the effect of the acquisition by the Purchaser of the Company for such periods required by Regulations S-X under the Securities Act. The cost and expenses of such audit shall be borne entirely by Purchaser, including any fees assessed by prior accountants of the Company who are asked to assist with such audit.

Section 4.10. Listing of Purchaser Common Stock; Right to Board Seat; HIPAA Compliance.

(a)	The Purchaser hereby agrees to use reasonable efforts to maintain the listing or quotation of its common stock on the Over the Counter (OTC) or other similar trading market or exchange.

(b)	The Purchaser agrees to procure (by the relevant shareholders entering into a voting agreement, an amendment of the Company’s governing documents, or any other viable form of implementation of such right) the Seller’s Shareholders right but not the obligation to appoint one member of the Company’s board of directors until such time as the Casey Gaetano is no longer a stockholder of the Purchaser.

(c)	As set forth in greater detail in the Business Associate Agreement, attached as Exhibit V hereto, Purchaser shall operate in the capacity of a Health Insurance Portability and Accountability Act (“HIPAA”) compliant Business Associate of Seller with respect to all confidential information.

ARTICLE V.

CONDITIONS TO CLOSING

Section 5.1. Other Conditions to the Obligations of the Purchaser.

The obligations of the Purchaser to consummate the transactions contemplated by this Agreement are subject to the satisfaction or, if permitted by applicable Law, waiver by Purchaser of the following further conditions:

(a)	(i) the representations and warranties of the Sellers set forth in Section 2.6 and Section 2.10 shall be true and correct in all respects as of the date hereof and at and as of the Closing Date as though made on the Closing Date, and (ii) the representations and warranties of the Sellers set forth in ARTICLE II hereof (other than as set forth in (i) above) that are qualified by “materiality” or “Material Adverse Effect” (or any variation thereof) shall be true and correct and such representations and warranties of the Sellers that are not so qualified shall be true and correct in all material respects, in each case, as of the Effective Date and at and as of the Closing Date as though made on and as of the Closing Date, except to the extent such representations and warranties are made on and as of a specified date, in which case the same shall continue on the Closing Date to be true and correct as of the specified date;

(b)	the Sellers and the Company shall have performed and complied in all material respects with all covenants and agreements required to be performed or complied with by the Sellers and the Company, respectively, under this Agreement on or prior to the Closing Date;

(c)	prior to or at the Closing, the Sellers shall have delivered, or caused to be delivered, the following closing documents in form and substance reasonably acceptable to Purchaser:

a.	a certificate of the Sellers, dated as of the Closing Date, to the effect that the conditions specified in Section 5.2(a) and Section 5.2(b) have been satisfied;

b.	certified copies of resolutions of the Company Board, authorizing the execution and delivery of the Agreement and the consummation of the Transaction.

(d)	all consents, authorizations and approvals set forth on Schedule 5.1 and all other consents, authorizations and approvals required to consummate the Transaction (which, for the avoidance of doubt, includes all material consents, authorizations, and approvals of Governmental Entities and other Persons required for the Purchaser to continue, immediately following the Closing, the Businesses of the Company as currently conducted or as conducted prior to Closing) shall have been obtained in form and substance reasonably satisfactory to the Purchaser and shall be in full force and effect on the Closing Date;

(e)	prior to or at the Closing, the Sellers shall have delivered the items contemplated by Section 1.3(a);

(f)	if not owned by Company, Sellers and their Affiliates granting to Purchaser and its Affiliates an exclusive license to use the “Integrity Pharmacy” name and related marks and logos whether registered or unregistered, if any, for commercial purposes related to the healthcare industry;

(g)	Seller’s actions have not caused there to be any Material Adverse Effect on the business, operations, prospects, condition (financial or otherwise) or Assets of the Company or the Business;

(h)	Company shall have terminated all Contracts with its Affiliates; and

(i)	Company shall have obtained the approval of the members of the Company.

Section 5.2. Other Conditions to the Obligations of the Company and the Sellers. The obligations of the Company and the Sellers to consummate the transactions contemplated by this Agreement are subject to the satisfaction or, if permitted by applicable Law, waiver by the Company and the Seller Representative of the following further conditions:

(a)	the representations and warranties of Purchaser set forth in ARTICLE III hereof that are qualified by materiality (or any variation thereof) shall be true and correct and such representations and warranties of the Purchaser that are not so qualified shall be true and correct in all material respects, in each case, as of the date hereof and at and as of the Closing Date as though made on and as of the Closing Date, except to the extent such representations and warranties are made on and as of a specified date, in which case the same shall continue on the Closing Date to be true and correct as of the specified date;

(b)	the Purchaser shall have performed and complied in all material respects with all covenants and agreements required to be performed or complied with by Purchaser under this Agreement on or prior to the Closing Date;

(c)	prior to or at the Closing, the Purchaser shall have delivered the following closing documents in form and substance reasonably acceptable to the Company:

a.	a certificate of an authorized officer of the Purchaser, dated as of the Closing Date, to the effect that the conditions specified in Section 5.3(a) and section 5.3(b) have been satisfied; and

b.	a certified copy of the resolutions of the Purchaser’s Board Approval;

(d)	Purchaser continues to be a listed company on the Nasdaq Capital Market or a comparable exchange and there being no trading suspension in respect of Purchaser’s securities

(e)	prior to or at the Closing, the Purchaser shall have taken, or caused to be taken, the actions, and delivered the items, contemplated by Section 1.3(b).

Section 5.3. Frustration of Closing Conditions. No Party may rely on the failure of any condition set forth in this ARTICLE V to be satisfied to excuse such Party’s obligation to consummate the transactions contemplated hereby if such failure was caused by such Party’s failure to use the standard of efforts required from such Party to consummate the transactions contemplated by this Agreement, including as required by and subject to Section 4.4.

ARTICLE VI.

TERMINATION; AMENDMENT; WAIVER

Section 6.1. Termination.

This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Closing:

(a)	by mutual written consent of the Purchaser and the Seller;

(b)	by the Purchaser, (i) if any of the representations or warranties of the Sellers set forth in ARTICLE II shall not be true and correct or if the Company or either Seller has failed to perform any covenant or agreement on the part of such Seller or the Company set forth in this Agreement (including an obligation to consummate the Closing) such that the condition to Closing set forth in either Section 5.2(a) or Section 5.2(b) would not be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failures to perform any covenant or agreement, as applicable, are not cured within twenty (20) days after written notice thereof is delivered to the Seller Representative; provided that Purchaser is not then in breach of this Agreement so as to cause the condition to Closing set forth in either Section 5.2(a) or Section 5.2(b) from being satisfied, (ii) if there shall have occurred an effect, event or change which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on the Company or the Purchaser, (iii) if the Purchaser is not satisfied with the results of its review of, and the due diligence investigation with respect to, the Business or the Company, or (iv) if the Company has not delivered copies of the members approval by 5:00 p.m., eastern time, on the fifth (5th) Business Day after the Effective Date;

(c)	by the Seller, if any of the representations or warranties of Purchaser set forth in ARTICLE III shall not be true and correct or if Purchaser has failed to perform any covenant or agreement on the part of the Purchaser set forth in this Agreement (including an obligation to consummate the Closing) such that the condition to Closing set forth in either Section 5.3(a) or Section 5.3(b) would not be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failures to perform any covenant or agreement, as applicable, are not cured within twenty (20) days after written notice thereof is delivered to Purchaser; provided that neither Seller nor the Company is then in breach of this Agreement so as to cause the condition to Closing set forth in Section 5.3(a) or Section 5.3(b) from being satisfied;

(d)	by either Party, if the Transaction shall not have been consummated on or prior to April 30, 2016 (the “Termination Date”); provided, that the Party seeking to terminate this Agreement pursuant to this Section 6.1(d) shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately caused the failure to consummate the transactions contemplated by this Agreement on or before the Termination Date; and

(e)	by any Party, if any Governmental Entity shall have issued an Order or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement and such Order or other action shall have become final and nonappealable; provided that the Party seeking to terminate this Agreement pursuant to this Section 6.1(e) shall not have breached in any material respect its obligations under this Agreement in any manner that shall have primarily contributed to the occurrence of the failure of a condition to the consummation of the transactions contemplated hereby.

Section 6.2. Effect of Termination.

In the event of the termination of this Agreement pursuant to Section 6.1, this entire Agreement shall forthwith become void (and there shall be no liability or obligation on the part of the Purchaser, the Sellers, or the Company or their respective officers, directors, or equity holders) with the exception of: (i) the provisions of this Section 6.2, Section 4.5, and ARTICLE VIII, each of which provisions shall survive such termination and remain valid and binding obligations of the Parties, and (ii) any liability of any Party for Losses incurred by the other Parties hereto resulting from such Party’s fraud or breach of this Agreement prior to such termination.

Section 6.3. Amendment.

This Agreement may be amended or modified only by a written agreement executed and delivered by duly authorized officers of the Purchaser and the Seller Representative (on behalf of the Sellers and the Company). This Agreement may not be modified or amended except as provided in the immediately preceding sentence and any purported amendment by any Party or Parties effected in a manner which does not comply with this Section 6.3 shall be void.

Section 6.4. Extension; Waiver.

Subject to Section 6.1(d), at any time prior to the Closing, the Seller (on behalf of the Sellers and the Company) may (a) extend the time for the performance of any of the obligations or other acts of the Purchaser contained herein, (b) waive any inaccuracies in the representations and warranties of the Purchaser contained herein or in any document, certificate, or writing delivered by the Purchaser pursuant hereto or (c) waive compliance by the Purchaser with any of the agreements or conditions contained herein. Subject to Section 6.1(d), at any time prior to the Closing, the Purchaser may (i) extend the time for the performance of any of the obligations or other acts of the Company or the Sellers contained herein, (ii) waive any inaccuracies in the representations and warranties of the Company and the Sellers contained herein or in any document, certificate, or writing delivered by the Company or the Sellers pursuant hereto or (iii) waive compliance by the Company and the Sellers with any of the agreements or conditions contained herein. Any agreement on the part of any Party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party. The failure of any Party to assert any of its rights hereunder shall not constitute a waiver of such rights.

ARTICLE VII.

SURVIVAL AND INDEMNIFICATION

Section 7.1. Survival of Representations, Warranties.

Each of the representations and warranties made by the Sellers and the Purchaser in this Agreement and in any schedule, instrument, or other document delivered pursuant to this Agreement shall survive the Closing for a period of one year.

Section 7.2.Indemnification by the Sellers.

(a)	From and after the Closing, the Sellers shall jointly and severally indemnify and hold harmless the Purchaser, the Company and their respective officers, directors (or Persons in similar positions), parent and subsidiary entities, successors and assigns (collectively, the “Purchaser Indemnified Parties”) from and against, and pay on behalf of or reimburse such Purchaser Indemnified Party for, any Loss which any such Purchaser Indemnified Party may suffer or sustain, as a result of:

i.	any misrepresentation or breach of a representation or warranty of either Seller set forth in this Agreement (including the Disclosure Exhibits) or any certificate, schedule, exhibit or annex, or other document furnished by either Seller pursuant to this Agreement;

ii.	any failure of either Seller or the Company to perform or observe any material term, provision, covenant, or agreement contained in this Agreement or in any schedule, instrument or other document delivered pursuant to or made part of this Agreement;

iii.	any Indemnified Taxes;

iv.	any Indebtedness other than the Payables existing at and as of the Closing Date but which is not reflected in either the Estimated Closing Balance Sheet, or the Closing Statement; or

v.	any Seller Broker Fees.

Section 7.3. Indemnification by the Purchaser.

(a)	From and after the Closing, the Purchaser and the Company shall jointly and severally indemnify and hold harmless the Sellers and any entities owned by them and any officers and directors thereof (or Persons in similar positions), and the heirs, successors and assigns of any of them (collectively, the “Seller Indemnified Parties”) from and against, and pay on behalf of or reimburse such Seller Indemnified Party for, any Loss which any such Seller Indemnified Party may suffer or sustain as a result of:

i.	any misrepresentation or breach of a representation or warranty of the Purchaser, or any allegation by a third party of a misrepresentation or breach of a representation or warranty of Purchaser, set forth in this Agreement or any certificate, schedule, exhibit or annex or other document furnished by the Purchaser pursuant to this Agreement; or

ii.	any Purchaser Broker Fees; or

iii.	any failure of the Purchaser to perform or observe any term, provision, covenant or agreement contained in this Agreement or in any schedule, instrument or other document delivered pursuant to or made part of this Agreement.

Section 7.4. Limitations on Indemnification.

(a)	Other than in the case of fraud, willful breach, or intentional misrepresentation, the aggregate Liability of any Person required to provide indemnification under this ARTICLE VII (each, an “Indemnifying Party”) in respect of all Losses for which an Indemnifying Party shall indemnify a Person entitled to indemnification under this ARTICLE VII (each an “Indemnified Party”) pursuant to Section 7.2(a)(i) or Section 7.3(a)(i), as the case may be, shall not exceed two hundred and fifty thousand dollars ($250,000) (the “Cap”); provided, however, that the Cap shall not apply to Losses suffered by any Indemnified Parties with respect to breaches of the Excluded Representations, for which the maximum amount recoverable by any such Indemnified Party shall be an amount equal to the Purchase Price.

(b)	An Indemnifying Party shall have no Liability in respect of any Loss for which such Indemnifying Party shall indemnify an Indemnified Party pursuant to Section 7.2(a)(i) or Section 7.3(a)(i), as the case may be, unless and until the amount that would otherwise be recoverable from the Indemnifying Party in respect of any such Loss, when aggregated with any other amounts so recoverable from such Indemnifying Party pursuant to this ARTICLE VIII, exceeds twenty thousand dollars ($20,000) (the “Threshold”), and in the event the aggregate amount of any such Loss exceeds the Threshold, the Indemnifying Party shall be responsible for the aggregate amount of any such Loss, regardless of the Threshold, subject to the Cap; provided, however, such Threshold shall not apply to any Loss suffered by an Indemnified Party with respect to breaches of the Excluded Representations, fraud, willful breach, or intentional misrepresentation, though Losses suffered with respect to breaches of the Excluded Representations or fraud, willful breach, or intentional misrepresentation shall be aggregated for purposes of determining whether other Losses exceed the Threshold.

(c)	For purposes of determining whether there has been a breach of any representation or warranty contained in this Agreement, or the amount of any Loss related to a breach of any representation or warranty contained in this Agreement, the representations and warranties contained in this Agreement shall be considered without regard to any “material,” “Material Adverse Effect” or similar qualifications contained therein.

(d)	All indemnification rights hereunder shall survive the execution and delivery of this Agreement and the consummation of the Transaction, and any claims may be brought by an Indemnified Party under this ARTICLE VII, regardless of any investigation, inquiry, or examination made for or on behalf of, or any Knowledge of, any Indemnified Party, or the acceptance by the Purchaser or the Sellers of any certificate or opinion.

(e)	In the event that the Sellers shall have an indemnification obligation to any Purchaser Indemnified Party, the Purchaser shall have the right to offset the amount thereof against any portion of the Purchase Price owed to the Sellers, including, without limitation, the Deferred Consideration (but not including any amount due to either Seller in her or his capacity as employee under her or his Employment Agreement), and any such offset shall be deemed to satisfy the indemnification obligation to which it relates to the extent of the offset. If the Seller Representative has disputed any claim for Loss by any Purchaser Indemnified Party in accordance herewith and such dispute has not been resolved, the Purchaser shall have the right to offset the amount of such Loss against any portion of the Purchase Price owed to the Sellers (but not including any amount due to either Seller in her or his capacity as employee under her or his Employment Agreement), until such claim has been resolved pursuant to (a) a written settlement agreement entered into by the Purchaser and the Seller Representative or (b) a final decision, order or award issued in accordance with Section 1.5, Section 8.12 and Section 8.13, as applicable.

(f)	Subject to Section 7.5(a), no exercise of, nor failure to exercise, the rights set forth in this Section 7.4 shall constitute an election of remedies or limit any Indemnified Party’s other rights hereunder or otherwise. Such remedy shall be in addition to and not in limitation of any injunctive relief or other rights or remedies to which any Indemnified Party is or may be entitled at law or equity or under this Agreement (including any exhibits hereto). The exercise of rights in good faith hereunder, whether or not ultimately determined to be justified, shall not constitute a breach of any covenant hereunder.

(g)	In the event any Loss related to a claim by an Indemnified Party is covered by insurance, the Indemnified Party shall not be entitled to recover from the Indemnifying Party (and shall refund amounts received up to the amount of indemnification actually received) with respect to such Loss (but only to the extent the Indemnified Party actually receives an insurance payment with respect to such covered claim and except to the extent any additional amounts become payable to the insurer through adjustments to past, present or future premiums or other similar mechanisms within the three (3)-year period following the date of the claim giving rise to such adjustments).

Section 7.5. Claim Procedures.

(a)	Notice. Each Indemnified Party agrees that after it becomes aware of facts giving rise to a claim by it for indemnification pursuant to this ARTICLE VII, such Indemnified Party shall promptly (but in no event later than one hundred twenty (120) days after becoming aware of such facts) assert its claim for indemnification under this ARTICLE VII (each a “Claim”) by providing a written notice (a “Claim Notice”) to the Indemnifying Party specifying, in reasonable detail, the nature and basis for such Claim. All Claim Notices delivered by the Purchaser Indemnified Parties to Sellers as Indemnifying Party shall be given to the Seller Representative. Notwithstanding the foregoing, an Indemnified Party’s failure to send or delay in sending a Claim Notice within such one-hundred-twenty (120)-day period will not relieve the Indemnifying Party from Liability hereunder with respect to such Claim (i) except to the extent and only to the extent the Indemnifying Party is materially prejudiced by such failure or delay, and (ii) except that a failure to send a Claim Notice in respect of a Loss as to which a Claim may otherwise be made hereunder prior to sixty (60) days after the survival period for such Loss shall unconditionally relieve an Indemnifying Party from her, his, or its indemnification obligations with respect to such Loss.

(b)	If any Proceeding is begun, made, or instituted by a third party, other than a Tax Claim, as a result of which an Indemnifying Party may become obligated to an Indemnified Party hereunder, such Indemnified Party shall promptly give written notice to the Indemnifying Party, or the Seller Representative, as applicable. The Indemnifying Party agrees to defend, contest, or otherwise protect the Indemnified Party against any Proceeding at its sole cost and expense. The Indemnified Party shall have the right, but not the obligation, to participate at its own expense in the defense thereof by counsel of the Indemnified Party’s choice and shall in any event cooperate with and assist the Indemnifying Party to the extent reasonably possible. If the Indemnifying Party fails timely to defend, contest, or otherwise protect against such Proceeding or send a reservation of rights as set forth in clause (A) below, the Indemnified Party shall have the right to do so, including, without limitation, the right to make any compromise or settlement thereof, and the Indemnified Party shall be entitled to recover the entire cost thereof from the Indemnifying Party, including, without limitation, reasonable attorneys’ fees, disbursements, and amounts paid as the result of such Proceeding, and the Indemnifying Party shall be bound by any determination made in such Proceeding or any compromise or settlement effected by the Indemnified Party. If the Indemnifying Party assumes the defense of any Proceeding, (A) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification, unless the Purchaser delivers written notice to the Indemnified Party reserving the right to deny indemnification and/or defense of the Proceeding thereafter (in which case the Indemnified Party may assume the defense of such Proceeding unless such reservation of rights is withdrawn within thirty (30) days), (B) no compromise or settlement of such claims may be effected by the Indemnifying Party without the Indemnified Party’s consent unless (i) there is no finding or admission of any violation of Law and no adverse effect as to any Indemnified Party on any other claims that may be made against the Indemnified Party and (ii) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party, and (C) the Indemnified Party will have no Liability with respect to any compromise or settlement of such claims effected without its consent.

(c)	Tax Claims. Notwithstanding anything herein to the contrary, if any Proceeding for or with respect to Taxes of which indemnity may be sought against the Sellers (a “Tax Claim”) is asserted in writing against the Purchaser, the Purchaser shall notify the Seller Representative of such Tax Claim within fifteen (15) Business Days of receipt thereof, or such earlier time if necessary in order to allow the Seller Representative to timely respond to such Tax Claim and shall give the Seller Representative such information with respect thereto as the Seller Representative may reasonably request; provided, however, that the Purchaser’s failure or delay to give such prompt notice shall not relieve the Sellers of any of their indemnification obligations under this Section 7.5(c) except to the extent and only to the extent a Seller is materially prejudiced by such failure or delay. The Sellers may discharge, at any time, their indemnification obligations under this Section 7.5(c) by paying to the Purchaser the amount payable pursuant to such Tax Claim calculated as of the date of such payment. The Sellers may, at their own expense, participate in such Tax Claim and, upon notice to Purchaser, jointly control (in the case of Tax Claims with respect to Straddle Periods) or assume (in the case of Tax Claims that relates solely to a taxable period ending on or before the Closing Date) the defense of any such Ta x Claim. If the Sellers assume such defense, the Sellers shall have the sole discretion as to the conduct of such defense; provided that, (i) the Purchaser shall have the right (but not the duty) to observe and comment on the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Sellers, (ii) to the extent that the settlement of such Tax Claim could be expected to have an adverse effect on the liability for Taxes of the Company with respect to any taxable period ending after the Closing Date, the Sellers may not settle any such Tax Claim without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld or delayed and (iii) the Sellers shall keep the Purchaser informed of material developments relating to such Tax Claim. Whether or not the Sellers choose to defend or prosecute any claim, all of the Parties hereto shall cooperate in the defense or prosecution thereof. If the Sellers elect not to assume the defense of any Tax Claim under this Section 7.5(c), then the Purchaser shall have the right (but not the obligation) at its election to assume the defense of such Tax Claim, and defend or prosecute such Tax Claim (including any settlement, or compromise thereof) as the Purchaser shall determine in its sole discretion.

Section 7.6. Exclusive Remedy.

From and after the Closing, other than in the case of fraud, willful breach, or intentional misrepresentation, the sole and exclusive remedy for any breach or misrepresentation, or alleged breach or misrepresentation, of any representation or warranty or any covenant or agreement in this Agreement, shall be indemnification in accordance with this ARTICLE VII; provided, that nothing herein shall limit the availability of remedies pursuant to Section 8.10.

ARTICLE VIII.

MISCELLANEOUS

Section 8.1. No Third Party Beneficiaries.

Except as expressly provided herein, this Agreement shall not confer any rights or remedies upon any Person other than the Parties hereto and their respective successors and permitted assigns, personal representatives, heirs and estates, as the case may be.

Section 8.2. Expenses.

Except as otherwise provided herein, each of the Parties hereto shall pay its own expenses in connection with this Agreement and the transactions contemplated hereby, including, without limitation, any legal and accounting fees, whether or not the Transaction is consummated. For the avoidance of doubt, neither the Purchaser nor the Company shall be responsible for any expenses of the Sellers in connection with this Agreement or the transactions contemplated hereby. Notwithstanding the foregoing, solely in the event that the Closing occurs, Purchaser shall upon request reimburse Sellers for professional fees, including, but not limited to, legal and accounting fees, incurred in connection with this Agreement up to a maximum of TEN thousand dollars ($10,000) upon the presentation of reasonable documentation by Sellers.

Section 8.3. Entire Agreement.

This Agreement, the Employment Agreement, and the Lease Agreement and the other agreements and instruments delivered pursuant to the terms of this Agreement (collectively, the “Transaction Documents”) constitute the entire agreement among the Parties hereto and thereto with respect to the respective subject matters of such Transaction Documents, and each supersedes any other prior and contemporaneous understandings, agreements, or representations by or among such Parties, whether written or oral, that may have related in any way to the subject matter hereof or thereof, including, without limitation, any letter of intent, as amended, dated as of or prior to the date hereof, among any of the Company, the Seller, Seller Representative and/or the Purchaser or its Affiliates.

Section 8.4. Successors and Assigns.

This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns. No Party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties hereto; provided, however, that the Purchaser may assign any of its respective rights and/or obligations under this Agreement to (a) any Affiliate of the Purchaser, (b) any Person who shall acquire substantially all of the Assets of the Purchaser or a majority in voting power of the capital shares or equity interests of the Purchaser (whether pursuant to a merger, consolidation, sale of equity interests or otherwise) and (c) any lender of the Purchaser (or any agent therefor) for security purposes and the assignment thereof by any such lender or agent to the Purchaser in connection with the exercise by any such lender or agent of all of its rights and remedies as a secured creditor with respect thereto.

Section 8.5. Counterparts.

This Agreement may be executed in one or more counterparts (including by facsimile or other electronic method), each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

Section 8.6. Notices.

All notices, requests, demands, claims, and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, facsimiled, or emailed (which facsimile or email shall not constitute notice unless the recipient thereof acknowledges receipt in writing or if the recipient acts upon the notice so delivered), sent by nationally recognized overnight courier, postage prepaid, to the Parties hereto at the following respective addresses (or at such other address for any such Party as shall be specified by like notice), with a copy by email (which shall not constitute notice, unless the recipient thereof acknowledges receipt in writing or if the recipient acts upon the notice so delivered):

If to the Purchaser:

True Nature Holdings, Inc.

Stephen Keaveney, CEO

1355 Peachtree Road, Suite 1150

Atlanta GA 30309

Email: skeaveney@gmail.com

If to the Sellers:

Casey Gaetano

1125 Hammond Drive

Unit 570

Atlanta, GA 30328

Email: CaseyG@mixwithintegrity.com

With a copy to:

Nicholas Day, Esq.

Nick Day Law

95 River St., Suite 202

Hoboken, NJ 07086

E-mail: nday@nickdaylaw.com

All such notices and other communications shall be deemed to have been given and received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of delivery by facsimile or electronic mail, on the date of such delivery if (but only if) receipt thereof is acknowledged in writing by the recipient or if the recipient acts upon the notice so delivered, and (c) in the case of delivery by nationally recognized overnight courier, on the date of delivery as confirmed by such courier.

Section 8.7. Incorporation of Annexes, Appendices, Disclosure Schedule and Exhibits.

The annexes and appendices attached hereto and the Disclosure Exhibits, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

Section 8.8. Construction.

Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit, or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any such Party.

Section 8.9. Independence of Representations and Warranties.

All representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of or a breach of a representation and warranty hereunder.

Section 8.10. Specific Performance.

The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement or any agreements contemplated hereby were not performed in accordance with the terms hereof and thereof. Accordingly, the Parties agree that, in addition to all other remedies available to the Parties at Law or in equity, each of them shall be entitled to injunctive relief to prevent breaches of the terms of this Agreement and to specific performance of the terms hereof.

Section 8.11. Further Assurances.

Each Party hereto, from time to time and without further consideration, either before or after the Closing, shall execute such further instruments and take such other actions as any other Party hereto shall reasonably request in order to fulfill its obligations under this Agreement and to effectuate the purposes of this Agreement.

Section 8.12. Severability.

It is the desire and intent of the Parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited, or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or en-forceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited, or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 8.13. Governing Law.

This Agreement will be governed by and construed in accordance with the Laws of the State of Georgia, without giving effect to any choice of law or conflicting provision or rule that would cause the Laws of any jurisdiction other than the State of Georgia to be applied. In furtherance of the foregoing, the Laws of the State of Georgia will control the interpretation and construction of this Agreement, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive Law of some other jurisdiction would ordinarily apply.

Section 8.14. Waiver of Jury Trial.

Each of the Parties hereto hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement or any other document.

Section 8.15. Headings.

The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the purchaser and the company have caused this Agreement to be duly executed by their respective authorized officers and they and the Seller’s shareholders have executed this Agreement as of the day and year first above written.

TRUE NATURE HOLDINGS, INC.

By:
Name:	Stephen Keaveny
Title:	Chief Executive Officer

SELLER ONE

Name:	Casey Gaetano

SELLER TWO

Name:	Susan Gaetano

P3 Compounding of Georgia (D/B/A Integrity Compounding Pharmacy)

By;
Name:	Casey Gaetano
Title:	President

APPENDIX A

DEFINITIONS

In addition to the terms defined elsewhere in this Agreement, as used herein, the following terms shall have the following respective meanings:

“Assets” means, with respect to any Person, all of the assets, rights, interests and other properties, real, personal and mixed, tangible and intangible, owned by such Person.

“Business Day” means any day other than a Saturday, Sunday or any other day on which banking institutions in the State of Georgia, are not open for the transaction of normal banking business.

“Cash” means all cash on hand, or in bank accounts, cash equivalents and short-term investments.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Intellectual Property” means all Intellectual Property owned, purported to be owned, used or held for use by the Company, including, without limitation, the Listed Intellectual Property.

“Contracts” means any and all written and unwritten agreements, contracts, deeds, arrangements, purchase orders and other instruments and interests therein, and all amendments thereof.

“Employees” means employees of the Company.

“Encumbrance” means any claim, Lien (statutory or other), pledge, option, charge, easement, security interest, right-of-way, encroachment, encumbrance, mortgage or other rights of third parties.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fundamental Documents” means the documents by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs, as in effect from time to time including any amendments thereto. For example, the “Fundamental Documents” of a corporation would be its certificate or articles of incorporation and bylaws, each as may be amended from time to time.”GAAP” means United States generally accepted accounting principles.

“Governmental Entity” means any court, administrative agency, tribunal, department, bureau or commission or other governmental authority or instrumentality, domestic or foreign, federal, state or local.

“Health Care Legal Requirement” means, with respect to the Company and the Business, any legal requirement relating to health care regulatory matters, including, (a) 42 U.S.C. 1320a-7, 7a and 7b, which are commonly referred to as the “Federal Fraud Statutes” or “Anti-Kickback Statutes” (b) 42 U.S.C. 1395nn, which is commonly referred to as the “Stark Statute,” (c) 31 U.S.C. 3729-3733, which is commonly referred to as the “Federal False Claims Act,” (d) 42 U.S.C. 1320d through 1320d-8 and 42 C.F.R. 160, 162 and 164, which is commonly referred to as the “Health Insurance Portability and Accountability Act of 1996,” (e) applicable Laws of the U.S. Food and Drug Administration and all regulations promulgated thereunder, (f) applicable Laws of the U.S. Drug Enforcement Administration and all regulations promulgated thereunder, (g) applicable state anti-kickback laws, (h) state information privacy and security laws, and (i) state laws governing the licensure and operation of pharmacies, including, without limitation, California Business and Professions Code Chapter 9. Health Care Legal Requirement does not include any Environmental Laws.

“Indebtedness” means, with respect to the Company, and without duplication: (a) any obligation of such Person for borrowed money, whether or not reflected on the face of the balance sheet contained in the Financial Statements, together with all prepayment premiums or penalties and other amounts with respect to such indebtedness prepaid or becoming due as a result of this transaction; (b) any unpaid interest and bank fees owing on any such indebtedness described in clause (a); (c) all obligations in respect of purchase money liens and capitalized leases (calculated in accordance with GAAP); (d) indebtedness evidenced by any note, bond, debenture, mortgage or other debt instrument or debt security; (e) all obligations of the Company for deferred purchase price earn-out or similar contingent payment obligations (whether or not currently payable and to the fullest extent payable); (f) all obligations of the Company relating to retention payments, change of control/transaction-related or similar bonuses and payments (including severance payments), in each case which become payable in connection with or as a result of the Closing; (g) all obligations of the Company relating to any accrued but unpaid amounts owing to any Employees, including, without limitation, any “back-pay” or equivalent thereof; (h) any other obligation that, in accordance with GAAP, would be required to be reflected as debt on the balance sheet of the Company; and (i) the amount of any guarantees of Indebtedness of the type described in clauses (a) through (i) above of any other Person.

“Intellectual Property” means all of the following, domestic or foreign and whether registered or unregistered: (a) trademarks and service marks, trade dress, product configurations, trade names and other indications of origin, applications or registrations in any jurisdiction pertaining to the foregoing and all goodwill associated therewith; (b) inventions, discoveries, improvements, ideas, know-how, methodology, models, algorithms, systems, processes, technology, whether patentable or not, and all patents, industrial designs and utility models, and all applications pertaining to the foregoing, in any jurisdiction, including re-issues, continuations, divisions, continuations-in-part, re-examinations, renewals and extensions; (c) trade secrets and other rights in confidential and other nonpublic information that derive economic value from not being generally known and not being readily ascertainable by proper means, including the right in any jurisdiction to limit the use or disclosure thereof; (d) software, including interpreted or compiled Source Code, object code, development documentation, programming tools, drawings, specifications and data; (e) copyrights in writings, designs, software, mask works, and any other original works of authorship in any medium, including applications or registrations in any jurisdiction for the foregoing and all moral rights in the forgoing; (f) database rights; (g) Internet web sites and domain names; similar proprietary rights; and (h) applications and registrations pertaining thereto.

“Knowledge” (whether capitalized or not) as to any Person, means all facts of which such Person has actual notice or knowledge or should have notice or knowledge following due inquiry and reasonable diligence; provided, that the phrase “Knowledge of the Sellers” shall include the joint and several Knowledge of the Sellers.

“Law” means any constitution, law, statute, treaty, rule, directive, requirement, regulation or Order of, or promulgated by, any Governmental Entity, and without limiting the foregoing, includes applicable Health Care Legal Requirements.

“Liability” means any liability or obligation, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due, regardless of when asserted.

“Lien” means any security interest, pledge, bailment (in the nature of a pledge or for purposes of security), mortgage, deed of trust, the grant of a power to confess judgment, conditional sale or title retention agreement (including any lease in the nature thereof), charge, encumbrance, easement, reservation, restriction, cloud, right of first refusal or first offer, option or other similar arrangement or interest in real or personal property.

“Loss” means any loss (including, without limitation, incidental and consequential damages and diminutions in value), Liability, demand, claim, action, cause of action, lawsuits, administrative proceedings (including informal proceedings), investigations, audits, demands, assessments, cost, damage (including punitive damages), deficiency, Tax, fine or expense, whether or not arising out of any claims by or on behalf of any third party, including interest, penalties, reasonable attorneys’ fees and expenses and all reasonable amounts paid in investigation, judgment, adjustment, defense or settlement of any of the foregoing.

“Material Adverse Effect” of any Person means any change, development, circumstance, effect, event or fact that (a) has had, or could reasonably be expected to have, a material adverse effect upon the financial condition, business, Assets, Liabilities, prospects or results of operations of such Person, taken as a whole or (b) could reasonably be expected to prevent or materially impede or delay the performance by such Person of their respective obligations under this Agreement or the consummation of the transactions contemplated hereby; provided, however, that any adverse change, event or effect arising from any of the following shall not (other than as expressly excepted by the proviso immediately after the following clause (iii)) be deemed a Material Adverse Effect: (i) changes after the date hereof in general economic conditions in the United States, (ii) the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States, or any of its territories, or (iii) changes after the date hereof in GAAP or Laws applicable to the Company; provided, further, however, that any change, event or effect referred to in clauses (i) through (iii) may be taken into account in determining whether or not there has been a “Material Adverse Effect” to the extent such change, event or effect has a disproportionate adverse effect on the Company, taken as a whole, as compared to other participants in the industry in which the Company operates.

“Order” means any judgment, writ, decree, injunction, order, award, compliance agreement or settlement agreement of or with any Governmental Entity or arbitrator.

“Permit” means any permit, license, authorization, registration, franchise, approval, consent, certificate, variance and similar right obtained, or required to be obtained, from any Governmental Entity.

“Person” shall be construed broadly and shall include an individual, a partnership (general or limited), a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other entity and any Governmental Entity (or any department, agency or political subdivision thereof).

“Proceeding” means any action, suit, proceeding, complaint, claim, charge, hearing, labor dispute, inquiry, audit or investigation before or by a Governmental Entity or an arbitrator.

“Release” means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or property.

“SEC” means the U.S. Securities and Exchange Commission.

“Section 338(h)(10) Amount” shall mean, with respect to a Seller, the excess of (i) the amount of U.S. federal and state income Taxes owed by such Seller as a result of her or his receipt of the Purchase Price, assuming a Section 338(h)(10) Election has been made, over (ii) the amount of U.S. federal and state income Taxes owed by such Seller as a result of her or his receipt of the Purchase Price, assuming a Section 338(h)(10) Election has not been made.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Ta x “ or “Taxes” means (i) any and all federal, state, local, foreign and other taxes, levies, fees, imposts, duties and charges of whatever kind (including any interest, penalties or additions to the tax imposed in connection therewith or with respect thereto), whether or not imposed on the Company, including, without limitation, taxes imposed on, or measured by, income, franchise, profits or gross receipts, and also ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers’ compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes and customs duties, whether disputed or not; (ii) Liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined, unitary or aggregate group; and (iii) Liability for the payment of any amounts as a result of an express or implied obligation to indemnify any other Person with respect to the payment of any amounts described in (i) or (ii).

“Ta x Return” means returns, reports, information statements and other documentation (including any additional or supporting material) filed or maintained, or required to be filed or maintained, in connection with the calculation, determination, assessment, claim for refund or collection of any Tax and shall include any amended returns required as a result of examination adjustments made by the Internal Revenue Service or other Governmental Entity.

Interpretation and Meaning. The definitions in this Appendix A shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The words “herein,” “hereof” and “hereunder” and words of similar import refer to this Agreement (including the Appendices, Exhibits and Exhibits to this Agreement) in its entirety and not to any part hereof unless the context shall otherwise require. All references herein to Appendices, Articles, Sections, Exhibits and Exhibits shall be deemed references to Appendices, Articles and Sections of, and Exhibits and Exhibits to this Agreement unless the context shall otherwise require. Unless the context shall otherwise require, any references to any agreement or other instrument or statute or regulation are to it as amended and supplemented from time to time (and, in the case of a statute or regulation, to any successor provisions). Accounting terms used but not otherwise defined herein shall have the meanings given to them under GAAP, unless the fact that the Company has not maintained its books and records in accordance with GAAP shall render such meaning confusing, inappropriate or inapplicable, or shall have an inequitable result on the Sellers. Any reference to any supranational, national, federal, state, local or foreign statute or Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Any reference in this Agreement to a “day” or a number of “days” (without explicit reference to “Business Days”) shall be interpreted as a reference to a calendar day or number of calendar days. If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day. All references to “$” or “dollars” shall mean United States Dollars.

SCHEDULE OF EXHIBITS FOR TRUE NATURE HOLDING, INC. ACQUISITION AGREEMENTS:

Exhibit A – Form of Employment Agreements

Exhibit B – Form of Lease Agreement

Exhibit C - List of Pharmacy Licenses Held (and any notices, violations or penalties during the last five (5) years)

Exhibit D - List of Assets to be Acquired

Exhibit E - List of Assets not being Acquired

Exhibit F - List of Liabilities being Acquired

Exhibit G - List of Liabilities not being Acquired

Exhibit H - List of Employees being assumed, resumes, qualifications and related Payroll Info

Exhibit I - List of Employees not being assumed

Exhibit J - List of AR as of Closing Date

Exhibit K - List of AP as of Closing Date

Exhibit L - Inventory List as of Closing Date

Exhibit M - List of Financial Accounts as of Closing Date including balances, insurance and bonds

Exhibit N - List of Suppliers as of Closing Date with 2015 dollar and unit volumes

Exhibit O - Discussion of Open Litigation as of Closing Date including representation of counsel with regard to status of the case, potential outcome, potential liabilities and insurance status

Exhibit P - List of All Insurance Policies as of Closing Date

Exhibit Q - Form of Limited Power of Attorney for Use of Pharmacy Licenses, Medicaid Number, DEA Registration Numbers and DEA Order Forms

Exhibits R & S – Intentionally omitted.

Exhibit T - List of Key Clients and Suppliers

Exhibit U - List of all Intellectual Properties being conveyed with proof of ownership and representations as to unique properties

Exhibit V – Form of Business Associate Agreement

EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT, entered into and effective as of April 29, 2016, between True Nature Holding, Inc., a Delaware corporation (“Company” or “Employer, and Casey Gaetano (“Employee”), a resident of the State of Georgia.

1. Employment, Duties and Acceptance

1.1 Company hereby employs Employee for the Term (as defined in Article 2 hereof) to render exclusive and full-time services as Vice President of Corporate Development of the Company and to the subsidiaries of Company engaged in the business of the Company, and in connection therewith to devote his/her best efforts to the affairs of the Company and to perform such duties as Employee shall reasonable be directed to perform by officers of the Company. Employee shall report to the Chief Executive Officer of the Company.

1.2 Employee hereby accepts such employment and agrees to render such services. Employee agrees to render such services where designated by Employer and Employee will travel on temporary trips to such other place or places as may be required from time to time to perform his/her duties hereunder. During the Term hereof, Employee will not render any services for others, or for Employee’s own account, in the business of pharmaceutical compounding and will not render any services to any supplier or significant customer of Company. The Employee will devote substantially all of his/her business hours to, and, during such time, make the best use of his/her energy, knowledge and training in advancing the Employer’s interests. The Employee will diligently and conscientiously perform the duties of the Employee’s position within the general guidelines to be determined by the Employer. While the Employee is employed by the Company, the Employee will keep the Company informed of any other business activities or outside employment, and will promptly stop any activity or employment that might, in Employer’s sole determination, conflict with the Employer’s interests or adversely affect the performance of the Employee’s duties for the Company. Employee shall undertake any and all other actions necessary for the proper operation of the Employer’s business within the guidelines, policies and directives of the Employer. In furtherance of Employee’s obligations hereunder, Employee shall abide by all rules, regulations and policies of Employer. Employee agrees to abide by all supervision, orders, advice and direction of Employer. Employee agrees that he/she will at all times faithfully, industriously and to the best of his/her ability, experience and talents, perform all the duties which may be required of and from him, pursuant to the express and implicit terms hereof, to the satisfaction of Employer.

2. Term of Employment

2.1 This Agreement shall commence upon execution of this Agreement and shall terminate on the third (3rd) year anniversary hereof, subject to the provisions of Article 4 of this Agreement providing for earlier termination of Employee’s employment in certain circumstances.

3. Compensation

3.1 As compensation for all services to be rendered pursuant to this Agreement to or at the request of Company, Company agrees to pay Employee a salary at the rate of $125,000 per annum, payable on the 15th and 30th day of each month during the term of this agreement on a semi-monthly basis. The Board of Directors shall review Employee’s salary each year for potential merit based increases, and consider performance bonuses in accordance in line with other executive level bonus awards, if any, at its sole discretion.

3.2 The Salary set forth hereinabove shall be payable in accordance with the regular payroll practices of the Company for employees. All payments hereunder shall be subject to the provisions of Article 4 hereof.

3.3 Employee shall be eligible to participate in all health, medical, dental, and life insurance employee benefits as are available from time to time to other key executive employees (and their families) of the Company.

3.4 Employee shall be entitled to 3 weeks of paid vacation per year.

3.5 The Company will issue 100,000 shares of common stock at closing.

4. Termination. Unless earlier terminated by Employee, this Agreement may be terminated only upon the grounds set forth in Paragraphs 4.1, 4.2, or 4.3 below.

4.1 Disability. If Employee shall be prevented from performing Employee’s usual duties for a period of ninety consecutive days, or for shorter periods aggregating more than 60 days in any 12 month period by reason of physical or mental disability (herein referred to as “disability”), the Company may, at any time or times on or after the last day of the third consecutive month of disability, or the day on which the shorter periods of disability shall have equaled a total of 600 days, whichever is applicable, elect to terminate this Agreement upon written notice to Employee, effective immediately without further obligation or liability to Employee, except for any compensation accrued hereunder but not yet paid.

4.2 Death. In the event of Employee’s death during the Term, this Agreement shall automatically terminate, except that (a) Employee’s estate shall be entitled to receive the compensation provided for hereunder to the last day of the month in which Employee’s death occurs; and (b) such termination shall not affect any amounts payable as insurance or other death benefits under any plans or arrangements then in force or effect with respect to Employee.

4.3 Specified Cause. Company may at any time during the Term, by notice (subject to any notice and cure provisions specified herein), terminate the employment of Employee for cause, upon written notice of termination from Company to the Employee specifying the nature of the for cause termination. The following acts during the Term shall constitute “for cause” grounds for termination of employment hereunder:

4.3.1 Any willful and intentional act having the effect of injuring in any material way the reputation, business, business relationships of Company or its affiliates;

4.3.2 Material breach of covenants contained in this Agreement, that certain Non-Competition Agreement entered into by the Employee of even date herewith, any breach by employee of that certain Stock Purchase Agreement entered into by Employee and True Nature Holding, Inc. or a material breach by Employee of a fiduciary duty or responsibility to the Company; provided, however, that upon the occurrence of any such material breach, Company shall deliver to Employee written notice specifying the Employee’s material breach and Employee shall have thirty (30) days from the date of such notice to remedy the material breach; provided, however, that if the material breach cannot reasonably cured within said time period, then Employee shall commence to cure the material breach and diligently continue to pursue the cure of the material breach. If Employee fails to cure the material breach within the time period set forth herein, then Company shall be entitled to terminate this Agreement “for cause” upon written notice delivered to Employee;

4.3.4 Repeated or continuous failure, neglect, or refusal to perform Employee’s duties hereunder; provided, however, that upon the occurrence of any such failure, neglect or refusal, Company shall deliver to Employee written notice specifying the Employee’s failure, neglect or refusal and Employee shall have thirty (30) days from the date of such notice to remedy the failure, neglect or refusal; provided, however, that if the failure, neglect or refusal cannot reasonably cured within said time period, then Employee shall commence to cure the failure, neglect or refusal and diligently continue to pursue the cure of the failure, neglect or refusal. If Employee fails to cure the failure, neglect or refusal within the time period set forth herein, then Company shall be entitled to terminate this Agreement “for cause” upon written notice delivered to Employee;

4.3.5 Dishonesty, fraud, material and deliberate injury or attempted injury, in each case related to the Company or its business;

4.3.6 The refusal of Employee to follow the assigned duties or comply with the lawful policies and directives of the Company; provided, however, that upon the occurrence of any such refusal, Company shall deliver to Employee written notice specifying the Employee’s refusal and Employee shall have thirty (30) days from the date of such notice to remedy the refusal; provided, however, that if the refusal cannot reasonably cured within said time period, then Employee shall commence to cure the refusal and diligently continue to pursue the cure of the refusal. If Employee fails to cure the refusal within the time period set forth herein, then Company shall be entitled to terminate this Agreement “for cause” upon written notice delivered to Employee;

4.3.7 Use of alcohol or use of drugs (other than as prescribed by a physician) which interferes with the performance of Employee’s duties to Employer.

4.4 Effect of Termination. Except as otherwise set forth in this Agreement, upon the termination of this Agreement by Employer for any reason stated in this Paragraph 4 or by Employee without cause, then all compensation and bonuses set forth in this Agreement which have not yet been paid as of the date of termination (whether or not same have otherwise been fully or partially earned) shall be forfeited by Employee and Employee shall have no further rights to such compensation or bonuses. Upon a termination without cause, Employee shall continue to receive his salary until the end of the Term as severance pay.

5. Protection of Confidential Information

5.1 Employee acknowledges that during the term of this Agreement he/she will have access to, knowledge of and familiarity with the business of Company, its trade secrets and its other confidential information including, without limitation, client lists, client proposals, designs, scientific and technical information, marketing strategies, research and development data, inventions, discoveries, manufacturing methods, sales procedures, customer lists, future business plans, formulas, pricing, methods of operation and products which are of value to Company and not generally known to the public. In order to induce Company to enter into this Agreement, and to protect the Company’s proprietary interest in its trade secrets and confidential information, Employee agrees that at all times during the term of this Agreement, or any extension, renewal, modification or amendment of the same, and for a period of two years after the termination of this Agreement, Employee shall not directly or indirectly, without the prior written consent of Company, disclose or divulge to any third parties, or otherwise use or suffer to be used, any of the trade secrets and confidential information as described herein of Company.

5.2 All documents, records, tapes, and other media of every kind and description relating to the business, present or otherwise, of the Company and any copies, in whole or in part, thereof (the “Documents”), whether or not prepared by the Employee, shall be the sole and exclusive property of the Company. The Employee shall safeguard all Documents and shall surrender to the Company at the time his/her consultancy terminates, or at such earlier time or times as the Company may specify, all Documents then in the Consultant’s possession or control.

6. Covenant Against Solicitation of Customers. Employee agrees that during the term of this Agreement and for a period of two (2) years immediately following termination of this Agreement Employee shall not, on his/her own behalf or on behalf of any person, firm, partnership, association corporation or business organization, entity or enterprise, solicit, contact, call upon, communicate with or attempt to communicate with any customer or prospect of the Company, or any representative of any customer or prospect of the Company, with a view to sale or providing of any program, product or service competitive or potentially competitive with any program, product, equipment or service sold or provided or under development by the Company during a period of two (2) years immediately preceding termination of this Agreement, provided that the restrictions set forth in this section shall apply only to customers or prospects of the Company, or representatives of customers or prospects of the Company, with which Employee had contact during such two-year period. The actions prohibited by this section shall not be engaged in by Employee, directly or indirectly, whether as manager, owner, sales or service representative, agent, engineer, technician or otherwise. Employee hereby confirms and acknowledges that the covenant set forth in this paragraph is reasonable, appropriate and necessary to protect the interest of the Employer, and will not cause undue hardship on Employee.

7. Covenants against Competition. Employee hereby expressly covenants and agrees that Employee will not during the term of this Agreement engage in any activity in competition with the business activities of Employer. Employee further agrees that for a period of two (2) years immediately following termination of this Agreement, within a fifty (50) mile radius of the address where Employee is working as of the date of the termination of this Agreement, Employee shall not for any reason whatsoever, conduct any activity that is competitive with the activities Employee conducted for Employer within one year prior to the termination of this Agreement.

8. Covenant against hiring employees of Employer. During the term of this Agreement and through the period ending two (2) years after the termination of this Agreement, Employee agrees that he/she will not for any reason whatsoever, recruit, employ or attempt to recruit or employ or assist anyone else in recruiting or employing any employee of the Company.

11 . Notices

11.1 All notices, requests, consents and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by prepaid telegram, or mailed first-class, postage prepaid, as follows:

If to Employee:

Casey Gaetano

1125 Hammond Drive

Unit 570

Atlanta. GA 30328

Email: CaseyG@mixwithintegrity.com

If to Company:

True Nature Holding, Inc.

Steve Keaveney

1355 Peachtree Rd - Suite 1150

Atlanta GA

Skeaveney@gmail.com

678-733-3999

Agreement on Employee’s own behalf.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

“COMPANY” or “EMPLOYER”	“EMPLOYEE”

True Nature Holding, INC.,	Casey Gaetano
A Delaware corporation

By:
Name/Title Stephen Keaveney/CEO	Print Name Casey Gaetano

THIS CONVERTIBLE NOTE HAS NOT BEEN REGISTERED UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED (‘‘THE ACT’’) OR ANY STATE SECURITIES LAW. THE NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND NEITHER SAID NOTE NOR ANY INTEREST THEREIN MAY BE TRANSFERRED, SOLD OR OFFERED FOR SALE UNLESS (1) THERE IS AN EFFECTIVE REGISTRATION STATEMENT FOR THE NOTE AS A SECURITY UNDER THE ACT AND QUALIFICATION UNDER ANY APPLICABLE STATE SECURITIES LAW, (2) SUCH TRANSFER IS MADE IN COMPLIANCE WITH RULE 144 UNDER THE ACT AND PURSUANT TO QUALIFICATION UNDER ANY APPLICABLE STATE SECURITIES LAW OR EXEMPTION THEREFROM, OR (3) THERE IS AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED AS TO SAID TRANSFER, SALE OR OFFER.

CONVERTIBLE PROMISSORY NOTE

$297,500.00	April 29, 2016

FOR VALUE RECEIVED, True Nature Holdings, Inc., a Delaware corporation (the “Company”), with an address of 1355 Peachtree Street, Suite 1150, Atlanta, Georgia 30309 promises to pay to Casey Gaetano, (“Holder”), with an address of 1125 Hammond Drive Unit 570 Atlanta, GA 30328, the principal sum of TWO HUNDRED and NINETY SEVEN THOUSAND FIVE HUNDREED DOLLARS ($297,500.00) plus interest as set forth below.

1)	Maturity Date and Payment.

a)	Maturity Date. Unless this Note is converted pursuant to Section 3 below or the Company prepays the Note, the unpaid principal amount of the Note together with all accrued and unpaid interest shall be due and payable no later than May 1, 2017 (the “Maturity Date”).

b)	Early Extinguishment. The Company shall have the right to prepay the Note at any time, together with all accrued and unpaid interest in cash. The Company shall give the Holder no less than ten (10) business days’ prior written notice of its intent to prepay the Note. At any time after the issuance of this Note through the Maturity Date the Holder shall have the right to convert the balance due under the Note to common shares of Company pursuant to section 3 below.

2)	Rate of Interest.

a)	Commencing on the date hereof and continuing until the outstanding principal is paid in full (whether by conversion or otherwise), the outstanding principal balance of this Note shall bear interest at the rate of 6% per year and such interest shall be added to the principal of the note and be payable to Holder in accordance with Section 1.

3)	Conversion.

a)	Holder will have the right at or any time prior to the Maturity Date, upon written notice to the Company, to convert the Note together with all accrued and unpaid interest into shares of the Company common stock at the Conversion Price.

b)	For the purposes of this Note, the “Conversion Price” means the price per share used to calculate the number of shares Holder will receive for conversion of the principal amount of the Note together with accrued and unpaid interest pursuant to this Section 3. The Conversion Price will be $1.25 per share. The Company shall promptly send the Holder an authorized certificate memorializing the Holder’s ownership of the shares for which this Note was converted into.

c)	Upon conversion of this Note pursuant to this Section, no fractional shares or script representing fractional shares shall be issued. With respect to any fraction of a share called for upon conversion of this Note, a cash amount equal to such fraction shall be paid to Holder.

4)	Mechanics of Conversion.

a)	Upon conversion, this Note shall be automatically cancelled. In the event of any conversion, Holder shall immediately surrender this Note at the offices of the Company.

b)	Upon receipt of the surrendered Note, the Company shall immediately issue and deliver to the Holder at the address specified by Holder, a certificate or certificates for the shares into which this Note was converted, plus payment of any amount payable pursuant to Section 3(c) with respect to fractional shares. Shares issued to the Holder pursuant to this Note shall be issued in the name of Holder, unless otherwise requested by Holder and agreed to by the Company.

c)	Subject to surrender of this Note in accordance with Section 3(a), any conversion of this Note shall be deemed to have been made immediately after the close of business on the date the Note is converted, and the person or persons entitled to receive the shares shall be treated for all purposes as the record holder or holders of such shares as of such date and time.

5)	Payments. All payments hereunder will be made without set-off, counterclaim or other defense.

6)	Default.

a)	The occurrence of any of the following shall constitute a default (“Default”) under this Note:

i)	Failure to pay any principal, interest or other amount due under this Note when due (and no later than the Maturity Date); or
ii)	If the Company shall:

(a)	admit in writing its inability to pay its debts generally as they become due;
(b)	file a petition in bankruptcy or a petition to take advantage of any insolvency act;
(c)	make an assignment for the benefit of creditors;
(d)	consent to the appointment of a receiver of the whole or any substantial part of its property;
(e)	be adjudicated as bankrupt; or
(f)	file a petition or answer seeking reorganization or arrangement under applicable bankruptcy law.

b)	Upon the occurrence of a Default, then the indebtedness evidenced hereby, including both principal and interest, shall be immediately due and payable and may be collected forthwith, whether or not there has been a prior demand for payment and regardless of the stipulated date for maturity Holder shall have all of the rights and remedies provided at law or equity. During the period during which any Default is ongoing, interest on all amounts outstanding shall continue to accrue, but at rate of 1% per month.

7)	Governing Law. The terms of this Note shall be construed in accordance with the laws of the State of Georgia. The Company expressly submits itself to the non-exclusive jurisdiction of any Georgia state court or any United States federal court sitting in Georgia, with respect to any suit, action, or proceeding arising out of or any way relating to this Note.

8)	Amendment. Any term of this Note may be amended or waived only with the written consent of the Company and Holder of the Note. No course of dealing and no delay on the part of the Holder in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such person’s rights, powers or remedies. No right, power or remedy conferred by the Note shall be exclusive of any other right, power or remedy referred to herein or hereafter accessible at law, in equity, by statute or otherwise.

9)	Successors and Assigns. All of the covenants, stipulations, promises, and agreements contained in this Note by or on behalf of the Company shall bind the Company and its successors, representatives and assigns and shall be for the benefit of Holder and its successors, representatives and assigns and any holder hereof.

10)	Attorney’s Fees. The Company shall pay all costs, including reasonable attorneys’ fees incurred by the Holder relating to the enforcement of the terms of the Note or any Default hereunder

IN WITNESS WHEREOF, and intending to be legally bound hereby, the undersigned has caused this Note to be executed as of the date written above.

True Nature Holdings, Inc.

By:
Name:	Stephen Keaveney
Title:	CEO

THIS CONVERTIBLE NOTE HAS NOT BEEN REGISTERED UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED (‘‘THE ACT’’) OR ANY STATE SECURITIES LAW. THE NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND NEITHER SAID NOTE NOR ANY INTEREST THEREIN MAY BE TRANSFERRED, SOLD OR OFFERED FOR SALE UNLESS (1) THERE IS AN EFFECTIVE REGISTRATION STATEMENT FOR THE NOTE AS A SECURITY UNDER THE ACT AND QUALIFICATION UNDER ANY APPLICABLE STATE SECURITIES LAW, (2) SUCH TRANSFER IS MADE IN COMPLIANCE WITH RULE 144 UNDER THE ACT AND PURSUANT TO QUALIFICATION UNDER ANY APPLICABLE STATE SECURITIES LAW OR EXEMPTION THEREFROM, OR (3) THERE IS AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED AS TO SAID TRANSFER, SALE OR OFFER.

CONVERTIBLE PROMISSORY NOTE

$127,500.00	April 29, 2016

FOR VALUE RECEIVED, True Nature Holdings, Inc., a Delaware corporation (the “Company”), with an address of 1355 Peachtree Street, Suite 1150, Atlanta, Georgia 30309 promises to pay to Susan Gaetano, (“Holder”), with an address of 12845 Bucksport Drive Roswell, GA 30075, the principal sum of ONE HUNDRED and TWENTY SEVEN THOUSAND FIVE HUNDREED DOLLARS ($127,500.00) plus interest as set forth below.

1)	Maturity Date and Payment.

a)	Maturity Date. Unless this Note is converted pursuant to Section 3 below or the Company prepays the Note, the unpaid principal amount of the Note together with all accrued and unpaid interest shall be due and payable no later than May 1, 2017 (the “Maturity Date”).

b)	Early Extinguishment. The Company shall have the right to prepay the Note at any time, together with all accrued and unpaid interest in cash. The Company shall give the Holder no less than ten (10) business days’ prior written notice of its intent to prepay the Note. At any time after the issuance of this Note through the Maturity Date the Holder shall have the right to convert the balance due under the Note to common shares of Company pursuant to section 3 below.

2)	Rate of Interest.

a)	Commencing on the date hereof and continuing until the outstanding principal is paid in full (whether by conversion or otherwise), the outstanding principal balance of this Note shall bear interest at the rate of 6% per year and such interest shall be added to the principal of the note and be payable to Holder in accordance with Section 1.

3)	Conversion.

a)	Holder will have the right at or any time prior to the Maturity Date, upon written notice to the Company, to convert the Note together with all accrued and unpaid interest into shares of the Company common stock at the Conversion Price.

b)	For the purposes of this Note, the “Conversion Price” means the price per share used to calculate the number of shares Holder will receive for conversion of the principal amount of the Note together with accrued and unpaid interest pursuant to this Section 3. The Conversion Price will be $1.25 per share. The Company shall promptly send the Holder an authorized certificate memorializing the Holder’s ownership of the shares for which this Note was converted into.

c)	Upon conversion of this Note pursuant to this Section, no fractional shares or script representing fractional shares shall be issued. With respect to any fraction of a share called for upon conversion of this Note, a cash amount equal to such fraction shall be paid to Holder.

4)	Mechanics of Conversion.

a)	Upon conversion, this Note shall be automatically cancelled. In the event of any conversion, Holder shall immediately surrender this Note at the offices of the Company.

b)	Upon receipt of the surrendered Note, the Company shall immediately issue and deliver to the Holder at the address specified by Holder, a certificate or certificates for the shares into which this Note was converted, plus payment of any amount payable pursuant to Section 3(c) with respect to fractional shares. Shares issued to the Holder pursuant to this Note shall be issued in the name of Holder, unless otherwise requested by Holder and agreed to by the Company.

c)	Subject to surrender of this Note in accordance with Section 3(a), any conversion of this Note shall be deemed to have been made immediately after the close of business on the date the Note is converted, and the person or persons entitled to receive the shares shall be treated for all purposes as the record holder or holders of such shares as of such date and time.

5)	Payments. All payments hereunder will be made without set-off, counterclaim or other defense.

6)	Default.

a)	The occurrence of any of the following shall constitute a default (“Default”) under this Note:

i)	Failure to pay any principal, interest or other amount due under this Note when due (and no later than the Maturity Date); or
ii)	If the Company shall:

(a)	admit in writing its inability to pay its debts generally as they become due;
(b)	file a petition in bankruptcy or a petition to take advantage of any insolvency act;
(c)	make an assignment for the benefit of creditors;
(d)	consent to the appointment of a receiver of the whole or any substantial part of its property;
(e)	be adjudicated as bankrupt; or
(f)	file a petition or answer seeking reorganization or arrangement under applicable bankruptcy law.

b)	Upon the occurrence of a Default, then the indebtedness evidenced hereby, including both principal and interest, shall be immediately due and payable and may be collected forthwith, whether or not there has been a prior demand for payment and regardless of the stipulated date for maturity Holder shall have all of the rights and remedies provided at law or equity. During the period during which any Default is ongoing, interest on all amounts outstanding shall continue to accrue, but at rate of 1% per month.

7)	Governing Law. The terms of this Note shall be construed in accordance with the laws of the State of Georgia. The Company expressly submits itself to the non-exclusive jurisdiction of any Georgia state court or any United States federal court sitting in Georgia, with respect to any suit, action, or proceeding arising out of or any way relating to this Note.

8)	Amendment. Any term of this Note may be amended or waived only with the written consent of the Company and Holder of the Note. No course of dealing and no delay on the part of the Holder in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such person’s rights, powers or remedies. No right, power or remedy conferred by the Note shall be exclusive of any other right, power or remedy referred to herein or hereafter accessible at law, in equity, by statute or otherwise.

9)	Successors and Assigns. All of the covenants, stipulations, promises, and agreements contained in this Note by or on behalf of the Company shall bind the Company and its successors, representatives and assigns and shall be for the benefit of Holder and its successors, representatives and assigns and any holder hereof.

10)	Attorney’s Fees. The Company shall pay all costs, including reasonable attorneys’ fees incurred by the Holder relating to the enforcement of the terms of the Note or any Default hereunder

IN WITNESS WHEREOF, and intending to be legally bound hereby, the undersigned has caused this Note to be executed as of the date written above.

True Nature Holdings, Inc.

By:
Name:	Stephen Keaveney
Title:	CEO

THIS CONVERTIBLE NOTE HAS NOT BEEN REGISTERED UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED (‘‘THE ACT’’) OR ANY STATE SECURITIES LAW. THE NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND NEITHER SAID NOTE NOR ANY INTEREST THEREIN MAY BE TRANSFERRED, SOLD OR OFFERED FOR SALE UNLESS (1) THERE IS AN EFFECTIVE REGISTRATION STATEMENT FOR THE NOTE AS A SECURITY UNDER THE ACT AND QUALIFICATION UNDER ANY APPLICABLE STATE SECURITIES LAW, (2) SUCH TRANSFER IS MADE IN COMPLIANCE WITH RULE 144 UNDER THE ACT AND PURSUANT TO QUALIFICATION UNDER ANY APPLICABLE STATE SECURITIES LAW OR EXEMPTION THEREFROM, OR (3) THERE IS AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED AS TO SAID TRANSFER, SALE OR OFFER.

CONVERTIBLE PROMISSORY NOTE

$297,500.00	April 29, 2016

FOR VALUE RECEIVED, True Nature Holdings, Inc., a Delaware corporation (the “Company”), with an address of 1355 Peachtree Street, Suite 1150, Atlanta, Georgia 30309 promises to pay to Casey Gaetano, (“Holder”), with an address of 1125 Hammond Drive Unit 570 Atlanta, GA 30328, the principal sum of TWO HUNDRED and NINETY SEVEN THOUSAND FIVE HUNDREED DOLLARS ($297,500.00) as set forth below.

1)	Maturity Date and Payment.

a)	Maturity Date. This Note shall be converted pursuant to Section 3 below, no later than June 16, 2016 (the “Maturity Date”).

2)	Conversion.

a)	For the purposes of this Note, the “Conversion Price” means the price per share used to calculate the number of shares of the Company’s common stock Holder will receive for conversion of the principal amount of this Note pursuant to this Section 3. The Conversion Price will be $1.25 per share. The Company shall promptly send the Holder an authorized certificate memorializing the Holder’s ownership of the shares for which this Note was converted into, which shall equal 238,000 shares.

b)	Upon conversion of this Note pursuant to this Section, no fractional shares or script representing fractional shares shall be issued. With respect to any fraction of a share called for upon conversion of this Note, a cash amount equal to such fraction shall be paid to Holder.

3)	Mechanics of Conversion.

a)	Upon conversion, this Note shall be automatically cancelled. In the event of any conversion, Holder shall immediately surrender this Note at the offices of the Company.

b)	Upon receipt of the surrendered Note, the Company shall immediately issue and deliver to the Holder at the address specified by Holder, a certificate or certificates for the shares into which this Note was converted, plus payment of any amount payable pursuant to Section 2(b) with respect to fractional shares. Shares issued to the Holder pursuant to this Note shall be issued in the name of Holder, unless otherwise requested by Holder and agreed to by the Company.

c)	Subject to surrender of this Note in accordance with Section 3, any conversion of this Note shall be deemed to have been made immediately after the close of business on the date the Note is converted, and the person or persons entitled to receive the shares shall be treated for all purposes as the record holder or holders of such shares as of such date and time.

4)	Payments. All payments hereunder will be made without set-off, counterclaim or other defense.

5)	Default.

a)	The occurrence of any of the following shall constitute a default (“Default”) under this Note:

i)	Failure to pay any principal or other amount due under this Note on the Maturity Date or
ii)	If the Company shall:

(a)	admit in writing its inability to pay its debts generally as they become due;
(b)	file a petition in bankruptcy or a petition to take advantage of any insolvency act;
(c)	make an assignment for the benefit of creditors;
(d)	consent to the appointment of a receiver of the whole or any substantial part of its property;
(e)	be adjudicated as bankrupt; or
(f)	file a petition or answer seeking reorganization or arrangement under applicable bankruptcy law.

b)	Upon the occurrence of a Default, then the indebtedness evidenced hereby, including principal, shall be immediately due and payable and may be collected forthwith, whether or not there has been a prior demand for payment and regardless of the stipulated date for maturity. Holder shall have all of the rights and remedies provided at law or equity. During the period during which any Default isongoing, interest on all amounts outstanding shall accrue at rate of 1% per month.

6)	Governing Law. The terms of this Note shall be construed in accordance with the laws of the State of Georgia. The Company expressly submits itself to the non-exclusive jurisdiction of any Georgia state court or any United States federal court sitting in Georgia, with respect to any suit, action, or proceeding arising out of or any way relating to this Note.

7)	Amendment. Any term of this Note may be amended or waived only with the written consent of the Company and Holder of the Note. No course of dealing and no delay on the part of the Holder in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such person’s rights, powers or remedies. No right, power or remedy conferred by the Note shall be exclusive of any other right, power or remedy referred to herein or hereafter accessible at law, in equity, by statute or otherwise.

8)	Successors and Assigns. All of the covenants, stipulations, promises, and agreements contained in this Note by or on behalf of the Company shall bind the Company and its successors, representatives and assigns and shall be for the benefit of Holder and its successors, representatives and assigns and any holder hereof.

9)	Attorney’s Fees. The Company shall pay all costs, including reasonable attorneys’ fees incurred by the Holder relating to the enforcement of the terms of the Note or any Default hereunder

IN WITNESS WHEREOF, and intending to be legally bound hereby, the undersigned has caused this Note to be executed as of the date written above.

True Nature Holdings, Inc.

By:
Name:	Stephen Keaveney
Title:	CEO

THIS CONVERTIBLE NOTE HAS NOT BEEN REGISTERED UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED (‘‘THE ACT’’) OR ANY STATE SECURITIES LAW. THE NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND NEITHER SAID NOTE NOR ANY INTEREST THEREIN MAY BE TRANSFERRED, SOLD OR OFFERED FOR SALE UNLESS (1) THERE IS AN EFFECTIVE REGISTRATION STATEMENT FOR THE NOTE AS A SECURITY UNDER THE ACT AND QUALIFICATION UNDER ANY APPLICABLE STATE SECURITIES LAW, (2) SUCH TRANSFER IS MADE IN COMPLIANCE WITH RULE 144 UNDER THE ACT AND PURSUANT TO QUALIFICATION UNDER ANY APPLICABLE STATE SECURITIES LAW OR EXEMPTION THEREFROM, OR (3) THERE IS AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED AS TO SAID TRANSFER, SALE OR OFFER.

CONVERTIBLE PROMISSORY NOTE

$127,500.00	April 29, 2016

FOR VALUE RECEIVED, True Nature Holdings, Inc., a Delaware corporation (the “Company”), with an address of 1355 Peachtree Street, Suite 1150, Atlanta, Georgia 30309 promises to pay to Susan Gaetano, (“Holder”), with an address of 12845 Bucksport Drive Roswell, GA 30075, the principal sum of ONE HUNDRED and TWENTY SEVEN THOUSAND FIVE HUNDREED DOLLARS ($127,500.00) as set forth below.

1)	Maturity Date and Payment.

a)	Maturity Date. This Note shall be converted pursuant to Section 3 below, no later than June 16, 2016 (the “Maturity Date”).

2)	Conversion.

a)	For the purposes of this Note, the “Conversion Price” means the price per share used to calculate the number of shares of the Company’s common stock Holder will receive for conversion of the principal amount of this Note pursuant to this Section 3. The Conversion Price will be $1.25 per share. The Company shall promptly send the Holder an authorized certificate memorializing the Holder’s ownership of the shares for which this Note was converted into, which shall equal 102,000 shares.

b)	Upon conversion of this Note pursuant to this Section, no fractional shares or script representing fractional shares shall be issued. With respect to any fraction of a share called for upon conversion of this Note, a cash amount equal to such fraction shall be paid to Holder.

3)	Mechanics of Conversion.

a)	Upon conversion, this Note shall be automatically cancelled. In the event of any conversion, Holder shall immediately surrender this Note at the offices of the Company.

b)	Upon receipt of the surrendered Note, the Company shall immediately issue and deliver to the Holder at the address specified by Holder, a certificate or certificates for the shares into which this Note was converted, plus payment of any amount payable pursuant to Section 2(b) with respect to fractional shares. Shares issued to the Holder pursuant to this Note shall be issued in the name of Holder, unless otherwise requested by Holder and agreed to by the Company.

c)	Subject to surrender of this Note in accordance with Section 3, any conversion of this Note shall be deemed to have been made immediately after the close of business on the date the Note is converted, and the person or persons entitled to receive the shares shall be treated for all purposes as the record holder or holders of such shares as of such date and time.

4)	Payments. All payments hereunder will be made without set-off, counterclaim or other defense.

5)	Default.

a)	The occurrence of any of the following shall constitute a default (“Default”) under this Note:

i)	Failure to pay any principal or other amount due under this Note on the Maturity Date or
ii)	If the Company shall:

(a)	admit in writing its inability to pay its debts generally as they become due;
(b)	file a petition in bankruptcy or a petition to take advantage of any insolvency act;
(c)	make an assignment for the benefit of creditors;
(d)	consent to the appointment of a receiver of the whole or any substantial part of its property;
(e)	be adjudicated as bankrupt; or
(f)	file a petition or answer seeking reorganization or arrangement under applicable bankruptcy law.

b)	Upon the occurrence of a Default, then the indebtedness evidenced hereby, including principal shall be immediately due and payable and may be collected forthwith, whether or not there has been a prior demand for payment and regardless of the stipulated date for maturity. Holder shall have all of the rights and remedies provided at law or equity. During the period during which any Default is ongoing, interest on all amounts outstanding shall accrue at rate of 1% per month.

6)	Governing Law. The terms of this Note shall be construed in accordance with the laws of the State of Georgia. The Company expressly submits itself to the non-exclusive jurisdiction of any Georgia state court or any United States federal court sitting in Georgia, with respect to any suit, action, or proceeding arising out of or any way relating to this Note.

7)	Amendment. Any term of this Note may be amended or waived only with the written consent of the Company and Holder of the Note. No course of dealing and no delay on the part of the Holder in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such person’s rights, powers or remedies. No right, power or remedy conferred by the Note shall be exclusive of any other right, power or remedy referred to herein or hereafter accessible at law, in equity, by statute or otherwise.

8)	Successors and Assigns. All of the covenants, stipulations, promises, and agreements contained in this Note by or on behalf of the Company shall bind the Company and its successors, representatives and assigns and shall be for the benefit of Holder and its successors, representatives and assigns and any holder hereof.

9)	Attorney’s Fees. The Company shall pay all costs, including reasonable attorneys’ fees incurred by the Holder relating to the enforcement of the terms of the Note or any Default hereunder

IN WITNESS WHEREOF, and intending to be legally bound hereby, the undersigned has caused this Note to be executed as of the date written above.

True Nature Holdings, Inc.

By:
Name:	Stephen Keaveney
Title:	CEO

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED (‘‘THE ACT’’) OR ANY STATE SECURITIES LAW. THE NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND NEITHER SAID NOTE NOR ANY INTEREST THEREIN MAY BE TRANSFERRED, SOLD OR OFFERED FOR SALE UNLESS (1) THERE IS AN EFFECTIVE REGISTRATION STATEMENT FOR THE NOTE AS A SECURITY UNDER THE ACT AND QUALIFICATION UNDER ANY APPLICABLE STATE SECURITIES LAW, (2) SUCH TRANSFER IS MADE IN COMPLIANCE WITH RULE 144 UNDER THE ACT AND PURSUANT TO QUALIFICATION UNDER ANY APPLICABLE STATE SECURITIES LAW OR EXEMPTION THEREFROM, OR (3) THERE IS AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED AS TO SAID TRANSFER, SALE OR OFFER.

PROMISSORY NOTE

$105,000	April 29, 2016

FOR VALUE RECEIVED, True Nature Holdings, Inc., a Delaware corporation (the “Company”), with an address of 1355 Peachtree Street, Suite 1150, Atlanta, Georgia 30309 promises to pay to Casey Gaetano, (“Holder”), with an address of 1125 Hammond Drive Unit 570 Atlanta, GA 30328, the principal sum of ONE HUNDRED and FIVE THOUSAND DOLLARS ($105,000.00) as set forth below.

1)	Maturity Date and Payment.

a)	Maturity Date. This Note shall be due and payable no later than June 16, 2016 (the “Maturity Date”).

2)	Mechanics of Payment.

a)	Upon payment of its full value this Note shall be automatically cancelled. In the event of payment, Holder shall immediately surrender this Note at the offices of the Company.

3)	Payments. All payments hereunder will be made without set-off, counterclaim or other defense.

4)	Default.

a)	The occurrence of any of the following shall constitute a default (“Default”) under this Note:

i)	Failure to pay any principal or other amount due under this Note when due (and no later than the Maturity Date); or
ii)	If the Company shall:

(a)	admit in writing its inability to pay its debts generally as they become due;
(b)	file a petition in bankruptcy or a petition to take advantage of any insolvency act;
(c)	make an assignment for the benefit of creditors;
(d)	consent to the appointment of a receiver of the whole or any substantial part of its property;
(e)	be adjudicated as bankrupt; or
(f)	file a petition or answer seeking reorganization or arrangement under applicable bankruptcy law.

b)	Upon the occurrence of a Default, then the indebtedness evidenced hereby, including both principal and interest, shall be immediately due and payable and may be collected forthwith, whether or not there has been a prior demand for payment and regardless of the stipulated date for maturity. Holder shall have all of the rights and remedies provided at law or equity. During the period during which any Default is ongoing, interest on all amounts outstanding shall continue to accrue, but at rate of 1% per month.

5)	Governing Law. The terms of this Note shall be construed in accordance with the laws of the State of Georgia. The Company expressly submits itself to the non-exclusive jurisdiction of any Georgia state court or any United States federal court sitting in Georgia, with respect to any suit, action, or proceeding arising out of or any way relating to this Note.

6)	Amendment. Any term of this Note may be amended or waived only with the written consent of the Company and Holder of the Note. No course of dealing and no delay on the part of the Holder in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such person’s rights, powers or remedies. No right, power or remedy conferred by the Note shall be exclusive of any other right, power or remedy referred to herein or hereafter accessible at law, in equity, by statute or otherwise.

7)	Successors and Assigns. All of the covenants, stipulations, promises, and agreements contained in this Note by or on behalf of the Company shall bind the Company and its successors, representatives and assigns and shall be for the benefit of Holder and its successors, representatives and assigns and any holder hereof.

8)	Attorney’s Fees. The Company shall pay all costs, including reasonable attorneys’ fees incurred by the Holder relating to the enforcement of the terms of the Note or any Default hereunder.

IN WITNESS WHEREOF, and intending to be legally bound hereby, the undersigned has caused this Note to be executed as of the date written above.

True Nature Holdings, Inc.

By:
Name:	Stephen Keaveney
Title:	CEO

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED (‘‘THE ACT’’) OR ANY STATE SECURITIES LAW. THE NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND NEITHER SAID NOTE NOR ANY INTEREST THEREIN MAY BE TRANSFERRED, SOLD OR OFFERED FOR SALE UNLESS (1) THERE IS AN EFFECTIVE REGISTRATION STATEMENT FOR THE NOTE AS A SECURITY UNDER THE ACT AND QUALIFICATION UNDER ANY APPLICABLE STATE SECURITIES LAW, (2) SUCH TRANSFER IS MADE IN COMPLIANCE WITH RULE 144 UNDER THE ACT AND PURSUANT TO QUALIFICATION UNDER ANY APPLICABLE STATE SECURITIES LAW OR EXEMPTION THEREFROM, OR (3) THERE IS AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED AS TO SAID TRANSFER, SALE OR OFFER.

PROMISSORY NOTE

$45,000	April 29, 2016

FOR VALUE RECEIVED, True Nature Holdings, Inc., a Delaware corporation (the “Company”), with an address of 1355 Peachtree Street, Suite 1150, Atlanta, Georgia 30309 promises to pay to Susan Gaetano, (“Holder”), with an address of 12845 Bucksport Drive Roswell, GA 30075, the principal sum of FOURTY FIVE THOUSAND DOLLARS ($45,000.00) as set forth below.

1)	Maturity Date and Payment.

a)	Maturity Date. This Note shall be due and payable no later than June 16, 2016 (the “Maturity Date”).

2)	Mechanics of Payment.

a)	Upon payment of its full value this Note shall be automatically cancelled. In the event of payment, Holder shall immediately surrender this Note at the offices of the Company.

3)	Payments. All payments hereunder will be made without set-off, counterclaim or other defense.

4)	Default.

a)	The occurrence of any of the following shall constitute a default (“Default”) under this Note:

i)	Failure to pay any principal or other amount due under this Note when due (and no later than the Maturity Date); or
ii)	If the Company shall:

(a)	admit in writing its inability to pay its debts generally as they become due;
(b)	file a petition in bankruptcy or a petition to take advantage of any insolvency act;
(c)	make an assignment for the benefit of creditors;
(d)	consent to the appointment of a receiver of the whole or any substantial part of its property;
(e)	be adjudicated as bankrupt; or
(f)	file a petition or answer seeking reorganization or arrangement under applicable bankruptcy law.

b)	Upon the occurrence of a Default, then the indebtedness evidenced hereby, including both principal and interest, shall be immediately due and payable and may be collected forthwith, whether or not there has been a prior demand for payment and regardless of the stipulated date for maturity. Holder shall have all of the rights and remedies provided at law or equity. During the period during which any Default is ongoing, interest on all amounts outstanding shall continue to accrue, but at rate of 1% per month.

5)	Governing Law. The terms of this Note shall be construed in accordance with the laws of the State of Georgia. The Company expressly submits itself to the non-exclusive jurisdiction of any Georgia state court or any United States federal court sitting in Georgia, with respect to any suit, action, or proceeding arising out of or any way relating to this Note.

6)	Amendment. Any term of this Note may be amended or waived only with the written consent of the Company and Holder of the Note. No course of dealing and no delay on the part of the Holder in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such person’s rights, powers or remedies. No right, power or remedy conferred by the Note shall be exclusive of any other right, power or remedy referred to herein or hereafter accessible at law, in equity, by statute or otherwise.

7)	Successors and Assigns. All of the covenants, stipulations, promises, and agreements contained in this Note by or on behalf of the Company shall bind the Company and its successors, representatives and assigns and shall be for the benefit of Holder and its successors, representatives and assigns and any holder hereof.

8)	Attorney’s Fees. The Company shall pay all costs, including reasonable attorneys’ fees incurred by the Holder relating to the enforcement of the terms of the Note or any Default hereunder.

IN WITNESS WHEREOF, and intending to be legally bound hereby, the undersigned has caused this Note to be executed as of the date written above.

True Nature Holdings, Inc.

By:
Name:	Stephen Keaveney
Title:	CEO

Control Number : 13476610

STATE OF GEORGIA

Secretary of State

CERTIFICATE OF EXISTENCE

I, Brian P. Kemp, the Secretary of State of the State of Georgia, do hereby certify under the seal of my office that

P3 COMPOUNDING OF GEORGIA, LLC

a **Domestic Limited Liability Company**

was formed in the jurisdiction stated below or was authorized to transact business in Georgia on the below date. Said entity is in compliance with the applicable filing and annual registration provisions of Title 14 of the Official Code of Georgia Annotated and has not filed articles of dissolution, certificate of cancellation or any other similar document with the office of the Secretary of State.

This certificate relates only to the legal existence of the above-named entity as of the date issued. It does not certify whether or not a notice of intent to dissolve, an application for withdrawal, a statement of commencement of winding up or any other similar document has been filed or is pending with the Secretary of State.

This certificate is issued pursuant to Title 14 of the Official Code of Georgia Annotated and is prima-facie evidence that said entity is in existence or is authorized to transact business in this state.

Docket Number	: 13147989
Date Inc/Auth/Filed	: 12/18/2013
Jurisdiction	: Georgia
Print Date	: 04/26/2016
Form Number	: 211

Brian P. Kemp
Secretary of State

10 Glenlake Parkway - South Tower

Suite 1000

Atlanta, GA 30328

Main 770.913.3900

Fax 770.913.3965

October 2. 2012

Casey Gaetano

P3 Compounding of Dunwoody

8848 Cedar Springs Lane. Suite 100

Knoxville. TN 37923

Re:    Lease Agreement

         Perimeter Town Center

Dear Casey:

Enclosed for your records is the fully executed Lease Agreement between Corporate Campus, LLC (“Landlord”) and P3 Compounding of Dunwoody. LLC (“Tenant”).

If you have any questions, please do not hesitate to contact Gwen Wegman or me at 770-913-3900.

Sincerely,

Kay Cottone

Administrative Assistant

Enclosure

Corporate Campus, LLC

c/o Ackerman & Co.

Management and Leasing Division

10 Glenlake Parkway

South Tower, Suite 1000

Atlanta, GA 30328

(770)913-3900

PERIMETER TOWN CENTER

OFFICE LEASE

Dated

October 1, 2012

Between:

Landlord:

CORPORATE CAMPUS, LLC,

a Delaware limited liability company

and

Tenant:

P3 COMPOUNDING OF DUNWOODY, LLC,

a Georgia limited liability company

 i

	INDEX
1.	DEFINITIONS	1
2.	TERM	3
3.	BASE RENT AND DEPOSIT	4
4.	REIMBURSEMENT FOR OPERATING EXPENSES OF LANDLORD	5
5.	ADDITIONAL TAXES PAYABLE BY TENANT	6
6.	USE OF PREMISES	6
7.	PREPARATION OF THE PREMISES	7
8.	SERVICES	7
9.	NON-LIABILITY AND INDEMNIFICATION	7
10.	REPAIRS	8
11.	RIGHTS RESERVED TO LANDLORD	8
12.	TRANSFER OF TENANT	9
13.	ADDITIONAL AGREEMENTS OF TENANT	9
14.	INSURANCE	12
15.	ALTERATIONS	13
16.	ASSIGNMENT AND SUBLETTING	14
17.	SIGNS	15
18.	DEFAULT	15
19.	HOLDING OVER	19
20.	DESTRUCTION OF OR DAMAGE TO PREMISES	19
2.1.	EMINENT DOMAIN	21
22.	NOTICES	21
23.	NO WAIVER OF RIGHTS	21
24.	SPECIAL STIPULATIONS	21
25.	NO ESTATE IN LAND	21
26.	SUBORDINATION AND ATTORNMENT	22
27.	ESTOPPEL	22
28.	SEVERABILITY AND INTERPRETATION	22
29.	SUCCESSORS AND ASSIGNS	22
30.	GEORGIA LAW	22
31.	TIME IS OF THE ESSENCE	22
32.	EXCULPATION OF LANDLORD	22
33.	PARKING AND COMMON AREAS	23
34.	PUBLIC RECORDS	24
35.	MULTIPLE TENANTS	24
36.	FORCE MAJEURE	24
37.	REAL ESTATE BROKERS	24
38.	ENTIRE AGREEMENT; MODIFICATION	24
39.	AUTHORITY OF TENANT	24
40.	CONFIDENTIALITY	25
41.	INTENTIONALLY OMITTED	25
42.	LANDLORD'S ACCEPTANCE OF LEASE	25
43.	NO EASEMENT FOR LIGHT. AIR OR VIEW	25
44.	TENANT DAMAGES	25
45.	QUIET ENJOYMENT	25
46.	MERGER	25
47.	FINANCIAL STATEMENTS	26

 ii

48.	LANDLORD LIEN	26
49.	WAIVER OF JURY TRIAL	26
50	USE OF PRONOUN, RELATIONSHIP	26
51	MORTGAGEE PROTECTION	26
52.	NO SMOKING	27
53.	CERTIFICATION	27
54.	COUNTERPARTS	28

	SPECIAL STIPULATIONS
	EXHIBIT "A": Floor Plan of the Premises
	EXHIBIT "B": Legal Description
	EXHIBIT "C": Work Agreement
	EXHIBIT "D-l": Commencement Date Agreement
	EXHIBIT "D-2": Acceptance of Premises
	EXHIBIT "E": Services Provided by Landlord
	EXHIBIT "F": Rules and Regulations
	EXHIBIT "G": Operating Expenses

 iii

LEASE

THIS LEASE (this “Lease”) is made and entered into as of this 1st day of October 2012 (the “Effective Date”), by and between CORPORATE CAMPUS, LLC, a Delaware limited liability company (“Landlord”), and P3 COMPOUNDING OF DUNWOODY, LLC, a Georgia limited liability company (“Tenant”).

WITNESSETH:

FOR AND IN CONSIDERATION of the mutual covenants and conditions contained herein, the parties hereto do hereby agree as follows:

1.	DEFINITIONS. The terms defined herein are an integral part of this Lease:

A.	“Premises”: Suite 220, situated in the building known as “Building K” located at 1140 Hammond Drive, Atlanta, Georgia 30328 (the “Building”), and located within the project commonly known as Perimeter Town Center. The Project includes, without limitation, office buildings (collectively, the “Office Buildings”) and two mixed-use buildings, including the Building (collectively, the “Mixed Use Buildings”). The Premises shall include the appurtenant right to the use, in common with others, the lobbies, entrances, stairs, corridors, elevators and other public portions of (i) the Building, and (ii) any other buildings located within the Project (the “Common Areas”).

B.	“Base Rent”: Throughout the Term of this Lease, Tenant shall pay base rent to Landlord calculated as follows:

Rental Period	Rate per Square Foot	Monthly Base Rent	Annual Base Rent
Months 1-12	$25.50	$4,143.75	$49,725.00
Months 13-24	$26.01	$4,226.63	$50,719.50
Months 25 - 36	$26.53	$4,311.13	$51,733.50
Months 37 - 48	$27.06	$4,397.25	$52,767.00
Months 49 - 60	$27.60	$4,485.00	$53,820.00
Months 61 - 67	$28.15	$4,574.38	$54,892.50	*

*annualized

C.	“Lease Year”: Each successive twelve (12) month period throughout the Term; provided that the first Lease Year shall commence on the Commencement Date and expire on the last day of the month in which the anniversary of the Commencement Date occurs, and each subsequent Lease Year shall commence on the day following the expiration of the previous Lease Year.

D.	“Base Year”: 2012.

E.	“Square Feet in the Premises”: Approximately 1,950 rentable square feet.

F.	“Square Feet in the Project”: The total amount of Square Feet in the Office Buildings plus the total amount of Square Feet in the Mixed Use Buildings. The parties acknowledge and agree the total amount of rentable square feet may change from time to time as more particularly set forth in Section 33.B. below.

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G.	“Square Feet in the Office Buildings”: The total amount of rentable square feet of space in the Office Buildings within the Project. The parties acknowledge and agree the total amount of rentable square feet may change from time to time as more particularly set forth in Section 33.B. below.

H.	“Square Feet in the Mixed Use Buildings”: The total amount of rentable square feet of space in the Mixed Use Buildings. The parties acknowledge and agree the total amount of rentable square feet may change from time to time as more particularly set forth in Section 33.B. below.

I.	“Tenant’s Share”: The percentage determined by dividing the Square Feet in the Premises by the Square Feet in the Mixed Use Buildings, subject to future adjustment pursuant to the provisions of Section 4.B.

J.	“Land”: That certain parcel of real property as is more particularly described on Exhibit “B” attached hereto and made a part hereof, and upon which the Building is located.

K.	“Project”: Commonly known as Perimeter Town Center and including the Office Buildings, the Mixed Use Buildings and all other improvements, parking areas or parking decks now or hereinafter constructed on the Land, including the Building, and any Common Areas.

L.	“Deposit”: $4,143.75.

M.	“Commencement Date”: Subject to the terms of this Lease, the date on which Landlord’s construction coordinator supervising construction of the Improvements (as defined in Exhibit “C”) shall certify in writing to Landlord and Tenant that such Improvements have been substantially completed. The Commencement Date is estimated to occur within ninety (90) days following the date Landlord obtains its building permits from the applicable governmental authority for the construction of the Improvements in the Premises (the “Estimated Commencement Date”).

N.	“Expiration Date”: 11:59 p.m. on the last day of the sixty-seven (67) full calendar month following the Commencement Date.

O.	“Term” or “Lease Term”: Approximately sixty-seven (67) full calendar months, beginning on the Commencement Date and ending on the Expiration Date, unless this Lease is sooner terminated as provided herein.

P.	“Landlord’s Mailing Address”:

Corporate Campus, LLC 10 Glenlake Parkway South Tower, Suite 1000 Atlanta, Georgia 30328 Attention: Property Manager - Perimeter Town Center

Q.	“Tenant’s Mailing Address”:
Prior to Commencement Date:

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P3 Compounding of Dunwoody, LLC
8848 Cedar Springs Lane, Suite 100
Knoxville, Tennessee 37923
Attention: Casey Gaetano

Following Commencement Date:

P3 Compounding of Dunwoody, LLC
1140 Hammond Drive, Building K
Suite 220
Atlanta, Georgia 30328
Attention: Casey Gaetano

R.	“Permitted Use”: Subject to all applicable laws, codes, rules, ordinances and regulations from all applicable governing authorities, Tenant shall use the Premises only for the operation of a pharmacy selling, to its customers in and from the Premises, prescription drugs and over-the-counter medicine, together with the incidental retail sale of related products. All pharmaceutical services provided in the Premises shall be provided by qualified and licensed personnel, and subject to rules and regulations established by any applicable local, state, federal or other governmental agency or agencies having control over such services. Except as otherwise expressly set forth in this Section I.R., the Premises shall not be used for any other purpose whatsoever.

S.	“Landlord’s Broker”: Aekerman & Co.

T.	“Tenant’s Broker”: SWE Realty, LLC

U.	“Guarantor”: None.

V.	“Improvement Allowance”: The lesser of (a) the Cost of the Improvements (as defined in Exhibit “C”) and the Construction Management Fee (as defined in Exhibit “C”) or (b) Fifty-Eight Thousand Five Hundred and 00/100 Dollars ($58,500.00; based upon S30.00 multiplied by 1,950 Square Feet in the Premises).

2.	TERM.

Subject to the terms and conditions set forth in this Lease, Landlord hereby leases unto Tenant, and Tenant hereby leases from Landlord, the Premises for the period commencing on the Commencement Date and continuing thereafter for the duration of the Term. The terms and provisions of this Lease (excluding specifically, the payment of Base Rent) shall become effective on the Effective Date.

On or before the Commencement Date, Landlord shall construct or install in the Premises the Improvements (as defined in Exhibit “C”) pursuant to the terms and conditions of attached Exhibit “C”. Promptly following the substantial completion of the Improvements in the Premises, Landlord shall deliver possession of the Premises to Tenant. Landlord agrees to use commercially reasonable efforts to deliver possession of the Premises to Tenant with Landlord’s Work substantially complete on or before the Estimated Commencement Date; provided, however, if for any reason Landlord fails to deliver possession of the Premises with the Improvements substantially complete on or before the Estimated Commencement Date, then this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom. Notwithstanding anything to the contrary contained in this Lease, if Landlord shall be delayed in substantially completing the Improvements due to a Tenant Delay (as defined in Exhibit “C”). then the Commencement Date shall occur on the date the Improvements would have been substantially complete but for such Tenant Delay, as the same may be certified by Landlord’s architect and/or construction manager.

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Within a reasonable time of the Premises being ready for occupancy by Tenant, Landlord shall furnish to Tenant a Commencement Date Agreement in the form attached as Exhibit “D-l” and Acceptance of Premises in the form attached as Exhibit “D-2” and made a part hereof. Tenant shall execute the Commencement Date Agreement and Acceptance of Premises and return a signed copy to Landlord within five (5) days of its receipt of same, but in any event prior to occupying the Premises. As of the Commencement Date, Tenant takes and accepts from Landlord the Premises “as is,” upon the terms and conditions herein contained, in its then condition, Tenant agreeing that such condition is suited for the uses intended by Tenant.

3.	BASE RENT AND DEPOSIT.

A. Rent. Commencing on the Commencement Date and continuing on the first day of each and every calendar month thereafter during the Lease Term, in advance and without notice, Tenant shall pay to Landlord the Base Rent for the Premises. The Base Rent for any fractional month shall be prorated on a per diem basis. “Additional Rent” shall mean any and all other charges due under this Lease other than Base Rent and which shall specifically include, without limitation, charges under Sections 4, 5 and 14. “Rent” (which term shall include Base Rent and Additional Rent as herein described) shall be paid to Landlord, without deduction or offset, in lawful money of the United States of America at the offices o Landlord set forth in Section 1 .P. above, or its property manager located in the Project, or to such other person or at such other place as Landlord may from time to time designate in writing. On the date of execution hereof Tenant shall deposit with Landlord the first month’s Base Rent plus the Deposit.

B. Deposit. The Deposit shall be held by Landlord as security for the faithful performance and observance by Tenant of all of the agreements, covenants, conditions and provisions of this Lease to be performed or observed by Tenant, and Tenant shall not be entitled to any interest thereon. In the event Tenant fails to perform or observe any of the agreements, covenants, conditions and provisions of this Lease to be performed or observed by it, then at Landlord’s option, Landlord may, but shall not be obligated to, apply the Deposit, or so much thereof as may be necessary, to remedy any such failure by Tenant. Tenant shall immediately upon request pay to Landlord any sum necessary to restore the Deposit to the full amount specified in Section l.L. If Tenant complies with all of the terms of this Lease, the Deposit shall be returned to Tenant within sixty (60) days following the completion of year end net charge reconciliations for the Building for the calendar year in which this Lease expires or is terminated, less any sums payable by Tenant to Landlord, unless specifically prohibited by law. In no event shall Tenant be entitled to apply the Deposit to any Rent due hereunder. In the event of an act of bankruptcy by or insolvency of Tenant, or the appointment of a receiver for Tenant or a general assignment for the benefit of Tenant’s creditors, then the Deposit shall be deemed immediately assigned to Landlord. The right to retain the Deposit shall be in addition and not alternative to Landlord’s other remedies under this Lease or as may be provided by law and shall not be affected by summary proceedings or other proceedings to recover possession of the Premises. In the event of a sale or transfer of Landlord’s interest in the Premises or the Building or a lease by Landlord of the Building, Landlord shall have the right to transfer the within described Deposit to the purchaser or lessee, as the case may be, and following such purchaser’s or lessee’s assumption of Landlord’s obligations under this Lease, Landlord shall be relieved of all liability to Tenant for the return of such Deposit. Tenant shall look solely to the new owner or lessee for the return of said Deposit. In the event Landlord elects not to transfer the Deposit to such purchaser or lessee, then Landlord shall return the Deposit (less any amounts due and payable to Landlord) to Tenant contemporaneous with the sale or transfer of Landlord’s interest in the Premises and/or the Building. The Deposit shall not be mortgaged, assigned or encumbered by Tenant. In the event of a permitted assignment or subletting under this Lease by Tenant, the Deposit shall be held by Landlord as a deposit made by the permitted assignee or subtenant and Landlord shall have no further liability with respect to the return of said Deposit to the original Tenant. Landlord shall not be required to keep the Deposit separate from its general accounts.

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C. Lockbox. At all times that Landlord shall direct Tenant to pay Rent to a “lockbox” or other depository whereby checks issued in payment of Rent are initially cashed or deposited by a person or entity other than Landlord (albeit on Landlord’s authority), then, for any and all purposes under this Lease: (i) Landlord shall not be deemed to have accepted such payment until ten (10) days after the date on which Landlord shall have actually received such funds, and (ii) Landlord shall be deemed to have accepted such payment if (and only if) within said ten (10) day period, Landlord shall not have refunded (or attempted to refund) any payment not made in strict compliance with this Lease to Tenant. Nothing contained in the immediately preceding sentence shall be construed to place Tenant in default of Tenant’s obligation to pay Rent if and for so long as Tenant shall timely pay the entire Rent required pursuant to this Lease in the manner designated by Landlord.

4.	REIMBURSEMENT FOR OPERATING EXPENSES OF LANDLORD.

A. Operating Expenses. In addition to the Base Rent payable hereunder. Tenant agrees to reimburse Landlord, as Additional Rent hereunder, for Tenant’s Share of all operating expenses (the “Operating Expenses”) as described in Exhibit “G” attached hereto and by this reference made a part hereof, of maintaining and operating (directly or indirectly) the Mixed Use Buildings in the Project over and above the Base Year Operating Expenses.

B. Tenant’s Share. Tenant’s Share of the Operating Expenses (herein called “Tenant’s Operating Expenses”) shall be in an amount equal to the product obtained by multiplying the total Operating Expenses allocated to the Mixed Use Buildings within the Project during each calendar year of the Lease Term in excess of the Base Year Operating Expenses allocated to the Mixed Use Buildings within the Project by Tenant’s Share. Tenant’s Operating Expenses shall be paid by Tenant as Additional Rent under this Lease. For each calendar year or part thereof occurring during the Lease Term subsequent to the Base Year, Landlord shall have the right to make a good faith estimate of Tenant’s Operating Expenses for the upcoming calendar year and upon fifteen (15) days’ notice to Tenant to require the payment by Tenant of one-twelfth (l/12lh) of such amount on the first (1st) day of each month during the calendar year in question. By May 1 of each calendar year following the year in which the Lease Term commences, or as soon thereafter as reasonably practicable, Landlord shall furnish to Tenant a statement of Operating Expenses for the prior calendar year, including therein the calculation of any additional amount owed by Tenant to Landlord, which amount shall be promptly paid by Tenant to Landlord as Additional Rent. Any amounts owed by Landlord to Tenant shall be refunded or applied against Rent due under this Lease (as determined by Landlord). If this Lease shall terminate on a day other than the last day of a calendar year, the Additional Rent payable by Tenant pursuant to this Section 4 shall be prorated on the basis which the number of days from the commencement of such calendar year to and including such termination date bears to three hundred sixty-five (365). If during the Term any change occurs in either the Square Feet in the Premises or of the Square Feet of the Mixed Use Buildings, Tenant’s Share shall be adjusted, effective as of the date of any such change. Landlord shall notify Tenant in writing of such change and the reason therefor. Any changes made pursuant to this Section 4.B. shall not alter the computation of Operating Expenses as provided in this Section 4, but, on and after the date of any such change, Tenant’s Operating Expenses pursuant to this Section 4.B. shall be computed upon Tenant’s Share thereof, as adjusted. If such estimated payments of Tenant’s Share are so adjusted during a year, a reconciliation payment for Tenant’s Operating Expenses pursuant to this Section 4 for the calendar year in which such change occurs shall be computed pursuant to the method set forth in Section 4, such computation to take into account the daily weighted average of Tenant’s Operating Expenses during such year.

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C. Minimum Occupancy. Notwithstanding anything to the contrary contained herein, if the Mixed Use Buildings do not have an average occupancy of ninety-five percent (95%) during any calendar year, including the Base Year, appropriate adjustments shall be made to determine Operating Expenses as though the Mixed Use Buildings had been ninety-five percent (95%) occupied, but in no event shall Tenant ever be required to pay more than Tenant’s Share of the determined Operating Expenses. The average occupancy shall be determined by adding together the total leased space on the last day of each month during the calendar year in question and dividing by twelve (12).

5.             ADDITIONAL TAXES PAYABLE BY TENANT. In addition to the Base Rent and Additional Rent and all other charges to be paid by Tenant hereunder. Tenant shall pay to Landlord, upon demand as Additional Rent hereunder, any and all taxes payable by Landlord (other than net income taxes) whether or not now customary or within the contemplation of the parties hereto: (i) upon, measured by or reasonably attributable to the cost or value of Tenant’s equipment, furniture, fixtures, improvements (whether constructed by Landlord or Tenant) and other personal property located in the Premises; (ii) subject to those certain exclusions from Taxes set forth in Exhibit “G”. upon, measured by or reasonably attributable to the Rent payable hereunder, or any component thereof which may be imposed from and after the Effective Date, including, without limitation, any gross income tax or excise tax levied by the City of Sandy Springs, Fulton County, the State of Georgia, the Federal Government or any other federal, state, county, municipal or other governmental body with respect to the receipt of such Rent; and (iii) upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

6.             USE OF PREMISES. Tenant shall use the Premises for its Permitted Use and for no other purpose. Tenant’s use of the Premises shall be consistent with the Rules and Regulations attached hereto as Exhibit “F”. Tenant shall occupy the Premises, conduct its business and control its agents, employees, invitees and visitors in such a manner as is lawful, reputable and will not create any nuisance. Tenant shall not permit any operation which emits any odor or matter which intrudes into other portions of the Project, or take any action which makes undue noise or causes vibration in any portion of the Project or otherwise interferes with, annoys or disturbs any other tenant in its normal business operations or Landlord in its management of the Project. Tenant shall not commit or permit any waste on the Premises or permit the Premises to be used in any way which would, in the opinion of Landlord, be extra hazardous on account of fire or which would in any way increase or render void the insurance on the Building and/or the Project. Tenant shall not deface or injure, or permit the defacement of or injury to, the Premises, Building or Project. Tenant shall not to block or cover any of the heating, ventilation or air-conditioning ducts in the Premises. Tenant shall immediately report to Landlord: (i) any evidence of a water leak or excessive moisture in the Premises; (ii) any evidence of mold or mildew in the Premises; and (iii) any failure or malfunction in the heating, ventilation and air conditioning system serving the Premises. Tenant shall not do or permit to be done in or about the Premises or make any use thereof, nor bring or keep or permit to be brought or kept therein, anything which is prohibited by or will in any way-conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted; or which is prohibited by or will increase the existing rate or cause cancellation of any of Landlord’s insurance policies for the Building; or which will in any way obstruct or interfere with the rights of other tenants of the Project, or injure or annoy them; or use or allow the Premises to be used for lodging or for any improper, immoral, or unlawful purpose; cause, maintain or permit any nuisance in, on or about the Premises; or bring into the Building any furniture, equipment materials or other objects which overload the Building, its structure or any portion thereof or electrical or mechanical systems thereof.

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7.             PREPARATION OF THE PREMISES. Landlord shall construct, at no cost to Tenant except as set forth in this Lease, the Improvements set forth in the Work Agreement attached hereto as Exhibit “C”. The Improvements, if any, shall be deemed substantially completed and available for occupancy notwithstanding that (i) Punch list Items (as defined in Exhibit “C”) are incomplete, or (ii) portions of the Improvements are incomplete because such work cannot be performed until work to be performed by or on behalf of Tenant is completed.

8.             SERVICES. Provided Tenant shall not be in default under this Lease, Landlord agrees to provide to Tenant the services set forth on Exhibit “E”.

9.             NON-LIABILITY AND INDEMNIFICATION.

A. Non-Liability. Excepting for the willful misconduct or gross negligence of Landlord, its agents, contractors and employees, Landlord shall not be liable to Tenant in any manner whatsoever for failure or delay in furnishing any service provided for in this Lease, and no such failure or delay to furnish any service or services by Landlord shall be an actual or constructive eviction of Tenant nor shall any such event operate to relieve Tenant from the prompt and punctual performance of each and all of the covenants to be performed herein by Tenant; nor shall Landlord be liable to Tenant for damage to person or property caused by defects in the cooling, heating, electric, water, elevator or other apparatus or systems or by water discharged from sprinkler systems, if any, in the Building, nor shall Landlord be liable to Tenant for the theft, or loss of any property of Tenant whether from the Premises or any part of the Project or property adjoining the Project. Landlord agrees to make reasonable efforts to protect Tenant from interference or disturbance of third persons including other tenants; provided, however, Landlord shall not be liable for any such interference or disturbance whether caused by another tenant or tenants or Landlord or other person, nor shall Tenant be relieved from any obligation under this Lease because of such interference, disturbance or breach. Notwithstanding anything in this Section 9 to the contrary, Landlord shall not be liable to Tenant for any claims resulting from the negligence or willful misconduct of Landlord, its agents, employees, representatives, or contractors to the extent such claims are covered by the types of insurance Tenant is to maintain pursuant to Section 14.

B. Tenant Indemnity. Subject to the other provisions of this Lease, Tenant hereby indemnifies Landlord from and agrees to hold Landlord harmless against, any and all liability for any loss, injury, or damage (collectively, a “Loss”), including, without limitation, all costs, expenses, court costs and reasonable attorneys’ fees, imposed on Landlord by any person whomsoever, caused by or resulting from (i) any Loss occurring in the Premises (except where such Loss is caused by or results from the gross negligence or willful misconduct of Landlord or its employees, agents or contractors); and (ii) any Loss occurring in the Premises, the Building or anywhere in the Project that is caused by or results from the negligence or willful misconduct of Tenant, its employees, agents or contractors. The provisions of this Section 9.B. shall survive the expiration or any termination of this Lease.

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10.           REPAIRS.

A. Landlord Repairs. Landlord shall maintain and repair, subject to normal wear and tear and subject to casualty and condemnation, the Building (including, without limitation, the structural portions of the Building and the roof of the Building), the Building-standard HVAC system serving the Building, the electrical, plumbing, sewer and life safety systems serving the Building, the Common Areas and the Project (excluding the Premises and other portions of the Building or Project leased to other tenants). Notwithstanding the foregoing obligation, the cost of any repairs or maintenance to the foregoing necessitated by the intentional acts or negligence of Tenant or its directors, officers, partners, members, shareholders, representatives, agents, contractors, employees, servants, invitees, patrons, guests, visitors, licensees, subtenants, assignees, and any other party for whom Tenant is or shall become liable or responsible (each and together herein referred to as “Tenant’s Agents”), shall be borne solely by Tenant and shall be deemed Rent hereunder and shall be reimbursed by Tenant to Landlord upon demand. Landlord shall have no duty to Tenant to make any repairs or improvements to the Premises and Tenant shall be solely responsible therefor, except for structural repairs necessary for safety and tenantability not brought about by any act, omission or neglect of Tenant, its agents, employees or visitors.

B. Tenant Responsibilities. Tenant covenants and agrees that it will take good care of the Premises and all alterations, additions and improvements thereto and will keep and maintain the same in good condition and repair, except for normal wear and tear. Tenant shall at once report, in writing, to Landlord any defective or dangerous condition known to Tenant. To the fullest extent permitted by law, Tenant hereby waives all rights to make repairs at the expense of Landlord. Landlord has no obligation and has made no promise to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof, except as specifically and expressly herein set forth. Notwithstanding anything to the contrary contained in this Lease, Tenant shall be responsible for stopped-up drains where such stoppage is caused by the introduction from within the Premises of foreign objects not intended for disposal in such drains. If Landlord shall repair such drains, Tenant shall reimburse Landlord, as additional Rent, for the costs of such repairs, together with the costs of any repairs or damage to the Premises or the Building and to the property of other tenants or Landlord which results from such stoppage.

11.         RIGHTS RESERVED TO LANDLORD.

A. Access to Premises. Landlord and Landlord’s agents shall have the right (but shall not be obligated) to enter the Premises in any emergency at any time, and to perform any acts related to the safety, protection or preservation thereof or of the Building and/or the Project. At other reasonable times during Normal Business Hours (as defined in Exhibit “E”) (except in an emergency), and upon reasonable notice (except in an emergency), Landlord may enter the Premises: (i) to examine and make such repairs, replacements and improvements as Landlord may deem necessary or reasonably desirable to the Premises or to any other portion of the Building, (ii) for the purpose of complying with laws, regulations and other requirements of governmental authorities or the provisions of this Lease, (iii) for the purpose of posting notices of non-responsibility, or (iv) for the purposes of showing the same to prospective purchasers or mortgagees of the Building and/or the Project, and during the last twelve (12) months of the Term for the purpose of showing the same to prospective tenants. Tenant shall permit Landlord to use and maintain and replace unexposed pipes and conduits in and through the Premises and to erect new unexposed pipes and conduits therein. Landlord may, during the progress of any work in the Premises, take all necessary materials and equipment into the Premises and close or temporarily suspend operation of entrances, doors, corridors, elevators or other facilities without such interference constituting an eviction. Except as otherwise expressly set forth in this Section 11.A., Tenant shall not be entitled to any damages by reason of loss or interruption of business or otherwise during such periods. During such periods Landlord shall use reasonable efforts to minimize any interference with Tenant’s use of the Premises. If Tenant is not present to open and permit an entry into the Premises, Landlord or Landlord’s agents may enter the same whenever such entry may be necessary or permissible by master key or otherwise, provided reasonable care is exercised to safeguard Tenant’s property. Such entry shall not render Landlord or its agents liable therefor, nor in such event shall the obligations of Tenant hereunder be affected.

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Notwithstanding anything to the contrary contained in this Section 11.A., provided Tenant is not in default under the terms and conditions of this Lease, then in the event Tenant is unable to operate its business in the Premises in excess of seven (7) business days following written notice from Tenant due to Landlord’s exercise of its rights under this Section 1 l.A. and Tenant does not, in fact, operate its business in the Premises during such seven (7) business day period solely as a result of Landlord’s exercise of such rights (“Interruption”), then, as Tenant’s sole and exclusive remedy, Base Rent due under this Lease shall abate immediately following the expiration of such seven (7) business day period and continue to be abated until the day Landlord ceases the activity arising from Landlord’s exercise of such rights. Tenant shall also provide such written notice to Landlord’s lender, if any, to the extent Landlord has furnished such lender’s address to Tenant. Notwithstanding the foregoing, the foregoing rental abatement provision (i) shall not apply to any Interruption which is caused by a casualty, and (ii) shall be Tenant’s sole remedy and Tenant shall have no right to terminate this Lease. The foregoing right shall be subject at all times to Section 20 of this Lease and in the event of any conflict between the terms of Section 20 and this provision, Section 20 shall control.

B. Additional Rights. Except as provided below, Landlord shall have the following additional rights exercisable without notice and without liability to Tenant for damage or injury to property, person or business, all claims for damage being hereby released, and without effecting an eviction or disturbance of Tenant’s use or possession or giving rise to any claim for setoffs, or abatement of Rent:

(i) To change the name, number or designation by which the Building and/or the Project may be known;

(ii) To make such changes in or to the Building and/or the Project, including the building equipment and systems, as Landlord may deem necessary or desirable, provided that any such change does not deprive Tenant and/or Tenant’s customers of a reasonable means of access to the Premises or unreasonably interfere with the use of the Premises;

(iii) To grant to anyone the exclusive right to conduct any business or render any services (including, without being limited to, the right to designate all suppliers or persons furnishing sign painting and lettering, beverages, foods, towels, vending machines or toilet supplies used or consumed on the Premises) in the Project;

(iv) To close the Building and/or the Project at any such reasonable times after Normal Business Hours as Landlord may determine, subject, however, to Tenant’s right to admittance under such reasonable regulations as shall be prescribed from time to time by Landlord; and

(v) To perform any act, obligation or other commitment required of or by Tenant hereunder which Tenant has not performed for any reason whatsoever (including, without being limited to, obtaining insurance coverage) within five (5) days following written request from Landlord, and to charge Tenant as Additional Rent all reasonable costs and expenses incurred by Landlord for such performance, together with interest thereon at the Default Rate (as defined below) from the dates of Landlord’s expenditures until paid.

12.          INTENTIONALLY OMITTED.

13.          ADDITIONAL AGREEMENTS OF TENANT.

A. Good Condition. Tenant shall, at its sole expense, keep the Premises in good repair and tenantable condition, ordinary wear and tear excepted. If Tenant fails to keep the Premises in good repair and tenantable condition. Landlord can make such repairs as it deems reasonably necessary to put the Premises in good and tenantable condition and Tenant shall pay the cost thereof to Landlord upon demand, together with the sum of fifteen percent (15%) of said costs for overhead.

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B. Conformity with Law. Tenant shall, at its sole cost and expense, comply as to its use of the Premises, with all statutes, regulations, rules, ordinances and orders of any governmental body, department or agency thereof, including but not limited to the Americans with Disabilities Act, (the “ADA’’) and all regulations and orders promulgated pursuant to the ADA (collectively, “Applicable Laws”), and abide by and observe the Rules and Regulations attached to this Lease as Exhibit “F” and made a part hereof, and such further uniform rules and regulations for the management of the Building as may hereafter be established in writing by Landlord. During the Term of this Lease, Tenant shall, at Tenant’s sole cost and expense, be responsible for making any modifications to the Premises that may be required pursuant to any Applicable Laws.

C. Move-out Condition. Provided that Tenant is not in default hereunder, Tenant shall before the expiration or earlier termination of this Lease, remove from the Premises all its personal property which this Lease allows Tenant to remove and surrender such Premises and the keys thereto to Landlord (whether or not in default hereunder) in the same condition as at the beginning of this Lease, normal wear and tear only excepted. If Tenant shall fail to remove all effects from the Premises upon termination of this Lease for any cause whatsoever, Landlord may remove, sell, store or otherwise dispose of the same, without liability to Tenant for loss thereof, and Tenant agrees to pay Landlord on demand any and all expenses incurred by Landlord thereby. Landlord, at Landlord’s option, may require Tenant, upon the expiration or earlier termination of this Lease, to remove some or all of the wiring, cables, risers, and similar installations appurtenant thereto installed by Tenant in the risers of the Building (“Wiring”), at Tenant’s sole cost and expense. In the event Tenant fails to remove the Wiring in accordance with this Section 13.C, Landlord shall have the right to remove such Wiring without liability to Tenant for any loss or damage that may accrue to Tenant’s personal property or business by reason thereof, and upon completion thereof, Tenant shall pay Landlord’s costs for such removal plus fifteen percent (15%) for Landlord’s overhead, upon presentation of a bill therefor.

D. Mechanic’s Liens. Tenant shall satisfy, discharge or bond of record any mechanic’s lien filed against the Land, Premises, Building or the Project for work or materials claimed to have been furnished to Tenant or for the benefit of Tenant, no later than the earlier to occur of (i) ten (10) days following Tenant’s actual notice thereof, or (ii) twenty (20) days following receipt of written notice of such mechanic’s lien from Landlord.

E. Hazardous Materials. The term “Hazardous Materials” as used in this Lease, shall include, without limitation, flammables, explosives, radioactive materials, asbestos, polychlorinated biphenyls (PCBs), chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, petroleum and petroleum products, and substances declared to be hazardous or toxic under any law or regulation now or hereafter enacted or promulgated by any governmental authority. Tenant shall, at Tenant’s sole expense, comply with all laws regulating the use, generation, storage, transportation, or disposal of Hazardous Materials (collectively, “Environmental Laws”).

(i) Tenant shall not cause or permit to occur: (a) any violation of any federal, state, or local Environmental Law, ordinance, or regulation now or hereafter enacted, related to environmental conditions in, on, under, or about the Premises arising from Tenant’s use or occupancy of the Premises, including, but not limited to, soil and ground water conditions; or (b) the use, generation, release, manufacture, refining, production, processing, storage, or disposal of any Hazardous Materials in, on, under, or about the Premises, or the transportation to or from the Premises of any Hazardous Materials, in violation of any Environmental Law.

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(ii) Tenant shall, at Tenant’s own expense, make all submissions to, provide all information required by, and comply with all requirements of all governmental authorities (the “Authorities’’) under the Environmental Laws. Should any Authority or any third party demand that a clean-up plan be prepared and that a clean-up be undertaken because of any use, deposit, spill, discharge, or other release of Hazardous Materials that occurs during the Term of this Lease, at or from the Premises arising at any time from Tenant’s use or occupancy of the Premises, then Tenant shall, at Tenant’s sole expense, prepare and submit the required plans and all related bonds and other financial assurances; and Tenant shall carry out all such clean-up plans, all at Tenant’s own expense.

(iii) Tenant shall promptly provide all information regarding the use, generation, storage, transportation, or disposal of Hazardous Materials on or about the Premises that is requested by Landlord. If Tenant fails to fulfill any duty imposed under this Section, within a reasonable time, Landlord may do so; and in such case. Tenant shall cooperate with Landlord in order to prepare all documents Landlord deems necessary or appropriate to determine the applicability of the Environmental Laws to the Premises and Tenant’s use thereof, and for compliance therewith, and Tenant shall execute all documents promptly upon Landlord’s request. No such action by Landlord and no attempt made by Landlord to mitigate damages under any Environmental Law shall constitute a waiver of any of Tenant’s obligations under this Section.

(iv) Tenant shall indemnify, defend, and hold harmless Landlord, the manager of the Project, and their respective officers, directors, beneficiaries, shareholders, partners, agents, and employees from all fines, suits, procedures, claims, and actions of every kind, and all costs associated therewith (including attorneys’ and consultants’ fees) arising out of or in any way connected with any use, deposit, spill, discharge, or other release of Hazardous Materials and/or Permitted Materials (as hereinafter defined) that occurs during the Term of this Lease, at or from the Premises arising from Tenant’s use or occupancy of the Premises, or from Tenant’s failure to provide all information, make all submissions, and take all steps required by all Authorities under the Environmental Laws and all other applicable laws.

(v) Any increase in the premiums for necessary insurance on the Building or any portion of the Project which arises from Tenant’s use and/or storage of Hazardous Materials shall be solely at Tenant’s expense. Tenant shall procure and maintain, at its sole expense, such additional insurance as may be necessary to comply with any requirement of any federal, state or local governmental agency with jurisdiction over the Premises.

(vi) If Landlord, in its sole discretion, believes that the Premises have become contaminated with Hazardous Materials that must be removed under any applicable Environmental Laws Landlord, in addition to its other rights under this Lease, may enter upon the Premises and obtain samples from the Premises for the purposes of analyzing the same to determine whether and to what extent the Premises have become contaminated. Tenant shall reimburse Landlord for the costs of any inspection, sampling and analysis that discloses contamination for which Tenant is liable under the terms of this Lease. Tenant may not perform any sampling, testing, or drilling to locate any Hazardous Materials on the Premises without Landlord’s prior written consent.

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(vii) Notwithstanding the foregoing, Landlord hereby agrees to indemnify and hold Tenant harmless from any and all claims, demands, actions, liabilities, costs, expenses, damages and obligations of any nature arising from, or as a result of the presence or use of any Hazardous Materials anywhere in the Project, Building or the Premises, whether such presence or use was prior to, during, or after Tenant’s occupancy of the Premises, if such materials were used or placed there by Landlord.

(viii) Notwithstanding the foregoing, in connection with Tenant’s Permitted Use from the Premises, Tenant may handle, store, use and/or dispose of products containing and/or being deemed as Hazardous Materials in the Premises (“Permitted Materials”), provided such Permitted Materials are properly stored in appropriate containers and the handing, storage, use and/or disposal of such Permitted Materials complies with all applicable Environmental Laws.

The obligations and liabilities of both parties under this Section 13.E. shall survive the expiration or earlier termination of this Lease.

14 .         INSURANCE.

A. Tenant’s Insurance. Tenant shall procure at its expense and maintain throughout the Lease Term a policy or policies of special form/all risk insurance insuring the full replacement cost of its furniture, fixtures, equipment, supplies, and other property owned, leased, held or possessed by it and contained in the Premises, together with the excess value of the improvements to the Premises over the Improvement Allowance (with a replacement cost endorsement sufficient to prevent Tenant from becoming a co-insurer), and worker’s compensation insurance as required by applicable law. Tenant shall also procure at its expense and maintain throughout the Lease Term a policy or policies of commercial general liability insurance, insuring Tenant, Landlord and any other person designated by Landlord, against any and all liability for injury to or death of a person or persons and for damage to property- occasioned by or arising out of any construction work being done on the Premises, or arising out of the condition, use, or occupancy of the Premises, or in any way occasioned by or arising out of the activities of Tenant or any of Tenant’s Agents in the Premises, or other portions of the Building or the Project, the limits of such policy or policies to be in combined single limits for both damage to property and personal injury and in amounts not less than Three Million and 00/100 Dollars ($3,000,000.00) for each occurrence. Such insurance shall, in addition, extend to any liability of Tenant arising out of the indemnities provided for in this Lease. Tenant shall also carry such other types of insurance in form and amount which Landlord shall reasonably deem to be prudent for Tenant to carry, should the circumstances or conditions so merit Tenant carrying such type of insurance. Notwithstanding anything to the contrary contained herein, provided that Landlord requires similarly situated tenants in the Project to raise their insurance coverage limits, then Landlord shall have the right (but not more than once every three years) to periodically raise Tenant’s required coverage limits hereunder. All insurance policies procured and maintained by Tenant pursuant to this Section 14.A. shall name Landlord and any additional parties designated by Landlord as additional insureds, shall be carried with companies licensed to do business in the State of Georgia having a rating from Best’s Insurance Reports of not less than A IX, and shall be non-cancelable and not subject to material change except after thirty (30) days’ written notice to Landlord. Such policies or duly executed certificates of insurance with respect thereto, accompanied by proof of payment of the premium therefor, shall be delivered to Landlord prior to the Commencement Date, and renewals of such policies shall be delivered to Landlord at least thirty (30) days prior to the expiration of each respective policy term.

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B. Landlord’s Insurance. Landlord shall procure and maintain at its expense (but with the expense to be included in Operating Expenses) throughout the Lease Term a policy or policies of special form/all risk (including rent loss coverage) real and personal property insurance covering the Project (including the leasehold improvements in the Premises up to the amount of the Improvement Allowance, but excluding Tenant’s personal property and equipment), in an amount equal to the full insurable replacement cost thereof as such may increase from time to time (but such insurance may provide for a commercially reasonable deductible), and in an amount sufficient to comply with any co insurance requirements in such policy, and a policy of workers’ compensation insurance, if any, as required by applicable law. In addition, Landlord shall procure and maintain at its expense (but with the expense to be included in Operating Expenses) and shall thereafter maintain throughout the Lease Term, a commercial general liability insurance policy covering the Project with combined single limits for both damage to property and personal injury of not less than Three Million and 00/100 Dollars ($3,000,000.00) per occurrence, subject to annual aggregate limits of not less than Five Million and 00/100 Dollars ($5,000,000.00). Landlord may also carry such other types of insurance in form and amounts which Landlord shall reasonably determine to be appropriate from time to time, and the cost thereof shall be included in Operating Expenses. All such policies procured and maintained by Landlord pursuant to this Section 14.B. shall be carried with companies licensed to do business in the State of Georgia. Any insurance required to be carried by Landlord hereunder may be carried under blanket policies covering other properties of Landlord and/or its partners and/or their respective related or affiliated corporations so long as such blanket policies provide insurance at all times for the Project as required by this Lease.

C. Waiver of Subrogation. Landlord and Tenant shall each have included in all policies of fire, extended coverage, business interruption and loss of rents insurance respectively obtained by them covering the Premises, the Building and contents therein, a waiver by the insurer of all right of subrogation against the other in connection with any loss or damage thereby insured against. Any additional premium for such waiver shall be paid by the primary insured. To the full extent permitted by law, Landlord and Tenant each waives all right of recovery against the other for, and agrees to release the other from liability for, loss or damage to the extent such loss or damage is covered by valid and collectible insurance in effect at the time of such loss or damage or would be covered by the insurance required to be maintained under this Lease by the party seeking recovery.

15.          ALTERATIONS. Tenant shall not make any alterations, additions or improvements (collectively, “Alterations”) in or to the Premises without Landlord’s prior written consent, which consent may be withheld in Landlord’s sole discretion. Notwithstanding the foregoing. Landlord shall not unreasonably withhold its consent to any proposed interior, non-structural Alteration(s) to the Premises which are not visible from the exterior of the Premises and do not affect the electrical, plumbing, sewer and/or life safety systems of the Building. Tenant shall only utilize contractors approved by Landlord. Tenant shall, before making any Alterations, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Landlord, and Tenant agrees to carry, and to cause Tenant’s contractors and sub-contractors to carry such workman’s compensation, general liability, personal and property damage insurance as Landlord may reasonably require. Upon completion of any Alteration, Tenant shall deliver to Landlord one set of “as-built” plans and specifications therefor. All fixtures and paneling, partitions, railing and like Alterations, installed in the Premises, either by Tenant or by Landlord on Tenant’s behalf, shall become the property of Landlord and shall remain upon and be surrendered with the Premises upon the expiration or earlier termination of this Lease, unless Landlord, by notice to Tenant given at the time of the consent to such Alteration, elects to have them removed by Tenant, in which event, the same shall be removed from the Premises by Tenant. For so long as Tenant is not in default under this Lease, nothing in this Section shall be construed to give Landlord title to or to prevent Tenant’s removal of trade fixtures, moveable office furniture and equipment, but upon removal of any such equipment and fixtures from the Premises or upon removal of other installations as may be required by Landlord, Tenant shall immediately and at its expense, repair and restore the Premises to the condition existing prior to installation (subject to ordinary wear and tear) and repair any damage to the Premises or the Building or the Project due to such removal. All property that was permitted or required to be removed by Tenant at the end of the Term but which remains in the Premises after the expiration or earlier termination of the Term of this Lease shall conclusively be deemed abandoned and may, at the election of Landlord, either be retained as Landlord’s property or may be removed from the Premises by Landlord at Tenant’s expense.

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16 .         ASSIGNMENT AND SUBLETTING.

A. Consent Required. Tenant shall not, without at least sixty (60) days’ prior written notice to Landlord and the prior written consent of Landlord in each instance, directly or indirectly, voluntarily or involuntarily, by operation of law, merger, consolidation, reorganization or otherwise (including without limitation by transfer of a majority interest of stock, partnership interests or other ownership interests, merger, or dissolution, which transfer of majority interest of stock, partnership interests or other ownership interests, merger or dissolution shall be deemed an assignment), mortgage, pledge, encumber, sell, transfer or assign this Lease, in whole or in part, or sublease all or any part of the Premises, or permit the use or occupancy of all or any part of the Premises by any other party (all of the foregoing being collectively referred to as an “Assignment”). Landlord’s consent may be granted or denied in its sole discretion. Tenant shall promptly reimburse Landlord for Landlord’s costs and expenses, including, without limitation. Landlord’s standard processing fee of One Thousand and 00/100 Dollars ($1,000.00) to cover Landlord’s administrative expenses, plus the reasonable attorney’s fees actually incurred by- Landlord, in connection with any proposed Assignment covered under this Section 16. Landlord shall have thirty (30) days from its actual receipt of Tenant’s notice of Assignment within which to elect, in its sole and absolute discretion, to: (i) terminate this Lease as to the portion of the Premises which is the subject of the proposed Assignment; (ii) reject the proposed Assignment and to thereby continue this Lease in full force and effect as if such Assignment had never been proposed; and/or (iii) consent to the proposed Assignment on such terms as Landlord deems reasonably necessary and appropriate. In no event shall Tenant be entitled to any profit for such Assignment; Landlord shall have the sole and absolute right to any and all amounts paid or payable in excess of the Rent payable by Tenant, and Landlord may, at its election, receive same directly from the assignee or require Tenant to collect and remit same to Landlord as Additional Rent hereunder. In the event of any such Assignment, Tenant shall remain fully liable for the performance of all the terms and conditions of this Lease. No assignee or subtenant of the Premises or any portion thereof may assign or sublet the Premises or any portion thereof. All renewal or extension rights, expansion rights, termination rights, exclusive rights, or other rights or options contained in this Lease, if any, shall be personal to the original Tenant executing this Lease and shall terminate upon any Assignment affecting all or a portion of the Premises.

B. Change Of Control. Notwithstanding anything to the contrary contained herein and provided Tenant is not in default of this Lease, (i) if Tenant is a non-publicly traded corporation and at any time during the Term hereof, or any extension or renewal thereof, any part or all of the corporate shares of Tenant shall be transferred by sale, assignment, inheritance, operation of law or other disposition, so as to result in a change in the present effective voting control of Tenant by the person(s) owning a majority of said corporate shares on the Effective Date, Tenant shall promptly notify Landlord of such change and Landlord shall have the right to approve the same, such approval not to be unreasonably withheld, conditioned or delayed, (ii) if Tenant is a partnership and if at any time during the Term hereof, or any extension or renewal thereof, the person or persons who, at the time of the execution of this Lease, own or owns the controlling interest or the general partner’s interest, as the case may be, ceases to own the controlling interest or the general partner’s interest, upon such cessation of ownership Tenant shall promptly notify Landlord in writing of such change, and Landlord shall have the right to approve the same, such approval not to be unreasonably withheld, conditioned or delayed, and/or (iii) if Tenant is a limited liability company and at any time during the Term hereof, or any extension or renewal thereof, (a) the person or persons who, at the time of execution of this Lease, own or owns (1) a majority of the membership interests, or (2) if Tenant is member-managed, effective voting control of the interests held by the member-managers, ceases to own a majority of the membership interests or effective voting control of the interests held by the member-managers, or (b) if Tenant is manager-managed, there is a change in the effective voting control of Tenant by the present managers, upon such cessation of ownership or change in effective voting control, Tenant shall promptly notify Landlord in writing of such change, and Landlord shall have the right to approve the same, such approval not to be unreasonably withheld, conditioned or delayed.

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C. Invalid Assignment. The occupancy by any party other than Tenant or the acceptance by Landlord of the payment of Rent following any Assignment or other transfer prohibited by this Section 16 shall not be deemed to be a consent by Landlord to any such Assignment or other transfer nor shall the same be deemed to be a waiver of any right or remedy of Landlord hereunder nor shall the same be deemed a release of Tenant from the further performance by Tenant of the covenants on the part of Tenant contained in this Lease.

D. Affiliate. Notwithstanding anything to the contrary contained in this Section 16 but in any event subject to the terms and conditions set forth herein and provided Tenant is not in default, Tenant shall be entitled to assign this Lease to an Affiliate (as defined below) without Landlord’s consent; provided, however, that Tenant notifies Landlord in writing of said assignment within fifteen (15) days prior the date of such assignment, and provided that such Affiliate has a tangible net worth no less than the greater of the tangible net worth of Tenant and any guarantor (if applicable) upon the Effective Date or the tangible net worth of Tenant and any guarantor (if applicable) immediately prior to such assignment. An “Affiliate” shall mean a corporation or entity in control of, controlled by, or under common control with Tenant, or any successor to Tenant in a merger or consolidation transaction. As used herein, control shall require the ownership of fifty-one percent (51%) or more of the ownership interests in the entity in question. Within thirty (30) days following the assignment of this Lease to an Affiliate, Tenant shall deliver to Landlord a fully executed assignment agreement. Under no circumstances shall Tenant be released from its obligations under this Lease as a result of an assignment of this Lease to an Affiliate.

17.                SIGNS. Tenant shall obtain the prior written approval of Landlord (which approval shall not be unreasonably withheld, conditioned or delayed provided such signage complies with Landlord’s standard signage criteria) prior to placing and maintaining, or causing or permitting to be placed and maintained, any sign, advertising matter or other thing of any kind, on, or which is visible from, the exterior of the Premises. Landlord has the right to remove any signs not approved by it and to recover from Tenant the cost of such removal.

18.                 DEFAULT.

A. Events of Default. The occurrence of any of the following shall constitute an “Event of Default’ hereunder by Tenant:

(i) The Rent payable under this Lease, including any Additional Rent, or any other sum of money due hereunder is not paid when due, and such failure to pay continues for more than five (5) days after Tenant’s receipt of written notice thereof from Landlord; provided, however, that Landlord shall not be required to provide Tenant with the notice and five (5) day period set forth in this subsection more than one (1) time during any twelve (12) month period during the Term of this Lease, as the same may be extended, and the second and each subsequent failure during such twelve (12) month period to timely pay such sums shall immediately constitute an event of default hereunder without any notice thereof from Landlord, and Landlord may immediately exercise some or all of the remedies set forth below without any further notice to Tenant. In addition to and not in limitation of the foregoing, in the event Tenant shall default in the payment of Rent more than twice in any calendar year, Landlord shall have the right to require that all subsequent payments of Rent by Tenant be made by wire transfer of immediately available funds to an account designated by Landlord, or by unendorsed certified or official bank check made payable to Landlord;

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(ii) The Premises are deserted, vacated, or not used as regularly or consistently as would normally be expected for similar premises put to the same or similar purposes as set forth herein, even though the Tenant continues to pay the stipulated Rent, and such condition is not corrected within ten (10) days of Tenant’s receipt of written notice thereof from Landlord;

(iii) Tenant violates the provisions of Section 16 by attempting to make an unpermitted assignment or sublease;

(iv) Tenant fails to maintain in force all policies of insurance required by this Lease and such failure shall continue for more than ten (10) days after Landlord gives Tenant notice of such failure;

(v) The failure by Tenant to cease any conduct prohibited by this Lease within five (5) days after receipt of written notice from Landlord requesting cessation thereof, or the failure of Tenant to cease any conduct or eliminate any condition which poses a danger to person or property within twelve (12) hours of receipt of written notice from Landlord requesting cessation of such conduct or elimination of such conditions;

(vi) Tenant or any guarantor of this Lease shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a petition in bankruptcy, or shall be adjudicated as bankrupt or insolvent, or shall file a petition in any proceeding seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file an answer admitting or fail timely to contest the material allegations of a petition filed against it in any such proceeding;

(vii) The rejection by Tenant, its bankruptcy trustee, or any entity authorized by court order to act on behalf of Tenant, of this Lease under 11 U.S.C. § 365(a) or any other provision of Title 11 of the United States Code, or the deemed rejection of this Lease by operation of law under 11 U.S.C. § 365(d)(4). Any such rejection of this Lease terminates this Lease, without notice of any-kind to Tenant, effective on the later of: (1) the date Tenant vacates the Premises following such rejection; (2) the date the Bankruptcy Court with jurisdiction over Tenant’s bankruptcy case enters an order on its docket authorizing Tenant to reject this Lease; or (3) the date this Lease is deemed rejected under 11 U.S.C. § 365(d)(4):

(viii) A proceeding is commenced against Tenant or any guarantor of this Lease seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, and such proceeding shall not have been dismissed within forty-five (45) days after the commencement thereof;

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(ix) A receiver or trustee is appointed for the Premises or for all or substantially all of the assets of Tenant or of any guarantor of this Lease;

(x) A lien is filed against the Premises or Landlord’s estate therein by reason of any work, labor, services or materials performed or furnished, or alleged to have been performed or furnished, to Tenant or anyone holding the Premises by, through or under Tenant, and Tenant fails to cause the same to be vacated and canceled of record, or bonded off in accordance with applicable law, within twenty (20) days after Tenant’s receipt of Landlord’s written notice of the filing of such lien; or

(xi) Tenant shall fail to comply with any other term, provision, covenant or warranty made under this Lease by Tenant, other than the payment of the Rent or any other charge or assessment payable by Tenant, and shall not cure such failure within fifteen (15) days after notice thereof to Tenant (unless such failure cannot reasonably be cured within such fifteen (15) day period and Tenant shall have commenced to cure said failure within such fifteen (15) day period and continues diligently to pursue the curing of the same).

B. Remedies. Upon the occurrence of an Event of Default, Landlord shall have the option to do and perform any one or more of the following, in addition to, and not in limitation of, any other right or remedy available to Landlord at law or in equity or elsewhere under this Lease:

(i) Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, but if Tenant shall fail to do so, Landlord may, without further notice and without prejudice to any other remedy Landlord may have for possession or arrearages in Rent, enter upon the Premises and expel or remove Tenant and Tenant’s effects, by force if necessary, without being subject to prosecution or liable for any claim for damages therefor; Tenant hereby agreeing to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise;

(ii) Terminate Tenant’s right of possession, without terminating this Lease, and enter upon and take possession of the Premises as Tenant’s agent and expel or remove Tenant and any other person who may be occupying said Premises or any part thereof, and its and their effects, by entry, dispossessory suit or otherwise, without thereby releasing Tenant from any liability hereunder, without terminating this Lease, and without being liable for prosecution or any claim of damages therefor and, if Landlord so elects, make such alterations, redecorations and repairs as, in Landlord’s judgment, may be necessary or desired to relet the Premises, and Landlord may, but shall be under no obligation to do so, relet the Premises or any portion thereof in Landlord’s or Tenant’s name, but for the account of Tenant, for such term or terms (which may be for a term extending beyond the Lease Term) and at such rental or rentals and upon such other terms as Landlord may deem advisable, with or without advertisement, and by private negotiations, and receive the rent therefor, Tenant hereby agreeing to pay to Landlord the deficiency, if any, between all Rent reserved hereunder and the total rental applicable to the Lease Term hereof obtained by Landlord upon re letting, and Tenant shall be liable for Landlord’s damages and expenses in redecorating and restoring the Premises and all costs incident to such re letting, including broker’s commissions and lease assumptions. In no event shall Tenant be entitled to any rentals received by Landlord in excess of the amounts due by Tenant hereunder. Any such demand, reentry and taking of possession of the Premises by Landlord shall not of itself constitute an acceptance by Landlord of a surrender of this Lease or of the Premises by Tenant and shall not of itself constitute a termination of this Lease by Landlord. Landlord’s failure to relet the Premises or to make such alterations, redecorations and repairs as set forth in this Section 18.B. shall not release or affect Tenant’s liability for Rent or for damages; or

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(iii) As agent of Tenant, do whatever Tenant is obligated to do by the provisions of this Lease and enter the Premises, by force if necessary, without being subject to prosecution or liable for any claims for damages therefor, in order to accomplish this purpose. Tenant agrees to reimburse Landlord immediately upon demand for any expenses which Landlord may incur in thus effecting compliance with this Lease on behalf of Tenant and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action, whether caused by negligence of Landlord or otherwise; and/or

(iv) If Landlord exercises any of the remedies set forth in this Lease or under Georgia law, in addition to all other costs and expenses Landlord shall be entitled to recover under this Lease, Landlord shall also be entitled to recover the amount of any rental abatement or other rental concession provided by Landlord to Tenant In addition to all other sums that are owed by Tenant to Landlord under this Lease, upon an uncured event of default, Tenant shall become liable for any costs incurred by Landlord under this Lease for the completion of any improvements to the Premises, and any real estate commissions paid by Landlord under this Lease (collectively, “Landlord’s Costs”), to the extent set forth in this Section 18.B.(iv). The entire amount of Landlord’s Costs shall be amortized evenly over the Lease Term, and so long as Tenant does not default in its obligations under this Lease, and fail to cure such default within the applicable period of cure, if any, provided under this Lease, then Tenant shall have no liability to Landlord for the repayment of any portion of Landlord’s Costs. However, in the event that Tenant shall default in its obligations under this Lease, and Tenant shall fail to cure such default within the applicable period of cure, if any, provided under this Lease, then in addition to all of Landlord’s other remedies available under this Lease, Tenant shall also be liable to Landlord for the portion of Landlord’s Costs that remains amortized but unpaid between the date of such default and the expiration of the Term of this Lease.

If this Lease is terminated by Landlord as a result of the occurrence of an Event of Default, Landlord may declare to be due and payable immediately, the present value (calculated with a discount factor of eight percent [8%] per annum) of the difference between (i) the entire amount of Rent and other charges and assessments which in Landlord’s reasonable determination would become due and payable during the remainder of the Lease Term determined as though this Lease had not been terminated, and (ii) the then fair market rental value of the Premises and other charges and assessments for the remainder of the Lease Term. Upon the acceleration of such amounts, Tenant agrees to pay the same at once, together with all Rent and other charges and assessments theretofore due, at Landlord’s address as provided herein, it being agreed that such payment shall not constitute a penalty or forfeiture but shall constitute liquidated damages for Tenant’s failure to comply with the terms and provisions of this Lease (Landlord and Tenant agreeing that Landlord’s actual damages in such event are impossible to ascertain and that the amount set forth above is a reasonable estimate thereof).

Upon the occurrence of any Event of Default, Tenant shall pay to Landlord all costs incurred by Landlord (including court costs and reasonable attorneys’ fees and expenses) in (i) obtaining possession of the Premises, (ii) removing and storing Tenant’s or any other occupant’s property located in the Premises, (iii) repairing, restoring, renovating, altering, remodeling, or otherwise putting the Premises into condition reasonably acceptable to a new tenant, (iv) if Tenant is dispossessed of, or vacates or abandons, the Premises and this Lease is not terminated, reletting all or any part of the Premises (including, but not limited to, brokerage commissions, cost of tenant finish work, advertising and promotional expenses, and other costs incidental to such reletting), (v) performing Tenant’s obligations which Tenant failed to perform, and (vi) enforcing its rights, remedies, and recourses arising out of the default.

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Pursuit of any of the foregoing remedies shall not preclude pursuit of any other remedy herein provided or any other remedy provided by law or at equity, nor shall pursuit of any remedy herein provided constitute an election of remedies thereby excluding the later election of an alternate remedy, or a forfeiture or waiver of any Rent or other charges and assessments payable by Tenant and due to Landlord hereunder or of any damages accruing to Landlord by reason of violation of any of the terms, covenants, warranties and provisions herein contained. No reentry or taking possession of the Premises by Landlord or any other action taken by or on behalf of Landlord shall be construed to be an acceptance of a surrender of this Lease or an election by Landlord to terminate this Lease unless written notice of such intention is given to Tenant. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an Event of Default shall not be deemed or construed to constitute a waiver of such default. In determining the amount of loss or damage which Landlord may suffer by reason of termination of this Lease or the deficiency arising by reason of any reletting of the Premises by Landlord as above provided, allowance shall be made for the expense of repossession.

C. Attorneys’ Fees. If any rent or other sum due and owing under this Lease is collected by or through an attorney at law, then, in addition to such sums, Tenant shall also pay Landlord’s reasonable attorneys’ fees and other reasonable costs actually incurred in such collection.

D. Overdue Charges and Interest. In the event that Landlord elects to accept a payment of Rent which is not received by Landlord on or before its due date, Tenant shall pay to Landlord an overdue charge of five percent (5%) of such payment, or One Hundred and 00/100 Dollars (S100.00), whichever is greater, in order to compensate Landlord for its administrative expenses in processing overdue payments; however, nothing contained herein shall be deemed to require Landlord to accept any payment of Rent received by Landlord after the due date. In addition. Tenant shall pay to Landlord a processing and handling fee of Fifty and 00/100 Dollars ($50.00) for any check of Tenant’s which is returned to Landlord because of insufficient funds, as liquidated damages to compensate Landlord for its additional administrative costs and expenses in handling such items, it being agreed that the exact amount thereof would be difficult or impossible to ascertain. Any payment of Rent not made when due shall also bear interest at eighteen percent (18%) per annum (the “Default Rate”) from the date due until paid in full.

19.                HOLDING OVER. Tenant shall have no right to hold over beyond the expiration or earlier termination of this Lease without the express written consent of Landlord. Should Tenant or any of its successors in interest continue to hold over the Premises after the termination of this Lease without the written consent of Landlord, Tenant shall be a tenant at sufferance. In the event of any unauthorized holding over. Tenant shall indemnify Landlord against all damages sustained by Landlord by reason of such holdover and all claims for damages by any other tenant to whom Landlord shall have leased all or any portion of the leased Premises effective upon the termination of this Lease, and Tenant shall pay to Landlord as liquidated damages, solely for such holding over, monthly rental equal to one hundred fifty percent (150%) the monthly rental (including Base Rent and all other rental amounts) in effect during the last full month of the Lease Term.

20.              DESTRUCTION OF OR DAMAGE TO PREMISES.

A. Building Casualty. If the Building or any portion thereof is damaged or destroyed by any casualty to the extent that, in Landlord’s reasonable judgment, (i) repair of such damage or destruction would not be economically feasible, or (ii) the damage or destruction to the Building cannot be repaired within three hundred sixty (360) days after the date of such damage or destruction, or (iii) if the proceeds from insurance remaining after any required payment to any mortgagee or lessor of Landlord are insufficient to repair such damage or destruction, Landlord shall have the right, at Landlord’s option, to terminate this Lease by giving Tenant notice of such termination, within sixty (60) days after the date of such damage or destruction.

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B. Premises Casualty. If the Premises or any portion thereof is damaged or destroyed by any casualty, and if, in Landlord’s reasonable opinion, the Premises cannot be restored within two hundred ten (210) days after the date of such damage or destruction, or if the proceeds from Landlord’s insurance remaining after any required payment to any mortgagee or lessor of Landlord are insufficient to repair such damage or destruction, then either Landlord or Tenant shall have the right, at the option ofeither party, to terminate this Lease by giving the other written notice, within sixty (60) days after such damage or destruction.

C. Restoration. In the event of partial destruction or damage to the Building or the Premises which is not subject to Sections 20.A. or 20.B. or which is subject to Sections 20.A. or 20.B. but the applicable party (or parties) does not elect to terminate this Lease, but which renders the Premises partially but not wholly untenantable, this Lease shall not terminate and Rent shall be abated in proportion to the area of the Premises which, in Landlord’s reasonable opinion, cannot be used or occupied by Tenant as a result of such casualty. Landlord shall in such event, within a reasonable time after the date of such destruction or damage, subject to Force Majeure or to Tenant Delay and to the extent and availability of insurance proceeds, restore the Premises to as near the same condition as existed prior to such partial damage or destruction, provided that Tenant pays to Landlord Tenant’s insurance proceeds as required herein. In no event shall Rent abate nor shall Tenant have the right to terminate this Lease in accordance with this Section 20 if damage to or destruction of the Premises is the result of the negligence or willful act of Tenant, or Tenant’s agents, employees, representatives, contractors, successors, assigns, licensees or invitees. Landlord shall have no liability to Tenant for inconvenience, loss of business, or annoyance arising from any repair of any portion of the Premises or the Building. If Landlord is required by this Lease or by any mortgagee or lessor of Landlord to repair or if Landlord undertakes to repair, Tenant shall pay to Landlord that amount of Tenant’s insurance proceeds (or the amount which would have been received by Tenant if Tenant was carrying the insurance required by this Lease) which insures such damage as a contribution towards such repair, and Landlord shall use mreasonable efforts to have such repairs made promptly and in a manner which will not unnecessarily interfere with Tenant’s occupancy.

D. End of Term Casualty. Notwithstanding the foregoing, if the Building or the Premises or any material portion thereof is destroyed or materially damaged by fire or other casualty at any time during the last twelve (12) months of the Term, then either Landlord or Tenant shall have the right, at the option of either party, to terminate this Lease by giving written notice to the other within sixty (60) days after the date of such destruction; provided, however, that in no event shall Tenant have the right to terminate this Lease if damage to or destruction of the Building or the Premises is the result of negligence or willful act of Tenant, or Tenant’s agents, employees, representatives, contractors, successors or assigns, licensees or invitees.

E. Effect of Termination. In the event of termination of this Lease pursuant to Sections 20.A., 20.B. or 20.D., then all Rent shall be apportioned and paid to the date on which possession is relinquished or the date of such damage, whichever last occurs, and Tenant shall immediately vacate the Premises according to such notice of termination; provided, however, that those provisions of this Lease which are designated to cover matters of termination and the period thereafter shall survive the termination hereof.

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21 .          EMINENT DOMAIN. If all or any part of the Premises or the Building shall be taken as a result of the exercise of the power of eminent domain or agreement in lieu thereof, this Lease shall terminate as to the part so taken as of the date of taking, and, in the case of a partial taking of the Premises, either Landlord or Tenant shall have the right to terminate this Lease as to the balance of the Premises by giving written notice to the other within thirty (30) days after such date; provided, however, that a condition to the exercise by Tenant of such right to terminate shall be that the portion of the Premises taken shall be of such extent and nature as to substantially impair Tenant’s use of the balance of the Premises. If this Lease is terminated under the provisions of this Section 21, Rent shall be apportioned and adjusted as of the date of termination. In the event of any taking, Tenant shall have no claim against Landlord or against the condemning authority for the value of any leasehold estate or for the value of the unexpired Lease Term (and Tenant hereby assigns to Landlord any right or interest to any award applicable thereto), provided that the foregoing shall not preclude any claim that Tenant may have against the condemning authority for the unamortized cost of leasehold improvements, to the extent the same were installed at Tenant’s expense (and not with the proceeds of the Improvement Allowance), or for loss of business or moving expenses incurred in relocating from the Premises Tenant’s trade fixtures and/or other personal property. In the event of a partial taking of the Premises which does not result in a termination of this Lease, the monthly Rent thereafter to be paid shall be equitably reduced based upon balance of the square feet of the Premises.

22.             NOTICES. All notices required or permitted to be given hereunder shall be in writing and may be delivered in person to either party or may be sent by courier, recognized national overnight delivery service or by United States Mail, certified, return receipt requested, postage prepaid. Any such notice shall be deemed received by the party to whom it was sent (i) in the case of personal delivery, courier delivery or recognized overnight delivery service, on the date of delivery to such party, and (ii) in the case of certified mail, the date receipt is acknowledged on the return receipt for such notice, and (iii) if delivery is rejected or refused or the courier, overnight delivery service or U.S. Postal Service is unable to deliver same because of changed address of which no notice was given pursuant hereto, the first date of such rejection, refusal or inability to deliver. All such notices shall be addressed to Landlord or Tenant at their respective address set forth in Section l.N. and Section I.O., respectively, or at such other address as either party shall have theretofore given to the other by notice as herein provided. Tenant hereby designates and appoints as its agent to receive notice of all dispossessory or distraint proceedings and all other notices required under this Lease, the person in charge of the Premises at the time said notice is given or occupying said Premises at said time; and, if no person is in charge of or occupying the said Premises, then such service or notice may be made by attaching the same, in lieu of mailing, on the main entrance to the Premises.

23.             NO WAIVER OF RIGHTS. No failure to or delay in exercise of any right or power given herein or to insist upon strict compliance of any obligation imposed herein and no custom or practice of either party hereto at variance with any term hereof shall constitute a waiver or a modification of the terms hereof by either party or any right to demand strict compliance with the terms hereof. No receipt of money by Landlord from Tenant after notice of default, or after the termination of this Lease or the commencement of any suit or final judgment of possession of the Premises, shall reinstate, continue or extend the Term of this Lease or affect any notice, demand or suit. The rights and remedies hereby created are cumulative, and the use of one remedy shall not be construed to exclude or waive the right to the use of another, or exclude any other right or remedy allowed by law.

24.             SPECIAL STIPULATIONS. The Special Stipulations, if any, attached hereto are hereby incorporated herein and made a part hereof, and in the event they conflict with any of the foregoing provisions, the Special Stipulations shall control.

25.             NO ESTATE IN LAND. This contract and Lease shall create the relationship of landlord and tenant between Landlord and Tenant and no estate shall pass out of Landlord; Tenant has only a usufruct which is not subject to levy and sale, and not assignable by Tenant except as herein provided.

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26.             SUBORDINATION AND ATTORNMENT. This Lease and all rights of Tenant hereunder are and shall be subject and subordinate to any mortgage, deed to secure debt, deed of trust or other instrument in the nature thereof(“Security Deed”) which may now or hereafter affect Landlord’s fee title to the Premises and/or Building and/or Project. This provision shall be automatic and no further action or documentation shall be required. Tenant shall, however, within ten (10) days of request execute, acknowledge and deliver to Landlord, to Landlord’s designee and/or the holder of any such Security Deed, such certificate or certificates that may be requested by Landlord or such holder to evidence the subordination of this Lease to such Security Deed. If the holder of any such Security Deed shall hereafter succeed to the rights of Landlord under this Lease Tenant shall, at the request of such holder, attorn to and recognize such successor as Tenant’s landlord under this Lease and shall promptly execute and deliver any instrument that may be necessary to evidence such attornment.

27.              ESTOPPEL. Within ten (10) days after request by Landlord, Tenant agrees to execute and deliver to Landlord in recordable form an estoppel certificate addressed to Landlord, any mortgagee or assignee of Landlord’s interest in, or purchaser of, the Premises or the Building or any part thereof, certifying (if such be the case) that this Lease is unmodified and is in full force and effect (and if there have been modifications, that the same is in full force and effect as modified and stating said modifications); certifying that there are no defenses or offsets against the enforcement thereof or stating those claimed by Tenant; stating the date to which Rent and other charges have been paid; and certifying that there are no events of default or events or conditions which, with the giving of notice or passage of time, would be an event of default under this Lease. Such certificate shall also include such other information as may reasonably be required by such mortgagee, proposed mortgagee, assignee, purchaser or Landlord. Any such certificate may be relied upon by Landlord, any mortgagee, proposed mortgagee, assignee, purchaser and any other party to whom such certificate is addressed.

28.             SEVERABILITY AND INTERPRETATION. If any clause or provision of this Lease shall be deemed illegal, invalid, or unenforceable under present or future laws effective during the Lease Term, then, the remainder of this Lease shall not be affected by such illegality, invalidity or unenforceability.

29.             SUCCESSORS AND ASSIGNS. The words “Landlord” and “Tenant” as used herein shall include the respective contracting party, whether singular or plural, and whether an individual, masculine or feminine, or a partnership, joint venture, business trust or corporation. The provisions of this Lease shall inure to the benefit of and be binding upon Landlord and Tenant, and their respective successors, heirs, legal representatives and assigns, subject to the provisions of Section 16 hereof.

30.             GEORGIA LAW. The laws of the State of Georgia shall govern the interpretation, validity, performance and enforcement of this Lease.

31.             TIME IS OF THE ESSENCE. Time is of the essence of this Lease; provided, however, that failure of Landlord to provide Tenant with any notification regarding reimbursements for Operating Expenses or any other charges or Additional Rent provided for hereunder, within the time periods prescribed in this Lease shall not relieve Tenant of its obligation to make such payments or contributions.

32.             EXCULPATION OF LANDLORD.

A. Landlord Liability. Landlord shall have no personal liability with respect to any of the provisions of this Lease. If Landlord is in default with respect to its obligations under this Lease, Tenant shall look solely to the equity of Landlord in and to the Building (including, without limitation, rents and sales proceeds) for satisfaction of Tenant’s remedies, if any. It is expressly understood and agreed that Landlord’s liability under the terms of this Lease shall in no event exceed the amount of its interest in and to said Building (including, without limitation, rents and sales proceeds). In no event shall any partner of Landlord nor any member or joint venturer in Landlord, nor any officer, director or shareholder of Landlord or any such partner, member or joint venturer of Landlord be personally liable with respect to any of the provisions of this Lease. Notwithstanding anything to the contrary contained in this Lease, in no event shall Landlord be liable to Tenant for any punitive, special or consequential damages Tenant may suffer or incur, including, without limitation, damage for loss of business or loss of profits.

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B. Consent Standard. If Tenant claims or asserts that Landlord has violated or failed to perform a covenant of Landlord not to unreasonably withhold or delay Landlord’s consent or approval, Tenant’s sole remedy shall be an action for specific performance, declaratory judgment or injunction and in no event shall Tenant be entitled to any money damages for a breach of such covenant and in no event shall Tenant claim or assert any claim for any money damages in any action or by way of set off, defense or counterclaim and Tenant hereby specifically waives the right to any money damages or other remedies.

33.           PARKING AND COMMON AREAS.

A. Parking. For so long as this Lease is in full force and effect and Tenant is not in default hereunder. Landlord shall make available in the parking areas of the Project to Tenant a number of parking spaces (on an unassigned, nonexclusive basis) determined by multiplying 3.0 by the number of Square Feet in the Premises, dividing said product by 1,000, and then rounding such resulting number to the nearest whole number of spaces, at rates to be determined from time to time by Landlord. Tenant may not use additional parking spaces without the prior written consent of Landlord. Tenant shall not interfere, nor permit its agents, employees, contractors, invitees or licensees to interfere with the rights of Landlord and others entitled to use the parking areas. All parking facilities furnished by Landlord shall be subject to the reasonable control and management of Landlord, who may, from time to time, (i) establish, modify and enforce reasonable rules and regulations with respect thereto, (ii) change or reconfigure the parking facilities, (iii) construct or repair any portion thereof, and/or (iv) assign parking spaces in designated areas.

B. Common Areas. Landlord reserves the unrestricted right, from time to time, to expand, relocate, reconfigure or change the perimeters of the Building, the other buildings in the Project, the Project or Land, any parking areas, driveways, access roads, or other Common Areas, any or all of which may now or hereafter be located on the Land, or on land adjacent to the Land, or to construct new or additional buildings, parking areas, driveways, access roads or other areas. If at any time, in Landlord’s opinion, it becomes necessary for purposes of expanding, repairing, restoring, constructing or reconstructing all or any portion of the Project, Landlord may, temporarily close off portions of the Common Areas, erect private boundary marks or take such other action as Landlord deems necessary or desirable for such purposes. Landlord reserves the right from time to time, to dedicate portions of the parking areas, driveways, access roads, or other areas which may now or hereafter be located on the Land to the public. Landlord reserves the right from time to time, to dedicate portions of the parking areas, driveways, access roads, or other areas which may now or hereafter be located on the Land to the public. Landlord further reserves the right, at any time and from time to time, to use portions of the Common Areas for art and other displays, promotional events. Notwithstanding anything to the contrary contained in this Section 33.B., in connection with the exercise of Landlord’s rights under this Section 33.B., in no event shall Landlord close both entrances to the Project from Peachtree-Dunwoody Road at any given time without Tenant’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), provided such restriction shall not be applicable in the event such closure arises (i) due to a casualty and/or condemnation, and/or (ii) in connection with road construction by the Georgia Department of Transportation (or other similar governmental authority), and/or (iii) in connection with maintenance repair work by any applicable utility provider.

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34.              PUBLIC RECORDS. Without the prior written consent of both parties, neither this Lease nor any memorandum hereof shall be recorded or placed on public record.

35.             MULTIPLE TENANTS. If more than one individual or entity comprises Tenant, then all individual and entities comprising Tenant are and shall each be jointly and severally liable for the due and proper performance of Tenant’s duties and obligations arising under or in connection with this Lease.

36.             FORCE MAJEURE. Both parties shall be excused for the period of any delay and shall not be deemed in default with respect to the performance of any of the non-monetary terms, covenants, and conditions of this Lease when prevented from so doing by a cause or causes beyond their reasonable control, which shall include, without limitation, all labor disputes, governmental regulations or controls, fire or other casualty, inability to obtain any material or services, and acts of God.

37.             REAL ESTATE BROKERS. Landlord’s Broker has represented Landlord in this transaction, and Tenant’s Broker has represented Tenant in this transaction (Landlord’s Broker and Tenant’s Broker are collectively referred to as “Broker”), and Broker will be compensated by Landlord pursuant to the terms of a separate written agreement. Landlord and Tenant (for purposes of this Section 37, each of which is an ‘‘Indemnifying Party” hereunder) represent to each other that they have dealt with no other broker, agent or finder in connection with this agreement. Each Indemnifying Party hereby indemnifies the other party and agrees to hold such other party harmless from and against any and all claims, causes, demands, losses, liabilities, fees, commissions, settlements, judgments, damages, and expenses (including attorneys’ fees and court costs) in connection with any claim for commission, fees, compensation or other charge relating in any way to this agreement, or to the consummation of the transactions contemplated hereunder, which may be made by any person, firm or entity, other than Broker, based upon any agreement made or alleged to have been made by such Indemnifying Party or its agent or representative, or the conduct or the alleged conduct of such Indemnifying Party or its agent or representative. The provisions of this Section shall survive termination or expiration of this Lease.

38.             ENTIRE AGREEMENT; MODIFICATION. This Lease contains the entire agreement between the parties hereto and any representation, warranty or agreement, oral or otherwise, between the parties not embodied herein shall be of no force or effect. No modification, amendment or alteration to this Lease shall be effective unless the same shall be in writing and signed by the party against which enforcement of the modification, amendment or alteration of this Lease is sought.

39.              AUTHORITY OF TENANT. If Tenant executes this Lease as a corporation, each of the persons executing this Lease on behalf of Tenant does hereby personally represent and warrant that Tenant is a duly incorporated or a duly qualified (if a foreign corporation) corporation and is fully authorized and qualified to do business in the State in which the Premises are located, that the corporation has full right and authority to enter into this Lease, and that each person signing on behalf of the corporation is an officer of the corporation and is authorized to sign on behalf of the corporation. If Tenant signs as a partnership, joint venture, limited liability company or sole proprietorship or other business entity (each being herein called “Entity”), each of the persons executing on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing Entity, that Tenant has full right and authority to enter into this Lease, that all persons executing this Lease on behalf of the Entity are authorized to do so on behalf of the Entity, and that such execution is fully binding upon the Entity and its partners, joint venturers, or principal, as the case may be. Upon the request of Landlord, Tenant shall deliver to Landlord documentation satisfactory to Landlord evidencing Tenant’s compliance with this Section 39, and Tenant agrees to promptly execute all necessary and reasonable applications or documents as reasonably requested by Landlord, required by the jurisdiction in which the Premises is located, to permit the issuance of necessary permits and certificates for Tenant’s use and occupancy of the Premises.

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40.             CONFIDENTIALITY. Tenant hereby acknowledges and agrees with Landlord that the amount of Rent due and payable under this Lease and all other terms of this Lease negotiated between Landlord and Tenant shall be and remain confidential to the parties to this Lease, and Tenant, in consideration of Landlord’s entering into this Lease, hereby agrees with Landlord that Tenant shall not disclose in any manner to any third party, except as may be required by law, the amount of the Rent due and payable by-Tenant under this Lease or any of the other terms of this Lease; provided, however, that (a) Landlord may disclose the terms of this Lease to potential lenders of Landlord, mortgagees or other parties taking a secured interest in the Building or the Project, any investors, partners, or joint venture participants holding or potentially holding an interest in the Building or Project, and said parties’ accountants, attorneys, and other representatives, and to any other third party with a reasonable need to know the terms of this Lease, and (b) Tenant may disclose the terms of this Lease to potential assignees or subtenants, any investors, partners, or joint venture participants holding or potentially holding an interest in the named-Tenant, and said parties’ accountants, attorneys, and other representatives, and to any other third party with a reasonable need to know the terms of this Lease.

41.              INTENTIONALLY OMITTED.

42.             LANDLORD’S ACCEPTANCE OF LEASE. The submission of this Lease to Tenant shall not be construed as an offer and Tenant shall not have any rights with respect thereto unless said Lease is consented to by any mortgagee or ground lessor of Landlord, to the extent such consent is required, and Landlord executes a copy of this Lease and delivers the same to Tenant which execution shall evidence the consent by such mortgagee or ground lessor. In furtherance of the foregoing, the submission of this Lease for examination or execution does not constitute a reservation of or option for the Premises, and this Lease becomes effective as a lease only upon execution and delivery thereof by Landlord and Tenant.

43.              NO EASEMENT FOR LIGHT. AIR OR VIEW. Any elimination or shutting off of light, air, or view by any structure which may be erected on lands adjacent to the Building shall in no way affect this Lease and Landlord shall have no liability to Tenant with respect thereto.

44.             TENANT DAMAGES. Tenant shall not allow any damage to be committed on any portion of the Premises, Building or Project, and at the termination of this Lease, by lapse of time or otherwise, Tenant shall deliver the Premises to Landlord, broom-clean, in as good condition as existed on the Commencement Date of this Agreement, ordinary wear and tear and damage by casualty excepted. The cost and expense of any repairs necessary to restore the condition of the Premises as required by the preceding sentence shall be borne by Tenant.

45.             QUIET ENJOYMENT. As long as no event of default exists hereunder beyond the lapse of any applicable notice and cure period, Tenant shall peacefully and quietly have and enjoy the Premises for the Lease Term and any applicable renewal thereof, free from interference by Landlord or anyone claiming by or through Landlord, subject, however, to the provisions of this Lease.

46.               MERGER. The voluntary or other surrender of this Lease by Tenant or the cancellation of this Lease by mutual agreement of Tenant and Landlord shall not work a merger, but shall, at Landlord’s option, terminate all or any subleases and subtenancies or operate as an assignment to Landlord of all or any subleases or subtenancies. Landlord’s option hereunder shall be exercised by notice to Tenant and all known sublessees or subtenants in the Premises or any part thereof.

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47.             FINANCIAL STATEMENTS. Upon Landlord’s written request therefor, but not more often than once per year. Tenant shall promptly furnish to Landlord a financial statement with respect to Tenant for its most recent fiscal year prepared in accordance with tax basis accounting and certified to be true and correct by Tenant, which statement Landlord agrees to keep confidential and not use except in connection with proposed sale or loan transactions.

48.             LANDLORD LIEN. Landlord shall at all times have a valid first lien upon all of the personal property of Tenant situated in the Premises to secure payment of rent and other sums and charges due hereunder from Tenant to Landlord and to secure the performance by Tenant of each of the covenants, warranties, agreements and conditions hereof. Said personal property shall not be removed from the Premises without the consent of Landlord until all arrearage in Rent and other charges, as well as any and all other sums of money due hereunder shall first have been paid and discharged and until this Lease and all of the covenants, conditions, agreements and provisions have been fully performed by Tenant. Tenant shall from time to time execute any financing statements and other instruments necessary to perfect the security interest granted herein. The lien herein granted may be foreclosed in the manner and form provided by law for the foreclosure of security instruments or chattel mortgages, or in any other manner provided by law. This Lease is intended as and constitutes a security agreement within the meaning of the Uniform Commercial Code of the State of Georgia.

Notwithstanding the foregoing, Landlord and Tenant acknowledge and agree that certain items of Tenant’s personal property used in connection with Tenant’s Permitted Use are portable in nature (such as I Pads and laptop computers), and Tenant is permitted to remove such portable items as necessary in connection with the conduct of Tenant’s business in the Premises in accordance with the Permitted Use.

49.             WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY LAW, LANDLORD AND TENANT SHALL, AND THEY DO HEREBY, WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BETWEEN THE PARTIES HERETO OR THEIR SUCCESSORS OR ASSIGNS ON ANY MATTERS ARISING OUT OF, OR IN ANY WAY CONNECTED WITH, THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, AND/OR TENANT’S USE OF, OR OCCUPANCY OF, THE PREMISES. TENANT SHALL NOT INTERPOSE ANY NON-COMPULSORY COUNTERCLAIM OR NON-COMPULSORY COUNTERCLAIMS IN A SUMMARY PROCEEDING OR IN ANY ACTION BASED UPON NON PAYMENT OF RENT OR ANY OTHER PAYMENT REQUIRED BY TENANT HEREUNDER. THIS AIVER IS MADE FREELY AND VOLUNTARILY, WITHOUT DURESS AND ONLY AFTER EACH OF THE PARTIES HERETO HAS HAD THE BENEFIT OF ADVICE FROM LEGAL COUNSEL ON THIS SUBJECT.

50.             USE OF PRONOUN, RELATIONSHIP. The use of the neuter singular pronoun to refer to Landlord or Tenant shall be deemed a proper reference even though Landlord or Tenant may be an individual, a partnership, a corporation, a trust or a group of individuals or corporations. The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense when there is more than one tenant and to either corporations, companies, trusts, associations, partnerships, or individuals, males or females, shall be assumed as though in each case fully expressed.

51.              MORTGAGEE PROTECTION. If there is a default by Landlord under this Lease, Tenant covenants to give notice by registered mail to, in addition to Landlord, any grantee of a deed to secure debt, mortgagee under a mortgage, or beneficiary under a deed of trust encumbering the Premises, whose address shall have been previously furnished it, and shall offer such grantee, mortgagee or beneficiary, a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or judicial foreclosure, if such should prove necessary to effect a cure.

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52.             NO SMOKING. Tenant acknowledges that “smoking” is prohibited in all areas of the Premises and the Project (including common areas and all grounds) except in areas, if any, outside the Building (and outside any other building in the Project) that are designated by Landlord as “Designated Smoking Areas”. Landlord shall have the right, but not the obligation, to designate an area or areas outside buildings in the Project as “Designated Smoking Areas”. Landlord shall have the right from time to time to change and or limit such Designated Smoking Areas and to enact future rules and regulations concerning smoking in such Designated Smoking Areas, including the right in Landlord’s discretion, to prohibit smoking in the Designated Smoking Areas or the right to refuse to designate Designated Smoking Areas. Tenant agrees to comply in all respects with Landlord’s prohibition and regulation of smoking and to enforce compliance against its employees, agents, invitees and other persons under the control and supervision of Tenant on Premises or the Project. Any violation of this provision shall be a default under this Lease and in addition and without limiting Landlord’s rights and remedies in consequence of such default, entitle Landlord to assess a monetary fine against Tenant for each violation of this Section 52 in the amount of Twenty-Five and 00/100 Dollars (S25.00). For purposes hereof, “smoking” means inhaling, exhaling, burning or carrying any lighted cigar, cigarette, pipe or other smoking equipment or device in any manner or form. Notwithstanding anything in this Lease to the contrary, no liability shall attach to Landlord for any failure to enforce this provision (or similar provisions in other leases).

53.             CERTIFICATION. Tenant represents and warrants to Landlord that, to the best of Tenant’s knowledge (i) Tenant is not acting, directly or indirectly, for or on behalf of any person, group, entity, or nation, named by any Executive Order or the United States Treasury Department as a “terrorist”, “Specially Designated National and Blocked Person”, or other banned or blocked person, group, or nation (collectively, “Banned Persons”) pursuant to any anti-terrorism law; (ii) Tenant is not engaged in this Lease transaction, or instigating or facilitating this Lease, directly or indirectly on behalf of any Banned Person; (iii) Tenant currently does not appear, and throughout the Lease Term, neither Tenant, nor any officer, director, shareholder, partner, member or other owner of Tenant shall appear, on any list of Banned Persons; (iv) no anti-terrorism law prohibits Landlord from doing business with Tenant; (v) Tenant, its officers, directors, or principal shareholders, partner, member, or other owner of Tenant, shall not, during the Lease Term, violate any anti-terrorism laws; and (vi) Tenant, its officers, directors, principal shareholders, partners or members shall not, during the Lease Term, knowingly do business with any party, individual, or entity that has violated or will violate any anti-terrorism laws. For purposes of this Lease, “anti-terrorism laws” shall mean Executive Order 13224 and related regulations promulgated and enforced by the Office of Foreign Assets Control, the Money Laundering Control Act, the United States Patriot Act, or any similar law, order, rule or regulation enacted in the future. Tenant hereby agrees to defend, indemnity, protect, and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities, fines, penalties, expenses (including attorneys’ fees) and costs arising from or related to a breach of the foregoing representations and warranties. The foregoing indemnity-obligations of Tenant shall survive the termination or expiration of this Lease.

 27

54.             COUNTERPARTS. This Lease may be executed in multiple counterparts, each of which shall constitute an original and all of which taken together shall constitute one and same agreement binding upon the parties, notwithstanding that all the parties are not signatories to the same counterpart. In order to facilitate the agreements contemplated by this Lease, signatures transmitted by facsimile machine or signatures transmitted via e-mail in a “PDF” format may be used in place of original signatures on this Lease. Each party intends to be bound by such party’s facsimile or “PDF” format signature on this Lease, is aware that the other parties are relying on such party’s facsimile or “PDF” format signature, and hereby waives any defenses to the enforcement of this Lease based upon the form of signature. Promptly following any facsimile transmittal or e-mail transmittal of “PDF” format signatures, the parties shall deliver to the other parties the original executed Lease by reputable overnight courier to the addresses shown in Sections 1 .P. and 1 .Q.

[Signatures Appear on Following Page]

 28

IN WITNESS WHEREOF, the parties hereto have duly executed this instrument, < respective seals to be affixed hereto, as of the Effective Date set forth above.

LANDLORD:

CORPORATE CAMPUS, LLC,

a Delaware limited liability company,

By:	Ackerman CORO, LLC,
a Georgia limited liability company, Member

By:
Donald K. Miller,
Chief Operating Officer

Date:	10/01/2012

TENANT:

P3 COMPOUNDING OF DUNWOODY, LLC, a Georgia limited liability company

By:
Name:	Charles Gaetano
Title:	Vice President

[SEAL]

Date:	09/27/2012

 29

SPECIAL STIPULATIONS:

The Special Stipulations, if any, attached hereto are hereby incorporated herein and made a part hereof, and in the event they conflict with any of the foregoing provisions, the Special Stipulations shall control.

1.                                 Rent Abatement. Notwithstanding anything to the contrary contained in this Lease, provided Tenant is not in default of this Lease, Base Rent due under this Lease (but not any Additional Rent or other charges due under this Lease) shall be abated for the period commencing on the Commencement Date and ending on the day immediately prior to the same day of the seventh (7th) calendar month following the month in which the Commencement Date occurs (the “Abatement Period’); such conditional concession being offered to Tenant as an inducement for Tenant to execute this Lease and to occupy the Premises for the entire Term of this Lease, and to comply with its agreements contained in this Lease; provided, however, if Tenant becomes in default under this Lease or otherwise breaches any of Tenant’s obligations under this Lease, then (i) all previously abated Base Rent which would have otherwise been payable during the Abatement Period shall become immediately due and payable, and Tenant shall immediately pay to Landlord upon demand all such previously abated Base Rent that would otherwise have been payable during the Abatement Period, (ii) if such default occurs prior to the expiration of the Abatement Period, Tenant’s right to abate Base Rent shall terminate and be of no further force and effect, and (iii) Tenant shall have no further right to any rent abatement.

2.                   Monument Signage Rights. Landlord hereby grants to Tenant the revocable license to install and maintain, all at Tenant’s sole cost and expense, one (1) identification panel( “Tenant’s Sign”) on the monument sign serving the Project located near the intersection of Hammond Drive and Peachtree-Dunwoody Road (the “Monument Sign”), in a location to be determined by Landlord, in its sole discretion, upon and subject to the following terms and conditions:

(a) All costs and expenses in connection with the installation, repair, replacement, maintenance, operation and removal of Tenant’s Sign shall be the responsibility of Tenant.

(b) The size, design, color and lettering of Tenant’s Sign shall be subject to the prior written approval of Landlord and shall be aesthetically compatible with the other signs located on the Monument Sign and elsewhere in the Project.

(c) Tenant’s Sign shall comply with all applicable legal requirements, including, but not limited to, any City of Sandy Springs ordinances, and Tenant shall obtain any required consents or permits from any applicable governmental authority. Notwithstanding anything to the contrary contained in this Section 2, Landlord makes no representations and/or warranties regarding whether or not any applicable governmental authority, including, without limitation, Fulton County, Georgia and/or the City of Sandy Springs, will consent to and/or approve of Tenant’s Sign. In the event any applicable governmental authority, including, without limitation, Fulton County, Georgia and/or the City of Sandy Springs, denies Tenant’s application for the installation of Tenant’s Sign for any reason, then (1) in no event shall Landlord be liable to Tenant for any claims, causes of action or damages against Landlord arising from the same; and (2) Tenant hereby waives and releases Landlord from any and all claims, causes of action and damages against Landlord arising from the same.

(d) Landlord reserves the right at any time following a default by Tenant, upon notice to Tenant, to revoke such license to install and maintain Tenant’s Sign upon the Monument Sign, whereupon Tenant shall immediately remove Tenant’s Sign from the Monument Sign.

 30

(e) Tenant shall have the right to maintain Tenant’s Sign on the Monument Sign only for so long as (i) this Lease remains in full force and effect, (ii) Tenant is doing business in the entire Premises, and (iii) no default has occurred under this Lease. Upon the expiration or earlier termination of this Lease (or such earlier time as may be required by Landlord if such conditions do not continue to be satisfied). Tenant shall, at its sole cost and expense, promptly remove Tenant’s Sign from the Monument Sign and repair any damage to the Monument Sign caused by or resulting from such removal. In the event Tenant fails to so remove Tenant’s Sign or repair such damage, Landlord may remove same and make such repairs at Tenant’s cost and Tenant shall pay Landlord on demand, as Additional Rent, the cost of such removal and repairs.

(f) Notwithstanding anything to the contrary contained in this Section 2, in the event Tenant (x) does not elect to place Tenant’s Sign on the Monument Sign within six (6) months following the Commencement Date, and/or (y) Tenant elects to place Tenant’s Sign on the Monument Sign, but either does not cause Tenant’s Sign to be placed on the Monument Sign within six (6) months following the Commencement Date, and/or, removes Tenant’s Sign from the Monument Sign for a period in excess of six (6) months during the Term of this Lease, then Tenant’s right to place Tenant’s Sign on the Monument Sign shall be terminated and of no further force and effect, and Tenant shall have no further right to place the Tenant’s Sign on the Monument Sign. Tenant shall not have the right to assign its right to install and maintain Tenant’s Sign to any assignee of this Lease and/or any sublessee of the Premises, nor may any such sublessee or assignee Tenant exercise or enjoy such right.

3.                  Janitorial Service. Notwithstanding anything to the contrary contained in this Lease, commencing on the Commencement Date and continuing thereafter for the duration of the Term of this Lease (as the same may be extended), Tenant shall, at its sole cost and expense, perform janitorial and general cleaning services for the Premises for a minimum of one (1) day per week, provided Landlord may increase the frequency of such janitorial service in the event Tenant fails to maintain the Premises in a clean and orderly condition. Tenant covenants that the Premises shall be maintained in a clean and orderly manner and in a first class condition. The janitorial service provider selected by Tenant shall be subject to Landlord’s prior approval, such approval not to be unreasonably withheld, conditioned or delayed. In consideration of Tenant’s obligation to provide such janitorial service, Tenant shall receive an annual credit in the amount of One Thousand One Hundred Seventy and 00/100 Dollars ($1,170.00; $0.60 multiplied by 1,950 square feet) to be applied against Tenant’s portion of Tenant’s Operating Expenses for any given calendar year.

4.                 Exclusive Use.

(a) Provided Tenant is in possession of the entire Premises and operating its business therein without default and Tenant has not previously defaulted under any of the terms and conditions contained in this Lease during the Term of this Lease, Landlord agrees that Landlord will not lease any other space in the Building to a tenant whose principal business is the operation of a pharmacy selling, at retail, prescription drugs (the “Exclusive Use”). Notwithstanding anything contained herein to the contrary, the foregoing Exclusive Use shall not be applicable to (i) space in any building in the Project other than the Building: (ii) any existing tenant in the Building whose lease predates this Lease, or its successors, assigns or replacements; (iii) medical doctors’ offices that provide prescription drugs to their patients; (iv) dentist offices that provide prescription drugs to their patients; and/or (v) any tenant that derives less than thirty percent (30%) of its gross revenue from the sale of prescription drugs.

 31

(b) Landlord and Tenant acknowledge that the Exclusive Use has been included herein at the sole request of Tenant, and in the event the Exclusive Use shall be construed to be or shall be declared to be invalid or unenforceable by the decision of any court or any governmental agency having jurisdiction over such matters or by the enactment of any law, ordinance or regulation, or in the event the Exclusive Use shall be construed to be or shall be declared to be in violation of any law, rule or regulation, including but not limited to any anti-trust laws, rules or regulations, Tenant agrees to indemnify, defend and hold Landlord harmless from and against any claim, demand, damage, cost or liability, including reasonable attorney fees and court costs, arising from Landlord’s grant of the Exclusive Use.

(c) In the event Tenant ceases to operate its business in the Premises and/or ceases to operate a pharmacy in the Premises and/or defaults under the terms and conditions contained in this Lease, then in any such event, the Exclusive Use shall terminate as of the date Tenant ceases to operate its business in the Premises, ceases to operate a pharmacy in the Premises, or the date of Tenant’s default, whichever shall be the case, and thereafter the Exclusive Use shall be null, void and of no further force and effect.

 32

EXHIBIT “B”

LEGAL DESCRIPTION

All that tract or parcel of land lying and being in Land Lot 18 of the 17th District of Fulton County, Georgia, being more particularly described as follows:

To find the true point of beginning, begin at the point of intersection of the northern right-of-way line of Hammond Drive having a 104-foot right-of-way at this point with the eastern right-of-way line of Peachtree Dunwoody Road (80 foot right-of-way): run thence North 85 degrees 23 minutes 50 seconds East, along the northern right-of-way line of Hammond Drive, a distance of 62.20 feet to a point; thence easterly, along the northern right-of-way line of Hammond Drive, and following the curvature thereof, an arc distance of 123.27 feet to a point (said arc being subtended by a chord line 123.20 feet in length bearing North 88 degrees 45 minutes 45 seconds East): thence South 05 degrees 33 minutes 35 seconds East a distance of 2.02 feet to a point on the northern right-of-way line of Hammond Drive (said point being located a distance of 50 feet from the centerline of Hammond Drive which narrows to a width of 90 feet at said point) thence easterly along the northern right-of-way line of Hammond Drive, and following the curvature thereof, an arc distance of 117.91 feet to a point (said are being subtended by a chord line 117.85 feet in length bearing South 84 degrees 37 minutes 50 seconds East); thence South 81 degrees 24 minutes 20 seconds East a distance 84.53 feet to a point, said point making the TRUE POINT OF BEGINNING; FROM THE TRUE POINT OF BEGINNING THUS ESTABLISHED, running thence North 03 degrees 41 minutes 50 seconds West a distance of 111 62 feet to an iron pin found; thence North 00 degrees 14 minutes 35 seconds West a distance of 274.9 feet to an iron pin found; thence South 89 degrees 20 minutes 15 seconds East a distance of 627.1 feet to an iron pin found on the eastern line of Land Lot 18: 17th District, Fulton County, said line also being the Fulton and DeKalb County Line; thence South 00 degrees 39 minutes West, along said Land Lot and County Line; a distance of 219.5 feet to an iron pin found at the point of intersection of said Land Lot and County Line with the northwestern right-of-way line of Hammond Drive (having an 80-foot right-of-way at this point): thence South 42 degrees 21 minutes 20 seconds West, along the northwestern and northern right-of-way line of Hammond Drive, and following the curvature thereof, an arc distance of 410.65 feet to a point (said are being subtended by a chord line 394.37 feet in length bearing South 70 degrees 28 minutes 30 seconds West); thence North 81 degrees 24 minutes 20 seconds West, along the northern right-of-way line of Hammond Drive, a distance of 185.94 feet to an iron pin found: thence North 03 degrees 41 minutes 50 seconds West a distance of 10.23 feet to THE TRUE POINT OF BEGINNING.

The above-described metes and bounds, courses and distances being shown as 20.13 acres on plat of survey for A G. Spanos Development, Inc. and The Prudential Insurance Company of America, prepared by Watts & Browning Engineers, dated May 21, 1980. which plat is appropriated herein by this reference and made a part of this description.

B-1

EXHIBIT “C”

WORK AGREEMENT

In consideration of the mutual covenants and agreements contained in this Lease and in this Exhibit “C”, Landlord and Tenant do hereby expressly agree as follows:

1.                               Design of Improvements. Through Landlord’s designated space planner Tenant has or shall, at Tenant’s cost and expense, using Landlord’s designated architectural firm, cause final detail design plans, specifications and working drawings designated as being ready for construction to be prepared in accordance with all applicable laws, ordinances, rules, regulations and codes of all governmental or quasi-governmental bodies (hereinafter collectively referred to as “Legal Requirements”) and to be approved by both Landlord and Tenant (hereinafter collectively referred to as “Tenant’s Plans”). Tenant’s Plans shall include, but not be limited to, the location of all interior partitions doors, electrical switches and outlets and telephone outlets; reflected ceiling plan showing the location of all lights, fans, diffusers, and vents electrical, plumbing and mechanical plans; floor and wall coverings; signs and such other items as may be necessary or desirable in order to determine if, in Landlord’s sole opinion, the work shown on Tenant’s Plans is aesthetically compatible with the surrounding improvements, and in order to allow Landlord to obtain accurate bids on, and to accurately determine the cost to complete the installation of all such work shown on the Tenant’s Plans (hereinafter collectively referred to as the “Improvements”). The Improvements shall include only permanent and semi-permanent finishes and improvements to the Premises (not to be included are items such as furniture, telecommunications and/or computer wiring or equipment, moving expenses, etc.) All improvements shown on Tenant’s Plans and made from concrete slab to concrete deck shall be included in the Improvements. The Tenant’s Plans shall be 1/8-inch scale architectural drawings. Four (4) sets of Tenant’s Plans as finally approved by both Landlord and Tenant shall be signed and dated by both Landlord and Tenant as ready for construction. Three (3) signed copies of same shall be retained by Landlord and one (1) signed copy shall be retained by Tenant. The Improvements performed pursuant to this Exhibit “C” shall be deemed permanent fixtures and shall become the property of Landlord upon completion of same by Landlord.

2.                   Building Standard Plans. Landlord’s designated interior design and mechanical and electrical engineers firms has heretofore furnished to Tenant copies of the Building standard plans and specifications relating to the Premises and other areas adjacent thereto regarding, among other things, the location, type and layout of the electrical, plumbing, structural and mechanical systems, equipment and facilities serving the Premises, all of which shall be, or have heretofore been, installed by Landlord. The Tenant’s Plans shall be designated to and shall be consistent extensions of the aforesaid Building standard plans.

3.                 Review of Tenant’s Plans. The review and approval of Tenant’s Plans by Landlord are solely for purposes of determining, in Landlord’s sole opinion, whether or not Tenant’s Plans are compatible with the function, design, capacity and layout of the mechanical, structural, electrical and plumbing systems, facilities and equipment located in the Building and is aesthetically compatible with the surrounding improvements. Landlord shall not be liable in any way whatsoever to the Tenant or to any other person for the performance, design or quality of the Improvements, for its failure to comply with applicable Legal Requirements or for the utility or functional aspects of the Improvements.

4.                    Performance of the Improvements.

(a) Promptly after approval of the Tenant’s Plans and the Cost of the Improvements (as hereinafter defined) by both Landlord and Tenant, and provided the Tenant has paid Landlord the “Cost Differential” (as hereinafter defined), if any. Landlord shall cause construction of the Improvements to be commenced.

(b) Tenant hereby appoints Casey Gaetano as the authorized representative of Tenant for purposes of dealing with Landlord with respect to all matters involving, directly or indirectly, the Tenant’s Plans and the Improvements including without limitation, change orders to the Tenant’s Plans (such person hereinafter referred to as the “Designated Representative”). Tenant hereby warrants and represents to Landlord that the Designated Representative has the requisite power and authority to deal with Landlord in the manner contemplated herein and that Tenant shall be bound by the acts and omissions of the Designated Representative.

(c) Subject to the provisions set forth in this Exhibit “C”, Landlord shall commence construction of the Improvements within ten (10) days after final approval by Landlord of Tenant’s Plans and approval by Landlord of the Cost of the Improvements. As used herein, the term the “Cost of the Improvements “ shall mean the hard constructions costs associated with the construction of the Improvements and any and all additional costs associated with preparation and/or construction of the Improvements, including, but not limited to, any and all architectural fees, space planning fees, and engineering fees but expressly excluding a construction management fee equal to five percent (5%) of the total Cost of the Improvements (the “Construction Management Fee”). Subject to the Improvement Allowance, Tenant shall pay to Landlord the Cost of the Improvements and the Construction Management Fee.

5.                  Notice of Substantial Completion. Upon completion of the Improvements substantially in accordance with the Tenant’s Plans, Landlord shall furnish Tenant with written notice thereof. Within five (5) days after receipt of such written notice from Landlord:

(a) Tenant shall pay to Landlord the unpaid balance, if any, of the Cost Differential; and

(b) Tenant shall furnish Landlord with final as-built plans of the Improvements on reproducible mylar drawn to 1 /8-inch architectural scale.

Promptly upon receipt of all of the items set forth above in this Section 5 (or at Landlord’s election prior to such receipt), Landlord shall tender possession of the Premises to Tenant by written notice to Tenant. Additionally, if requested by Landlord and in accordance with the terms of this Lease, (i) Tenant shall execute and deliver to Landlord an Acceptance of Premises in the form attached hereto as Exhibit “D-2” and incorporated herein by this reference, and/or (ii) a Commencement Date Agreement in the form attached hereto as Exhibit “D-l” and incorporated herein by this reference.

6.                   Tenant’s Inspection of Premises.

(a) Within five (5) days after the date of notice of substantial completion referred to in Section 5 of this Exhibit “C, the Designated Representative and Landlord shall jointly inspect the Premises for purposes of determining whether or not any unfinished work which may be required to be performed pursuant to the Tenant’s Plans (such unfinished work hereinafter referred to as “Punchlist Items”) remains incomplete. Landlord shall be responsible for causing the Punchlist Items to be completed as expeditiously as reasonably practicable, but in any event within sixty (60) days after the date of notice of substantial completion referred to in Section 5 of this Exhibit “C”. subject, however, to extensions of such sixty (60) day period resulting from Force Majeure. Substantial completion of the Premises shall be deemed to have occurred so long as any Punchlist Item does not reasonably prevent Tenant from beneficially occupying substantially all of the Premises and using the Premises for the purposes set forth in Section LP. of this Lease.

(b) The Designated Representative may, from time to time, visit the Premises and inspect same and may consult with Landlord and its supervisors, architects, engineers, and agents, provided, however, that the Designated Representative shall comply with all applicable Legal Requirements and the requirements of all insurance policies carried by Landlord with respect to the Premises by Tenant, or others, during the period of such construction. Tenant shall promptly notify Landlord of any deviations from the Tenant’s Plans in the construction of the Premises of which the Tenant has knowledge.

7.                The Improvements.

(a) Landlord shall contribute to the Cost of the Improvements and the Construction Management Fee an amount equal to the Improvement Allowance. If Tenant shall request changes to the scope of work that result in additional cost, and Tenant shall confirm such request, including the cost thereof, in writing after being informed of the cost by Landlord, the aggregate cost of the construction of the additional work, including without limitation costs associated with space planning, construction drawings and permits, and construction management (the fee for which shall equal five percent (5%) of the total cost of design and construction of the Improvements to the Premises). Except as otherwise expressly set forth in Section 6(b) below, in the event the Improvement Allowance exceeds the Cost of the Improvements and the Construction Management Fee, then such unused portion of the Improvement Allowance shall remain the property of Landlord and Tenant shall have no right or claim to such funds.

(b) In the event the Improvement Allowance exceeds the Cost of the Improvements and the Construction Management Fee, then, following the application of the Improvement Allowance to the Cost of the Improvements and the Construction Management Fee and subject to the terms and conditions herein, Tenant shall have the right to apply any outstanding balance of the Improvement Allowance in an amount not to exceed to Nine Thousand Seven Hundred Fifty and 00/100 Dollars ($9,750.00) against Base Rent next coming due under this Lease following the expiration of the Abatement Period. Any portion of the Improvement Allowance remaining following the application of such amount to Base Rent next coming due under this Lease shall remain the property of Landlord and Tenant shall have no right or claim to such remaining funds.

8.                    Cost Differential. For purposes of this Exhibit “C”, the term “Cost Differentiat” shall mean the remainder, if any, obtained by subtracting the Improvement Allowance from the Cost of the Improvements and the Construction Management Fee. Tenant shall pay the Cost Differential to Landlord prior to Landlord commencing the construction of the Improvements.

9.                   Change Orders. After commencement of the Improvements by Landlord, any changes to Tenant’s Plans and the cost thereof (either deductive or additional) shall be mutually agreed upon in writing by both Landlord and Tenant and the cost of the Improvements shall be adjusted accordingly. If any change results in an increase in the cost of the Improvements, an amount of money equal to such increase shall be paid to Landlord simultaneously with the approval of such change by both Landlord and Tenant or the payment thereof shall otherwise be secured in a manner acceptable to Landlord.

10.                       Finish Work in Addition to the Improvements. All work in or about the Premises which is not within the scope of the work necessary to construct and install the Improvements, such as delivering and installing furniture, telephone equipment, and wiring, and office equipment and computer wiring, shall be furnished and installed by Tenant entirely at Tenant’s expense. Tenant shall adopt a schedule for performing such additional work consistent with the schedule of Landlord’s contractor and shall see that such work is conducted in such a manner as to maintain harmonious labor relations and as not to interfere unreasonably with or to delay the work of constructing or installing the Improvements. Landlord shall give access and entry to the Premises to Tenant and its contract parties performing such additional work and reasonable opportunity and time to enable Tenant and such contract parties to perform and complete such work. All of such additional work and Tenant’s use (and the use by its contract parties) of the Premises for such purposes shall be entirely in accordance with this Lease.

11.           Tenant Delay. “Tenant Delay” shall mean any delay in the occurrence of substantial completion of the Improvements caused in whole or in part by any one or more of the following: (a) Tenant’s request for change orders whether or not any such change orders are actually performed; or (b) the contractor’s performance of any change orders; or (c) Tenant’s request for materials, finishes or installations requiring unusually long lead times; or (d) Tenant’s delay in reviewing, revising or approving plans and specifications; or (e) Tenant’s delay in providing information critical to the normal progression of the construction of the Improvements (Tenant shall provide such information as soon as reasonably possible, but in no event longer than three (3) days after receipt of such request for information from Landlord); or (f) Tenant’s delay in making payments to Landlord for the Cost Differential; or (g) changes in Tenant’s Plans made by Tenant either before or during the construction of the Improvements which result in the Improvements being substantially completed later than they would have been substantially completed absent said changes; or (h) any other act or omission by Tenant, its agents, architects, engineers, contractors, consultants, or persons employed by any of such persons.

EXHIBIT “D-l”

COMMENCEMENT DATE AGREEMENT

Date: _______________________________

Supplement to Lease dated____________________________ , 2012 between CORPORATE CAMPUS, LLC, a Delaware limited liability company (“Landlord”), and P3 COMPOUNDING OF DUNWOODY, LLC, a Georgia limited liability company (“Tenant”), for approximately 1,950 rentable square feet of office space, located in Suite 220 of Building K located at 1140 Hammond Drive, Atlanta Georgia 30328 and in the project known as Perimeter Town Center.

Pursuant to the provisions of Section 2 of the Lease, Landlord and Tenant agree as follows:

1)	The Commencement Date for the Lease is______________________________________ .

2)	Tenant hereby acknowledges and confirms to Landlord that Tenant is in possession of, and has accepted, the Premises demised by the Lease, and acknowledges that to the best of Tenant’s knowledge all the work to be performed by Landlord in the Premises as required by the terms of the Lease has been satisfactorily completed except as noted immediately below, latent structural defects excepted. Tenant further certifies that to the best of Tenant’s knowledge all conditions of the Lease required of Landlord as of this date have been fulfilled and there are no defenses or offsets against the enforcement of the Lease by Landlord.

LANDLORD:

CORPORATE CAMPUS, LLC,

a Delaware limited liability company

By:	Ackerman CORO, LLC,
a Georgia limited liability company, as member

By:
Donald K. Miller,
Chief Operating Officer

TENANT:

P3 COMPOUNDING OF DUNWOODY, LLC, a Georgia limited liability company

By:
Name:
Title:

[SEAL]

D- 1 -1

EXHIBIT “D-2”

ACCEPTANCE OF PREMISES

Landlord: CORPORATE CAMPUS, LLC, a Delaware limited liability company

Tenant: P3 COMPOUNDING OF DUNWOODY, LLC, a Georgia limited liability company

1140 Hammond Drive, Building K

Suite 220

Atlanta, Georgia 30328

(Address)

 _____________________________________ , 2012

(Lease Dated)

THE UNDERSIGNED, as Tenant, hereby confirms:

1.	That it accepted possession of the Premises on_____________________ , on which date the Lease commenced and is now in full force and effect.

2.	That the improvements and space required to be furnished by Tenant’s approved construction drawings dated_________ have been completed with the exception of the work on the attached Punchlist, dated____________ .

3.	That (if required by the Lease) payment of “extras” as outlined in the Lease will be made in the amount of $______ .

4.	Additional authorized changes itemized on the attached Extra Tenant Work Authorization for a total of $________.

5.	That the undersigned representative for Tenant is authorized to execute this Agreement.

TENANT:

P3 COMPOUNDING OF DUNWOODY, LLC,

a Georgia limited liability company

By:
Name:
Title:

[SEAL]

D- 2 -1

EXHIBIT “E”

SERVICES PROVIDED BY LANDLORD

A.   Intentionally Omitted;

B.   Heating and air-conditioning service (“HVAC’) daily on Mondays through Fridays, from 8:00 a.m. to 6:00 p.m. and on Saturdays from 8:00 a.m. to 1:00 p.m., with New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and any other national holiday (herein collectively called the “Holidays”) excepted (collectively, “Normal Business Hours”); after hours HVAC service shall be available upon reasonable prior request at the cost of $65.00 per hour; subject to increase not more frequently than annually based upon increased utility costs to Landlord;

C.   Electric current for lighting, replacement of bulbs for Building standard lighting and reasonable facilities for furnishing the usual and normal electric power for office space. Tenant shall not, without Landlord’s prior written consent, use any equipment, including, without limitation, air- conditioning units, computers, copiers, punch card machines, or any other machines which use electric current in excess of 110 volts, or which require dedicated circuits or other special circuits; and

D.   Common use restrooms and toilets including hot and cold water.

If Tenant requires air-conditioning, heating or other services, including cleaning services, routinely supplied by Landlord for hours or days in addition to the Normal Business Hours, Landlord shall make reasonable efforts to provide such additional service after reasonable prior written request therefor from Tenant, and Tenant shall reimburse Landlord for the cost of such additional service; provided however, that, if any other tenants in the Building served by the equipment providing such additional service to the Premises request that Landlord concurrently provide such service to such other tenants, the cost of Landlord’s providing such additional and concurrent service shall be prorated among all of the tenants requesting such service. Landlord shall have no obligation to provide any additional service to Tenant at any time Tenant is in default under this Lease unless Tenant pays to Landlord, in advance, the cost of such additional service. If any machinery or equipment which generates abnormal heat or otherwise creates unusual demands on the air-conditioning or heating system serving the Premises is used in the Premises and if Tenant has not, within five (5) days after demand from Landlord, taken such steps, at Tenant’s expense, as shall be necessary to cease such adverse affect on the air-conditioning or heating system. Landlord shall have the right to install supplemental air-conditioning or heating units in the Premises, and the full cost of such supplemental units (including the cost of acquisition, installation, operation, use and maintenance thereof) shall be paid by Tenant to Landlord in advance or on demand.

If Tenant’s requirements for or consumption of electricity exceed the capacities specified in clause (C) above. Landlord shall, at Tenant’s sole cost and expense, make reasonable efforts to supply such service through the then-existing feeders and risers serving the Building and the Premises and shall bill Tenant periodically for such additional service and Tenant shall pay each such bill with the installment of Rent next due. The degree of such additional consumption and potential consumption by Tenant shall be determined at Landlord’s election, by either or both (a) a survey of standard or average tenant usage of electricity in the Building performed by a reputable consultant selected by Landlord and paid for by Tenant, and (b) a separate meter in the Premises to be installed, maintained, and read by Landlord, all at Tenant’s sole cost and expense. Tenant shall not install any electrical equipment requiring special wiring unless approved in advance by Landlord. At no time shall use of electricity in the Premises exceed the capacity of existing feeders and risers to or wiring in the Premises. Any risers or wiring to meet Tenant’s excess electrical requirements shall, upon Tenant’s written request, be installed by Landlord, at Tenant’s sole cost, if, in Landlord’s reasonable judgment, the same are necessary and shall not (i) cause permanent damage or injury to the Project, the Building or the Premises, (ii) cause or create a dangerous or hazardous condition, (iii) entail excessive or unreasonable alterations, repairs or expenses or (iv) interfere with or disturb other tenants or occupants of the Building.

E-1

EXHIBIT “F”

RULES AND REGULATIONS

1.	The sidewalks, halls, passages, exits, entrances, retail areas, malls, common areas, parking areas, roadways, elevators, escalators and stairways of the Building and Project shall not be obstructed by any of the tenants or used by them for any purpose other than for ingress to and egress from their respective premises. The halls, passages, exits, entrances, malls, common areas, parking areas, roadways, elevators, escalators and stairways are not for the general public and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interests of the Project and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. No tenant and no employee or invitee of any tenant shall go upon the roof of the Building. Landlord shall have the right at any time without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor to change the arrangement and/or location of entrances or passageways, doors or doorways, corridors, elevators, stairs or toilets and to change, alter, increase, decrease or modify the other common areas of the Building and Project.

2.	The Premises shall not be used for the storage of merchandise held for sale to the general public (except in connection with Tenant’s Permitted Use in the Premises) or for lodging. No cooking shall be done or permitted on the Premises except private use by Tenant or Underwriters’ Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages and microwave ovens shall be permitted, provided that such use is in accordance with all applicable Federal, state and municipal laws, codes, ordinances, rules and regulations.

3.	No tenant shall employ any person or persons other than the janitor of Landlord for the purpose of cleaning its premises unless otherwise agreed to by Landlord in writing. Except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the same. No Tenant shall cause any unnecessary labor by reason of such Tenant’s carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to any tenant for any loss of property on the premises, however occurring, or any other person.

4.	The Landlord shall designate appropriate entrances and a “Freight” elevator for deliveries or other movement to or from the premises of equipment, materials, supplies, furniture or other property. Any non-pedestrian use of the passenger elevators must be approved in advance by Landlord. Large deliveries or movement of equipment and/or furniture must be performed prior to 7:00 a.m. and/or after 6:00 p.m., and subject to such other reasonable scheduling as Landlord in it discretion shall deem appropriate. All persons employed and means or methods used to move equipment, materials, supplies, furniture or other property in or out of the Building must be approved by Landlord prior to any such movement (such approval not to be unreasonably withheld, conditioned or delayed). Landlord shall have the right to prescribe the maximum weight, size and position of all equipment, materials, furniture or other property brought into the Building and the right to approve all items placed on the balconies; balconies shall be kept clean and in good order at all times. Tenant shall not allow any objects or articles to be dropped or thrown from any window or balcony. Heavy objects shall, if considered necessary by Landlord, stand on a platform of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such property from any cause, except as otherwise set forth in this Lease; and subject to the foregoing; all damage done to the Building by moving or maintaining such property shall be repaired at the expense of Tenant.

5.	No tenant shall use or keep in the Premises, Building or the Project any kerosene, gasoline or inflammable or combustible fluid or material other than limited quantities thereof reasonably necessary for the operation or maintenance of office equipment. No tenant shall use any method of heating or air-conditioning other than that supplied by Landlord. No tenant shall use or keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, or interfere in any way with other tenants or those having business in the Building, nor shall any animals or birds be brought or kept in the Premises or the Building.

6.	Tenant acknowledges and agrees to the desirability or the necessity of Landlord, under law or in the prudent management of the Building, organizing and coordinating within the Building and among all tenants, arrangements and exercises appropriate to maximize the safety of all tenants in the event of fire or any other such disaster which may require the partial or total evacuation of the Building. Tenant undertakes and hereby agrees to fully cooperate with and participate in any simulated exercises with respect to the foregoing arrangements and exercises arranged from time to time by Landlord. Except to the extent caused by the negligence of Landlord and/or Landlord’s employees, contractors and/or agents, Tenant hereby indemnifies Landlord, and agrees to hold Landlord harmless, from and against any loss, costs, damages, injuries, or expenses incurred by Tenant as a result of, through, or in conjunction with the arrangement, coordination or performance of the arrangements and exercises as herein described.

7.	Tenant shall not tamper with or attempt to adjust temperature control thermostats in the Premises. Landlord shall make adjustments in thermostats as requested by Tenant when consistent with other provisions of this Lease.

Landlord shall supply during business hours Building standard HVAC Service based on an average electrical connected load of 5 watts per rentable square foot and one person per 150 rentable square feet of the Premises (or on each floor of the Premises if the Premises consist of more than one floor).

Tenant agrees that Landlord will not be held responsible for performance to the above specifications in the event that any law or governmental policy shall require Landlord to take measures that will affect the performance of, on the specification of, the HVAC system of the building.

8.	All contractors and technicians rendering any installation service to Tenant shall be referred to Landlord for approval and supervision prior to performing any services. This applies to all work performed in the Building, including, but not limited to, installation of telephones, communication or video equipment and electrical devices as well as all installations affecting floors, walls, woodwork, windows, ceilings and any other physical portion of the Building.

9.	Landlord shall have the right, exercisable without notice and without liability to any tenant, to change the name or street address of the Building.

10.	Landlord reserves the right to exclude from the Building between the hours of 6:00 P.M. and 8:00 A.M. and at all hours on Saturdays, Sundays and legal holidays all persons who do not present identification acceptable to Landlord. Each tenant shall provide Landlord with a list of all persons authorized by Tenant to enter its premises and shall be liable to Landlord for all acts of such persons. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In the case of invasion, mob, riot, ublic excitement or other circumstances rendering such action advisable in Landlord’s opinion, Landlord reserves the right to prevent access to the Building during the continuance of the same by such action as Landlord may deem appropriate, including closing doors.

11.	The directory of the Building will be provided for the display of the name and location of tenants. Landlord reserves the right to restrict the amount of directory space utilized by any tenant.

12.	No curtains, draperies, blinds, shutters, shades, screens or other coverings, hangings or decorations shall be attached to, hung or placed in, or used in connection with any window of the Building without the prior written consent of Landlord. In any event, with the prior written consent of Landlord, such items shall be installed on the office side of Landlord’s standard window covering and shall in no way be visible from the exterior of the Building or the interior of the atrium. Tenant shall keep window coverings closed when the effect of sunlight (or the lack thereof) would impose unnecessary loads on the Building’s heating or air-conditioning system.

13.	No tenant shall obtain for use in the Premises, ice, drinking water, food, beverage, towel or other similar services, except at such reasonable hours and under such reasonable written regulations as may be fixed by Landlord.

14.	Each tenant shall ensure that the doors of its premises are closed and locked and that all water faucets, water apparatus and utilities are shut off before Tenant or Tenant’s employees leave the Premises so as to prevent waste or damage, and for any default or carelessness in this regard, Tenant shall make good all injuries sustained by other tenants or occupants of the Building of Landlord. On multiple tenancy floors, all tenants shall keep the doors to the Building corridors closed at all times except for ingress and egress.

15.	The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees, shall have caused it.

16.	Except with the prior written consent of Landlord, no tenant shall sell retail newspapers, magazines, periodicals, theater or travel tickets or any other goods or merchandise to the general public in or on the Premises, nor shall any tenant carry on or permit or allow any employee or other person to carry on the business of stenography, typewriting, printing or photocopying or any similar business in or from the Premises for the service or accommodation of occupants of any other portion of the Building, nor shall the Premises of any tenant be used for manufacturing of any kind, or any business or activity other than that specifically provided for in the Tenant’s Lease.

17.	Tenant shall not install any radio or television antenna, loudspeaker, or other device on the roof or exterior walls of the Building without the prior written consent of Landlord. No TV or radio or recorder shall be played in such manner as to cause a nuisance to any other tenant.

18.	There shall not be used in any space, or in the public halls of the Building, either by any tenant or others, any hand trucks except those equipped with rubber tires and side guards or such other material handling equipment as Landlord may approve. No other vehicles of any kind shall be brought by any tenant into the Building or kept in or about its Premises.

19.	Each tenant shall store all its trash and garbage within its premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of office building trash and garbage in the City of Atlanta without being in violation of any law or ordinance governing such disposal. All garbage and refuse disposal shall be made only through the freight elevator provided for such purposes and at such times as Landlord shall designate.

20.	Canvassing, soliciting, distribution of handbills or any other written material and peddling in the Building are prohibited, and each tenant shall cooperate to prevent the same.

21.	The requirements of tenants will be attended to only upon application in writing at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

22.	Landlord may waive any one or more of these Rules and Regulations for the benefit of any-particular Tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other Tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

23.	These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the agreements, covenants, conditions and provisions of any lease of premises in the Building.

24.	Landlord reserves the right to make such other reasonable, uniform, written rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building and for the preservation of good order therein.

25.	For the benefit of all building occupants, their clients and visitors, smoking is not permitted in any part of the Building (especially the lobbies, corridors, exit stairwells, elevators and restrooms) nor at the main entrances to the buildings.

26.	Except with the prior written consent of the Landlord, Tenant shall not install or operate any-steam or internal combustion engine, boiler, machinery, refrigerating or heating device or air-conditioning apparatus in or about the Premises, or carry on any mechanical business therein. Except for Contaminants (as hereinafter defined) used in the ordinary course of business and in compliance with Requirements of Law (as hereinafter defined), Tenant and its agents, employees, contractors and invitees shall not use, store, release, generate or dispose of or permit to be used, stored, released, generated or disposed of any Contaminants on or in the Premises. “Contaminant” shall mean any substance or waste containing hazardous substances, pollutants, and contaminants as those terms are defined in the Federal Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. and any substance similarly defined or identified in any other federal, provincial or state laws, rules or regulations governing the manufacture, import, use, handling, storage, processing, release or disposal of substances or wastes deemed hazardous, toxic, dangerous or injurious to public health or to the environment. This definition includes friable asbestos and petroleum or petroleum-based products. “Requirements of Law” shall mean any federal, state or local law, rule, regulation, permit, agreement, order or other binding determination of any governmental authority relating to the environment, health or safety.

EXHIBIT “G”

OPERATING EXPENSES

The term “Operating Expenses” includes all expenses incurred by Landlord with respect to the ownership, management, maintenance, repair, replacement and operation of the Mixed Use Buildings and all Landlord’s personal property used in connection therewith and the Common Areas of the Project, including, but not limited to, the following: (1) maintenance, repair and replacement costs, including without limitation, all inspection fees, services, supplies and other expenses for maintaining and operating the Mixed Use Buildings or Project including elevators, if any, lighting, pylon, monument and other signage, parking and common areas; (2) electricity, fuel, water, sewer, gas, heating and air conditioning and other utility charges; (3) security, if any, window washing, janitorial services to the Common Areas of the Project, trash and snow removal; (4) landscaping and pest control; (5) management fees, wages and fringe benefits payable to employees of Landlord, or of any management agent of Landlord whose duties are connected with the operation and maintenance of the Mixed Use Buildings and other direct or indirect costs related thereto and rent and other costs of operating the Project’s management office; (6) the cost, including interest at then market rates, amortized over its useful life, of any capital improvement made to the Mixed Use Buildings by Landlord after the date of this Lease which is required under any governmental law or regulation that was not applicable to the Mixed Use Buildings at the time it was constructed or enhances the Project for the general benefit of tenants or occupants thereof or is necessary to maintain the nature of the Project or the safety of tenants; (7) the cost of installation of any device or other equipment designed to improve the operating efficiency of any system within the Mixed Use Buildings, which cost shall include interest at then market rates, amortized over the shorter of its useful life or the so-called “payback period” of the investment (i.e. the period determined by dividing the amount of the investment by the annual projected reduction in Operating Expenses resulting from the investment in question); (8) all insurance premiums Landlord is required to pay or deems necessary to pay, including, without limitation, commercial general liability insurance and property insurance, with respect to the Mixed Use Buildings; (9) all other Mixed Use Buildings’ services costs; (10) all professional and consulting fees incurred in connection with the operation of the Mixed Use Buildings, including, without limitation, legal fees and accounting fees for preparing the statements of Operating Expenses required hereunder: (11) decorations for the lobby and other public portions of the Building and Project; (12) Taxes (as defined below), and (13) Landlord’s reasonable allocation of a portion of such costs, expenses and premiums which relate to the Project as a whole and are not specifically allocated to any building within the Project, including without limitation, landscaping, repair, maintenance and upkeep of the parking areas, roadways, walkways, common areas, conference centers, if any, and leasing and management office expenses (including market rent) (such costs, expenses and premiums shall be allocated between the Mixed Use Buildings and the other buildings within the Project on the basis of the relative square footage of the Mixed Use Buildings and the other buildings in the Project).

Notwithstanding anything to the contrary contained herein, the term Operating Expenses does not include the following: (1) repairs, restoration or other work occasioned by fire, wind, the elements or other casualty, to the extent covered by insurance proceeds received by Landlord; (2) income and franchise taxes of Landlord; (3) expenses incurred in leasing to or procuring of tenants, leasing commissions, advertising expenses and expenses for the renovating of space leased to tenants; (4) interest or principal payments on any mortgage or other indebtedness of Landlord; (5) compensation paid to any employee of Landlord above the grade of property manager; (6) any depreciation allowance or expenses; (7) operating expenses which are the individual responsibility of Tenant or of other tenants; (8) the cost of any service furnished to any tenant of the Project which Landlord does not make available to Tenant and/or to other tenants leasing space in the Mixed Use Buildings; (9) utilities exclusively serving retail occupants located within the Project; and (10) janitorial service to the Premises.

G-1

The term “Taxes” includes all real property and personal property taxes, charges, impositions, fines, levies, burdens and assessments of every kind and nature (including dues and assessments by means of deed restrictions and/or owners’ associations) which accrue against the Mixed Use Buildings or Project, during the Term of this Lease and federal, state and local taxes or charges assessed against the Mixed Use Buildings or Project, by any governmental or quasi-governmental body or authority, including any Community Improvement District (except for income or franchise taxes applicable against Landlord), whether special, general or extraordinary, foreseen or unforeseen, together with all expenses incurred in contesting, protesting or monitoring the payment of such taxes and assessments (provided, however, if the method of taxation then prevailing shall be altered so that any method of taxation shall be levied or imposed upon Landlord in place or partly in place of any such real property taxes and assessments and shall be measured by or based in whole or in part upon the Project or other rents or other income therefrom, then all such new taxes, assessments, levies, impositions or charges shall be included in Taxes). Any taxes which relate to the Project as a whole and are not specifically allocated to the Mixed Use Buildings or the other buildings within the Project shall be allocated between the Mixed Use Buildings and the other buildings comprising the Project on the basis of relative square footage of such the Mixed Use Buildings and the other buildings in the Project. Notwithstanding the foregoing, the term “Taxes” excludes franchise, income, transfer, gift, inheritance or estate taxes imposed upon Landlord.

G-2

CONSENT OF LANDLORD TO ASSIGNMENT AND ASSUMPTION OF LEASE

AND ACKNOWLEDGMENT BY ASSIGNOR AND ASSIGNEE

THIS CONSENT OF LANDLORD TO ASSIGNMENT AND ASSUMPTION OF LEASE AND ACKNOWLEDGMENT BY ASSIGNOR AND ASSIGNEE (the “Agreement”), is made and entered into effective as of the 26th day of October, 2015, by and among CORPORATE CAMPUS, LLC, a Delaware limited liability company {“Landlord”), CHARLES CASEY GAETANO, an individual resident of the State of Georgia (“Assignor”), and P3 COMPOUNDING OF GEORGIA, LLC, a Georgia limited liability company (“Assignee”).

W I T N E S S E T H:

WHEREAS, P3 Compounding of Dunwoody, LLC, a Georgia limited liability company, as tenant (“P3 Dunwoody”), and Landlord, as landlord, entered into that certain Office Lease dated October 1, 2012 (the “Lease”) relating to 1,950 rentable square feet of space (the “Premises”) known as Suite 220 of Building K located at 1140 Hammond Drive, Atlanta, Georgia 30328 and located within the project commonly known as Perimeter Town Center (the “Project”);

WHEREAS, the legal entity “P3 Compounding of Dunwoody, LLC” was formed on August 30, 2012;

WHEREAS, the legal entity “P3 Compounding of Georgia, LLC” was formed on December 19, 2013 (the “Assignment Date”);

WHEREAS, the legal entity “P3 Compounding of Dunwoody, LLC” has been dissolved pursuant to the laws of the State of Georgia effective as of March 9, 2015 as evidenced by that certain Certificate of Termination attached hereto as Exhibit “A”;

WHEREAS, Assignor was the sole member of P3 Dunwoody at all times that P3 Dunwoody was a validity existing limited liability company;

WHEREAS, Assignor, as the sole member of P3 Dunwoody, has full right, power and authority to enter into this Agreement;

WHEREAS, Assignor, in accordance with Section 16 of the Lease, has requested consent from Landlord for the assignment of the Lease to Assignee and Assignee desires to assume all of the covenants and obligations of Assignor under the Lease arising from and after the date hereof;

WHEREAS, Landlord is willing to grant its consent to the assignment of the Lease to Assignee subject to the terms and conditions of this Agreement;

WHEREAS, the Term of the Lease is scheduled to expire on July 31, 2018; and

WHEREAS, the parties hereto desire to evidence and confirm their mutual understanding and agreement regarding the assignment of the Lease by Assignor to Assignee and the assumption by Assignee of all the covenants and obligations of Assignor under the Lease as if Assignee were the original tenant thereunder and certain other matters relating thereto as set forth hereinbelow.

NOW, THEREFORE, for and in consideration of the premises, the sum of One Thousand and 00/100 Dollars ($1,000.00) paid by Assignor to Landlord, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

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1.            Defined Terms. In the event of any inconsistency between the provisions, terms, conditions and agreements in the Lease or in this Agreement, the provisions, terms, conditions and agreements of this Agreement shall control. Capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Lease. The parties hereto acknowledge and agree that recitals set forth above are true and correct and are hereby incorporated herein in their entirety.

2.        Assignment and Assumption. Effective retroactively as of the Assignment Date, Assignor hereby transfers, conveys and assigns unto Assignee all of Assignor’s right, title and interest in and to the Lease. Assignee hereby accepts such assignment and assumes all of Assignor’s duties, covenants and obligations under the Lease arising from and after the date of the Lease to the same extent and with the same force and effect as if Assignee had executed the Lease and had been the original tenant thereunder. Assignee hereby attorns to Landlord as the landlord under the Lease. Assignee hereby acknowledges that it has inspected the Premises and has accepted the Premises in its condition as of the date hereof. Assignee hereby assumes any and all liabilities and obligations of P3 Dunwoody under the Lease arising and/or accruing from and after the effective date of the Lease (i.e., October 1, 2012) and Assignee is and shall be liable under the Lease for any and all liabilities and obligations of P3 Dunwoody under the Lease arising and/or accruing from and after the effective date of the Lease (i.e., October 1, 2012).

3.        Landlord’s Consent. Subject to the terms and conditions of this Agreement, and upon receipt of One Thousand and 00/100 Dollars ($1,000.00) from Assignor as a processing fee to Landlord, Landlord hereby consents to the transfer and assignment of Assignor’s right, title and interest in and to the Lease to Assignee. Notwithstanding anything to the contrary contained in this Agreement, effective retroactively and from and after the Assignment Date, Assignor is hereby released from any and all obligations and liabilities first arising under the Lease from and after the Assignment Date; provided, however, nothing contained herein shall be construed as releasing Assignor from liability for the breach of any agreement, representation or warranty of Assignor under this Agreement. Assignee hereby assumes any and all of Assignor’s obligations on and prior to the Assignment Date, and Assignee covenants and agrees to be fully liable for the payment of the rent and other sums which are due and payable under the Lease and for the performance and discharge of all covenants, obligations and undertakings of the Lease to be kept and performed by the tenant thereunder regardless of when such covenants, obligations and undertakings occurred or will occur. Notwithstanding anything contained herein to the contrary, Landlord specifically reserves unto itself (and Assignee consents to the same) the right to pursue any claim against Assignee for an existing breach of the Lease by Assignor and/or P3 Dunwoody which is not actually known to Landlord as of the date hereof, as well as the right to enforce any obligations of Assignor and/or P3 Dunwoody arising prior to the Assignment Date.

4.       No Further Assignment. Landlord’s consent herein is limited by its terms to the use and occupancy of the Premises by Assignee only and by no other sublessee, invitee, transferee, assignee, or licensee of Assignor or Assignee, and shall be null, void and of no force and effect as to any such subsequent sublessee invitee, transferee, assignee, or licensee. Landlord, by its execution hereof, hereby consents to the aforesaid assignment of the Lease by Assignor to Assignee upon the express condition that no further assignment of the Lease shall hereafter be made without the prior written consent of Landlord. Landlord may in its sole discretion consent to subsequent assignments or sublettings or amendments of the Lease without notifying Assignor, or any successor of Assignor, and without obtaining its or their consent thereto; no such action shall relieve Assignee of liability under the Lease. The amount of the initial Deposit now held by Landlord pursuant to Section l.L. of the Lease is Four Thousand One Hundred Forty-Three and 75/100 Dollars ($4,143.75). Any security deposit or other deposit (including the Deposit) made under the Lease shall be held by Landlord as a deposit made by Assignee and Landlord shall have no further liability with respect to the return of the same to P3 Dunwoody and/or Assignor. Assignor’s and Assignee’s address for notice purposes under the Lease shall be the address of the Premises.

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5.        Assignor and Assignee Consent. Assignor and Assignee each hereby warrant and represent to Landlord that each has obtained any and all necessary consents and/or approvals required from any third party, including, any applicable lenders, arising from the assignment of the Lease, and each agrees to indemnify Landlord from any and all costs (including reasonable attorney’s fees) incurred by Landlord arising from a breach of such representation.

6.        Ratification of Lease. Assignee and Assignor hereby ratify and confirm all of the terms and provisions of the Lease and agree that the Lease remains in full force and effect without modification, except as otherwise set forth herein or amended hereby, and agree that, as of the date hereof, the Lease is subject to no offsets, claims, counterclaims or defenses of any nature whatsoever.

7.        Authority of Assignor. Assignor does hereby represent and warrant to Landlord that (a) he was the sole member of P3 Dunwoody at all times that P3 Dunwoody was a validity existing limited liability company; and (b) Assignor, as the sole member of P3 Dunwoody, has full right, power and authority to enter into this Agreement. Upon Landlord’s request, Assignor shall provide Landlord with evidence reasonably satisfactory to Landlord confirming the foregoing representations and warranties.

8.         Authority of Assignee. The person executing this Agreement on behalf of Assignee does hereby personally represent and warrant that (a) Assignee is a duly organized and validly existing limited liability company; (b) that Assignee is qualified to do business in the State of Georgia, (c) that Assignee has full right, power and authority to enter into this Agreement, and (d) that each person signing on behalf of Assignee is authorized to do so. In the event any such representation and warranty is false, all persons who execute this Agreement as Assignee shall be individually, jointly and severally, liable as Assignee. Upon Landlord’s request, Assignee shall provide Landlord with evidence reasonably satisfactory to Landlord confirming the foregoing representations and warranties.

9.        Signage in Project. Notwithstanding anything to the contrary in the Lease, Assignor and Assignee hereby acknowledge and agree that Landlord has no obligation to provide new or additional signage or a directory listing with respect to the Premises. All costs with respect to removing existing signage and creating, installing, changing, altering or otherwise preparing signage for Assignee’s use within the Project, if applicable, shall be borne by either Assignor or Assignee. Notwithstanding anything to the contrary contained in the Lease, the parties hereto acknowledge and agree that Assignee shall have the right to exercise the monument signage rights in accordance with the terms and conditions of Section 2 of the Special Stipulations attached to the Lease.

10.   Modifications. This Agreement may not be changed, modified, discharged or terminated orally or in any manner other than by an agreement in writing signed by Landlord and Assignee or their respective successors and permitted assigns.

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11.   Miscellaneous. The use of headings herein is solely for the convenience of indexing the various paragraphs hereof and shall in no event be considered in construing or interpreting any provision of this Agreement. The submission of this Agreement for examination does not constitute an offer or option and this Agreement shall be effective only upon execution hereof by all parties hereto. Time is of the essence of this Agreement. If any clause or provision of this Agreement is illegal, invalid or unenforceable under present or future laws, the remainder of this Agreement shall not be affected thereby, and in lieu of each clause or provision of this Agreement which is illegal, invalid or unenforceable, there shall be added as a part of this Agreement a clause or provision as nearly identical to the said clause or provision as may be legal, valid and enforceable. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect. Effective immediately, any and all expansion, renewal and extension rights and options, if any, granted to the tenant pursuant to the Lease are null and void and of no further force or effect. This Agreement is not in recordable form, and Assignor and Assignee agree not to record or cause to be recorded this Agreement or any short form or memorandum thereof. The laws of the State of Georgia shall govern the validity, performance and enforcement of this Agreement. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all such counterparts together shall constitute one and the same instrument. In producing this Agreement, it shall not be necessary to produce or account for more than one such counterpart signed by the person against whom enforcement is sought.

[Signatures Begin on Following Page]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

“Assignor”:

By:		[SEAL]
CHARLES CASEY GAETANOT, an individual
resident of the State of Georgia

“Assignee”:

P3 COMPOUNDING OF GEORGIA, LLC, a Georgia limited liability company

By:
Print Name: Charles Gaetano
Title:	Owner

[CORPORATE SEAL]

“Landlord”:

CORPORATE CAMPUS, LLC,
a Delaware limited liability company,

By:	Ackerman CORO, LLC,
a Georgia limited liability company, Member

By:
Donald K. Miller,
Chief Operating Officer

5

Exhibit “A”

Control No.: 13070330

STATE OF GEORGIA

Secretary of State

Corporations Division

313 West Tower

#2 Martin Luther King. Jr. Dr.

Atlanta. Georgia 30334-1530

CERTIFICATE OF TERMINATION

I. Brian P. Kemp. The Secretary of Stare and the Corporation Commissioner of the State of Georgia, hereby certify under the seal of my office that

P3 COMPOUNDING OF DUNWOODY LLC

a Domestic Limited Liability Company

is hereby issued a CERTIFICATE OF TERMINATION under the laws of the State of Georgia on March 09.2015 by the filing of all documents in the Office of the Secretary of State and by the paying of all fees as provided by Title 14 of the Official Code of Georgia Annotated.

WITNESS my hand and official seal in the City of Atlanta and the State of Georgia on May 26, 2015

6

TEMPORARY LICENSE AGREEMENT

THIS TEMPORARY LICENSE AGREEMENT (this “License”) is made and entered into this 1st day of October, 2015 (the “Effective Date”), between CORPORATE CAMPUS, LLC, a Delaware limited liability company (“Owner”), and P3 COMPOUNDING OF GEORGIA, LLC, a Georgia limited liability company (“Licensee”).

1.      License Area. Owner, in consideration of the covenants and agreements to be performed by Licensee, and upon the terms and conditions hereinafter stated, does hereby grant a license unto Licensee from Owner to use approximately 798 square feet of office space as outlined by the floor plan attached hereto as Exhibit “A” and incorporated herein by reference (the “License Area”), and known as Suite 205, in building K located at 1140 Hammond Drive, Atlanta, Georgia 30328 (the “Building”), and located in that certain project commonly known as Perimeter Town Center (the “Project”). Licensee accepts the License Area on an “AS-IS, WHERE-IS” basis in the broadest sense of the term. Licensee agrees to pay for any damages or loss it has caused or has allowed to be caused to the License Area and to any of Owner’s furnishings or equipment used by Licensee. Licensee shall not make, suffer or permit to be made any alterations, additions or improvements to or of the License Area or any part thereof, or attach any fixtures or equipment thereto. The License Area shall be used for the storage of non-hazardous materials and for no other purpose, and in accordance and compliance with all applicable laws, ordinances, rules and regulations of governmental authorities and the rules and regulations imposed by Owner, as the same may be amended from time to time. In no event shall Licensee use, or permit others to use, the License Area for any purpose, other than the purpose stated herein. Nor will Licensee commit, or allow others to commit, any waste or nuisance upon the License Area or use the License Area for any unlawful, immoral or objectionable purpose.

2.       Term. The term of this License (the “License Term”) shall commence retroactively as of July 1, 2015 (the “Commencement Date”) and end at 5:00 P.M. Eastern Time on June 30, 2016 (the “Termination Date”), unless sooner terminated in accordance with this License. Notwithstanding anything to the contrary contained in this License, Owner and Licensee shall each have the right to terminate this License upon no less than thirty (30) days advance written notice to the other party.

3.       License Fee.

(a) Commencing retroactively as of the Commencement Date and continuing thereafter on the first (1st) day of each month without demand, counterclaim or set-off, Licensee shall pay to Owner a license fee (the “License Fee”) in an amount equal to Two Hundred and 00/100 Dollars ($200.00) per month. Licensee hereby agrees to pay such License Fee to Owner at Owner’s address as provided herein (or such other address as may be designated by Owner from time to time) in advance. The License Fee for any fractional month shall be prorated on a per diem basis.

(b) In the event that Owner elects to accept a payment of any License Fee which is not received by Owner within five (5) days following the date the same became due, then Licensee shall pay to Owner an overdue charge in the amount of One Hundred Fifty and 00/100 Dollars ($150.00) in order to compensate Owner for its administrative expenses in processing overdue payments.

4.      Utilities. Owner shall pay for all water, electricity, sewage, heat, ventilation and air conditioning charges, used on or from the License Area (the “Utilities”). Owner shall in no event be liable for any interruption or failure of the Utilities on or to the License Area. As part of its obligations hereunder, Licensee shall keep the License Area in a clean and sanitary condition, free of waste.

5.        Right of Entry. Owner and its agents, employees and independent contractors shall have the right to enter the License Area at all times in the event of an emergency, and at reasonable hours in a non-emergency to make repairs, additions, alterations, and improvements and to exhibit the License Area to prospective purchasers, lenders, tenants or licenses. Owner shall, except in case of emergency, afford Licensee such prior notification of an entry into the License Area as shall be reasonably practicable under the circumstances.

6.        Default. In the event (i) Licensee shall fail to pay any License Fee within five (5) days after the due date thereof, and/or (ii) Licensee shall fail to comply with any other term, provision, covenant or warranty made under this License by Licensee, and shall not cure such failure within ten (10) days after notice thereof to Licensee, and/or (iii) Licensee defaults under any of the terms and conditions set forth in the Lease (as defined below) beyond any applicable notice and cure period; then in any such event Owner shall have the option to immediately and without further notice terminate this License, in which event Licensee shall immediately surrender the License Area to Owner. Pursuit of the foregoing remedy shall not preclude pursuit of any other remedy herein provided or any other remedy provided by law or at equity, nor shall pursuit of any remedy herein provided constitute an election of remedies thereby excluding the later election of an alternate remedy. Licensee agrees to pay to Owner upon demand a sum equal to all costs and expenses (including reasonable attorneys’ fees, professional fees, costs of investigation and disbursements) incurred by Owner in enforcing any or all of its rights hereunder, specifically including the cost of collecting sums due and/or performing any of Licensee’s obligations under this License on behalf of Licensee, whether or not an action or proceeding is commenced, or levying and collecting on any judgment or arbitration award in Owner’s favor, plus an additional sum equal to fifteen percent (15%) of all such costs and expenses representing the cost of Owner’s administrative expense to enforce its rights under this License. As used in this License, the “Lease” shall mean that certain Office Lease dated October 1, 2012 (as the same may be amended), between Owner, as landlord, and Licensee, as successor-in-interest to P3 Compounding of Dunwoody, LLC, as tenant, for the lease of Suite 220 (the “Existing Premises”) containing approximately 1,990 rentable square feet in the Building located within the Project. The parties hereto acknowledge and agree that an Event of Default (as defined in the Lease) shall result in a default under this License without further notice and/or right to cure.

7.       Licensee Indemnity. Licensee shall indemnify, and pay any attorneys’ fees and cost of litigation incurred by Owner for any and all liability for personal injuries, property damage, or for loss of life or property resulting from, or in any way connected with, the condition or use of the License Area covered by this License, or any means of ingress thereto or egress therefrom unless caused solely by the negligence or intentional misconduct of Owner.

8.         Right to Personal Property. All personal property brought into the License Area by Licensee, or Licensee’s employees, agents, clients, customers, students and/or invitees, shall be at the risk of Licensee only, and Owner shall not be liable for theft, mysterious disappearance or loss thereof or any damage thereto.

9.       Insurance. Licensee shall procure at its expense and maintain throughout the License Term a policy or policies of commercial property insurance, issued on an “all risks” basis insuring the full replacement cost of its supplies and other property owned, held or possessed by it and contained in the License Area. Licensee shall also procure at its expense and maintain throughout the License Term a policy or policies of commercial general liability insurance, written on an occurrence basis and insuring Licensee, Owner and any other person designated by Owner, against any and all liability for injury to or death of a person or persons and for damage to property occasioned by or arising out of the condition, use or occupancy of the License Area, or in any way occasioned by or arising out of the activities of Licensee, its agents, contractors, employees, clients, customers, students, invitees, guests and/or licensees in the License Area, or other portions of the Building or the Project, the limits of such policy or policies to be in combined single limits for both damage to property and personal injury and in amounts not less than Two Million and 00/100 Dollars ($2,000,000.00) for each occurrence.

Such insurance shall, in addition, extend to any liability of Licensee arising out of the indemnities provided for in this License. All insurance policies procured and maintained by Licensee pursuant to this Section 9 shall be carried with companies licensed to do business in the State of Georgia reasonably satisfactory to Owner and shall be non-cancelable and not subject to material change except after twenty (20) days written notice to Owner. Such policies or duly executed certificates of insurance with respect thereto shall be delivered to Owner on or before the Effective Date, as and if applicable.

Licensee shall have included in all policies of commercial property insurance, commercial general liability insurance, and other insurance obtained by it covering the License Area and contents therein, a waiver by the insurer of all right of subrogation against Owner in connection with any loss or damage thereby insured against. Licensee shall pay any additional premium for such waiver. To the full extent permitted by law, Licensee waives all right of recovery against Owner for, and agrees to release Owner from liability for, loss or damage to the extent such loss or damage is covered by valid and collectible insurance in effect at the time of such loss or damage or would be covered by the insurance required to be maintained under this License by Licensee.

10.     Surrender of License Area. Upon the expiration or other termination of this License, Licensee shall quit and surrender to Owner the License Area broom clean and in the same condition and state of repair as of the Commencement Date, reasonable wear and tear only excepted, and if Licensee fails to do so, Owner may without prejudice to any other remedy which it may have for possession, enter upon and take possession of the License Area and expel or remove Licensee and any other person who may be occupying the License Area or any part thereof, by force, if necessary, without being liable for prosecution or any claim of damages therefor. Licensee shall remove all personalty and equipment which it has placed upon the License Area, and Licensee shall restore the License Area to the condition immediately preceding the time of placement thereof. If Licensee shall fail or refuse to remove all of Licensee’s effects, personally and equipment from the License Area upon the expiration or termination of this License, such effects, personalty and equipment shall be deemed conclusively to be abandoned and may be appropriated, sold, stored, destroyed or otherwise disposed of by Owner without written notice to Licensee or any other party and without obligation to account for them. Licensee shall pay Owner on demand any and all expenses incurred by Owner in the removal of such property and/or in restoring the Premises to the condition and state of repair as required herein. The covenants and conditions of this Section 10 shall survive any expiration or termination of this License. If Licensee remains in possession after expiration or termination of the License Term with or without Owner’s written consent, Licensee shall become a tenant-at-sufferance. During the period of any such holding over, all provisions of this License shall be and remain in effect except that the monthly License Fee shall be One Thousand and 00/100 Dollars ($1,000.00) per month. The inclusion of the preceding sentence in this License shall not be construed as Owner’s consent for Licensee to hold over.

11.      Notice. All notices required or permitted to be given hereunder shall be in writing and shall be deemed to have been fully given, whether actually received or not, when delivered in person, or deposited with an overnight commercial courier, or deposited, postage prepaid, in the United States Mail, certified, return receipt requested, and addressed to Owner or Licensee at their respective address set forth herein or at such other address as either party shall have theretofore given to the other by notice as herein provided. All notice shall be sent to the following address:

Owner:	Corporate Campus, LLC
10 Glenlake Parkway
South Tower, Suite 1000
Atlanta, Georgia 30328
Attention: Property Manager - Perimeter Town Center

Licensee:	P3 Compounding of Georgia, LLC
1140 Hammond Drive, Suite K220
Atlanta, Georgia 30328

12.      Liability. OWNER SHALL HAVE NO PERSONAL LIABILITY WITH RESPECT TO ANY OF THE PROVISIONS OF THIS LICENSE. IF OWNER IS IN DEFAULT WITH RESPECT TO ITS OBLIGATIONS UNDER THIS LICENSE, LICENSEE SHALL LOOK SOLELY TO THE EQUITY OF OWNER IN AND TO THE BUILDING FOR SATISFACTION OF LICENSEE’S REMEDIES, IF ANY. IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT OWNER’S LIABILITY UNDER THE TERMS OF THIS LICENSE SHALL IN NO EVENT EXCEED THE AMOUNT OF ITS INTEREST IN AND TO THE BUILDING. IN NO EVENT SHALL OWNER OR ANY PARTNER OR MEMBER OF OWNER, OR ANY OFFICER, DIRECTOR OR SHAREHOLDER OF ANY PARTNER OR MEMBER OF OWNER, BE PERSONALLY LIABLE WITH RESPECT TO ANY OF THE PROVISIONS OF THIS LICENSE.

13.      Subordination and Attornment. This License and all rights of Licensee hereunder are and shall be subject and subordinate to any mortgage, deed to secure debt, deed of trust or other instrument in the nature thereof (the “Security Deed”) which may now or hereafter affect Owner’s fee title to the License Area and/or Building and/or Project. This provision shall be automatic and no further action or documentation shall be required. Licensee shall, however, within ten (10) days of request execute, acknowledge and deliver to Owner, to Owner’s designee and/or the holder of any such Security Deed, such certificate or certificates that may be requested by Owner or such holder to evidence the subordination of this License to such Security Deed. If the holder of any such Security Deed shall hereafter succeed to the rights of Owner under this License, then Licensee shall, at the request of such holder, attorn to and recognize such successor as Licensee’s owner under this License and shall promptly execute and deliver any instrument that may be necessary to evidence such attornment.

14.      Broker. Licensee represents and warrants to Owner that no broker agent, commission salesperson, or other person has represented Licensee in connection with the negotiation of this License, and no commissions, fees, or compensation of any kind are due and payable in connection herewith to any broker, agent, commission salesperson, or other person, as a result of any act or agreement of Licensee. Licensee agrees to indemnify and hold Owner harmless from all loss, liability, damage, claim, judgment, cost or expense (including reasonable attorneys’ fees and court costs) suffered or incurred by Owner as a result of a breach by Licensee of the representations and warranties contained in the foregoing sentences or as a result of Licensee’s failure to pay commissions, fees or compensation due to any broker who represented Licensee whether or not disclosed. The parties hereto do hereby acknowledge and agree that Ackerman & Co. has acted as agent for Owner and shall be paid a commission by Owner in connection with this transaction pursuant to the terms of a separate written commission agreement.

15.       Authority. The person executing this License on behalf of Licensee does hereby personally represent and warrant that (i) Licensee is a duly formed and validly existing limited liability company, (ii) Licensee is qualified to do business in the State of Georgia, (iii) Licensee has full right, power and authority to enter into this License, and (iv) the person signing on behalf of Licensee is authorized to do so. Upon Owner’s request, Licensee shall provide Owner with evidence reasonably satisfactory to Owner confirming the foregoing representations and warranties.

16.      Miscellaneous. Time is of the essence of this License. This License contains the entire agreement of the parties and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect. No failure of Owner to exercise any power given Owner hereunder, or to insist upon strict compliance by Licensee with any obligation of Licensee hereunder, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver of Owner’s right to demand exact compliance with the terms hereof. This License may not be altered, waived, amended or extended except by an instrument in writing signed by Owner and Licensee. The rights granted by Owner to Licensee hereunder are for a license for the purpose set forth herein only and not for an easement and not for a lease, and no action by Licensee in reliance upon the granting of this License or by Owner shall convert the license granted by this License, by operation of law or otherwise, into an easement, a lease, or an irrevocable license.

[Signatures Appear on Following Page]

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the Effective Date.

OWNER:		LICENSEE:

CORPORATE CAMPUS, LLC, a Delaware limited liability company,		P3 COMPOUNDING OF GEORGIA, LLC, a Georgia limited liability company

By:	Ackerman CORO, LLC,
a Georgia limited liability company, Member

	By:	By:
	Donald K. Miller,*	Name:	Charles Gaetano
	Chief Operating Officer	Title:	Owner

[SEAL]

Date:	10/7/15	Date:	10/1/15

“Landlord’s signatory is a licensed real estate agent/broker in the State of Georgia. The signatory’s individual license number is 157590 and his license is held by Ackerman & Co., whose license number is 28.

EXHIBIT “A”

LICENSE AREA

Control No.: 13476610

STATE OF GEORGIA

Secretary of State

Corporations Division

313 West Tower

#2 Martin Luther King, Jr. Dr.

Atlanta, Georgia 30334-1530

CERTIFICATE OF ORGANIZATION

I, Brian P. Kemp, The Secretary of State and the Corporation Commissioner of the State of Georgia, hereby certify under the seal of my office that

P3 Compounding of Georgia, LLC

a Domestic Limited Liability Company

is hereby issued a CERTIFICATE OF ORGANIZATION under the laws of the State of Georgia on December 18, 2013 by the filing of all documents in the Office of the Secretary of State and by the paying of all fees as provided by Title 14 of the Official Code of Georgia Annotated.

WITNESS my hand and official seal in the City of Atlanta and the State of Georgia on December 23, 2013

Nm:CHARLES GAETANO(1719850), Rq:356,1

Business 45 Pg 312
Filed and Recorded Apr-17-2015 09:40am
2015-0150236
Cathelene Robinson
Clerk of Superior Court
Fulton County, Georgia

APPLICATION TO REGISTER A BUSINESS TO BE CONDUCTED UNDER A TRADE NAME

STATE OF GEORGIA
COUNTY OF FULTON

The undersigned hereby certifies that (they are) (it is) (he is) (she is) conducting a business in the City of Atlanta, County of Fulton,

State of Georgia, under the name:

Integrity Compounding Pharmacy
TRADE NAME

and the nature of the business is: Pharmacy.

and that said business is composed of the following ( ) person ( ) corporation (X) partnership:

This affidavit is made in compliance with GA Code Annotated, Title 10, Chapter 1, Section 490.
Sworn and subscribed before me.

This 8th day of April in the year 2015

Applicant

Notary Public

CATERYN MORALES
Notary Public
Applicant County
State of Georgia
My Commission Expires ...

Filing Instructions: Mail the original notarized application to Cathelene Robinson, Clerk of Superior Court, Attention: Recording Division, 136 Pryor St., SW, Atlanta, GA 30303. The filing fee is $163.50 payable to The Fulton County Clerk of Superior Court. If you have questions about the filing process, please call the Clerk's Office at 404-613-5371.
Publication is required by law. If you have questions about publication, contact the Fulton County Daily Report at 404-521-1227.

I hereby certify the within and foregoing to be a true, correct and complete copy of the original that appears in BS BK 45 PG 312 in this office this 11 day of June 2015

Cathelene Robinson Clerk of Superior Court, Fulton County, GA

By ______________________ Deputy Clerk

not valid unless signed in red ink

P3 Compounding of Georgia, LLC

D/B/A Integrity Compounding Pharmacy

Restated Operating Agreement

 1

P3 Compounding of Georgia, LLC

Operating Agreement

This Restated Operating Agreement is executed by the members of P3 Compounding of Georgia, LLC, on the dates noted below opposite their signatures and is effective April 1, 2015. This Agreement revokes and replaces any operating agreements and amendments thereto previously executed.

ARTICLE 1

PURPOSE, AUTHORITY, AND TERM

1.1	Purpose. The purpose of P3 Compounding of Georgia, LLC, doing business as Integrity Compounding Pharmacy, the “Company” or the “Limited Liability Company”, is to operate as a compounding pharmacy in and around the Atlanta, Georgia area, and to provide services and products of the Company to patients outside of said area.

1.2	Authority. The Company was organized under the Georgia Limited Liability Company Act (the “Act”) pursuant to Articles of Organization accepted and filed on December 18, 2013, by the Georgia Secretary of State.

1.3	Term. The Company came into existence on January 1, 2014, and will have perpetual existence unless terminated pursuant to the Act or this Agreement.

ARTICLE 2

ADMISSION OF MEMBERS;

AND CONTRIBUTIONS OF CAPITAL

2.1 Members.

2.1	Members.

	(a)	Upon the formation of the Company, Timothy M. Smith (“Tim”), Susan Gaetano, Amy Blackburn, and Charles Gaetano III (“Casey”) were admitted as Members of the Company.

(b)	On the Effective Date, ownership interests in the Company were assigned according to a number of different transactions. The final result of these assignments was an ownership breakdown by percentage of the following:

Susan Gaetano	30%
Charles Gaetano III	70%

 2

ARTICLE 3

MEMBERSHIP INTERESTS

AND THEIR TRANSFER

3.1	Membership Interests. The membership interests of the Members (“Membership
Interests” or “Interests”), which are comprised of their Capital Accounts, Voting Points, Operating Interests, and Percentage Interests are set forth on Exhibit “A” hereto.

(a)	Except as otherwise provided in this Agreement, no Member shall demand or receive a return of his or her capital contributions without the consent of Members voting a majority of the Voting Points in the Company. Under circumstances requiring a return of any capital contributions, no Member shall have the right to receive specific property.

(b)	No Member shall receive any interest, salary or draw with respect to said Member’s capital contributions, Voting Points, Capital Account, or otherwise in his or her capacity as Member, except as provided in this Agreement.

3.2	Capital Accounts.

	(a)	The Company shall establish and maintain Capital Accounts for each Member. The Capital Account of each Member after the contributions noted in Section Error! Reference source not found. are shown on Exhibit A.

(i)	Capital Accounts shall be increased by (1) the amount of any money actually contributed by the Member to the capital of the Company, (2) the fair market value of any property contributed, as determined by the Members holding a majority of the Voting Points (“Majority Interest”) at arm’s length at the time of contribution (net of liabilities assumed by the Company or subject to which the Company takes such property, within the meaning of Section 752 of the Code), and (3) the Member’s share of Net Profit and of any separately allocated items of income or gain (including any gain and income from unrealized income allocated to the Member to reflect the difference between the book value and tax basis of assets contributed by the Member).

(ii)	Each Member’s Capital Account shall be decreased by (1) the amount of any money distributed to the Member by the Company, (2) the fair market value of any property distributed to the Member (net of liabilities of the Company assumed by the Member or subject to which the Member takes such Property within the meaning of Section 752 of the Code), and (3) the Member’s share of Net Loss and of any separately allocated items of deduction or loss (including any loss or deduction allocated to the Member to reflect the difference between the book value and tax basis of assets contributed by the Member).

(b)	The provisions of this Article 3 as they relate to the maintenance of Capital Accounts are intended, and shall be construed, and, if necessary, modified to cause the allocations of profits, losses, income, gain and credit pursuant to ARTICLE 4 to have substantial economic effect under the Regulations promulgated under Section 704(b) of the Internal Revenue Code (the “Code”), in light of the distributions made pursuant to ARTICLE 4 and ARTICLE 14.

 3

3.3	Operating Interests. A Member’s Operating Interest, as stated on Exhibit A, determines the Member’s share of:

(a)	Net Profits from Operations,

(b)	Net Losses from Operations, and

(c)	Distributions of Net Cash From Operations.

3.4	Percentage Interests. A Member’s Percentage Interest, as stated on Exhibit A, determines the Member’s:

(a)	Share of gain on the sale of the Company’s business (Section 4.1 (b),

(b)	Share of distributions of Net Cash From Sale of the Company’s Business (Section 5.2(b),

(c)	Distributions on dissolution of the Company (Section 14.2(e)).

3.5	Voting Points. The Members’ Voting Points as of the date of this Agreement are reflected on Exhibit A.

3.6	Transfers of Membership Interests. Except for “Permitted Transfers” as described in Section 3.7, below, no Member shall Transfer all or any portion of his Ownership Interest in the Company or any rights therein without the consent of Members voting a majority of the Voting Points in the Company. Any Transfer or attempted Transfer by a Member, whether voluntary or involuntary, shall be null and void and of no effect whatever, however, such action may be considered a Terminating Event under Article 7. Each Member hereby acknowledges the reasonableness of the restrictions on transfer imposed by this Agreement in view of the Company’s purposes and the relationship of the Members. Accordingly, the restrictions on transfer contained herein shall be specifically enforceable. Each Member hereby further agrees to hold the Company and each other Member (and each Member’s successors and assigns) wholly and completely harmless from any cost, liability, or damage (including, without limitation, liabilities for income taxes and costs of enforcing this indemnity) incurred by any of such indemnified persons as a result of a transfer or an attempted transfer in violation of this Agreement. For purposes of this Agreement, a Transfer of membership interest by a member shall mean any voluntary or involuntary transfer or other disposition of all or any part of those rights to another person, with or without consideration, including:

(a)	A transfer by sale;

(b)	A transfer by exchange;

(c)	A transfer by gift;

(d)	A transfer by assignment;

(e)	A transfer (whether by will, trust or otherwise) taking effect on the death of the member; and

(f)	A transfer by operation of law, by execution of legal process, or pursuant to a divorce or bankruptcy decree (including a transfer in connection with a merger of a member that is an entity into another entity).

 4

3.7	Permitted Transfers. A Member may transfer his Membership Interest in the Company to his or her spouse, children and more distant descendants, or a trust established for the benefit of such Member or his spouse, children and more distant descendants.

ARTICLE 4

ALLOCATIONS OF

PROFITS AND LOSSES

4.1	General Allocations. Except as may be otherwise required under the following Sections of this Article, the Company’s Net Profit and Net Loss (as defined in Section 4.5) shall be allocated to the Members as follows.

(a)	Net Profits and Net Loss from Operations. Except as may be otherwise required pursuant to Section 4.2 and 4.3 below, the Company’s Net Profit and Net Loss for each Fiscal Year shall be allocated to the Members’ Capital Accounts in proportion to their respective Operating Interests.

(b)	Net Profit or Loss from the Sale of the Company’s Business. Except as may be otherwise required pursuant to Sections 4.2 and 4.3 below, Net Profit or Loss from the Sale of the Company’s Business shall be allocated to the Members’ Capital Accounts in proportion to their respective Percentage Interests.

4.2	Limitation on Net Loss Allocation. Notwithstanding the provisions of Section 4.1, if the amount of Net Loss for any Fiscal Year that would otherwise be allocated to a Member under Section 4.1 would cause or increase an Adjusted Capital Account Deficit (as defined in Section 4.4) of a Member as of the last day of such Fiscal Year, then an amount of such Net Loss equal to such excess shall be allocated to the other Members (in proportion to their Operating Interests) to the extent allowable under this Section 4.2, and the remainder of such Net Loss, if any, shall be allocated to that Member. To the extent Net Loss is reallocated to any Members pursuant to this Section 4.2, the next available Net Profit at a year end shall be allocated to such Members in proportion to and to the extent of such Net Loss prior to the allocations of such Net Profit under Section 4.1.

4.3	Section 704(c) Allocation. Any item of Company income, gain, loss, and deduction with respect to any property (other than cash) that has been contributed by a Member to the capital of the Company, that is deemed to have been contributed to the capital of the Company under Section 708 of the Code and the Regulations promulgated thereunder, or that has been revalued in accordance with Section 1.704-1 (b)(2)(iv)(f) of the Regulations and which is required to be allocated to the Members for income tax purposes under Section 704(c) of the Code so as to take into account the variation between the tax basis of such property and its agreed upon fair market value at the time of its contribution or revaluation, as the case may be, shall be allocated to the Members solely for income tax purposes in the manner so required using an allowable method determined by the Members.

 5

4.4	Adjusted Capital Account Deficit. The Adjusted Capital Account Deficit of any Member means, as of any particular date, the deficit balance, if any, in such Member’s Capital Account as of such date, as determined in the manner provided in Section 3.2 hereof and by then reduced to reflect any items described in Sections 1.704-l(b)(2)(ii)(d)(4), (5) and (6) of the Regulations.

4.5	Net Profit and Net Loss.

(a)	Net Profits from Operations or Net Loss from Operations for each Fiscal Year shall equal the amount of the Company’s taxable income or loss for such Fiscal Year, excluding any income or loss from the sale of the Company’s business or substantially all of it assets, determined in accordance with Code Section 703 (a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(i)	All compensation paid to Members pursuant to their Services Contracts shall be treated as Guaranteed Payments under IRC Section 707(c) (or at the option of the Company, reported on form W-2) and deducted before arriving at Net Profits or Loss from Operations.

(ii)	Income, premium expense, and increases or decreases in cash surrender value arising from insurance policies on the lives of Members shall be allocated in accordance with Section 4.6, below.

(iii)	Any income of the Company that is exempt from federal income tax shall be added to such taxable income or loss;

(iv)	Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-l(b)(2)(iv)(i), shall be subtracted from such taxable income or loss;

(v)	Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the book value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its book value;

(vi)	In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account depreciation for such Fiscal Year, computed in accordance with Regulations Section 1.704-l(b)(2)(iv)(g);

 6

(vii)	To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-l(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in complete liquidation of a Member’s Ownership Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Profit or Net Loss; and

(b)	Net Profit or Loss from the Sale of the Company’s Business shall equal the gain or loss recognized by the Company on the sale of all or any part of its business and related assets.

4.6	Insurance on Members’ Lives.

(a)	Income from Insurance Proceeds. The income from receipt of insurance proceeds on the life of a Member that was acquired for the purpose of redeeming any or all of the Interest of such Member (the “Insured Member”) shall be allocated to the capital accounts of the other Members, excluding the insured Member or any holder of a Membership Interest transferred by the Insured Member as a Permitted Transfer, (the “Other Members”) in proportion to the Other Members’ Percentage Interests.

(b)	Insurance Premiums. Expenditures made for the payment of insurance premiums on the life of an Insured Member shall be allocated to the Other Members in proportion to the Other Members’ Percentage Interests.

(c)	Increase in Cash Surrender Value. Any increase in the cash surrender value of life insurance policies on the life of an Insured Member shall be allocated to the capital accounts of the Other Members in proportion to the Other Members’ Percentage Interests.

(d)	Use of Insurance Proceeds. Proceeds from insurance on the life of an Insured Member shall be used to redeem the Ownership Interest of such Insured Member and any holder of a Membership Interest transferred by such Insured Member as a Permitted Transfer pursuant to Section 7.5, below.

ARTICLE 5

DISTRIBUTIONS

5.1	Net Cash From Operations. “Net Cash From Operations” means the gross cash proceeds from Company operations less the portion thereof used to pay or establish reserves for all Company expenses (including amounts due the Members under their Services Contracts), debt payments, capital improvements, replacements and contingencies, all as determined by the Members holding a majority of the Voting Points. Net Cash From Operations shall not be reduced by depreciation, amortization or similar allowances. Net Cash From Operations shall be distributed to the Members as follows.

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(a)	Tax Liability Distributions. To each Member, an amount equal to forty percent (40%) of the taxable income from operations allocated to such Member (excluding taxable income arising under the Services Contracts) on the prior year’s partnership tax return.

(b)	Residual. The remaining Net Cash from Operations, after payment of the Tax Liability Distribution, shall be distributed to the Members in proportion to their Operating Interests.

5.2	Net Cash From Sale of the Company’s Business. “Net Cash From Sale of the Company’s Business” means the net cash proceeds from all sales and other dispositions of the Company’s assets (other than in the ordinary course of business), less any portion thereof used to pay the Member Notes and the Guaranteed Loans, establish reserves (including reserves for unpaid Redemption Payments in accordance with Section 7.7). Net Cash From Sale of the Company’s Business shall be distributed to the Members in the following order of priority:

(a)	Distribution Based on Capital Accounts. First to the Member in amounts equal to their positive Capital Accounts.

(b)	Residual Distribution. The remaining Net Cash from Sale of the Company’s Business shall be distributed to the Members in proportion to their Percentage Interests.

ARTICLE 6

EMPLOYMENT OF MEMBERS;

RESTRICTIVE COVENANTS

AND AGREEMENTS

6.1	Services Contract. Any Member who is to receive compensation for his services to the Company shall execute a Services Contract with the Company, under which they will be compensated for their future services to the Company.

6.2	Confidentiality.

(a)	Each Member acknowledges and agrees that all present and future business relationships and goodwill of the Company constitute valuable proprietary rights and interests of the Company, and inure to the sole benefit of, and are the property of the Company.

(b)	Each Member further acknowledges and agrees that upon his or her admittance as a Member in the Company he contributed to the Company all of his or her personal goodwill, business relationships, and other intangible assets related to the Company’s business, and that such intangible assets now constitute valuable proprietary rights and interests of the Company, and inure to the sole benefit of, and are the property of the Company.

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(c)	Each Member acknowledges and agrees that he or she has, prior to admission to the Company, and will in the future, acquire eminently valuable knowledge of certain secret or confidential information that constitute the property of the Company solely and exclusively, and which, if lost or used by the Member outside the course of this Agreement or the Member’s Services Contract could cause irreparable and continuing injury to the Company’s business for which there will be no adequate remedy at law.

(d)	Each Member further acknowledges and agrees that all records, lists, client lists, files, electronic documents, reports, notes, internal manuals relating to services provided by the Company, business plans, compilations or other recorded matter, and copies or reproductions thereof, relating to the Company’s operations made or received by the Member prior to and after the Member’s execution of this Agreement, are the exclusive property of the Company and the Member holds the same as trustee for the Company and subject to the Company’s control and will deliver the same to the Company at the termination of his Services Agreement, or if earlier requested so to do by the Company. Without limiting the foregoing, upon termination of his Services Contract for any reason, the Member shall forthwith deliver to the Company all lists, records, files, electronic documents, programs and other documents in the Member’s possession, custody or control relating to the Company and its business.

(e)	Each Member covenants and agrees that while he is a Member of the Company, and after his termination as a Member, he will not divulge to any person, corporation, association, firm or entity, or appropriate to his own use or the use and benefit of others, except as authorized by the Company in writing, any confidential information noted in the previous Subsections of this Section 6.2.

6.3	Agreement Not to Compete. Each Member covenants and agrees that while a Member of the Company or while the owner of Interests, and for a period of eighteen (18) months after his membership in the Company and ownership of Interests has terminated (the “Restricted Period”) he will not, without the express written consent of the Company, compete, directly or indirectly, with the Company. Such prohibition will include, but not be limited to, the offering of services, products and other deliverables that compete with services, products or deliverables sold or offered for sale by the Company.

6.4	Agreement Not to Solicit. During the Restricted Period, a Member will not, directly or indirectly:

(a)	contact, solicit, divert, take away, induce or attempt to induce any person who is then in the employ of the Company, to leave the employ of the Company, or in any way interfere with the relationship between the Company and any of its employees, or employ or attempt to employ directly or through another person or entity, any such employee, or approach any such employee for any of the foregoing purposes; or

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(b)	employ or hire any person who was an employee of the Company at any time during the last three (3) months of Member’s membership in the Company or ownership of Interests. This section shall not prohibit the use of general advertising or other general solicitation not targeted to the employees of the Company.

6.5	Non - Solicitation - Customers/Prospects. During the Restricted Period, a Member will not, directly or indirectly, on such Member’s own behalf or on behalf of any person competing or endeavoring to compete with the Company, solicit, endeavor to solicit, contact, or interfere, contract with, provide services to, or otherwise deal or do business with any person or entity that:

(a)	is a customer, licensee, sales representative, agent or other similar business relation of the Company on the date the Member’s membership in the Company or ownership of Interests is terminated; or

(b)	was a customer, licensee, sales representative, or other similar business relation of the Company at any time within eighteen (18) months prior to the date the Member’s membership in the Company or ownership of Interests is terminated; or

(c)	has received an oral or written proposal or submission as a prospective customer, licensee, sales representative, or other similar business relation from the Company at any time within eighteen (18) months prior to the date the Member’s membership in the Company or ownership of Interests is terminated and in respect of whom the Company has not determined to cease all such pursuit.

6.6	Definition of Indirect Competition. A Member will be deemed to be competing, if the Member engages, directly or indirectly, in any business offering products, services or deliverables that compete with those offered by the Company in its day-to-day business, whether for his own account or that of any other person, firm, corporation, partnership or other business entity, and whether his participation is as a stockholder, member, general or limited partner, or investor possessing an ownership interest exceeding one percent (1%) in any such entity, or as a principal, agent, proprietor, officer, director, employee, sales representative, consultant, lender or in any other capacity.

6.7	Remedies. Each Member agrees that the periods of time provided for in Sections 6.3 through 6.5 are the minimum periods of time, and that the other provisions and restrictions set forth above, are necessary to protect the Company and its successors and assigns in the use and employment of the goodwill of the business conducted by the Company, including protection of the Company trade secrets and the near-permanent relationships, with rare turnover, that the Company’s customers generally have with the Company. Each Member agrees that the services of the Company are special and unique, that damages cannot compensate in the event of a violation of the above non-competition and non-solicitation covenants, and that injunctive relief shall be essential for the protection of the Company and its successors and assigns. Accordingly, each Member agrees and consents that, in the event he shall violate or breach any of said restrictive covenants, the Company shall be entitled to obtain (and he hereby consents to) injunctive relief against him, without bond, in addition to such further or other relief as may appertain at equity or law.

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In the event of the entry of any such injunction the sole remedy of said Member shall be the dissolution of such injunction, if warranted upon hearing duly had (all claims for damages by reason of the wrongful issuance of any such injunction being hereby expressly waived by said Member). Obtainment of such an injunction by the Company shall not be considered an election of remedies or a waiver of any right by the Company to assert any other remedies the Company has at law or in equity. No waiver of any breach or violation hereof shall be implied from the forbearance or failure by the Company to take action hereon. Each Member agrees that if any provisions hereof shall be adjudicated to be invalid or unenforceable, such deletion is to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made; provided, further, to the extent any provision hereof is deemed unenforceable by virtue of its scope in terms of area or length of time, but may be made enforceable by limitations thereon, each Member agrees that the same shall be enforceable to the fullest extent permissible under the laws and public policies applied in such jurisdiction in which enforcement is sought.

6.8	Independent Covenants - Indemnification. The restrictive covenants of each Member contained in this ARTICLE 6 shall be construed as an agreement which is independent of any other provision of this Agreement or any other understanding or agreement between the parties and the existence of any claim or cause of action of a Member against the Company, of whatever nature, shall not constitute a defense to the enforcement by the Company of the covenants contained herein. Each Member agrees to indemnify and hold the Company and each other Member, and their successors and permitted assigns, respectively, harmless of and from any and all loss, cost, damages and expenses (including attorney’s fees and court costs) which the Company or such other persons or entities shall suffer, sustain or incur as a result of, in connection with or arising from said Member’s breach of any of the provisions hereof, or the efforts of the Company to enforce the restrictive covenants contained herein.

ARTICLE 7

TERMINATION OF A MEMBER;

REDEMPTION OF MEMBERSHIP INTEREST

7.1	Terminating Event. For purposes of this Agreement, “Terminating Event” means the first of the following Terminating Events to occur with respect to such Member.

(a)	The expulsion for cause of a Member;

(b)	The Voluntary Withdrawal of a Member;

(c)	The Transfer or attempted Transfer of a Member’s Interest in the Company that is not in compliance with Section 3.6.

(d)	With respect to any holder of a Membership Interest transferred by a Member as a Permitted Transfer, the Termination of said transferring Member;

(e)	An Event of Bankruptcy with respect to a Member; and

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The Member with respect to whom a Terminating Event occurs is sometimes referred to herein as a “Terminating Member”, and the occurrence of the Terminating Event as his “Termination.”

7.2	Continuance of the Company. Upon the Termination of a Member, the Company shall continue without dissolution, provided that remaining Members holding a majority of the Voting Points elect to continue the business after the Terminating Event. The Terminating Member shall cease to be a Member and shall have no further right to participate in the Company’s business, Profits, Losses, or distributions, but shall have only the rights to any unpaid compensation due under his Services Contract, and the Redemption of his Membership Interest in the Company.

7.3	Redemption of a Terminating Member’s Interest.

(a)	Upon the Termination of a Member, said Member shall relinquish such Member’s Interest in the Company and the Company shall redeem the Interest of the Terminating Member pursuant to the terms of this Article.

(b)	The closing of the redemption of the Terminating Member’s interest shall occur on a date (the “Closing Date”) and time mutually convenient to the Company and the Terminating Member; provided that the Closing Date shall occur no later than the thirtieth day following the Terminating Event.

(c)	On the Closing Date, the Company and the Terminating Member, or their representatives, shall execute such documents and instruments of conveyance as may be necessary or appropriate to confirm the redemption of the Terminating Member’s Interest, the withdrawal of the Terminating Member as a Member as of the date of the Terminating Event, and a written affirmation of the Terminating Member’s restrictive covenants contained in ARTICLE 6.

7.4	Redemption Price. The Redemption Price of a Terminating Member’s Interest shall equal the Terminating Member’s Capital Account on the date of Termination.

7.5	Payment of Redemption Price. The Redemption Price due to a Terminated Member shall be paid to the Terminated Member or its assignee as follows:

(a)	If the Termination is due to unapproved Transfer or attempted Transfer (Section 7.1(c)), or an Event of Bankruptcy, the Redemption Price shall be paid as follows:

(i)	Five percent (5%) of the Redemption Price shall be paid at the Closing Date; and

(ii)	The remaining ninety-five percent (95%) shall be paid in equal annual installments plus interest (“Redemption Payments”) over a period of twenty-five (25) years. Interest earned to date on any unpaid Redemption Price shall be paid annually with the Redemption Payments at a rate equal to the LIBOR rate, adjusted annually.

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(b)	In all other situations, the Redemption Price shall be fully amortized over a period of five (5) years at an interest rate equal to the prime rate charged by the Company’s regular lender for loans of a similar term, adjusted annually, and paid in monthly installments on the fifteenth (15th) day of each month. Notwithstanding the foregoing, if a Redemption Price is to be paid pursuant to this Subsection 7.5 (b), the the Company or all of its assets are subsequently sold, any unpaid Redemption Price shall be paid within 60 days of the receipt of the proceeds of the sale in proportion to the amounts and times of receipt.

7.6	Limitation of Payment. Notwithstanding anything to the contrary, the total payments to be made pursuant to Subsections 7.5(a) and 7.5(b), above, for any year shall not exceed forty percent (40%) of the Net Cash from Operations for said year. If the scheduled payments exceed forty percent (40%) of the Company’s Net Cash from Operations, the payment made to each deceased, retired, disabled, withdrawn, or expelled Terminated Member or its representative shall be reduced pro rata so as not to exceed the limitation. Any reduction made pursuant to this Section shall be included in the calculation of amounts subsequently paid to said Terminated Member.

7.7	Expulsion for Cause. A Class B Member may be expelled immediately for cause. Any of the following reasons shall constitute cause.

(a)	The Member’s conviction of, or plea of guilty or “no contest” to, any crime involving moral turpitude;

(b)	The Member’s gross negligence in carrying out his duties under the Services Contract or this Operating Agreement.

(c)	The Member’s failure to substantially perform his duties under his Services Contract.

(d)	A material breach by a Member of the Restrictive Covenants of Article 6.

(e)	Any action, or failure to act, of such Member with respect to any matter that is within the scope of his duties hereunder, that results, or can reasonably be expected to result, in such Member becoming liable to indemnify the Company for a material sum pursuant to any provision of this Agreement, or that would justify a decree of dissolution of the Company.

(f)	A transfer or attempted transfer of the Member’s Membership Interest in the Company in violation of Section 3.6.

(g)	Collusion by Members to defraud or otherwise damage the Company.

7.8	Breach of Covenants. Notwithstanding the foregoing, if a Member breaches any of the restrictive covenants in Article 6 herein after his Termination, the Company shall be released from making any further Redemption Payments, and the Terminated Member shall immediately pay back to the Company all Redemption Payments made.

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7.9	Prepayment. Notwithstanding the provisions of this Section, Members holding a majority of the Voting Points may elect to prepay the Redemption Price.

ARTICLE 8

MEETINGS

8.1	Annual Meeting. The annual meeting of the Members shall be held the first Monday in the month of April in each year, or such other date as the Members agree, beginning with the year 2014, for the purpose of the transaction of such business as may come before the meeting.

8.2	Regular Meetings. The Members may by resolution prescribe the time and place for the holding of regular meetings and may provide that the adoption of such resolution shall constitute notice of such regular meetings.

8.3	Special Meetings. Members may call special meetings of the Members for any purpose or purposes, with a majority of the Voting Points.

8.4	Notice of Meeting. Written or telephonic notice stating the place, day and hour of the meeting and, in case of a special meeting, the purposes for which the meeting is called, shall be delivered not less than three (3) days before the date of the meeting, either personally or by mail, by or at the direction of the Members calling the meeting, to each Member of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered two (2) days after being deposited in the United States mail, addressed to the Member at his address as it appears on the books of the Company, with postage thereon prepaid. When all the Members of the Company are present at any meeting, or if those not present sign in writing a waiver of notice of such meeting, or subsequently ratify all the proceedings thereof, the transactions of such meeting are as valid as if a meeting were formally called and notice had been given.

8.5	Quorum. All Members holding Voting Points must be represented in person or by proxy, for there to be a quorum at any meeting of the Members. The Members present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Members to leave less than a quorum.

8.6	Voting. All voting or official actions of the Members, unless otherwise specified herein or proscribed by statute, shall be based on Voting Points. The term “a majority of the Members” shall mean Members holding a majority of the Voting Points, as indicated.

8.7	Proxies. At all meetings of Members, a Member may vote by proxy executed in writing by the Member or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Managers of the Company before or at the time of the meeting. No proxy shall be valid after three months from date of execution, unless otherwise provided in the proxy.

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8.8	Manner of Acting.

(a)	Formal action by Members. Ordinarily, the act of Members holding a majority of the Voting Points present at a meeting at which a quorum is present shall be the act of the Members.

(b)	Procedure. The Managers of the Company shall preside at meetings of the Members, may move or second any item of business and shall vote upon any matter. A record shall be maintained of the meetings of the Members. The Members may adopt their own rules of procedure, which shall not be inconsistent with this Operating Agreement.

(c)	Presumption of Assent. A Member of the Company who is present at a meeting of the Members at which action on any matter is taken shall be presumed to have assented to the action taken, unless his dissent or abstention is entered in the minutes of the meeting or unless he shall file his written dissent or abstention to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent or abstention by certified mail to the secretary of the meeting immediately after the adjournment of the meeting. Such right to dissent or abstain shall not apply to a Member who voted in favor of such action.

(d)	Informal Action of Members. Unless otherwise provided by law, any action required to be taken at a meeting of the Members, or any other action that may be taken at a meeting of the Members, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the Members entitled to vote with respect to the subject matter thereof.

(e)	Order of Business. The order of business at all meetings of the Members shall be as follows, unless otherwise waived by Members voting a majority of the Voting Points.

(i)	Roll Call.

(ii)	Proof of notice of meeting or waiver of notice.

(iii)	Reading of minutes of preceding meeting.

(iv)	Report of the Managers.

(v)	Reports of Committees.

(vi)	Unfinished Business.

(vii)	New Business.

(f)	Telephonic Meeting. Members of the Company may participate in any meeting of the Members by means of conference telephone or similar communication if all persons participating in such meeting can hear one another for the entire discussion of the matter(s) to be voted upon. Participating in a meeting pursuant to this Section shall constitute presence in person at such meeting.

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ARTICLE 9

FISCAL MATTERS

9.1	Office and Resident Agent. The address of the principal office of the Company is 1140 Hammond Drive, Building K, Suite 220, Atlanta, Georgia 30328. The Members may at any time change the location of the principal office, and may establish additional offices as the Members may deem desirable. The resident agent of the Company is Casey, whose address is 1125 Hammond Drive, Unit 570, Atlanta, GA 30328.

9.2	Fiscal Year. The fiscal year of the Company shall begin on the first day of January and end on the last day of December of each year, unless otherwise determined by resolution of the Members.

9.3	Deposits. All funds of the Company shall be deposited from time to time to the credit of the Company in such banks, trust companies or other depositories as the Members may select.

9.4	Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, and all notes or other evidences of indebtedness issued in the name of the Company shall be signed by a Member, or such other persons as determined by the Members.

9.5	Loans. No loans shall be contracted on behalf of the Company and no evidences of indebtedness shall be issued in its name unless authorized by the Members or otherwise in accordance with the limitations set forth herein.

9.6	Contracts. The Members may authorize any Member or agent of the Company, in addition to the Managers, to enter into any contract or execute any instrument in the name of and on behalf of the Company, and such authority may be general or confined to specific instances.

9.7	Accountant. An accountant may be selected from time to time by the Members holding a majority of the Voting Points to perform such tax and accounting services as may, from time to time be required. Members holding a majority of the Voting Points without assigning any cause may remove the accountant.

9.8	Legal Counsel. One or more attorney may be selected from time to time by the Members holding a majority of the Voting Points to review the legal affairs of the Company and to perform such other services as may be required and to report to the Members with respect thereto. Members holding a majority of the Voting Points without assigning any cause may remove the Legal Counsel.

ARTICLE 10

BOOKS AND RECORDS

10.1	Books and Records. The books and records of the Company shall be kept at the principal office of the Company or at such other places, within or without the state of Georgia, as the Members shall from time to time determine.

10.2	Right of Inspection. Any Member of record shall have the right to examine, at any reasonable time or times for all purpose, the books and records of account, minutes and records of Members and to make copies thereof. Any agent or attorney of the Member may make such inspection. Upon the written request of any Member of the Company, it shall mail to such Member its most recent financial statements, showing in reasonable detail its assets and liabilities and the results of its operations.

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10.3	Financial Records. All financial records shall be maintained and reported based on generally acceptable accounting practices.

ARTICLE 11

MANAGEMENT

The Company has elected in accordance with the Act, to be managed by its Managers, rather than directly by its Members.

11.1	Manager.

(a)	Initial Manager. The initial Manager of the Company shall be Casey. The Manager shall be considered an officer of the Company, and may use the title of “President” for purposes of conducting the Company’s business.

(b)	Right to Appoint and Remove. The Members may from time to time, by Majority Consent, appoint one or more Persons to serve as other officers of the Company, in such offices and bearing such powers, authorities and responsibilities as the Members may determine. Unless the Members otherwise expressly agree in writing, each officer must be a Member. The Members may, by Majority Consent, remove any Person serving as an officer at any time, including the Manager, with or without cause. No Person serving as an officer will have any contractual right to such position.

(c)	Authority of the Manager. Subject to the limitations set forth in this Agreement, the Manager will have authority to operate the business and affairs of the Company in the ordinary course of business. Such power and authority includes, without limitation, the power and authority to do the following on behalf of and at the expense of the Company:

(i)	open, maintain and deposit funds into any savings account, checking account, money market account, brokerage firm account, custodial account, trust account, or any other type of account of any nature whatsoever, and receive statements, notices, or other documents concerning any and all such accounts;

(ii)	pay all bills, accounts, claims, or demands owed by the Company;

(iii)	hire and fire employees of the Company;

(iv)	apply for, purchase, maintain, renew, extend and terminate liability and other insurance to protect the Company, the Manager, the Members, and the employees, properties and business of the Company;

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(v)	borrower money and obtain credit under such terms as the Manager deem advisable, subject to the restrictions set forth in Subsection (d)(i) below; and

(vi)	negotiate, make, execute, seal, acknowledge, deliver and modify contracts, agreements, releases and discharges on behalf of the Company which, in the discretion of the Manager, might be necessary, advisable or expedient, subject to the restrictions set forth in Subsection (d)(i) below.

(d)	Limitations on Authority of Manager. The Manager does not have the power or authority to take any of the following actions without Majority Consent of the Members:

(i)	assuming, incurring or entering into any single contract, debt or obligation or any number of contracts, debts or obligations arising from a common transaction, in the total amount of ten thousand dollars ($10,000.00) or more, or making any capital expenditure or investment of over ten thousand dollars ($10,000.00);

(ii)	granting security interests in and mortgages and deeds of trust upon Property of the Company;

(iii)	doing any act in violation of this Agreement; (d) possessing Property, or assign the right of the Company or its Members in specific Property, for other than a Company purpose; or

(iv)	doing any act that requires consent of the Members under this express terms of this Agreement. A Manager does not have the power or authority to take any action that requires the unanimous consent of the Members hereunder unless and until such unanimous consent of Members has been obtained.

(e)	Right of Third Parties to Rely on Manager’s Authority. No Person dealing with a Manager need inquire concerning the validity or propriety of any document or instrument executed in the name of the Company by such Manager, or as to the authority of such Manager.

(f)	Compensation and Reimbursements of Officers. The officers of the Company will be reimbursed for all reasonable expenses incurred in carrying out their duties hereunder. Without Majority Consent of the Members, an officer will not be entitled to any salary or compensation.

11.2	Voting by Members. Any decision or action which under the terms of this Agreement or under the Act requires the consent of the Members (but excluding any decisions which an Manager has authority to make in accordance with this Agreement) will be approved Majority Consent, notwithstanding any provision of the Act which may require the vote or consent of the Member or Members holding more than a majority of the Profits Interest. A resolution or other written instrument executed by Members holding the required Profits Interests will be sufficient to demonstrate the Members’ consent to the action or other matters described therein.

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11.3	Members as Agents. In accordance with Section 4A-401 (a)(3) of the Act and the Articles, no Member will be an agent of the Company solely by virtue of being a Member, and no Member will have authority to act for the Company solely by virtue of being a Member.

11.4	Actions Requiring Unanimous Consent. Notwithstanding the foregoing or any provision in this Agreement or in the Act, the following actions, and only the following actions, will require the unanimous consent of the Members:

(a)	the admission of any Person as a Member of the Company, or the issuance by the Company of an additional Profits Interest to any existing Member of the Company;

(b)	the merger of the Company with or into any other business entity in which the Company is not the surviving entity, or a consolidation of the Company to form a new entity;

(c)	the sale, lease, transfer or liquidation of all or substantially all of the assets of the Company;

(d)	the dissolution or liquidation of the Company;

(e)	any act that would make it impossible to carry on the Company purposes or the business of the Company;

(f)	the commencement by the Company of any proceeding under any provision or chapter of any federal or state bankruptcy, insolvency or other debtor relief law whatsoever;

(g)	any assignment for the benefit of creditors or the consent by the Company to the appointment of any trustee or receiver for the Company;

(h)	any guarantee of any obligation of any Member, employee or officer of the Company, or any relative of any Member, employee or officer of the Company; or

(i)	any other action that requires such unanimous consent under the express terms of this Agreement.

11.5	Limited Liability. To the maximum extent that Georgia law in effect from time to time permits limitation of the liability of members or managers of limited liability companies, no Member (including the Manager) shall be liable or accountable, in damages or otherwise, to the Company or any of the other Members for any act or the failure to act of such Member, other than for breach of this Agreement or for acts or omissions that constitute gross negligence or willful misconduct.

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11.6	Indemnification. The Company will indemnify and hold each Member (including the Manager) harmless from and against any loss, expense or damage suffered by such Member by reason of any payments made and personal liabilities incurred by such Member in the ordinary and proper conduct of the Company’s business, or for the preservation of the Company’s business or property, and otherwise for anything such Member may do or refrain from doing hereafter for and on behalf of the Company and in furtherance of its interests; provided, however, that the Company will not be required to indemnify a Member for any loss, expense or damage which he may suffer as a result of his gross negligence or willful misconduct. Any indemnity under this Section 6.7 will be provided out of and to the extent of Company assets only, and Members will have no personal liability for such indemnity beyond their individual Capital Contributions.

ARTICLE 12

MISCELLANEOUS

12.1	Notice. Any notice required or permitted to be given pursuant to the provisions of the Act, the Articles of Association of the Limited Liability Company or this Operating Agreement shall be effective as of the date personally delivered, or if sent by mail, on the date deposited with United States Postal Service, prepaid and addressed to the intended receiver at his last known address as shown in the records of the Limited Liability Company.

12.2	Waiver of Notice. Whenever any notice is required to be given pursuant to the provisions of the Act, the Articles of Association of the Limited Liability Company or this Operating Agreement, a waiver thereof, in writing, signed by the persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

12.3	Indemnification By Company. The Limited Liability Company may indemnify any person who was or is a party defendant or is threatened to be made a party defendant to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Limited Liability Company) by reason of the fact that he is or was a Member of the Company, Officer, employee or agent of the Company, or is or was serving at the request of the Company, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if the Members determine that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Limited Liability Company, and with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere_or its equivalent, shall not in itself create a presumption that the person did or did not act in good faith and in a manner which he reasonably believed to be in the best interest of the Limited Liability Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

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12.4	Indemnification Funding. The Company shall fund the indemnification obligations provided herein in such manner and to such extent as the Members may from time to time deem proper.

12.5	Survival of Obligations. All obligations and covenants of a Member shall survive the termination of this Agreement or the Termination of the Member’s interest in the Company.

12.6	Duty of Loyalty. Members of this Company have a duty of undivided loyalty to this Company in all matters affecting this Company’s interests.

12.7	Anticipated Transactions. Notwithstanding the provision herein, it as anticipated that the Members will have other legal and financial relationships. Representatives of this Company, along with representatives of other entities, may from time to time, participate in the joint development of contracts and transactions designed to be fair and reasonable to each participant and to afford an aggregate benefit to all participants. Therefore, it is anticipated that this Company will desire to participate in such contracts and transactions and, after ordinary review for reasonableness, that the Members may authorize the participation of the Company in such contracts and transactions.

12.8	Gender and Number. Whenever the context requires, the gender of all words used herein shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural thereof.

12.9	Articles and other Headings. The Articles and other headings contained in this Operating Agreement are for reference purposes only and shall not affect the meaning or interpretation.

12.10	Reimbursement of Members. Members shall receive reimbursement for expenses reasonably incurred in the performance of their duties.

12.11	Loans from Members. In the future, Members may loan funds to the Company with approval of the Members holding a majority of the Voting Points. Such loans shall bear interest at market rates, and shall be secured by whatever assets of the Company that are unencumbered.

12.12	Governing Law. This Agreement shall be governed by the laws of the state of Georgia.

12.13	Counterparts. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original for all purposes but all of which shall constitute only one agreement.

12.14	Entire Agreement. This Agreement and the Services Contracts constitute the entire agreement between the Members and the Company, and supersede all prior discussions, understandings and agreements between them.

12.15	Conflicting Language. In the event that there are any discrepancies between the Services Contracts and this Agreement, the terms of this Agreement shall control.

21

ARTICLE 13

AMENDMENTS

This Operating Agreement may be altered, amended, restated, or repealed and a new Operating Agreement may be adopted by the unanimous consent of the Members

ARTICLE 14

DISSOLUTION

14.1	Liquidating Events. The Company shall dissolve and commence winding up and liquidating upon the first to occur of any of the following (“Liquidating Events”):

(a)	The vote of the Members holding a majority of the Voting Points to dissolve, wind up, and liquidate the Company;

(b)	The happening of any other event that makes it unlawful or impossible to carry on the business of the Company; or

(c)	Any event, which causes there to be only one Member.

14.2	Winding Up. Upon the occurrence of a Liquidating Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Members. No Member shall take any action that is inconsistent with, or not necessary to or appropriate for, winding up the Company’s business and affairs. The Managers (or any Person selected for this purpose by the Members) shall be responsible for overseeing the winding up and liquidation of the Company, and shall take full account of the Company’s liabilities and property and the property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom, to the extent sufficient therefore, shall be applied and distributed in the following order:

(a)	First, to the payment and discharge of the Guaranteed Loans;

(b)	Then to the payment of all of the Company’s other debts and liabilities to creditors other than Members;

(c)	Then, to the payment and discharge of all of the Company’s debts and liabilities to Members, including the Member Notes and any compensation due pursuant to the Services Contracts;

(d)	Third, to the Members in accordance with their Capital Accounts, after giving effect to all contributions, distributions, and allocations for all periods;

(e)	The balance, if any, to the Members based on their Percentage Interests.

14.3	Deficit Restoration Obligation. In the event the Company is “liquidated” within the meaning of Regulations Section 1.704-l(b)(2)(ii)(g), and if any Member’s Capital Account has a deficit balance (after giving effect to all contributions, distributions, and allocations for all taxable years, including the year during which such liquidation occurs), such Member shall contribute to the capital of the Company the amount necessary to restore such deficit balance to zero in compliance with Regulations Section 1.704-l(b)(2)(ii)(b)(3).

22

14.4	Deemed Distribution and Recontribution. Notwithstanding any other provision of this Section 11, in the event the Company is liquidated with the meaning of the Regulations Section 1.704-l(b)(2)(ii)(g) but no Liquidating Event has occurred, the property shall not be liquidated, the Company’s liabilities shall not be paid or discharged, and the Company’s affairs shall not be wound up. Instead, the Members shall be deemed to have assumed and taken subject to all Company liabilities, all in accordance with their respective Capital Accounts. Immediately thereafter, the Members shall be deemed to have re-contributed the property in kind to the Company, which shall be deemed to have assumed and taken subject to all such liabilities.

14.5	Rights of Members. Except as otherwise provided in this Agreement, each Member shall look solely to the assets of the Company for the return of his capital contributions and shall have no right or power to demand or receive property other than cash from the Company. No Member shall have priority over any other Member as to the return of his capital contributions, distributions, or allocations unless otherwise provided in this Agreement.

23

CERTIFICATION

THE UNDERSIGNED, being all of the Members of P3 Compounding of Georgia, LLC, a Georgia limited liability company, hereby evidence their adoption and ratification of the foregoing Operating Agreement of the Company.

EXECUTED by each Member on the Date indicated.

Charles Gaetano III	Dated:	4/1/15

Susan Gaetano	Dated:	4/1/15

24

Casey Gaetano

P3 Compounding of Georgia

1140 Hammond Drive, Suite K-220

Atlanta, GA 30328

April 26,2016

Coiporate Campus, LLC

10 Glenlake Parikway

South Tower, Suite 1000

Atlanta, GA 30328

Attention Property Manager—Perimeter Town Center

Re: Change of Control ofP3 Compounding of Georgia

Dear Property Manager

I am writing to you today to disclose a change of control transaction (the Transaction”) involving the transfer of our company, P3 Compounding of Georgia, LLC d/b/a Integrity Compounding Pharmacy (the “Company”) to True Nature Holdings, Inc. The Transaction is scheduled to close on or immediately following April 30, 2016.

True Nature Holdings, Inc. is a public company with its headquarters in Atlanta, Georgia. You can find more information about them at http://truenaturephanna.com/. The Company does not expect to materially change its business operations and I will continue to be a member of the management team going forward.

Pursuant to Section 16(b) of the Perimeter Town Center Office Lease, dated October 1, 2012, by and between the Company and Corporate Campus, LLC (the “Lease”), we kindly request mat you consent to the change of control by returning this letter signed to the addresses listed above. All of the terms and conditions of the lease will continue to remain in full force and effect after the Transaction.

If you need any additional information, please let me know.

Thank you,

Casey Gaetano

Chief Executive Officer

P3 Compounding of Georgia, LLC

Pursuant to Section 16 of the Lease, the undersigned hereby consents to the change of control in the Company.

Corporate Campus. LLC

By:
Name:	DONALD K. MILLER
Title:	MANAGER

P3 Compounding of Georgia, LLC

Operating Agreement

EXHIBIT A

Ownership Interests of the Members

Member	Capital Account	Voting Points	Operating Interests	Percentage Interest
Susan Gaetano	0.00	30.00	30.00%	30.00%
Charles Gaetano III	0.00	70.00	70.00%	70.00%

25

To whom it may concern:

I Casey Gaetano hereby state my intention to resign as President of Integrity Compounding Pharmacy as of the effective closing date of stock purchase agreement between True Nature Holdings, Inc., and Integrity Compounding Pharmacy.

Signed:
Dated:	4/30/16

Integrity Compounding Pharmacy

1140 Hammond Drive, Suite K220, Atlanta, GA 30328

(404) 815-1610

Integrity Compounding Pharmacy

Balance Sheet

As of December 31, 2015

Dec 31, 15
ASSETS
Current Assets
Checking/Savings
10000 · Suntrust	15,186.89
Total Checking/Savings	15,186.89
Accounts Receivable
11000 · Accounts Receivable	9,247.72
Total Accounts Receivable	9,247.72
Other Current Assets
14000 · Cash In Register	470.24
20000 · Prepaid Rent	4,143.75
21000 · Prepaid Insurance	2,032.40
22000 · Prepaid Security	27.90
23000 · Prepaid Consulting - Legal	2,093.50
24000 · Prepaid Consulting - IT	2,270.00
30000 · Inventory (RX)	118,086.27
31000 · Inventory (OTC)	5,389.97
Total Other Current Assets	134,514.03
Total Current Assets	158,948.64
Fixed Assets
32000 · Capital Equipment	4,752.38
33000 · Leasehold Improvements	66,715.78
34000 · Lab Equipment	67,207.37
35000 · Computer Equipment	20,214.50
36000 · Computer Software	12,975.65
38000 · Accumulated Depreciation	-138,690.05
Total Fixed Assets	33,175.63
TOTAL ASSETS	192,124.27
LIABILITIES & EQUITY
Liabilities
Current Liabilities
Accounts Payable
12000 · Accounts Payable	17,871.32
Total Accounts Payable	17,871.32
Credit Cards
15000 · Credit Card -- Capital One	12,703.29
16000 · Credit Card -- AMEX	4,507.88
Total Credit Cards	17,211.17
Other Current Liabilities
18000 · Casey Gaetano Loans	60,000.00
43000 · Accrued CTO	2,773.09
Total Other Current Liabilities	62,773.09
Total Current Liabilities	97,855.58
Total Liabilities	97,855.58
Equity
40000 · Capital Contributions	938,318.67
41000 · Retained Earnings	-556,280.05
Net Income	-287,769.93
Total Equity	94,268.69
TOTAL LIABILITIES & EQUITY	192,124.27

Integrity Compounding Pharmacy

Profit & Loss

December 2015

Dec 15
Ordinary Income/Expense
Income
70000 · Sales (RX) TOTAL
70001 · Sales (RX)	71,283.59
70003 · Bad Debt (RX)	-195.00
Total 70000 · Sales (RX) TOTAL	71,088.59
71000 · Sales (OTC) TOTAL
71001 · Sales (OTC) By RX	281.00
71002 · Sales (OTC) In Store	1,090.60
71003 · Sales (OTC) Healthwave	7.81
Total 71000 · Sales (OTC) TOTAL	1,379.41
72000 · Sales (Consults) TOTAL
72001 · Sales (Consults) RD	800.00
72002 · Sales (Consults) PharmD	0.00
Total 72000 · Sales (Consults) TOTAL	800.00
73000 · Sales (Tests)
73001 · Sales (Tests) Food Sensitivity	610.00
73002 · Sales (Tests) Micronutrient	305.00
73003 · Sales (Tests) Hormones	589.00
Total 73000 · Sales (Tests)	1,504.00
74000 · Sales (Shipping)	55.00
Total Income	74,827.00
Cost of Goods Sold
80000 · COGS (RX) TOTAL
80001 · Drugs (RX)	12,649.60
80002 · Ancillary Supplies (RX)	4,633.98
80003 · Shipping Cost (RX)	8,308.87
80004 · Delivery of Supplies (RX)	310.69
80005 · Sales Tax Supplies (RX)	76.78
80008 · Processing Fees (RX)	16.00
80009 · COGS (RX) Wastage	48,932.81
Total 80000 · COGS (RX) TOTAL	74,928.73
81000 · COGS (OTC)	794.88
83000 · COGS (Tests)	755.00
Total COGS	76,478.61
Gross Profit	-1,651.61
Expense
90000 · Payroll (TOTAL)
90001 · Staff Payroll	49,774.60
90002 · Guaranteed Payments (CPG)	7,408.73
90004 · Health Insurance Stipends	1,383.60
90005 · Payroll Processing	257.55
Total 90000 · Payroll (TOTAL)	58,824.48
91000 · Office (TOTAL)
91001 · Rent	4,311.13
91002 · Storage	200.00
91003 · Utilities	268.96
91004 · Security	27.90
91006 · Telephone/Internet	780.52
91007 · Printing	465.60
91008 · Office Supplies	166.09
91009 · Insurance Expense	717.52
91010 · Meals and Entertainment	224.13
91011 · Paper Shredding	105.00
Total 91000 · Office (TOTAL)	7,266.85

Integrity Compounding Pharmacy

Profit & Loss

December 2015

Dec 15
92000 · Marketing (TOTAL)
92001 · Marketing Materials	114.00
92002 · Marketing M&E	735.97
92003 · Travel Expense	214.25
Total 92000 · Marketing (TOTAL)	1,064.22
93000 · Pharmacy (TOTAL)
93001 · Testing	270.00
Total 93000 · Pharmacy (TOTAL)	270.00
94000 · Financial/Legal (TOTAL)
94001 · Credit Card Processing	1,554.37
94002 · Banking Fees	-1,256.58
94003 · Interest Expense	246.58
94006 · Consulting - Legal	1,309.67
Total 94000 · Financial/Legal (TOTAL)	1,854.04
95000 · IT (TOTAL)
95001 · IT Applications	492.42
95002 · IT Service Fees	125.46
95003 · IT Consulting	467.00
Total 95000 · IT (TOTAL)	1,084.88
Total Expense	70,364.47
Net Ordinary Income	-72,016.08
Other Income/Expense
Other Income
75000 · Sales (Other)	15,000.00
75500 · Interest Income	0.61
77000 · Reconciliation	-397.00
Total Other Income	14,603.61
Net Other Income	14,603.61
Net Income	-57,412.47

Integrity Compounding Pharmacy

Profit & Loss

January through December 2015

Jan - Dec 15
Ordinary Income/Expense
Income
70000 · Sales (RX) TOTAL
70001 · Sales (RX)	878,841.95
70003 · Bad Debt (RX)	-3,682.82
Total 70000 · Sales (RX) TOTAL	875,159.13
71000 · Sales (OTC) TOTAL
71001 · Sales (OTC) By RX	839.00
71002 · Sales (OTC) In Store	13,772.69
71003 · Sales (OTC) Healthwave	7.81
Total 71000 · Sales (OTC) TOTAL	14,619.50
72000 · Sales (Consults) TOTAL
72001 · Sales (Consults) RD	1,571.70
72002 · Sales (Consults) PharmD	0.00
72003 · Sales (Consults) Healthcare	98.00
Total 72000 · Sales (Consults) TOTAL	1,669.70
73000 · Sales (Tests)
73001 · Sales (Tests) Food Sensitivity	610.00
73002 · Sales (Tests) Micronutrient	305.00
73003 · Sales (Tests) Hormones	754.00
Total 73000 · Sales (Tests)	1,669.00
74000 · Sales (Shipping)	142.00
Total Income	893,259.33
Cost of Goods Sold
80000 · COGS (RX) TOTAL
80001 · Drugs (RX)	176,437.78
80002 · Ancillary Supplies (RX)	58,835.76
80003 · Shipping Cost (RX)	105,708.11
80004 · Delivery of Supplies (RX)	3,316.63
80005 · Sales Tax Supplies (RX)	1,156.50
80006 · Royalties (RX)	769.42
80007 · Rebates (RX)	-2,578.04
80008 · Processing Fees (RX)	3,323.28
80009 · COGS (RX) Wastage	48,932.81
Total 80000 · COGS (RX) TOTAL	395,902.25
81000 · COGS (OTC)	6,981.89
83000 · COGS (Tests)	2,480.00
Total COGS	405,364.14
Gross Profit	487,895.19
Expense
90000 · Payroll (TOTAL)
90001 · Staff Payroll	500,205.35
90002 · Guaranteed Payments (CPG)	56,990.47
90003 · Guaranteed Payments (GV)	59,098.01
90004 · Health Insurance Stipends	10,838.20
90005 · Payroll Processing	4,435.12
90006 · Hiring Expenses	968.00
Total 90000 · Payroll (TOTAL)	632,535.15

Integrity Compounding Pharmacy

Profit & Loss

January through December 2015

Jan - Dec 15
91000 · Office (TOTAL)
91001 · Rent	51,733.56
91002 · Storage	2,420.00
91003 · Utilities	1,081.02
91004 · Security	529.80
91006 · Telephone/Internet	13,270.14
91007 · Printing	7,906.08
91008 · Office Supplies	13,008.42
91009 · Insurance Expense	6,457.60
91010 · Meals and Entertainment	1,068.53
91011 · Paper Shredding	245.00
Total 91000 · Office (TOTAL)	97,720.15
92000 · Marketing (TOTAL)
92001 · Marketing Materials	13,655.40
92002 · Marketing M&E	23,776.71
92003 · Travel Expense	7,647.28
Total 92000 · Marketing (TOTAL)	45,079.39
93000 · Pharmacy (TOTAL)
93001 · Testing	8,955.99
93002 · Pharmacy Licenses/Permits	2,256.00
93003 · Pharmacy Memberships	17,100.00
93006 · Consulting - Pharmacy	136.50
Total 93000 · Pharmacy (TOTAL)	28,448.49
94000 · Financial/Legal (TOTAL)
94001 · Credit Card Processing	17,232.81
94002 · Banking Fees	-4,322.74
94003 · Interest Expense	1,224.67
94004 · Taxes	4,842.53
94006 · Consulting - Legal	9,112.91
Total 94000 · Financial/Legal (TOTAL)	28,090.18
95000 · IT (TOTAL)
95001 · IT Applications	6,188.44
95002 · IT Service Fees	250.92
95003 · IT Consulting	12,369.35
Total 95000 · IT (TOTAL)	18,808.71
Total Expense	850,682.07
Net Ordinary Income	-362,786.88
Other Income/Expense
Other Income
75000 · Sales (Other)	75,450.00
75500 · Interest Income	1.02
77000 · Reconciliation	-242.07
Total Other Income	75,208.95
Other Expense
99000 · Charitable Donations	192.00
Total Other Expense	192.00
Net Other Income	75,016.95
Net Income	-287,769.93

Integrity Compounding Pharmacy

A/P Aging Summary

As of December 31, 2015

	Current	1 - 30	31 - 60	61 - 90	> 90	TOTAL
Anda	0.00	0.00	0.00	0.00	-298.30	-298.30
Arnall Golden Gregory	0.00	1,309.67	0.00	0.00	0.00	1,309.67
AT&T	780.52	0.00	0.00	0.00	0.00	780.52
Attentus Medical Sales	2,007.80	0.00	0.00	0.00	0.00	2,007.80
Casey Gaetano Interest	0.00	246.58	254.79	246.58	476.72	1,224.67
Children’s Healthcare of Atlanta	73.59	0.00	0.00	0.00	0.00	73.59
Corporate Campus, LLC	268.96	199.44	0.00	0.00	0.00	468.40
Eagle Analytical	270.00	0.00	0.00	0.00	0.00	270.00
EGP Atlanta, Inc.	0.00	267.07	0.00	0.00	0.00	267.07
Freedom Pharmaceuticals	2,574.65	0.00	0.00	0.00	0.00	2,574.65
Google Inc.	45.15	0.00	0.00	0.00	0.00	45.15
Letco	0.00	0.00	0.00	0.00	-15.77	-15.77
McKesson	51.08	0.00	0.00	0.00	0.00	51.08
Migraderm	0.00	0.00	0.00	0.00	-14.97	-14.97
PCCA	8,587.84	0.00	0.00	0.00	0.00	8,587.84
River City Pharma	199.92	0.00	0.00	0.00	0.00	199.92
Shred-it	105.00	70.00	0.00	0.00	0.00	175.00
ZRT Laboratory	165.00	0.00	0.00	0.00	0.00	165.00
TOTAL	15,129.51	2,092.76	254.79	246.58	147.68	17,871.32

Integrity Compounding Pharmacy

A/R Aging Summary

As of December 31, 2015

	Current	1 - 30	31 - 60	61 - 90	> 90	TOTAL
2u Medical	81.20	0.00	0.00	0.00	0.00	81.20
Advanced Wellness	60.00	0.00	0.00	0.00	0.00	60.00
Ageless Remedies Alpharetta	250.80	0.00	0.00	0.00	0.00	250.80
Amerisure Insurance	0.00	0.00	0.00	144.00	0.00	144.00
Anti-Aging & Vitality Center of Atlanta	35.00	0.00	0.00	0.00	0.00	35.00
AUSTELL RESURGENS	45.00	0.00	0.00	0.00	0.00	45.00
Blackshear Family Practice	250.00	0.00	0.00	0.00	0.00	250.00
CENTERS OF GA ANKLE AND FOOT	0.00	195.00	0.00	0.00	0.00	195.00
CHASTAIN/KENN RESURGENS	55.00	85.00	0.00	0.00	40.00	180.00
COSMETIC + LASER SURGERY PREMIER IMAGE	763.80	0.00	0.00	0.00	0.00	763.80
CUMMING RESURGENS	130.00	0.00	0.00	0.00	0.00	130.00
DOUGLASVILLE RESURGENS	300.00	215.00	0.00	0.00	0.00	515.00
ESIS Worker’s Compensation	0.00	0.00	0.00	0.00	120.00	120.00
Georgia Hand, Shoulder, Elbow	45.00	65.00	0.00	0.00	0.00	110.00
JOHNS CREEK RESURGENS	0.00	85.00	0.00	0.00	0.00	85.00
Kelly Gaetano	0.00	305.00	0.00	0.00	0.00	305.00
Kismatty Margaret Wharton	0.00	60.00	0.00	0.00	0.00	60.00
LASER SURGERY ATLANTA DERM	400.00	0.00	0.00	0.00	0.00	400.00
LAWRENCEVILLE RESURGENS	45.00	0.00	0.00	0.00	0.00	45.00
Leslie Miller	0.00	0.00	120.00	0.00	0.00	120.00
MEDICAL PANDYA	1,710.00	730.00	0.00	0.00	0.00	2,440.00
MORROW RESURGENS	0.00	0.00	0.00	35.00	0.00	35.00
Nuts N’ Berries	830.00	0.00	0.00	0.00	0.00	830.00
PEACHTREE CITY ANKLE AND FOOT	45.00	0.00	0.00	0.00	0.00	45.00
PLASTIC SURG OCULUS	396.90	331.90	0.00	0.00	0.00	728.80
PLASTIC SURGERY ABRAMSON FACIAL	80.40	0.00	0.00	0.00	80.40	160.80
PODIATRY GROUP MARIETTA	65.00	0.00	0.00	0.00	0.00	65.00
Replenish By Nomadmd	233.00	0.00	0.00	0.00	0.00	233.00
ROSWELL RESURGENS	0.00	65.00	0.00	0.00	40.00	105.00
SomaNu Advanced Medical Center	199.92	0.00	0.00	0.00	0.00	199.92
ST JOSEPH’S RESURGENS	65.00	65.00	0.00	0.00	0.00	130.00
University of Georgia College of Pharmacy	300.00	0.00	0.00	0.00	0.00	300.00
WIFH	80.40	0.00	0.00	0.00	0.00	80.40
TOTAL	6,466.42	2,201.90	120.00	179.00	280.40	9,247.72

Integrity Compounding Pharmacy

Statement of Cash Flows

December 2015

Dec 15
OPERATING ACTIVITIES
Net Income	-57,412.47
Adjustments to reconcile Net Income
to net cash provided by operations:
11000 · Accounts Receivable	-2,436.62
14000 · Cash In Register	397.00
21000 · Prepaid Insurance	717.52
22000 · Prepaid Security	27.90
24000 · Prepaid Consulting - IT	-2,144.54
30000 · Inventory (RX)	48,696.08
31000 · Inventory (OTC)	-660.78
12000 · Accounts Payable	10,870.48
15000 · Credit Card -- Capital One	734.65
16000 · Credit Card -- AMEX	850.81
43000 · Accrued CTO	3,048.41
Net cash provided by Operating Activities	2,688.44
Net cash increase for period	2,688.44
Cash at beginning of period	12,498.45
Cash at end of period	15,186.89

Integrity Compounding Pharmacy

Statement of Cash Flows

January through December 2015

Jan - Dec 15
OPERATING ACTIVITIES
Net Income	-287,769.93
Adjustments to reconcile Net Income
to net cash provided by operations:3
11000 · Accounts Receivable	27,281.52
14000 · Cash In Register	-290.24
21000 · Prepaid Insurance	-2,032.40
24000 · Prepaid Consulting - IT	-320.00
30000 · Inventory (RX)	40,053.81
31000 · Inventory (OTC)	-2,916.54
12000 · Accounts Payable	449.14
15000 · Credit Card -- Capital One	12,703.29
16000 · Credit Card -- AMEX	4,507.88
19000 · Note Payable P3TN	-834,339.29
18000 · Casey Gaetano Loans	60,000.00
43000 · Accrued CTO	3,048.41
Net cash provided by Operating Activities	-979,624.35
INVESTING ACTIVITIES
33000 · Leasehold Improvements	-3,361.00
34000 · Lab Equipment	-3,688.25
35000 · Computer Equipment	-4,379.84
Net cash provided by Investing Activities	-11,429.09
FINANCING ACTIVITIES
40000 · Capital Contributions	938,318.67
Net cash provided by Financing Activities	938,318.67
Net cash increase for period	-52,734.77
Cash at beginning of period	67,921.66
Cash at end of period	15,186.89

Caution: Forms printed from within Adobe Acrobat products may not meet IRS or state taxing agency specifications. When using Acrobat 5.x products, uncheck the “Shrink oversized pages to paper size” and uncheck the “Expand small pages to paper size” options, in the Adobe “Print” dialog. When using Acrobat 6.x and later products versions, select “None” in the “Page Scaling” selection box in the Adobe “Print” dialog.

CLIENT’S COPY

P3 Compounding of GA, LLC

D/B/A Integrity Compounding Pharmacy

1140 Hammond Drive Suite K220

Sandy Springs, GA 30328

Dear Casey:

We have prepared and enclosed your 2015 Limited Liability Company returns for the year ended December 31, 2015.

This return has been prepared for electronic filing. If you wish to have it transmitted electronically to the IRS, please sign, date, and return Form 8879-PE to our office. We will then submit your electronic return to the IRS. Do not mail the paper copy of the return to the IRS. Return federal Form 8879-PE to us by April 15, 2016.

No payment is required with this return when filed.

The Georgia Form 700 return has been prepared for electronic filing. If you wish to have it transmitted electronically to the GA DOR, please sign, date and return Form 8453-P to our office. We will then submit the electronic return to the GA DOR. Do not mail a paper copy of the return to the GA DOR. Return Form 8453-P to us by April 15, 2016.

No payment is required with this return when filed.

Attached are Schedules K-1 for all members indicating their share of income, deductions and credits to be reported on their respective tax returns. These schedules should be immediately forwarded to each of the members.

The returns were prepared from the information that you supplied to us. We did not audit or otherwise verify this information. Before filing the returns, you should review them carefully to ensure that there are no obvious errors or omissions of significant items.

This letter is to confirm and specify the terms of our engagement with you and to clarify the nature and extent of the services we have provided.

It is our understanding that we are responsible for preparing

Fifteen Piedmont Center • Suite 200

3575 Piedmont Road, NE • Atlanta, G A30305

404-262-3300 • fax 404-262-3271 • www.duggan-massey.com

only the enclosed returns. If there are other returns which you wish us to prepare, please advise us, if you have not already done so. We appreciate the opportunity to provide this service to you.

Copies of the returns are enclosed for your files. We suggest that you retain these copies indefinitely.

This letter is to confirm and specify the terms of our engagement with you and to clarify the nature and extent of the services we will provide. You should retain all the documents, cancelled checks and other data that form the basis of income and deductions. These may be necessary to prove the accuracy and completeness of the returns to a taxing authority. You have the final responsibility for the income tax returns and, therefore, you should review them carefully before you sign them.

We used our professional judgment in resolving questions where the tax law is unclear, or where there may be conflicts between the taxing authorities’ interpretations of the law and other supportable position. Unless otherwise instructed by you, we resolved such questions in your favor whenever possible.

Your returns may be selected for review by the taxing authorities. In the event of such government tax examination, we will be available upon request to represent you and will render additional invoices for the time and expenses incurred.

During this engagement, we may have needed to refer to selected records and may have required a photocopy of these records for our working papers. It is our policy to return all of your original records after our use. It is your responsibility to retain your records as you deem appropriate. Our working papers are our property and will be retained by us in accordance with our established record retention policy. Our record retention policy stipulates that, in general, we will retain these working papers for a period of seven (7) years. After this period expires, the files will be destroyed.

We appreciate the opportunity to be of service to you.

Very truly yours,

Duggan & Massey, P.C.

Filing Instructions

Prepared for: P3 Compounding of GA, LLC D/B/A Integrity Compounding Pharmacy 1140 Hammond Drive Suite K220 Sandy Springs, GA 30328	Prepared by: Duggan & Massey, P.C. 3575 Piedmont RD NE, #200 Atlanta, GA 30305-1733
2015 U.S. RETURN OF PARTNERSHIP INCOME

No payment is required with this return when filed.

The return has been prepared for electronic filing. If you wish to have it transmitted electronically to the IRS, please sign, date, and return Form 8879-PE to our office. We will then submit your electronic return to the IRS. Return federal Form 8879-PE to us by April 15, 2016.

A copy of Schedule K-1 should be furnished to each member.

2015 GEORGIA FORM 700

The Georgia return has been prepared for electronic filing. If you wish to have it transmitted electronically to the GA DOR, please sign, date and return Form 8453-P to our office. We will then submit the electronic return to the GA DOR. Do not mail a paper copy of the return to the GA DOR. Return Form 8453-P to us by April 15, 2016.

A copy of Schedule K-1 should be furnished to each member.

SUMMARY OF SCHEDULE K-1

Entity Name: P3 COMPOUNDING OF GA, LLC D/B/A INTEGRITY COMPOUNDING PHARMACY Schedule K-1 Line/Item Description	Number 1 Name: SUSAN GAETANO	Number 2 Name: CHARLES GAETANO, III	Number Name: K-1 TOTALS	Number Name:	Number Name:	Number Name:	Number Name:
1 - ORDINARY BUSINESS INCOME (LOSS)	-69,677.	-162,580.	-232,257.
4 - GUARANTEED PAYMENTS		56,990.	56,990.
5 - INTEREST		1.	1.
13(A) - CASH CONTRIBUTIONS (50%)	58.	134.	192.
14(A) - NET EARNINGS(LOSS) FROM SELF-EMPLOYMENT		-105,590.	-105,590.
14(C) - GROSS NONFARM INCOME		294,904.	294,904.
17(A) - AMT - POST-1986 DEPRECIATION ADJUSTMENT	-94.	-219.	-313.
18(C) - NONDEDUCTIBLE EXPENSES	2,476.	5,778.	8,254.

CAPITAL ACCOUNTS

BEGINNING OF YEAR			0.
CONTRIBUTIONS	92,322.	215,418.	307,740.
CURRENT YEAR INCREASES (DECREASES)	-72,211.	-168,491.	-240,702.
WITHDRAWALS & DISTRIBUTIONS			0.
END OF YEAR	20,111.	46,927.	67,038.

LIABILITIES - RECOURSE		60,000.	60,000.

Expanded Capital Account Summary

I.D. Number 46-4333620

Partner Number: 1

SUSAN GAETANO
12845 BUCKSPORT DR
ROSWELL, GA 30075

Partner's Identification Number: 085-56-6601

Beginning Capital	Capital Contributed	Schedule M-2, Lines 3, 4 & 7	Withdrawals	Ending Capital
	92,322.	-72,211.		20,111.

Partner Number: 2

CHARLES GAETANO, III
1125 HAMMOND DR, UNIT 570
ATLANTA, GA 30328

Partner's Identification Number: 256-59-4832

Beginning Capital	Capital Contributed	Schedule M-2, Lines 3, 4 & 7	Withdrawals	Ending Capital
	215,418.	-168,491.		46,927.

Partner Number

Partner's Identification Number

Beginning Capital	Capital Contributed	Schedule M-2, Lines 3, 4 & 7	Withdrawals	Ending Capital

Partner Number

Partner's Identification Number

Beginning Capital	Capital Contributed	Schedule M-2, Lines 3, 4 & 7	Withdrawals	Ending Capital

Total For All Partner's Capital Accounts

Beginning Capital	Capital Contributed	Schedule M-2, Lines 3, 4 & 7	Withdrawals	Ending Capital
0.	307,740.	-240,702.	0.	67,038.

511911
04-01-15

Form **8879-PE**

Department of the Treasury
Internal Revenue Service

IRS e-file Signature Authorization for Form 1065

▶ Do not send to the IRS. Keep for your records.

▶ Information about Form 8879-PE and its instructions is at www.irs.gov/form8879pe.

For calendar year 2015, or tax year beginning APR 1 , 2015, ending DEC 31 , 20 15

OMB No. 1545-0123

2015

Name of partnership P3 COMPOUNDING OF GA, LLC
D/B/A INTEGRITY COMPOUNDING PHARMACY

Employer identification number 46-4333620

Part I Return Information (Whole dollars only)

1	Gross receipts or sales less returns and allowances (Form 1065, line 1c)	1	729,688.
2	Gross profit (Form 1065, line 3)	2	421,292.
3	Ordinary business income (loss) (Form 1065, line 22)	3	-232,257.
4	Net rental real estate income (loss) (Form 1065, Schedule K, line 2)	4	
5	Other net rental income (loss) (Form 1065, Schedule K, line 3c)	5	

Part II Declaration and Signature Authorization of General Partner or Limited Liability Company Member Manager (Be sure to get a copy of the partnership's return)

Under penalties of perjury, I declare that I am a general partner or limited liability company member manager of the above partnership and that I have examined a copy of the partnership's 2015 electronic return of partnership income and accompanying schedules and statements and to the best of my knowledge and belief, it is true, correct, and complete. I further declare that the amounts in Part I above are the amounts shown on the copy of the partnership's electronic return of partnership income. I consent to allow my electronic return originator (ERO), transmitter, or intermediate service provider to send the partnership's return to the IRS and to receive from the IRS (a) an acknowledgement of receipt or reason for rejection of the transmission and (b) the reason for any delay in processing the return. I have selected a personal identification number (PIN) as my signature for the partnership's electronic return of partnership income.

General Partner or Limited Liability Company Member Manager's PIN: check one box only

[X] I authorize DUGGAN & MASSEY, P.C. (ERO firm name) to enter my PIN 15620 (do not enter all zeros) as my signature on the partnership's 2015 electronically filed return of partnership income.

[ ] As a general partner or limited liability company member manager of the partnership, I will enter my PIN as my signature on the partnership's 2015 electronically filed return of partnership income.

General partner or limited liability company member manager's signature ▶

Title ▶ MEMBER Date ▶

Part III Certification and Authentication

ERO's EFIN/PIN. Enter your six-digit EFIN followed by your five-digit self-selected PIN. 58990315006 do not enter all zeros

I certify that the above numeric entry is my PIN, which is my signature on the 2015 electronically filed return of partnership income for the partnership indicated above. I confirm that I am submitting this return in accordance with the requirements of **Pub. 3112**, IRS *e-file* Application and Participation, and **Pub. 4163**, Modernized e-File (MeF) Information for Authorized IRS *e-file* Providers for Business Returns.

ERO's signature ▶ DUGGAN & MASSEY, P.C. Date ▶

ERO Must Retain This Form - See Instructions
Do Not Submit This Form to the IRS Unless Requested To Do So

For Paperwork Reduction Act Notice, see instructions. Form **8879-PE** (2015)
LHA

521031
11-06-15

Form **1065** Department of the Treasury Internal Revenue Service

U.S. Return of Partnership Income

For calendar year 2015, or tax year beginning APR 1, 2015, ending DEC 31, 2015

OMB No. 1545-0123

2015

A Principal business activity: COMP. PHARMACY	Name of partnership: P3 COMPOUNDING OF GA, LLC D/B/A INTEGRITY COMPOUNDING PHARMACY	D Employer identification number: 46-4333620
B Principal product or service: PHARM. SALES	Type or Print — Number, street, and room or suite no. If a P.O. box, see the instructions: 1140 HAMMOND DRIVE SUITE K220	E Date business started
C Business code number: 446110	City or town, state or province, country, and ZIP or foreign postal code: SANDY SPRINGS GA 30328	F Total assets: $ 164,893.

G Check applicable boxes: (1) [X] Initial return (2) [ ] Final return (3) [ ] Name change (4) [ ] Address change (5) [ ] Amended return (6) [ ] Technical termination - also check (1) or (2)

H Check accounting method: (1) [ ] Cash (2) [X] Accrual (3) [ ] Other (specify) ▶

I Number of Schedules K-1. Attach one for each person who was a partner at any time during the tax year ▶ 2

J Check if Schedules C and M-3 are attached [ ]

Caution. *Include only trade or business income and expenses on lines 1a through 22 below. See the instructions for more information.*

	Line	Description	Sub-line	Sub-amount	Line	Amount
Income	1 a	Gross receipts or sales	1a	729,688.		
	b	Returns and allowances	1b			
	c	Balance. Subtract line 1b from line 1a			1c	729,688.
	2	Cost of goods sold (attach Form 1125-A)			2	308,396.
	3	Gross profit. Subtract line 2 from line 1c			3	421,292.
	4	Ordinary income (loss) from other partnerships, estates, and trusts (attach statement)			4	
	5	Net farm profit (loss) (attach Schedule F (Form 1040))			5	
	6	Net gain (loss) from Form 4797, Part II, line 17 (attach Form 4797)			6	
	7	Other income (loss) (attach statement)			7	
	8	**Total income (loss).** Combine lines 3 through 7			8	421,292.
Deductions (see the instructions for limitations)	9	Salaries and wages (other than to partners) (less employment credits)			9	428,622.
	10	Guaranteed payments to partners			10	56,990.
	11	Repairs and maintenance			11	
	12	Bad debts			12	2,092.
	13	Rent			13	38,180.
	14	Taxes and licenses SEE STATEMENT 1			14	4,794.
	15	Interest			15	1,225.
	16 a	Depreciation (if required, attach Form 4562)	16a	5,100.		
	b	Less depreciation reported on Form 1125-A and elsewhere on return	16b		16c	5,100.
	17	Depletion **(Do not deduct oil and gas depletion.)**			17	
	18	Retirement plans, etc.			18	
	19	Employee benefit programs			19	
	20	Other deductions (attach statement) SEE STATEMENT 2			20	116,546.
	21	**Total deductions.** Add the amounts shown in the far right column for lines 9 through 20			21	653,549.
	22	**Ordinary business income (loss).** Subtract line 21 from line 8			22	-232,257.

Sign Here

Under penalties of perjury, I declare that I have examined this return, including accompanying schedules and statements, and to the best of my knowledge and belief, it is true, correct, and complete. Declaration of preparer (other than general partner or limited liability company member manager) is based on all information of which preparer has any knowledge.

▶ Signature of general partner or limited liability company member manager ▶ Date

May the IRS discuss this return with the preparer shown below (see instr.)? [X] Yes [ ] No

Paid Preparer Use Only

Print/Type preparer's name	Preparer's signature	Date	Check [ ] if self-employed	PTIN
A. B. KAY III	A. B. KAY III			P01304871

Firm's name ▶ DUGGAN & MASSEY, P.C. — Firm's EIN ▶ 58-1180006

Firm's address ▶ 3575 PIEDMONT RD NE, #200 ATLANTA, GA 30305-1733 — Phone no. 404.262.3300

LHA For Paperwork Reduction Act Notice, see separate instructions. Form **1065** (2015)

511001 12-23-15

Form 1065 (2015) P3 COMPOUNDING OF GA, LLC D/B/A INTEGRIT 46-4333620 Page 2

Schedule B Other Information

		Yes	No
1	What type of entity is filing this return? Check the applicable box:		
a	[ ] Domestic general partnership b [ ] Domestic limited partnership		
c	[X] Domestic limited liability company d [ ] Domestic limited liability partnership		
e	[ ] Foreign partnership f [ ] Other ▶		
2	At any time during the tax year, was any partner in the partnership a disregarded entity, a partnership (including an entity treated as a partnership), a trust, an S corporation, an estate (other than an estate of a deceased partner), or a nominee or similar person?		X
3	At the end of the tax year:		
a	Did any foreign or domestic corporation, partnership (including any entity treated as a partnership), trust, or tax-exempt organization, or any foreign government own, directly or indirectly, an interest of 50% or more in the profit, loss, or capital of the partnership? For rules of constructive ownership, see instructions. If "Yes," attach Schedule B-1, Information on Partners Owning 50% or More of the Partnership		X
b	Did any individual or estate own, directly or indirectly, an interest of 50% or more in the profit, loss, or capital of the partnership? For rules of constructive ownership, see instructions. If "Yes," attach Schedule B-1, Information on Partners Owning 50% or More of the Partnership	X	
4	At the end of the tax year, did the partnership:		
a	Own directly 20% or more, or own, directly or indirectly, 50% or more of the total voting power of all classes of stock entitled to vote of any foreign or domestic corporation? For rules of constructive ownership, see instructions. If "Yes," complete (i) through (iv) below		X

(i) Name of Corporation	(ii) Employer Identification Number (if any)	(iii) Country of Incorporation	(iv) Percentage Owned in Voting Stock

		Yes	No
b	Own directly an interest of 20% or more, or own, directly or indirectly, an interest of 50% or more in the profit, loss, or capital in any foreign or domestic partnership (including an entity treated as a partnership) or in the beneficial interest of a trust? For rules of constructive ownership, see instructions. If "Yes," complete (i) through (v) below		X

(i) Name of Entity	(ii) Employer Identification Number (if any)	(iii) Type of Entity	(iv) Country of Organization	(v) Maximum Percentage Owned in Profit, Loss, or Capital

		Yes	No
5	Did the partnership file Form 8893, Election of Partnership Level Tax Treatment, or an election statement under section 6231(a)(1)(B)(ii) for partnership-level tax treatment, that is in effect for this tax year? See Form 8893 for more details		X
6	Does the partnership satisfy **all four** of the following conditions?		
a	The partnership's total receipts for the tax year were less than $250,000.		
b	The partnership's total assets at the end of the tax year were less than $ 1 million.		
c	Schedules K-1 are filed with the return and furnished to the partners on or before the due date (including extensions) for the partnership return.		
d	The partnership is not filing and is not required to file Schedule M-3		X
	If "Yes," the partnership is not required to complete Schedules L, M-1, and M-2; Item F on page 1 of Form 1065; or Item L on Schedule K-1.		
7	Is this partnership a publicly traded partnership as defined in section 469(k)(2)?		X
8	During the tax year, did the partnership have any debt that was cancelled, was forgiven, or had the terms modified so as to reduce the principal amount of the debt?		X
9	Has this partnership filed, or is it required to file, Form 8918, Material Advisor Disclosure Statement, to provide information on any reportable transaction?		X
10	At any time during calendar year 2015, did the partnership have an interest in or a signature or other authority over a financial account in a foreign country (such as a bank account, securities account, or other financial account)? See the instructions for exceptions and filing requirements for FinCEN Form 114, Report of Foreign Bank and Financial Accounts (FBAR). If "Yes," enter the name of the foreign country. ▶		X

Form **1065** (2015)

511011
12-23-15

2

Form 1065 (2015) P3 COMPOUNDING OF GA, LLC D/B/A INTEGRIT 46-4333620 Page 3

Schedule B **Other Information** *(continued)*

		Yes	No
11	At any time during the tax year, did the partnership receive a distribution from, or was it the grantor of, or transferor to, a foreign trust? If "Yes," the partnership may have to file Form 3520, Annual Return To Report Transactions With Foreign Trusts and Receipt of Certain Foreign Gifts. See instructions		X
12a	Is the partnership making, or had it previously made (and not revoked), a section 754 election? See instructions for details regarding a section 754 election.		X
b	Did the partnership make for this tax year an optional basis adjustment under section 743(b) or 734(b)? If "Yes," attach a statement showing the computation and allocation of the basis adjustment. See instructions		X
c	Is the partnership required to adjust the basis of partnership assets under section 743(b) or 734(b) because of a substantial built-in loss (as defined under section 743(d)) or substantial basis reduction (as defined under section 734(d))? If "Yes," attach a statement showing the computation and allocation of the basis adjustment. See instructions		X
13	Check this box if, during the current or prior tax year, the partnership distributed any property received in a like-kind exchange or contributed such property to another entity (other than disregarded entities wholly owned by the partnership throughout the tax year) ▶ ☐		
14	At any time during the tax year, did the partnership distribute to any partner a tenancy-in-common or other undivided interest in partnership property?		X
15	If the partnership is required to file Form 8858, Information Return of U.S. Persons With Respect To Foreign Disregarded Entities, enter the number of Forms 8858 attached. See instructions ▶		
16	Does the partnership have any foreign partners? If "Yes," enter the number of Forms 8805, Foreign Partner's Information Statement of Section 1446 Withholding Tax, filed for this partnership. ▶		X
17	Enter the number of Forms 8865, Return of U.S. Persons With Respect to Certain Foreign Partnerships, attached to this return. ▶		
18a	Did you make any payments in 2015 that would require you to file Form(s) 1099? See instructions		X
b	If "Yes," did you or will you file required Form(s) 1099?		
19	Enter the number of Form(s) 5471, Information Return of U.S. Persons With Respect To Certain Foreign Corporations, attached to this return. ▶		
20	Enter the number of partners that are foreign governments under section 892. ▶		

Designation of Tax Matters Partner (see instructions)

Enter below the general partner or member-manager designated as the tax matters partner (TMP) for the tax year of this return:

Name of designated TMP ▶	CHARLES GAETANO, III	Identifying number of TMP ▶	256-59-4832
If the TMP is an entity, name of TMP representative ▶		Phone number of TMP ▶	404-815-1610
Address of designated TMP ▶	1125 HAMMOND DR, UNIT 570 ATLANTA, GA 30328		

Form **1065** (2015)

511021
12-23-15

3

Form 1065 (2015) P3 COMPOUNDING OF GA, LLC D/B/A INTEGRIT 46-4333620 Page 4

Schedule K Partners' Distributive Share Items

Section	Item		Line	Total amount
Income (Loss)	1 Ordinary business income (loss) (page 1, line 22)		1	-232,257.
	2 Net rental real estate income (loss) (attach Form 8825)		2	
	3 a Other gross rental income (loss)	3a		
	b Expenses from other rental activities (attach statement)	3b		
	c Other net rental income (loss). Subtract line 3b from line 3a		3c	
	4 Guaranteed payments		4	56,990.
	5 Interest income SEE STATEMENT 3		5	1.
	6 Dividends: a Ordinary dividends		6a	
	b Qualified dividends	6b		
	7 Royalties		7	
	8 Net short-term capital gain (loss) (attach Schedule D (Form 1065))		8	
	9 a Net long-term capital gain (loss) (attach Schedule D (Form 1065))		9a	
	b Collectibles (28%) gain (loss)	9b		
	c Unrecaptured section 1250 gain (attach statement)	9c		
	10 Net section 1231 gain (loss) (attach Form 4797)		10	
	11 Other income (loss) (see instructions) Type ▶		11	
Deductions	12 Section 179 deduction (attach Form 4562)		12	
	13 a Contributions SEE STATEMENT 4		13a	192.
	b Investment interest expense		13b	
	c Section 59(e)(2) expenditures: (1) Type ▶ (2) Amount ▶		13c(2)	
	d Other deductions (see instructions) Type ▶		13d	
Self-Employment	14 a Net earnings (loss) from self-employment		14a	-105,590.
	b Gross farming or fishing income		14b	
	c Gross nonfarm income		14c	294,904.
Credits	15 a Low-income housing credit (section 42(j)(5))		15a	
	b Low-income housing credit (other)		15b	
	c Qualified rehabilitation expenditures (rental real estate) (attach Form 3468, if applicable)		15c	
	d Other rental real estate credits (see instructions) Type ▶		15d	
	e Other rental credits (see instructions) Type ▶		15e	
	f Other credits (see instructions) Type ▶		15f	
Foreign Transactions	16 a Name of country or U.S. possession ▶			
	b Gross income from all sources		16b	
	c Gross income sourced at partner level		16c	
	Foreign gross income sourced at partnership level			
	d Passive category ▶ e General category ▶ f Other ▶		16f	
	Deductions allocated and apportioned at partner level			
	g Interest expense ▶ h Other ▶		16h	
	Deductions allocated and apportioned at partnership level to foreign source income			
	i Passive category ▶ j General category ▶ k Other ▶		16k	
	l Total foreign taxes (check one): ▶ Paid ☐ Accrued ☐		16l	
	m Reduction in taxes available for credit (attach statement)		16m	
	n Other foreign tax information (attach statement)			
Alternative Minimum Tax (AMT) Items	17 a Post-1986 depreciation adjustment		17a	-313.
	b Adjusted gain or loss		17b	
	c Depletion (other than oil and gas)		17c	
	d Oil, gas, and geothermal properties - gross income		17d	
	e Oil, gas, and geothermal properties - deductions		17e	
	f Other AMT items (attach statement)		17f	
Other Information	18 a Tax-exempt interest income		18a	
	b Other tax-exempt income		18b	
	c Nondeductible expenses SEE STATEMENT 5		18c	8,254.
	19 a Distributions of cash and marketable securities		19a	
	b Distributions of other property		19b	
	20 a Investment income		20a	1.
	b Investment expenses		20b	
	c Other items and amounts (attach statement)			

Form **1065** (2015)

511041
12-23-15

4

Form 1065 (2015) P3 COMPOUNDING OF GA, LLC D/B/A INTEGRIT 46-4333620 Page 5

Analysis of Net Income (Loss)

1 Net income (loss). Combine Schedule K, lines 1 through 11. From the result, subtract the sum of Schedule K, lines 12 through 13d, and 16l ..... 1 -175,458.

2 Analysis by partner type:	(i) Corporate	(ii) Individual (active)	(iii) Individual (passive)	(iv) Partnership	(v) Exempt Organization	(vi) Nominee/Other
a General partners						
b Limited partners			-175,458.			

Schedule L Balance Sheets per Books

Assets	Beginning of tax year (a)	Beginning of tax year (b)	End of tax year (c)	End of tax year (d)
1 Cash				15,658.
2a Trade notes and accounts receivable			9,248.	
b Less allowance for bad debts				9,248.
3 Inventories				123,476.
4 U.S. government obligations				
5 Tax-exempt securities				
6 Other current assets (attach statement)	STATEMENT 6			10,568.
7a Loans to partners (or persons related to partners)				
b Mortgage and real estate loans				
8 Other investments (attach statement)				
9a Buildings and other depreciable assets			166,925.	
b Less accumulated depreciation			160,982.	5,943.
10a Depletable assets				
b Less accumulated depletion				
11 Land (net of any amortization)				
12a Intangible assets (amortizable only)				
b Less accumulated amortization				
13 Other assets (attach statement)				
14 Total assets		0.		164,893.
Liabilities and Capital				
15 Accounts payable				17,871.
16 Mortgages, notes, bonds payable in less than 1 year				
17 Other current liabilities (attach statement)	STATEMENT 7			19,984.
18 All nonrecourse loans				
19a Loans from partners (or persons related to partners)				60,000.
b Mortgages, notes, bonds payable in 1 year or more				
20 Other liabilities (attach statement)				
21 Partners' capital accounts				67,038.
22 Total liabilities and capital		0.		164,893.

Schedule M-1 Reconciliation of Income (Loss) per Books With Income (Loss) per Return

Note. The partnership may be required to file Schedule M-3 (see instructions).

1 Net income (loss) per books	-240,702.	6 Income recorded on books this year not included on Schedule K, lines 1 through 11 (itemize): a Tax-exempt interest $	
2 Income included on Schedule K, lines 1, 2, 3c, 5, 6a, 7, 8, 9a, 10, and 11, not recorded on books this year (itemize):			
3 Guaranteed payments (other than health insurance)	56,990.	7 Deductions included on Schedule K, lines 1 through 13d, and 16l, not charged against book income this year (itemize): a Depreciation $	
4 Expenses recorded on books this year not included on Schedule K, lines 1 through 13d, and 16l (itemize): a Depreciation $		8 Add lines 6 and 7	
b Travel and entertainment $ 8,254.	8,254.	9 Income (loss) (Analysis of Net Income (Loss), line 1). Subtract line 8 from line 5	-175,458.
5 Add lines 1 through 4	-175,458.		

Schedule M-2 Analysis of Partners' Capital Accounts

1 Balance at beginning of year		6 Distributions: a Cash	
2 Capital contributed: a Cash	307,740.	b Property	
b Property		7 Other decreases (itemize):	
3 Net income (loss) per books	-240,702.		
4 Other increases (itemize):		8 Add lines 6 and 7	
5 Add lines 1 through 4	67,038.	9 Balance at end of year. Subtract line 8 from line 5	67,038.

511042 12-23-15 5 Form 1065 (2015)

Form **1125-A** (Rev. December 2012) Department of the Treasury Internal Revenue Service

Cost of Goods Sold

▶ Attach to Form 1120, 1120-C, 1120-F, 1120S, 1065, or 1065-B.

▶ Information about Form 1125-A and its instructions is at www.irs.gov/form1125a.

OMB No. 1545-2225

Employer identification number: 46-4333620

1	Inventory at beginning of year	1	
2	Purchases	2	431,872.
3	Cost of labor	3	
4	Additional section 263A costs (attach schedule)	4	
5	Other costs (attach schedule)	5	
6	**Total.** Add lines 1 through 5	6	431,872.
7	Inventory at end of year	7	123,476.
8	**Cost of goods sold.** Subtract line 7 from line 6. Enter here and on Form 1120, page 1, line 2 or the appropriate line of your tax return (see instructions)	8	308,396.

9a Check all methods used for valuing closing inventory:
- (i) ☐ Cost
- (ii) ☐ Lower of cost or market
- (iii) ☐ Other (Specify method used and attach explanation) ▶

b Check if there was a writedown of subnormal goods ▶ ☐

c Check if the LIFO inventory method was adopted this tax year for any goods (if checked, attach Form 970) ▶ ☐

d If the LIFO inventory method was used for this tax year, enter amount of closing inventory computed under LIFO **9d**

e If property is produced or acquired for resale, do the rules of Section 263A apply to the corporation? ☐ Yes ☒ No

f Was there any change in determining quantities, cost, or valuations between opening and closing inventory? If "Yes," attach explanation. ☐ Yes ☒ No

For Paperwork Reduction Act Notice, see separate instructions. Form **1125-A** (Rev. 12-2012)

524441
04-01-15

6

SCHEDULE B-1 (Form 1065)
(Rev. December 2011)
Department of the Treasury
Internal Revenue Service

Information on Partners Owning 50% or More of the Partnership

▶ Attach to Form 1065. See instructions.

OMB No. 1545-0099

Name of partnership: P3 COMPOUNDING OF GA, LLC
D/B/A INTEGRITY COMPOUNDING PHARMACY

Employer identification number: 46-4333620

Part I Entities Owning 50% or More of the Partnership (Form 1065, Schedule B, Question 3a)

Complete columns (i) through (v) below for any foreign or domestic corporation, partnership (including any entity treated as a partnership), trust, tax-exempt organization, or any foreign government that owns, directly or indirectly, an interest of 50% or more in the profit, loss, or capital of the partnership (see instructions).

(i) Name of Entity	(ii) Employer Identification Number (if any)	(iii) Type of Entity	(iv) Country of Organization	(v) Maximum Percentage Owned in Profit, Loss, or Capital

Part II Individuals or Estates Owning 50% or More of the Partnership (Form 1065, Schedule B, Question 3b)

Complete columns (i) through (iv) below for any individual or estate that owns, directly or indirectly, an interest of 50% or more in the profit, loss, or capital of the partnership (see instructions).

(i) Name of Individual or Estate	(ii) Identifying Number (if any)	(iii) Country of Citizenship (see instructions)	(iv) Maximum Percentage Owned in Profit, Loss, or Capital
SUSAN GAETANO	085-56-6601	UNITED STATES	100.00
CHARLES GAETANO, III	256-59-4832	UNITED STATES	100.00

LHA For Paperwork Reduction Act Notice, see the Instructions for Form 1065. Schedule B-1 (Form 1065) (Rev. 12-2011)

524551
04-01-15

7

Form **4562** | Department of the Treasury Internal Revenue Service (99)

Depreciation and Amortization
(Including Information on Listed Property) OTHER 1

▶ Attach to your tax return.

▶ Information about Form 4562 and its separate instructions is at *www.irs.gov/form4562*.

OMB No. 1545-0172 | **2015** | Attachment Sequence No. 179

Name(s) shown on return: P3 COMPOUNDING OF GA, LLC D/B/A INTEGRITY COMPOUNDING PHARMACY

Business or activity to which this form relates:

Identifying number: 46-4333620

Part I Election To Expense Certain Property Under Section 179 **Note:** If you have any listed property, complete Part V before you complete Part I.

1	Maximum amount (see instructions)	1	
2	Total cost of section 179 property placed in service (see instructions)	2	
3	Threshold cost of section 179 property before reduction in limitation	3	
4	Reduction in limitation. Subtract line 3 from line 2. If zero or less, enter -0-	4	
5	Dollar limitation for tax year. Subtract line 4 from line 1. If zero or less, enter -0-. If married filing separately, see instructions	5	

6 (a) Description of property	(b) Cost (business use only)	(c) Elected cost

7	Listed property. Enter the amount from line 29	7	
8	Total elected cost of section 179 property. Add amounts in column (c), lines 6 and 7	8	
9	Tentative deduction. Enter the **smaller** of line 5 or line 8	9	
10	Carryover of disallowed deduction from line 13 of your 2014 Form 4562	10	
11	Business income limitation. Enter the smaller of business income (not less than zero) or line 5	11	
12	Section 179 expense deduction. Add lines 9 and 10, but do not enter more than line 11	12	
13	Carryover of disallowed deduction to 2016. Add lines 9 and 10, less line 12 ▶	13	

Note: Do not use Part II or Part III below for listed property. Instead, use Part V.

Part II Special Depreciation Allowance and Other Depreciation (Do not include listed property.)

14	Special depreciation allowance for qualified property (other than listed property) placed in service during the tax year	14	3,525.
15	Property subject to section 168(f)(1) election	15	
16	Other depreciation (including ACRS)	16	

Part III MACRS Depreciation (Do not include listed property.) (See instructions.)

Section A

17	MACRS deductions for assets placed in service in tax years beginning before 2015	17	1,235.
18	If you are electing to group any assets placed in service during the tax year into one or more general asset accounts, check here ▶ ☐		

Section B - Assets Placed in Service During 2015 Tax Year Using the General Depreciation System

(a) Classification of property	(b) Month and year placed in service	(c) Basis for depreciation (business/investment use only - see instructions)	(d) Recovery period	(e) Convention	(f) Method	(g) Depreciation deduction
19a 3-year property						
b 5-year property		1,844.	5 YRS.	HY	200DB	277.
c 7-year property						
d 10-year property						
e 15-year property		1,680.	15 YRS.	HY	150DB	63.
f 20-year property						
g 25-year property			25 yrs.		S/L	
h Residential rental property	/		27.5 yrs.	MM	S/L	
	/		27.5 yrs.	MM	S/L	
i Nonresidential real property	/		39 yrs.	MM	S/L	
	/			MM	S/L	

Section C - Assets Placed in Service During 2015 Tax Year Using the Alternative Depreciation System

(a)	(b)	(c)	(d)	(e)	(f)	(g)
20a Class life					S/L	
b 12-year			12 yrs.		S/L	
c 40-year	/		40 yrs.	MM	S/L	

Part IV Summary (See instructions.)

21	Listed property. Enter amount from line 28	21	
22	**Total.** Add amounts from line 12, lines 14 through 17, lines 19 and 20 in column (g), and line 21. Enter here and on the appropriate lines of your return. Partnerships and S corporations - see instr.	22	5,100.
23	For assets shown above and placed in service during the current year, enter the portion of the basis attributable to section 263A costs	23	

516251 12-28-15 LHA For Paperwork Reduction Act Notice, see separate instructions. Form **4562** (2015)

8

Form 4562 (2015) P3 COMPOUNDING OF GA, LLC D/B/A INTEGRIT 46-4333620 Page 2

Part V **Listed Property** (Include automobiles, certain other vehicles, certain aircraft, certain computers, and property used for entertainment, recreation, or amusement.)

Note: For any vehicle for which you are using the standard mileage rate or deducting lease expense, complete **only** 24a, 24b, columns (a) through (c) of Section A, all of Section B, and Section C if applicable.

Section A - Depreciation and Other Information (Caution: See the instructions for limits for passenger automobiles.)

24a Do you have evidence to support the business/investment use claimed? ☐ Yes ☐ No **24b** If "Yes," is the evidence written? ☐ Yes ☐ No

(a) Type of property (list vehicles first)	(b) Date placed in service	(c) Business/ investment use percentage	(d) Cost or other basis	(e) Basis for depreciation (business/investment use only)	(f) Recovery period	(g) Method/ Convention	(h) Depreciation deduction	(i) Elected section 179 cost
25 Special depreciation allowance for qualified listed property placed in service during the tax year and used more than 50% in a qualified business use						25		
26 Property used more than 50% in a qualified business use:								
		%						
		%						
		%						
27 Property used 50% or less in a qualified business use:								
		%				S/L -		
		%				S/L -		
		%				S/L -		
28 Add amounts in column (h), lines 25 through 27. Enter here and on line 21, page 1						28		
29 Add amounts in column (i), line 26. Enter here and on line 7, page 1							29	

Section B - Information on Use of Vehicles

Complete this section for vehicles used by a sole proprietor, partner, or other "more than 5% owner," or related person. If you provided vehicles to your employees, first answer the questions in Section C to see if you meet an exception to completing this section for those vehicles.

	(a) Vehicle		(b) Vehicle		(c) Vehicle		(d) Vehicle		(e) Vehicle		(f) Vehicle	
30 Total business/investment miles driven during the year (**do not** include commuting miles)												
31 Total commuting miles driven during the year												
32 Total other personal (noncommuting) miles driven												
33 Total miles driven during the year. Add lines 30 through 32												
	Yes	No	Yes	No	Yes	No	Yes	No	Yes	No	Yes	No
34 Was the vehicle available for personal use during off-duty hours?												
35 Was the vehicle used primarily by a more than 5% owner or related person?												
36 Is another vehicle available for personal use?												

Section C - Questions for Employers Who Provide Vehicles for Use by Their Employees

Answer these questions to determine if you meet an exception to completing Section B for vehicles used by employees who **are not** more than 5% owners or related persons.

	Yes	No
37 Do you maintain a written policy statement that prohibits all personal use of vehicles, including commuting, by your employees?		
38 Do you maintain a written policy statement that prohibits personal use of vehicles, except commuting, by your employees? See the instructions for vehicles used by corporate officers, directors, or 1% or more owners		
39 Do you treat all use of vehicles by employees as personal use?		
40 Do you provide more than five vehicles to your employees, obtain information from your employees about the use of the vehicles, and retain the information received?		
41 Do you meet the requirements concerning qualified automobile demonstration use?		
Note: If your answer to 37, 38, 39, 40, or 41 is "Yes," do not complete Section B for the covered vehicles.		

Part VI **Amortization**

(a) Description of costs	(b) Date amortization begins	(c) Amortizable amount	(d) Code section	(e) Amortization period or percentage	(f) Amortization for this year
42 Amortization of costs that begins during your 2015 tax year:					
43 Amortization of costs that began before your 2015 tax year				43	
44 **Total.** Add amounts in column (f). See the instructions for where to report				44	

516252 12-28-15 Form **4562** (2015)

9

2015 DEPRECIATION AND AMORTIZATION REPORT

OTHER 1

Asset No.	Description	Date Acquired	Method	Life	Line No.	Unadjusted Cost Or Basis	Bus % Excl	* Reduction In Basis	Basis For Depreciation	Accumulated Depreciation	Current Sec 179	Current Year Deduction
1	CAPITAL EQUIPMENT	010112	200DB	5.00	17	4,752.		4,752.				0.
	* OTHER TOTAL -					4,752.		4,752.	0.	0.		0.
2	LEASEHOLD IMPROVEMENT	010112	200DB	5.00	17	53,844.		53,844.				0.
3	LEASEHOLD IMPROVEMENT	040513	200DB	5.00	17	8,543.		8,543.				0.
4	LEASEHOLD IMPROVEMENT	013014	SL	15.00	16	1,251.		1,251.				0.
20	LEASEHOLD IMPROVEMENT	040715	150DB	15.00	19E	3,361.		1,681.	1,680.			1,744.
	* OTHER TOTAL -					66,999.		65,319.	1,680.	0.		1,744.
5	LAB EQUIPMENT	010112	200DB	5.00	17	33,249.		33,249.				0.
6	LAB EQUIPMENT	120113	200DB	5.00	17	15,663.		15,663.				0.
7	LAB EQUIPMENT	042514	200DB	5.00	17	973.		973.				0.
8	LAB EQUIPMENT	051314	200DB	5.00	17	2,775.		2,775.				0.
9	LAB EQUIPMENT	073114	200DB	5.00	17	365.		365.				0.
10	LAB EQUIPMENT	082514	200DB	5.00	17	550.		550.				0.
11	LAB EQUIPMENT	092414	200DB	5.00	17	4,500.		4,500.				0.
12	LAB EQUIPMENT	120214	200DB	5.00	17	1,449.		1,449.				0.
13	LAB EQUIPMENT	010115	200DB	5.00	17	3,995.			3,995.			1,199.
21	LAB EQUIPMENT	053015	200DB	5.00	19B	3,688.		1,844.	1,844.			2,121.
	* OTHER TOTAL -					67,207.		61,368.	5,839.	0.		3,320.

528102
04-01-15

(D) - Asset disposed

* ITC, Section 179, Salvage, Bonus, Commercial Revitalization Deduction

9.1

2015 DEPRECIATION AND AMORTIZATION REPORT

OTHER 1

Asset No.	Description	Date Acquired	Method	Life	Line No.	Unadjusted Cost Or Basis	Bus % Excl	* Reduction In Basis	Basis For Depreciation	Accumulated Depreciation	Current Sec 179	Current Year Deduction
14	COMPUTER EQUIPMENT	091614	200DB	5.00	17	949.		949.				0.
15	COMPUTER EQUIPMENT	010112	200DB	5.00	17	9,290.		9,290.				0.
16	COMPUTER EQUIPMENT	121913	200DB	5.00	17	5,193.		5,193.				0.
19	COMPUTER EQUIPMENT	010115	200DB	5.00	17	119.			119.			36.
22	COMPUTER EQUIPMENT	010115	200DB	5.00	17	3,977.			3,977.	3,977.		0.
	* OTHER TOTAL -					19,528.		15,432.	4,096.	3,977.		36.
17	COMPUTER SOFTWARE	010112	200DB	3.00	17	5,500.		5,500.				0.
18	COMPUTER SOFTWARE	121913	200DB	3.00	17	2,939.		2,939.				0.
	* OTHER TOTAL -					8,439.		8,439.	0.	0.		0.
	* GRAND TOTAL OTHER DEPRECIATION					166,925.		155,310.	11,615.	3,977.		5,100.
	CURRENT ACTIVITY											
	BEGINNING BALANCE					159,876.		151,785.	8,091.	3,977.		
	ACQUISITIONS					7,049.		3,525.	3,524.	0.		
	DISPOSITIONS					0.		0.	0.	0.		
	ENDING BALANCE					166,925.		155,310.	11,615.	3,977.		

528102 04-01-15

(D) - Asset disposed

* ITC, Section 179, Salvage, Bonus, Commercial Revitalization Deduction

9.2

Worksheet for Figuring Net Earnings (Loss) From Self-Employment

Name of partnership
P3 COMPOUNDING OF GA, LLC
D/B/A INTEGRITY COMPOUNDING PHARMACY

Employer identification number
46-4333620

1 a Ordinary income (loss) (Schedule K, line 1)	1a	-232,257.		
b Net income (loss) from **CERTAIN** rental real estate activities	1b			
c Net income (loss) from other rental activities (Schedule K, line 3c)	1c			
d Net loss from Form 4797, Part II, line 17, included on line 1a above. Enter as a positive amount	1d			
e Other additions	1e			
f Combine lines 1a through 1e	1f	-232,257.		
2 a Net gain from Form 4797, Part II, line 17, included on line 1a above	2a			
b Other subtractions	2b			
c Add lines 2a and 2b	2c			
3 a Subtract line 2c from line 1f. If line 1f is a loss, increase the loss on line 1f by the amount on line 2c	3a	-232,257.		
b Part of line 3a allocated to limited partners, estates, trusts, corporations, exempt organizations, and IRAs	3b	-69,677.		
c Subtract line 3b from line 3a			3c	-162,580.
4 a Guaranteed payments to partners (Schedule K, line 4) derived from a trade or business as defined in section 1402(c)	4a	56,990.		
b Part of line 4a allocated to individual limited partners for **other than** services and to estates, trusts, corporations, exempt organizations, and IRAs	4b			
c Subtract line 4b from line 4a			4c	56,990.
5 Net earnings (loss) from self-employment. Combine lines 3c and 4c. Enter here and on Schedule K, line 14a			5	-105,590.

512161
04-01-15

9.3

Section 1.263(a)-1(f) De Minimis Safe Harbor Election

P3 Compounding of GA, LLC

D/B/A Integrity Compounding Pharmacy

1140 Hammond Drive Suite K220

Sandy Springs, GA 30328

Employer Identification Number: 46-4333620

For the Year Ending December 31, 2015

P3 Compounding of GA, LLC D/B/A Integrity Compounding Pharmacy is making the de minimis safe harbor election under Reg. Sec. 1.263(a)-1(f).

10

P3 COMPOUNDING OF GA, LLC D/B/A INTEGRIT 46-4333620

FORM 1065 | TAX EXPENSE | STATEMENT 1

DESCRIPTION	AMOUNT
TAXES	4,794.
TOTAL TO FORM 1065, LINE 14	4,794.

FORM 1065 | OTHER DEDUCTIONS | STATEMENT 2

DESCRIPTION	AMOUNT
ADVERTISING	6,613.
CREDIT CARD AND BANK FEES	9,315.
INSURANCE	6,458.
IT SERVICES	12,312.
LEGAL & PROFESSIONAL FEES	9,113.
LICENSES & PERMITS	2,131.
MEALS AND ENTERTAINMENT	8,255.
MISCELLANEOUS	240.
OFFICE SUPPLIES	8,579.
PAPER SHREDDING	245.
PAYROLL FEES	4,276.
PHARMACY EXPENSES	23,742.
PRINTING	5,831.
SECURITY	251.
STORAGE	2,420.
TELEPHONE	10,761.
TRAVEL EXPENSE	4,923.
UTILITIES	1,081.
TOTAL TO FORM 1065, LINE 20	116,546.

SCHEDULE K | INTEREST INCOME | STATEMENT 3

DESCRIPTION	U.S. BONDS	OTHER
INTEREST INCOME		1.
TOTAL TO SCHEDULE K, LINE 5		1.

11 STATEMENT(S) 1, 2, 3

P3 COMPOUNDING OF GA, LLC D/B/A INTEGRIT 46-4333620

SCHEDULE K	CHARITABLE CONTRIBUTIONS	STATEMENT 4
DESCRIPTION	TYPE	AMOUNT
CONTRIBUTION	CASH (50%)	192.
TOTALS TO SCHEDULE K, LINE 13A		192.

SCHEDULE K	NONDEDUCTIBLE EXPENSE	STATEMENT 5
DESCRIPTION		AMOUNT
EXCLUDED MEALS AND ENTERTAINMENT EXPENSES		8,254.
TOTAL TO SCHEDULE K, LINE 18C		8,254.

SCHEDULE L	OTHER CURRENT ASSETS	STATEMENT 6
DESCRIPTION	BEGINNING OF TAX YEAR	END OF TAX YEAR
PREPAID EXPENSES		10,568.
TOTAL TO SCHEDULE L, LINE 6		10,568.

SCHEDULE L	OTHER CURRENT LIABILITIES	STATEMENT 7
DESCRIPTION	BEGINNING OF TAX YEAR	END OF TAX YEAR
ACCRUED EXPENSES		2,773.
CREDIT CARD PAYABLE		17,211.
TOTAL TO SCHEDULE L, LINE 17		19,984.

12 STATEMENT(S) 4, 5, 6, 7

ALTERNATIVE MINIMUM TAX DEPRECIATION REPORT

Asset No.	Description	Date Acquired	AMT Method	AMT Life	AMT Cost Or Basis	AMT Accumulated	Regular Depreciation	AMT Depreciation	AMT Adjustment
20	LEASEHOLD IMPROVEMENT	04 07 15	150DB	15.00	3,361.	0.	1,744.	1,744.	0.
13	LAB EQUIPMENT	01 01 15	150DB	5.00	3,995.	599.	1,199.	764.	435.
21	LAB EQUIPMENT	05 30 15	200DB	5.00	3,688.	0.	2,121.	2,121.	0.
19	COMPUTER EQUIPMENT	01 01 15	150DB	5.00	119.	18.	36.	23.	13.
22	COMPUTER EQUIPMENT	01 01 15	150DB	5.00	3,977.	597.	0.	761.	-761.
	TOTALS				15,140.	1,214.	5,100.	5,413.	-313.
	MACRS AMT ADJUSTMENT							-313.	

628104
04-01-15

12.1

1

651113

Schedule K-1 (Form 1065) **2015**

Department of the Treasury
Internal Revenue Service

For calendar year 2015, or tax year beginning APRIL 1, 2015 ending DECEMBER 31, 2015

Partner's Share of Income, Deductions, Credits, etc. ▶ See separate instructions.

☐ Final K-1 ☐ Amended K-1 OMB No. 1545-0123

Part I Information About the Partnership

A Partnership's employer identification number
46-4333620

B Partnership's name, address, city, state, and ZIP code
P3 COMPOUNDING OF GA, LLC
D/B/A INTEGRITY COMPOUNDING PHARMACY
1140 HAMMOND DRIVE SUITE K220
SANDY SPRINGS, GA 30328

C IRS Center where partnership filed return
E-FILE

D ☐ Check if this is a publicly traded partnership (PTP)

Part II Information About the Partner

E Partner's identifying number
085-56-6601

F Partner's name, address, city, state, and ZIP code
SUSAN GAETANO
12845 BUCKSPORT DR
ROSWELL, GA 30075

G ☐ General partner or LLC member-manager [X] Limited partner or other LLC member

H [X] Domestic partner ☐ Foreign partner

I1 What type of entity is this partner? INDIVIDUAL

I2 If this partner is a retirement plan (IRA/SEP/Keogh/etc.), check here ☐

J Partner's share of profit, loss, and capital:

	Beginning	Ending
Profit	30.0000000%	30.0000000%
Loss	30.0000000%	30.0000000%
Capital	30.0000000%	30.0000000%

K Partner's share of liabilities at year end:

Nonrecourse	$
Qualified nonrecourse financing	$
Recourse	$ 0.

L Partner's capital account analysis:

Beginning capital account	$
Capital contributed during the year	$ 92,322.
Current year increase (decrease)	$ -72,211.
Withdrawals & distributions	$( )
Ending capital account	$ 20,111.

[X] Tax basis ☐ GAAP ☐ Section 704(b) book
☐ Other (explain)

M Did the partner contribute property with a built-in gain or loss?
☐ Yes [X] No
If "Yes," attach statement (see instructions)

Part III Partner's Share of Current Year Income, Deductions, Credits, and Other Items

Line	Code	Amount
1 Ordinary business income (loss)		-69,677.
2 Net rental real estate income (loss)		
3 Other net rental income (loss)		
4 Guaranteed payments		
5 Interest income		
6a Ordinary dividends		
6b Qualified dividends		
7 Royalties		
8 Net short-term capital gain (loss)		
9a Net long-term capital gain (loss)		
9b Collectibles (28%) gain (loss)		
9c Unrecaptured sec 1250 gain		
10 Net section 1231 gain (loss)		
11 Other income (loss)		
12 Section 179 deduction		
13 Other deductions	A	58.
14 Self-employment earnings (loss)	A	0.
15 Credits		
16 Foreign transactions		
17 Alternative min tax (AMT) items	A	-94.
18 Tax-exempt income and nondeductible expenses	C*	2,476.
19 Distributions		
20 Other information		

*See attached statement for additional information.

For IRS Use Only

511261 12-16-15 LHA For Paperwork Reduction Act Notice, see Instructions for Form 1065. IRS.gov/form1065 Schedule K-1 (Form 1065) 2015
13
1

1

Schedule K-1 (Form 1065) 2015 Page **2**

This list identifies the codes used on Schedule K-1 for all partners and provides summarized reporting information for partners who file Form 1040. For detailed reporting and filing information, see the separate Partner's Instructions for Schedule K-1 and the instructions for your income tax return.

1. Ordinary business income (loss). Determine whether the income (loss) is passive or nonpassive and enter on your return as follows.

	Report on
Passive loss	See the Partner's Instructions
Passive income	Schedule E, line 28, column (g)
Nonpassive loss	Schedule E, line 28, column (h)
Nonpassive income	Schedule E, line 28, column (j)
2. Net rental real estate income (loss)	See the Partner's Instructions
3. Other net rental income (loss)	
Net income	Schedule E, line 28, column (g)
Net loss	See the Partner's Instructions
4. Guaranteed payments	Schedule E, line 28, column (j)
5. Interest income	Form 1040, line 8a
6a. Ordinary dividends	Form 1040, line 9a
6b. Qualified dividends	Form 1040, line 9b
7. Royalties	Schedule E, line 4
8. Net short-term capital gain (loss)	Schedule D, line 5
9a. Net long-term capital gain (loss)	Schedule D, line 12
9b. Collectibles (28%) gain (loss)	28% Rate Gain Worksheet, line 4 (Schedule D Instructions)
9c. Unrecaptured section 1250 gain	See the Partner's Instructions
10. Net section 1231 gain (loss)	See the Partner's Instructions
11. Other income (loss)	

Code		Report on
A	Other portfolio income (loss)	See the Partner's Instructions
B	Involuntary conversions	See the Partner's Instructions
C	Sec. 1256 contracts & straddles	Form 6781, line 1
D	Mining exploration costs recapture	See Pub. 535
E	Cancellation of debt	Form 1040, line 21 or Form 982
F	Other income (loss)	See the Partner's Instructions

12. Section 179 deduction — See the Partner's Instructions

13. Other deductions

Code		Report on
A	Cash contributions (50%)	See the Partner's Instructions (A–G)
B	Cash contributions (30%)	
C	Noncash contributions (50%)	
D	Noncash contributions (30%)	
E	Capital gain property to a 50% organization (30%)	
F	Capital gain property (20%)	
G	Contributions (100%)	
H	Investment interest expense	Form 4952, line 1
I	Deductions - royalty income	Schedule E, line 19
J	Section 59(e)(2) expenditures	See the Partner's Instructions
K	Deductions - portfolio (2% floor)	Schedule A, line 23
L	Deductions - portfolio (other)	Schedule A, line 28
M	Amounts paid for medical insurance	Schedule A, line 1 or Form 1040, line 29
N	Educational assistance benefits	See the Partner's Instructions
O	Dependent care benefits	Form 2441, line 12
P	Preproductive period expenses	See the Partner's Instructions
Q	Commercial revitalization deduction from rental real estate activities	See Form 8582 Instructions
R	Pensions and IRAs	See the Partner's Instructions
S	Reforestation expense deduction	See the Partner's Instructions
T	Domestic production activities information	See Form 8903 Instructions
U	Qualified production activities income	Form 8903, line 7b
V	Employer's Form W-2 wages	Form 8903, line 17
W	Other deductions	See the Partner's Instructions

14. Self-employment earnings (loss)

Note: If you have a section 179 deduction or any partner-level deductions, see the Partner's Instructions before completing Schedule SE.

Code		Report on
A	Net earnings (loss) from self-employment	Schedule SE, Section A or B
B	Gross farming or fishing income	See the Partner's Instructions
C	Gross non-farm income	See the Partner's Instructions

15. Credits

Code		Report on
A	Low-income housing credit (section 42(j)(5)) from pre-2008 buildings	See the Partner's Instructions (A–G)
B	Low-income housing credit (other) from pre-2008 buildings	
C	Low-income housing credit (section 42(j)(5)) from post-2007 buildings	
D	Low-income housing credit (other) from post-2007 buildings	
E	Qualified rehabilitation expenditures (rental real estate)	
F	Other rental real estate credits	
G	Other rental credits	
H	Undistributed capital gains credit	Form 1040, line 73; check box a
I	Biofuel producer credit	See the Partner's Instructions (I–P)
J	Work opportunity credit	
K	Disabled access credit	
L	Empowerment zone employment credit	
M	Credit for increasing research activities	
N	Credit for employer social security and Medicare taxes	
O	Backup withholding	
P	Other credits	

16. Foreign transactions

Code		Report on
A	Name of country or U.S. possession	Form 1116, Part I (A–C)
B	Gross income from all sources	
C	Gross income sourced at partner level	
	Foreign gross income sourced at partnership level	
D	Passive category	Form 1116, Part I (D–F)
E	General category	
F	Other	
	Deductions allocated and apportioned at partner level	
G	Interest expense	Form 1116, Part I
H	Other	Form 1116, Part I
	Deductions allocated and apportioned at partnership level to foreign source income	
I	Passive category	Form 1116, Part I (I–K)
J	General category	
K	Other	
	Other information	
L	Total foreign taxes paid	Form 1116, Part II
M	Total foreign taxes accrued	Form 1116, Part II
N	Reduction in taxes available for credit	Form 1116, line 12
O	Foreign trading gross receipts	Form 8873
P	Extraterritorial income exclusion	Form 8873
Q	Other foreign transactions	See the Partner's Instructions

17. Alternative minimum tax (AMT) items

Code		Report on
A	Post-1986 depreciation adjustment	See the Partner's Instructions and the Instructions for Form 6251 (A–F)
B	Adjusted gain or loss	
C	Depletion (other than oil & gas)	
D	Oil, gas, & geothermal - gross income	
E	Oil, gas, & geothermal - deductions	
F	Other AMT items	

18. Tax-exempt income and nondeductible expenses

Code		Report on
A	Tax-exempt interest income	Form 1040, line 8b
B	Other tax-exempt income	See the Partner's Instructions
C	Nondeductible expenses	See the Partner's Instructions

19. Distributions

Code		Report on
A	Cash and marketable securities	See the Partner's Instructions (A–C)
B	Distribution subject to section 737	
C	Other property	

20. Other information

Code		Report on
A	Investment income	Form 4952, line 4a
B	Investment expenses	Form 4952, line 5
C	Fuel tax credit information	Form 4136
D	Qualified rehabilitation expenditures (other than rental real estate)	See the Partner's Instructions
E	Basis of energy property	See the Partner's Instructions
F	Recapture of low-income housing credit (section 42(j)(5))	Form 8611, line 8
G	Recapture of low-income housing credit (other)	Form 8611, line 8
H	Recapture of investment credit	See Form 4255
I	Recapture of other credits	See the Partner's Instructions
J	Look-back interest - completed long-term contracts	See Form 8697
K	Look-back interest - income forecast method	See Form 8866
L	Dispositions of property with section 179 deductions	See the Partner's Instructions (L–Z)
M	Recapture of section 179 deduction	
N	Interest expense for corporate partners	
O	Section 453(l)(3) information	
P	Section 453A(c) information	
Q	Section 1260(b) information	
R	Interest allocable to production expenditures	
S	CCF nonqualified withdrawals	
T	Depletion information - oil and gas	
U	Reserved	
V	Unrelated business taxable income	
W	Precontribution gain (loss)	
X	Section 108(i) information	
Y	Net investment income	
Z	Other information	

511262
12-16-15

14.1 1

2

651113

Schedule K-1 (Form 1065) **2015**

Department of the Treasury
Internal Revenue Service

For calendar year 2015, or tax year beginning APRIL 1, 2015 ending DECEMBER 31, 2015

Partner's Share of Income, Deductions, Credits, etc. ▶ See separate instructions.

☐ Final K-1 ☐ Amended K-1 OMB No. 1545-0123

Part I Information About the Partnership

A Partnership's employer identification number
46-4333620

B Partnership's name, address, city, state, and ZIP code
P3 COMPOUNDING OF GA, LLC
D/B/A INTEGRITY COMPOUNDING PHARMACY
1140 HAMMOND DRIVE SUITE K220
SANDY SPRINGS, GA 30328

C IRS Center where partnership filed return
E-FILE

D ☐ Check if this is a publicly traded partnership (PTP)

Part II Information About the Partner

E Partner's identifying number
256-59-4832

F Partner's name, address, city, state, and ZIP code
CHARLES GAETANO, III
1125 HAMMOND DR, UNIT 570
ATLANTA, GA 30328

G [X] General partner or LLC member-manager ☐ Limited partner or other LLC member

H [X] Domestic partner ☐ Foreign partner

I1 What type of entity is this partner? INDIVIDUAL

I2 If this partner is a retirement plan (IRA/SEP/Keogh/etc.), check here ☐

J Partner's share of profit, loss, and capital:

	Beginning	Ending
Profit	70.0000000%	70.0000000%
Loss	70.0000000%	70.0000000%
Capital	70.0000000%	70.0000000%

K Partner's share of liabilities at year end:

Nonrecourse	$
Qualified nonrecourse financing	$
Recourse	$ 60,000.

L Partner's capital account analysis:

Beginning capital account	$
Capital contributed during the year	$ 215,418.
Current year increase (decrease)	$ -168,491.
Withdrawals & distributions	$( )
Ending capital account	$ 46,927.

[X] Tax basis ☐ GAAP ☐ Section 704(b) book
☐ Other (explain)

M Did the partner contribute property with a built-in gain or loss?
☐ Yes [X] No
If "Yes," attach statement (see instructions)

Part III Partner's Share of Current Year Income, Deductions, Credits, and Other Items

Item	Code	Amount
1 Ordinary business income (loss)		-162,580.
2 Net rental real estate income (loss)		
3 Other net rental income (loss)		
4 Guaranteed payments		56,990.
5 Interest income		1.
6a Ordinary dividends		
6b Qualified dividends		
7 Royalties		
8 Net short-term capital gain (loss)		
9a Net long-term capital gain (loss)		
9b Collectibles (28%) gain (loss)		
9c Unrecaptured sec 1250 gain		
10 Net section 1231 gain (loss)		
11 Other income (loss)		
12 Section 179 deduction		
13 Other deductions	A	134.
14 Self-employment earnings (loss)	A	-105,590.
	C	294,904.
15 Credits		
16 Foreign transactions		
17 Alternative min tax (AMT) items	A	-219.
18 Tax-exempt income and nondeductible expenses	C*	5,778.
19 Distributions		
20 Other information	A	1.

*See attached statement for additional information.

For IRS Use Only

511261 12-16-15 LHA For Paperwork Reduction Act Notice, see Instructions for Form 1065. IRS.gov/form1065 Schedule K-1 (Form 1065) 2015

15

2

2

Schedule K-1 (Form 1065) 2015 Page 2

This list identifies the codes used on Schedule K-1 for all partners and provides summarized reporting information for partners who file Form 1040. For detailed reporting and filing information, see the separate Partner's Instructions for Schedule K-1 and the instructions for your income tax return.

1. Ordinary business income (loss). Determine whether the income (loss) is passive or nonpassive and enter on your return as follows.

		Report on
	Passive loss	See the Partner's Instructions
	Passive income	Schedule E, line 28, column (g)
	Nonpassive loss	Schedule E, line 28, column (h)
	Nonpassive income	Schedule E, line 28, column (j)
2.	Net rental real estate income (loss)	See the Partner's Instructions
3.	Other net rental income (loss)	
	Net income	Schedule E, line 28, column (g)
	Net loss	See the Partner's Instructions
4.	Guaranteed payments	Schedule E, line 28, column (j)
5.	Interest income	Form 1040, line 8a
6a.	Ordinary dividends	Form 1040, line 9a
6b.	Qualified dividends	Form 1040, line 9b
7.	Royalties	Schedule E, line 4
8.	Net short-term capital gain (loss)	Schedule D, line 5
9a.	Net long-term capital gain (loss)	Schedule D, line 12
9b.	Collectibles (28%) gain (loss)	28% Rate Gain Worksheet, line 4 (Schedule D instructions)
9c.	Unrecaptured section 1250 gain	See the Partner's Instructions
10.	Net section 1231 gain (loss)	See the Partner's Instructions
11.	Other income (loss)	

Code		
A	Other portfolio income (loss)	See the Partner's Instructions
B	Involuntary conversions	See the Partner's Instructions
C	Sec. 1256 contracts & straddles	Form 6781, line 1
D	Mining exploration costs recapture	See Pub. 535
E	Cancellation of debt	Form 1040, line 21 or Form 982
F	Other income (loss)	See the Partner's Instructions

12.	Section 179 deduction	See the Partner's Instructions
13.	Other deductions	
A	Cash contributions (50%)	See the Partner's Instructions
B	Cash contributions (30%)	
C	Noncash contributions (50%)	
D	Noncash contributions (30%)	
E	Capital gain property to a 50% organization (30%)	
F	Capital gain property (20%)	
G	Contributions (100%)	
H	Investment interest expense	Form 4952, line 1
I	Deductions - royalty income	Schedule E, line 19
J	Section 59(e)(2) expenditures	See the Partner's Instructions
K	Deductions - portfolio (2% floor)	Schedule A, line 23
L	Deductions - portfolio (other)	Schedule A, line 28
M	Amounts paid for medical insurance	Schedule A, line 1 or Form 1040, line 29
N	Educational assistance benefits	See the Partner's Instructions
O	Dependent care benefits	Form 2441, line 12
P	Preproductive period expenses	See the Partner's Instructions
Q	Commercial revitalization deduction from rental real estate activities	See Form 8582 instructions
R	Pensions and IRAs	See the Partner's Instructions
S	Reforestation expense deduction	See the Partner's Instructions
T	Domestic production activities information	See Form 8903 instructions
U	Qualified production activities income	Form 8903, line 7b
V	Employer's Form W-2 wages	Form 8903, line 17
W	Other deductions	See the Partner's Instructions

14. Self-employment earnings (loss)

Note: If you have a section 179 deduction or any partner-level deductions, see the Partner's Instructions before completing Schedule SE.

A	Net earnings (loss) from self-employment	Schedule SE, Section A or B
B	Gross farming or fishing income	See the Partner's Instructions
C	Gross non-farm income	See the Partner's Instructions

15. Credits

A	Low-income housing credit (section 42(j)(5)) from pre-2008 buildings	See the Partner's Instructions
B	Low-income housing credit (other) from pre-2008 buildings	
C	Low-income housing credit (section 42(j)(5)) from post-2007 buildings	
D	Low-income housing credit (other) from post-2007 buildings	
E	Qualified rehabilitation expenditures (rental real estate)	
F	Other rental real estate credits	
G	Other rental credits	
H	Undistributed capital gains credit	Form 1040, line 73; check box a
I	Biofuel producer credit	See the Partner's Instructions
J	Work opportunity credit	
K	Disabled access credit	

Code		Report on
L	Empowerment zone employment credit	See the Partner's Instructions
M	Credit for increasing research activities	
N	Credit for employer social security and Medicare taxes	
O	Backup withholding	
P	Other credits	

16. Foreign transactions

A	Name of country or U.S. possession	Form 1116, Part I
B	Gross income from all sources	
C	Gross income sourced at partner level	

Foreign gross income sourced at partnership level

D	Passive category	Form 1116, Part I
E	General category	
F	Other	

Deductions allocated and apportioned at partner level

G	Interest expense	Form 1116, Part I
H	Other	Form 1116, Part I

Deductions allocated and apportioned at partnership level to foreign source income

I	Passive category	Form 1116, Part I
J	General category	
K	Other	

Other information

L	Total foreign taxes paid	Form 1116, Part II
M	Total foreign taxes accrued	Form 1116, Part II
N	Reduction in taxes available for credit	Form 1116, line 12
O	Foreign trading gross receipts	Form 8873
P	Extraterritorial income exclusion	Form 8873
Q	Other foreign transactions	See the Partner's Instructions

17. Alternative minimum tax (AMT) items

A	Post-1986 depreciation adjustment	See the Partner's Instructions and the Instructions for Form 6251
B	Adjusted gain or loss	
C	Depletion (other than oil & gas)	
D	Oil, gas, & geothermal - gross income	
E	Oil, gas, & geothermal - deductions	
F	Other AMT items	

18. Tax-exempt income and nondeductible expenses

A	Tax-exempt interest income	Form 1040, line 8b
B	Other tax-exempt income	See the Partner's Instructions
C	Nondeductible expenses	See the Partner's Instructions

19. Distributions

A	Cash and marketable securities	See the Partner's Instructions
B	Distribution subject to section 737	
C	Other property	

20. Other information

A	Investment income	Form 4952, line 4a
B	Investment expenses	Form 4952, line 5
C	Fuel tax credit information	Form 4136
D	Qualified rehabilitation expenditures (other than rental real estate)	See the Partner's Instructions
E	Basis of energy property	See the Partner's Instructions
F	Recapture of low-income housing credit (section 42(j)(5))	Form 8611, line 8
G	Recapture of low-income housing credit (other)	Form 8611, line 8
H	Recapture of investment credit	See Form 4255
I	Recapture of other credits	See the Partner's Instructions
J	Look-back interest - completed long-term contracts	See Form 8697
K	Look-back interest - income forecast method	See Form 8866
L	Dispositions of property with section 179 deductions	See the Partner's Instructions
M	Recapture of section 179 deduction	
N	Interest expense for corporate partners	
O	Section 453(l)(3) information	
P	Section 453A(c) information	
Q	Section 1260(b) information	
R	Interest allocable to production expenditures	
S	CCF nonqualified withdrawals	
T	Depletion information - oil and gas	
U	Reserved	
V	Unrelated business taxable income	
W	Precontribution gain (loss)	
X	Section 108(i) information	
Y	Net investment income	
Z	Other information	

511262
12-16-15

16.1 2

Page 1

Georgia Form 700 (Rev. 08/07/15)
Partnership Tax Return

1601705013

2015 Income Tax Return

Beginning 04-01-2015 Ending 12-31-2015 INITIAL RETURN

[X] Original Return [ ] Amended Return [ ] Final Return [ ] Name Change [ ] Address Change [ ] Composite Return Filed

A. Federal Employer Id. No.	B. Name	C. Location of Books for Audit (City) & (State)
46-4333620	P3 COMPOUNDING OF GA, LLC D/B ATLANTA	GA

D. GA. Withholding Tax Numbers — Payroll WH Number — Nonresident WH Number

E. Number and Street: 1140 HAMMOND DRIVE SUITE

F. Country

G. Telephone Number: 404-815-1610

H. GA. Sales Tax Reg. No.

I. City or Town: SANDY SPRINGS

J. State: GA

K. ZIP Code: 30328

L. Name (if different from last year's return)

M. Number and Street (if different from last year's return)

N. City

O. State

P. ZIP Code

Q. If no return was filed last year, state the reason why

R. NAICS Code: 446110

S. Kind of Business: COMP. PHARMACY

T. Date began doing business in GA

U. Basis of this return: ( ) CASH (X) ACCRUAL ( ) OTHER

V. Indicate latest taxable year adjusted by the IRS

W. Number of Partners: 2

X. Do you have Nonresident Partners? ( ) Yes or (X) No

Y. Number of Nonresident Partners: 0

Z. Amount of Nonresident Withholding paid for tax year: 0

COMPUTATION OF GEORGIA NET INCOME (ROUND TO NEAREST DOLLAR) **SCHEDULE 1**

Line	Description		Amount
1.	Total Income for Georgia purposes (Line 12, Schedule 8)	1.	-172080
2.	Income allocated everywhere (Attach Schedule)	2.	
3.	Business income subject to apportionment (Line 1 less Line 2)	3.	-172080
4.	Georgia ratio (Schedule 7, Column C)	4.	1.000000
5.	Net business income apportioned to Georgia (Line 3 x Line 4)	5.	-172080
6.	Net income allocated to Georgia (Attach Schedule)	6.	
7.	Total Georgia net income (Add Line 5 and Line 6)	7.	-172080

Copy of the Federal Return and supporting Schedules must be attached. Otherwise this return shall be deemed incomplete.

DECLARATION

I/We declare under the penalties of perjury that I/we have examined this return (including accompanying schedules and statements) and to the best of my/our knowledge and belief, it is true, correct, and complete. If prepared by a person other than the taxpayer, this declaration is based on all information of which the preparer has knowledge. Georgia Public Revenue Code Section 48-2-31 stipulates that taxes shall be paid in lawful money of the United States, free of any expense to the State of Georgia.

MAIL TO: Georgia Department of Revenue, Processing Center, PO Box 740315, Atlanta, Georgia 30374-0315

Signature of Partner (Must be signed by partner)

A. B. KAY III
Signature of Preparer other than partner

[ ] I authorize the Georgia Department of Revenue to electronically notify me at the below e-mail address regarding any updates to my account(s).

Email Address

DUGGAN & MASSEY, P.C.
Preparer's Firm Name

Date

P01304871
Preparer's SSN or PTIN

Date

545301 11-20-15

Georgia Form 700/2015

1601705043

Page 4

(Partnership) Name P3 COMPOUNDING OF GA, LL FEIN 46-4333620

INCOME TO PARTNERS (ROUND TO NEAREST DOLLAR) **SCHEDULE 4**

(1.) Name (3.) City, State and ZIP
(2.) Street and Number (4.) I.D. Number

			Profit Sharing %	Georgia Source Income
A	1.	SEE STATEMENT 1	5.	6.
	2.			
	3.			
	4.			
B	1.		5.	6.
	2.			
	3.			
	4.			
C	1.		5.	6.
	2.			
	3.			
	4.			
D	1.		5.	6.
	2.			
	3.			
	4.			
E	1.		5.	6.
	2.			
	3.			
	4.			
TOTAL				

ADDITIONS TO FEDERAL TAXABLE INCOME (ROUND TO NEAREST DOLLAR) **SCHEDULE 5**

1. State and municipal bond interest other than Georgia or political subdivision thereof	1.	
2. Net income or net profits taxes imposed by taxing jurisdictions other than Georgia	2.	
3. Expenses attributable to tax exempt income	3.	
4. Federal deduction for income attributable to domestic production activities (IRC section 199)	4.	
5. Intangible expenses and related interest costs	5.	
6. Captive REIT expenses and costs	6.	
7. Other additions (Attach schedule) FEDERAL DEPRECIATION ADJUSTMENT	7.	3865
8.	8.	
9. Total (Add Lines 1 through 8) Enter here and on Line 9, Schedule 8	9.	3865

SUBTRACTIONS FROM FEDERAL TAXABLE INCOME (ROUND TO NEAREST DOLLAR) **SCHEDULE 6**

1. Interest on obligations of United States (must be reduced by direct and indirect interest expense)	1.	
2. Exception to intangible expenses and related interest cost (Attach IT-Addback)	2.	
3. Exception to captive REIT expenses and costs (Attach IT-REIT)	3.	
4. Other subtractions (Attach Schedule) STATE DEPRECIATION ADJUSTMENT	4.	679
5.	5.	
6.	6.	
7. Total (Add Lines 1 through 6) Enter here and on Line 11, Schedule 8	7.	679

APPORTIONMENT OF INCOME (ROUND TO NEAREST DOLLAR) **SCHEDULE 7**

	A. WITHIN GEORGIA	B. EVERYWHERE	C. DO NOT ROUND COL (A)/ COL (B) COMPUTE TO SIX DECIMALS
1. Gross receipts from business			
2. Georgia Ratio (Divide Column A by Column B)			

545304 09-22-15

Georgia Form 700/2015

1601705053

Page 5

(Partnership) Name P3 COMPOUNDING OF GA, LL

FEIN 46-4333620

COMPUTATION OF TOTAL INCOME FOR GEORGIA PURPOSES (ROUND TO NEAREST DOLLAR) **SCHEDULE 8**

1. Ordinary income (loss)	1.	-232257
2. Net income (loss) from rental real estate activities	2.	
3. a. Gross income from other rental activities 3a.		
b. Less expenses (attach schedule) 3b.		
c. Net income (loss) from other rental activities (Line 3a less Line 3b)	3c.	
4. Portfolio income (loss): a. Interest Income	4a.	1
b. Dividend Income	4b.	
c. Royalty Income	4c.	
d. Net short-term capital gain (loss)	4d.	
e. Net long-term capital gain (loss)	4e.	
f. Other portfolio income (loss)	4f.	
5. Guaranteed payments to partners	5.	56990
6. Net gain (loss) under Section 1231	6.	
7. Other Income (loss)	7.	
8. Total Federal income (add Lines 1 through 7)	8.	-175266
9. Additions to Federal income (Schedule 5, Line 9)	9.	3865
10. Total (add Lines 8 and 9)	10.	-171401
11. Subtractions from Federal income (Schedule 6, Line 7)	11.	679
12. Total income for Georgia purposes (Line 10 less Line 11)	12.	-172080

Other Required Federal Information

1. Salaries and wages (Form 1065)	1.	428622
2. Taxes and licenses (Form 1065)	2.	4794
3. Section 179 deduction (Form 1065)	3.	
4. Contributions (Form 1065)	4.	192
5. Investment interest expense (Form 1065)	5.	
6. Section 59(e)(2) expenditures (Form 1065)	6.	

545305
09-22-15

2015 DEPRECIATION AND AMORTIZATION REPORT

GA

OTHER 1

Asset No.	Description	Date Acquired	Method	Life	Line No.	Unadjusted Cost Or Basis	Bus % Excl	Reduction In Basis	Basis For Depreciation	Accumulated Depreciation	Current Sec 179	Current Year Deduction
1	CAPITAL EQUIPMENT	010112	200DB	5.00	17	4,752.		4,752.				0.
	* OTHER TOTAL -					4,752.		4,752.	0.			0.
2	LEASEHOLD IMPROVEMENT	010112	200DB	5.00	17	53,844.		53,844.				0.
3	LEASEHOLD IMPROVEMENT	040513	200DB	5.00	17	8,543.		8,543.				0.
4	LEASEHOLD IMPROVEMENT	013014	SL	15.00	16	1,251.		1,251.				0.
20	LEASEHOLD IMPROVEMENT	040715	150DB	15.00	19E	3,361.			3,361.			126.
	* OTHER TOTAL -					66,999.		63,638.	3,361.			126.
5	LAB EQUIPMENT	010112	200DB	5.00	17	33,249.		33,249.				0.
6	LAB EQUIPMENT	120113	200DB	5.00	17	15,663.		15,663.				0.
7	LAB EQUIPMENT	042514	200DB	5.00	17	973.		973.				0.
8	LAB EQUIPMENT	051314	200DB	5.00	17	2,775.		2,775.				0.
9	LAB EQUIPMENT	073114	200DB	5.00	17	365.		365.				0.
10	LAB EQUIPMENT	082514	200DB	5.00	17	550.		550.				0.
11	LAB EQUIPMENT	092414	200DB	5.00	17	4,500.		4,500.				0.
12	LAB EQUIPMENT	120214	200DB	5.00	17	1,449.		1,449.				0.
13	LAB EQUIPMENT	010115	200DB	5.00	17	3,995.			3,995.			1,199.
21	LAB EQUIPMENT	053015	200DB	5.00	19B	3,688.			3,688.			553.
	* OTHER TOTAL -					67,207.		59,524.	7,683.			1,752.

528102
04-01-15

(D) - Asset disposed

* ITC, Section 179, Salvage, Bonus, Commercial Revitalization Deduction

5

2015 DEPRECIATION AND AMORTIZATION REPORT

GA

OTHER 1

Asset No.	Description	Date Acquired	Method	Life	Line No.	Unadjusted Cost Or Basis	Bus % Excl	* Reduction In Basis	Basis For Depreciation	Accumulated Depreciation	Current Sec 179	Current Year Deduction
14	COMPUTER EQUIPMENT	091614	200DB	5.00	17	949.		949.				0.
15	COMPUTER EQUIPMENT	010112	200DB	5.00	17	9,290.		9,290.				0.
16	COMPUTER EQUIPMENT	121913	200DB	5.00	17	5,193.		5,193.				0.
19	COMPUTER EQUIPMENT	010115	200DB	5.00	17	119.			119.			36.
22	COMPUTER EQUIPMENT	010115	200DB	5.00	17	3,977.			3,977.	3,977.		0.
	* OTHER TOTAL -					19,528.		15,432.	4,096.	3,977.		36.
17	COMPUTER SOFTWARE	010112	200DB	3.00	17	5,500.		5,500.				0.
18	COMPUTER SOFTWARE	121913	200DB	3.00	17	2,939.		2,939.				0.
	* OTHER TOTAL -					8,439.		8,439.	0.			0.
	* GRAND TOTAL OTHER DEPR					166,925.		151,785.	15,140.	3,977.		1,914.

528102 04-01-15

(D) - Asset disposed

* ITC, Section 179, Salvage, Bonus, Commercial Revitalization Deduction

6

GA

Form **4562** Department of the Treasury Internal Revenue Service (99)

Depreciation and Amortization
(Including Information on Listed Property) OTHER 1

▶ Attach to your tax return.

▶ Information about Form 4562 and its separate instructions is at www.irs.gov/form4562.

OMB No. 1545-0172 **2015** Attachment Sequence No. 179

Name(s) shown on return: P3 COMPOUNDING OF GA, LLC D/B/A INTEGRITY COMPOUNDING PHARMACY

Business or activity to which this form relates: OTHER DEPRECIATION

Identifying number: 46-4333620

Part I Election To Expense Certain Property Under Section 179 **Note:** If you have any listed property, complete Part V before you complete Part I.

1	Maximum amount (see instructions)	1	
2	Total cost of section 179 property placed in service (see instructions)	2	
3	Threshold cost of section 179 property before reduction in limitation	3	
4	Reduction in limitation. Subtract line 3 from line 2. If zero or less, enter -0-	4	
5	Dollar limitation for tax year. Subtract line 4 from line 1. If zero or less, enter -0-. If married filing separately, see instructions	5	

6 (a) Description of property	(b) Cost (business use only)	(c) Elected cost

7	Listed property. Enter the amount from line 29	7	
8	Total elected cost of section 179 property. Add amounts in column (c), lines 6 and 7	8	
9	Tentative deduction. Enter the **smaller** of line 5 or line 8	9	
10	Carryover of disallowed deduction from line 13 of your 2014 Form 4562	10	
11	Business income limitation. Enter the smaller of business income (not less than zero) or line 5	11	
12	Section 179 expense deduction. Add lines 9 and 10, but do not enter more than line 11	12	
13	Carryover of disallowed deduction to 2016. Add lines 9 and 10, less line 12 ▶	13	

Note: Do not use Part II or Part III below for listed property. Instead, use Part V.

Part II Special Depreciation Allowance and Other Depreciation (Do not include listed property.)

14	Special depreciation allowance for qualified property (other than listed property) placed in service during the tax year	14	
15	Property subject to section 168(f)(1) election	15	
16	Other depreciation (including ACRS)	16	

Part III MACRS Depreciation (Do not include listed property.) (See instructions.)

Section A

17	MACRS deductions for assets placed in service in tax years beginning before 2015	17	1,235.
18	If you are electing to group any assets placed in service during the tax year into one or more general asset accounts, check here ▶ ☐		

Section B - Assets Placed in Service During 2015 Tax Year Using the General Depreciation System

	(a) Classification of property	(b) Month and year placed in service	(c) Basis for depreciation (business/investment use only - see instructions)	(d) Recovery period	(e) Convention	(f) Method	(g) Depreciation deduction
19a	3-year property						
b	5-year property		3,688.	5 YRS.	HY	200DB	553.
c	7-year property						
d	10-year property						
e	15-year property		3,361.	15 YRS.	HY	150DB	126.
f	20-year property						
g	25-year property			25 yrs.		S/L	
h	Residential rental property	/		27.5 yrs.	MM	S/L	
		/		27.5 yrs.	MM	S/L	
i	Nonresidential real property	/		39 yrs.	MM	S/L	
		/			MM	S/L	

Section C - Assets Placed in Service During 2015 Tax Year Using the Alternative Depreciation System

	(a) Classification of property	(b) Month and year placed in service	(c) Basis for depreciation	(d) Recovery period	(e) Convention	(f) Method	(g) Depreciation deduction
20a	Class life					S/L	
b	12-year			12 yrs.		S/L	
c	40-year	/		40 yrs.	MM	S/L	

Part IV Summary (See instructions.)

21	Listed property. Enter amount from line 28	21	
22	**Total.** Add amounts from line 12, lines 14 through 17, lines 19 and 20 in column (g), and line 21. Enter here and on the appropriate lines of your return. Partnerships and S corporations - see instr.	22	1,914.
23	For assets shown above and placed in service during the current year, enter the portion of the basis attributable to section 263A costs	23	

516251 12-28-15 LHA For Paperwork Reduction Act Notice, see separate instructions. Form 4562 (2015)

Form 4562 (2015) P3 COMPOUNDING OF GA, LLC D/B/A INTEGRIT 46-4333620 Page 2

Part V **Listed Property** (Include automobiles, certain other vehicles, certain aircraft, certain computers, and property used for entertainment, recreation, or amusement.)

Note: For any vehicle for which you are using the standard mileage rate or deducting lease expense, complete **only** 24a, 24b, columns (a) through (c) of Section A, all of Section B, and Section C if applicable.

Section A - Depreciation and Other Information (Caution: See the instructions for limits for passenger automobiles.)

24a Do you have evidence to support the business/investment use claimed? Yes No **24b** If "Yes," is the evidence written? Yes No

(a) Type of property (list vehicles first)	(b) Date placed in service	(c) Business/ investment use percentage	(d) Cost or other basis	(e) Basis for depreciation (business/investment use only)	(f) Recovery period	(g) Method/ Convention	(h) Depreciation deduction	(i) Elected section 179 cost
25 Special depreciation allowance for qualified listed property placed in service during the tax year and used more than 50% in a qualified business use						25		
26 Property used more than 50% in a qualified business use:								
		%						
		%						
		%						
27 Property used 50% or less in a qualified business use:								
		%				S/L -		
		%				S/L -		
		%				S/L -		
28 Add amounts in column (h), lines 25 through 27. Enter here and on line 21, page 1						28		
29 Add amounts in column (i), line 26. Enter here and on line 7, page 1							29	

Section B - Information on Use of Vehicles

Complete this section for vehicles used by a sole proprietor, partner, or other "more than 5% owner," or related person. If you provided vehicles to your employees, first answer the questions in Section C to see if you meet an exception to completing this section for those vehicles.

	(a) Vehicle		(b) Vehicle		(c) Vehicle		(d) Vehicle		(e) Vehicle		(f) Vehicle	
30 Total business/investment miles driven during the year (**do not** include commuting miles)												
31 Total commuting miles driven during the year												
32 Total other personal (noncommuting) miles driven												
33 Total miles driven during the year. Add lines 30 through 32												
	Yes	No	Yes	No	Yes	No	Yes	No	Yes	No	Yes	No
34 Was the vehicle available for personal use during off-duty hours?												
35 Was the vehicle used primarily by a more than 5% owner or related person?												
36 Is another vehicle available for personal use?												

Section C - Questions for Employers Who Provide Vehicles for Use by Their Employees

Answer these questions to determine if you meet an exception to completing Section B for vehicles used by employees who **are not** more than 5% owners or related persons.

	Yes	No
37 Do you maintain a written policy statement that prohibits all personal use of vehicles, including commuting, by your employees?		
38 Do you maintain a written policy statement that prohibits personal use of vehicles, except commuting, by your employees? See the instructions for vehicles used by corporate officers, directors, or 1% or more owners		
39 Do you treat all use of vehicles by employees as personal use?		
40 Do you provide more than five vehicles to your employees, obtain information from your employees about the use of the vehicles, and retain the information received?		
41 Do you meet the requirements concerning qualified automobile demonstration use?		

Note: If your answer to 37, 38, 39, 40, or 41 is "Yes," do not complete Section B for the covered vehicles.

Part VI **Amortization**

(a) Description of costs	(b) Date amortization begins	(c) Amortizable amount	(d) Code section	(e) Amortization period or percentage	(f) Amortization for this year
42 Amortization of costs that begins during your 2015 tax year:					
43 Amortization of costs that began before your 2015 tax year				43	
44 **Total.** Add amounts in column (f). See the instructions for where to report				44	

516252 12-28-15 Form **4562** (2015)

PLEASE DO NOT MAIL!

ERO MUST RETAIN THIS FORM
DO NOT SUBMIT THIS FORM TO
GEORGIA DEPARTMENT OF REVENUE
UNLESS REQUESTED TO DO SO.

GA-8453 P
2015

IRS DCN OR SUBMISSION ID

GEORGIA PARTNERSHIP TAX RETURN DECLARATION FOR ELECTRONIC FILING
SUMMARY OF AGREEMENT BETWEEN TAXPAYER AND ERO OR PAID PREPARER

Beginning 04-01-2015, and Ending 12-31-2015

[X] Original Return [ ] Amended Return [ ] Final Return [ ] Name Change [ ] Change of Address [ ] Composite Return

FEI Number	Name		Number of Partners: Resident	Number of Partners: Non-Resident
46-4333620	P3 COMPOUNDING OF GA, LLC D/B/A INTEGR		2	
Ga. Withholding Tax Acct. Number: Payroll WH Number / Nonresident WH Number	Business Address	Country	Telephone Number	
	1140 HAMMOND DRIVE SUITE		404-815-1610	
Ga. Sales Tax Reg. Number	City or Town	State	ZIP Code	
	SANDY SPRINGS	GA	30328	
Business Code No. shown on Federal Return	Kind of Business	Location of Books for Audit (City & State)		
446110	COMP. PHARMACY	ATLANTA GA		

PART I — TAX RETURN INFORMATION

1. Total Income for Georgia purposes (Schedule 1, Line 1) ..... 1. -172080

2. Total Georgia net income (Schedule 1, Line 7) ..... 2. -172080

PART II — DECLARATION OF PARTNER

Under the penalty of perjury, I declare that I am a general partner or limited liability company member of the above partnership and the information I have provided to my Electronic Return Originator (ERO) and/or Online Service Provider and/or Transmitter, the amounts shown in Part I agree with the amounts shown on the corresponding lines of the electronic portion of my 2015 Georgia Partnership Tax Return. I declare that I have examined my tax return, including accompanying schedules and statements, and to the best of my knowledge and belief, my return is true, correct and complete. I consent that the electronic portion of my return may be sent to the IRS by my ERO/Online Service Provider/Transmitter.

SIGN HERE ▶ Signature of Partner ______ Date ______ E-mail Address ______

PART III — DECLARATION OF ELECTRONIC RETURNS ORIGINATOR AND PAID PREPARER

I DECLARE THAT I HAVE REVIEWED THE ABOVE TAXPAYER'S RETURN AND THAT THE ENTRIES ON THE GA-8453P ARE COMPLETE AND CORRECT TO THE BEST OF MY KNOWLEDGE.

ERO's USE ONLY

ERO's Signature ______ Date ______
Firm's Name DUGGAN & MASSEY, P.C. Check if also paid preparer [X]
Address 3575 PIEDMONT RD NE, #200 FEIN/PTIN 58-1180006
ATLANTA, GA 30305-1733 SSN/TIN P01304871

IF PREPARED BY A PERSON OTHER THAN THE TAXPAYER, THIS DECLARATION IS BASED ON ALL THE INFORMATION OF WHICH THE TAXPAYER HAS KNOWLEDGE.

PAID PREPARER'S USE ONLY

Paid Preparer's Signature ______ Date ______
Firm's Name ______ FEIN/PTIN ______
Address ______ SSN/TIN ______

GA-8453P (Rev. 9/15)

KEEP A COPY WITH YOUR RECORDS

545131
11-04-15

9

GEORGIA FORM 700 SCHEDULE K-1 EQUIVALENT	Partner's Georgia Information For Calendar Year 2015 or Fiscal Year Beginning APR 1 , 2015; and Ending DEC 31 , 2015 .	2015

Partner's Name, Address and ZIP Code SUSAN GAETANO 12845 BUCKSPORT DR ROSWELL, GA 30075	Partner Number 1 Partner's Social Security Number 085-56-6601 Resident [X] Nonresident [ ] Amended Schedule K-1 [ ] Final Schedule K-1 [ ]
Partnership's Name, Address and ZIP Code P3 COMPOUNDING OF GA, LLC D/B/A INTEGRITY COMPOUNDING PHARMACY 1140 HAMMOND DRIVE SUITE K220 SANDY SPRINGS, GA 30328	Partnership's Identifying Number 46-4333620 Partner's Percentage 30.0000000 Georgia Ratio 1.000000

Total Federal income	-69677.
ADDITIONS TO FEDERAL INCOME	
State and municipal bond interest other than Georgia or political subdivision thereof	
Net income or net profits taxes imposed by taxing jurisdictions other than Georgia	
Expenses attributable to tax exempt income	
Intangible expenses and related interest costs	
Captive REIT expenses and costs	
Other additions	
FEDERAL DEPRECIATION ADJUSTMENT	1160.
SUBTRACTIONS FROM FEDERAL INCOME	
Interest on U.S. Obligations	
Exception to intangible expenses and related interest cost	
Exception to captive REIT expenses and costs	
Other subtractions	
STATE DEPRECIATION ADJUSTMENT	204.
Total Income For Georgia Purposes	-68721.
Nonresident Partners:	
Income Allocated Everywhere	
Business Income subject to apportionment	
Net business Income apportioned to Georgia	
Net income allocated to Georgia	
Total Georgia income	-68721.
Georgia tax withheld	
Georgia business credits	

545091
04-01-15

10

GEORGIA FORM 700 SCHEDULE K-1 EQUIVALENT	**Partner's Georgia Information** For Calendar Year 2015 or Fiscal Year Beginning APR 1 , 2015; and Ending DEC 31 , 2015 .	2015

Partner's Name, Address and ZIP Code CHARLES GAETANO, III 1125 HAMMOND DR, UNIT 570 ATLANTA, GA 30328	Partner Number 2 Partner's Social Security Number 256-59-4832 Resident [X] Nonresident [ ] Amended Schedule K-1 [ ] Final Schedule K-1 [ ]
Partnership's Name, Address and ZIP Code P3 COMPOUNDING OF GA, LLC D/B/A INTEGRITY COMPOUNDING PHARMACY 1140 HAMMOND DRIVE SUITE K220 SANDY SPRINGS, GA 30328	Partnership's Identifying Number 46-4333620 Partner's Percentage 70.0000000 Georgia Ratio 1.000000

Total Federal income	-105589.
ADDITIONS TO FEDERAL INCOME	
State and municipal bond interest other than Georgia or political subdivision thereof	
Net income or net profits taxes imposed by taxing jurisdictions other than Georgia	
Expenses attributable to tax exempt income	
Intangible expenses and related interest costs	
Captive REIT expenses and costs	
Other additions	
FEDERAL DEPRECIATION ADJUSTMENT	2705.
SUBTRACTIONS FROM FEDERAL INCOME	
Interest on U.S. Obligations	
Exception to intangible expenses and related interest cost	
Exception to captive REIT expenses and costs	
Other subtractions	
STATE DEPRECIATION ADJUSTMENT	475.
Total Income For Georgia Purposes	-103359.
Nonresident Partners:	
Income Allocated Everywhere	
Business Income subject to apportionment	
Net business Income apportioned to Georgia	
Net income allocated to Georgia	
Total Georgia income	-103359.
Georgia tax withheld	
Georgia business credits	

545391
04-01-15

11

Integrity Compounding Pharmacy

Balance Sheet

As of March 31, 2016

Mar 31, 16
ASSETS
Current Assets
Checking/Savings
10000 · Suntrust	38,166.93
Total Checking/Savings	38,166.93
Accounts Receivable
11000 · Accounts Receivable	23,907.15
Total Accounts Receivable	23,907.15
Other Current Assets
13000 · Undeposited Funds	80.00
14000 · Cash In Register	620.24
20000 · Prepaid Rent	4,143.75
21000 · Prepaid Insurance	2,537.89
22000 · Prepaid Security	27.90
23000 · Prepaid Consulting - Legal	2,000.00
24000 · Prepaid Consulting - IT	2,035.83
30000 · Inventory (RX)	116,160.23
31000 · Inventory (OTC)	6,220.89
Total Other Current Assets	133,826.73
Total Current Assets	195,900.81
Fixed Assets
32000 · Capital Equipment	4,752.38
33000 · Leasehold Improvements	66,998.78
34000 · Lab Equipment	67,207.37
35000 · Computer Equipment	19,528.37
36000 · Computer Software	8,438.99
38000 · Accumulated Depreciation	-160,982.05
Total Fixed Assets	5,943.84
TOTAL ASSETS	201,844.65
LIABILITIES & EQUITY
Liabilities
Current Liabilities
Accounts Payable
12000 · Accounts Payable	22,497.16
Total Accounts Payable	22,497.16
Credit Cards
15000 · Credit Card -- Capital One	18,760.21
16000 · Credit Card -- AMEX	5,478.17
Total Credit Cards	24,238.38
Other Current Liabilities
18000 · Casey Gaetano Loans	60,000.00
43000 · Accrued CTO	2,773.09
44000 · Sales Tax Payable	5.61
Total Other Current Liabilities	62,778.70
Total Current Liabilities	109,514.24
Total Liabilities	109,514.24
Equity
40000 · Capital Contributions	938,318.67
41000 · Retained Earnings	-871,281.77
Net Income	25,293.51
Total Equity	92,330.41
TOTAL LIABILITIES & EQUITY	201,844.65

Integrity Compounding Pharmacy

Profit & Loss

March 2016

Mar 16
Ordinary Income/Expense
Income
70000 · Sales (RX) TOTAL
70001 · Sales (RX)	81,013.97
Total 70000 · Sales (RX) TOTAL	81,013.97
71000 · Sales (OTC) TOTAL
71001 · Sales (OTC) By RX	387.00
71002 · Sales (OTC) In Store	419.45
71003 · Sales (OTC) Healthwave	16.75
Total 71000 · Sales (OTC) TOTAL	823.20
74000 · Sales (Shipping)	20.00
Total Income	81,857.17
Cost of Goods Sold
80000 · COGS (RX) TOTAL
80001 · Drugs (RX)	14,219.53
80002 · Ancillary Supplies (RX)	8,712.82
80003 · Shipping Cost (RX)	9,765.47
80004 · Delivery of Supplies (RX)	269.60
80005 · Sales Tax Supplies (RX)	102.24
80008 · Processing Fees (RX)	25.50
80009 · COGS (RX) Accrued Wastage	2,000.00
Total 80000 · COGS (RX) TOTAL	35,095.16
81000 · COGS (OTC)	405.01
Total COGS	35,500.17
Gross Profit	46,357.00
Expense
90000 · Payroll (TOTAL)
90001 · Staff Payroll	27,071.45
90002 · Guaranteed Payments (CPG)	4,699.34
90004 · Health Insurance Stipends	1,383.60
90005 · Payroll Processing	246.60
Total 90000 · Payroll (TOTAL)	33,400.99
91000 · Office (TOTAL)
91001 · Rent	4,587.25
91002 · Storage	200.00
91004 · Security	27.90
91006 · Telephone/Internet	793.49
91007 · Printing	525.37
91008 · Office Supplies	113.27
91009 · Insurance Expense	717.52
91010 · Meals and Entertainment	487.26
91011 · Paper Shredding	105.00
Total 91000 · Office (TOTAL)	7,557.06
92000 · Marketing (TOTAL)
92001 · Marketing Materials	114.00
92002 · Marketing M&E	92.38
92003 · Travel	571.71
92004 · Events	572.42
Total 92000 · Marketing (TOTAL)	1,350.51
93000 · Pharmacy (TOTAL)
93001 · Testing	1,650.00
93002 · Pharmacy Licenses/Permits	136.25
Total 93000 · Pharmacy (TOTAL)	1,786.25

Integrity Compounding Pharmacy

Profit & Loss

March 2016

Mar 16
94000 · Financial/Legal (TOTAL)
94001 · Credit Card Processing	1,731.17
94002 · Banking Fees	-522.16
94003 · Interest Expense	254.79
Total 94000 · Financial/Legal (TOTAL)	1,463.80
95000 · IT (TOTAL)
95001 · IT Applications	38.70
95002 · IT Service Fees	521.50
95003 · IT Consulting	120.00
Total 95000 · IT (TOTAL)	680.20
Total Expense	46,238.81
Net Ordinary Income	118.19
Other Income/Expense
Other Income
75000 · Sales (Other)	15,000.00
75500 · Interest Income	1.01
Total Other Income	15,001.01
Net Other Income	15,001.01
Net Income	15,119.20

Integrity Compounding Pharmacy

Profit & Loss

January through March 2016

Jan - Mar 16
Ordinary Income/Expense
Income
70000 · Sales (RX) TOTAL
70001 · Sales (RX)	222,166.87
Total 70000 · Sales (RX) TOTAL	222,166.87
71000 · Sales (OTC) TOTAL
71001 · Sales (OTC) By RX	1,413.00
71002 · Sales (OTC) In Store	1,578.00
71003 · Sales (OTC) Healthwave	96.03
Total 71000 · Sales (OTC) TOTAL	3,087.03
74000 · Sales (Shipping)	113.00
Total Income	225,366.90
Cost of Goods Sold
80000 · COGS (RX) TOTAL
80001 · Drugs (RX)	38,164.65
80002 · Ancillary Supplies (RX)	19,534.86
80003 · Shipping Cost (RX)	24,306.73
80004 · Delivery of Supplies (RX)	648.82
80005 · Sales Tax Supplies (RX)	180.23
80006 · Royalties (RX)	9.60
80008 · Processing Fees (RX)	72.25
80009 · COGS (RX) Accrued Wastage	6,000.00
Total 80000 · COGS (RX) TOTAL	88,917.14
81000 · COGS (OTC)	1,772.19
Total COGS	90,689.33
Gross Profit	134,677.57
Expense
90000 · Payroll (TOTAL)
90001 · Staff Payroll	93,270.95
90002 · Guaranteed Payments (CPG)	13,955.32
90004 · Health Insurance Stipends	3,920.10
90005 · Payroll Processing	934.35
90006 · Hiring Expenses	35.00
Total 90000 · Payroll (TOTAL)	112,115.72
91000 · Office (TOTAL)
91001 · Rent	13,761.75
91002 · Storage	600.00
91003 · Utilities	879.41
91004 · Security	83.70
91006 · Telephone/Internet	1,950.63
91007 · Printing	1,265.74
91008 · Office Supplies	310.02
91009 · Insurance Expense	2,152.56
91010 · Meals and Entertainment	565.28
91011 · Paper Shredding	210.00
Total 91000 · Office (TOTAL)	21,779.09
92000 · Marketing (TOTAL)
92001 · Marketing Materials	1,241.54
92002 · Marketing M&E	1,185.15
92003 · Travel	1,208.91
92004 · Events	572.42
Total 92000 · Marketing (TOTAL)	4,208.02

Integrity Compounding Pharmacy

Profit & Loss

January through March 2016

Jan - Mar 16
93000 · Pharmacy (TOTAL)
93001 · Testing	3,340.00
93002 · Pharmacy Licenses/Permits	436.25
93003 · Pharmacy Memberships	2,175.00
93004 · Pharmacy Education	123.52
93005 · Pharmaceutical Disposal	75.00
Total 93000 · Pharmacy (TOTAL)	6,149.77
94000 · Financial/Legal (TOTAL)
94001 · Credit Card Processing	5,142.47
94002 · Banking Fees	-1,420.85
94003 · Interest Expense	747.93
94004 · Taxes	3,358.02
94005 · Consulting - Accounting	300.00
Total 94000 · Financial/Legal (TOTAL)	8,127.57
95000 · IT (TOTAL)
95001 · IT Applications	115.05
95002 · IT Service Fees	1,531.17
95003 · IT Consulting	360.00
Total 95000 · IT (TOTAL)	2,006.22
Total Expense	154,386.39
Net Ordinary Income	-19,708.82
Other Income/Expense
Other Income
75000 · Sales (Other)	45,000.00
75500 · Interest Income	2.33
Total Other Income	45,002.33
Net Other Income	45,002.33
Net Income	25,293.51

Integrity Compounding Pharmacy

A/P Aging Summary

As of March 31, 2016

	Current	1 - 30	31 - 60	61 - 90	> 90	TOTAL
Anda	0.00	0.00	0.00	0.00	-298.30	-298.30
AT&T	793.49	0.00	0.00	0.00	0.00	793.49
Attentus Medical Sales	454.50	0.00	0.00	0.00	0.00	454.50
Computers, Etc.	0.00	120.00	0.00	0.00	0.00	120.00
Corporate Campus, LLC	0.00	-4,597.25	414.78	0.00	0.00	-4,182.47
Douglas Labs	58.60	0.00	0.00	0.00	0.00	58.60
Dudley Long Exp. Reports	0.00	515.70	0.00	0.00	0.00	515.70
EOC1, LLC	0.00	1,650.00	0.00	0.00	0.00	1,650.00
Freedom Pharmaceuticals	258.00	0.00	0.00	0.00	0.00	258.00
Google Inc.	38.70	0.00	0.00	0.00	0.00	38.70
Letco	7,971.24	0.00	0.00	0.00	0.00	7,971.24
McKesson	320.05	0.00	0.00	0.00	0.00	320.05
Migraderm	0.00	0.00	0.00	0.00	-5.37	-5.37
PCCA	11,253.90	0.00	0.00	0.00	0.00	11,253.90
Pharmacist Mutual	2,658.05	0.00	0.00	0.00	0.00	2,658.05
River City Pharma	379.50	0.00	0.00	0.00	0.00	379.50
Shred-it	105.00	0.00	0.00	0.00	0.00	105.00
ULine	406.57	0.00	0.00	0.00	0.00	406.57
TOTAL	24,697.60	-2,311.55	414.78	0.00	-303.67	22,497.16

Integrity Compounding Pharmacy

A/R Aging Summary

As of March 31, 2016

	Current	1 - 30	31 - 60	61 - 90	> 90	TOTAL
2u Medical	1,230.81	548.04	0.00	0.00	0.00	1,778.85
Advanced Wellness	0.00	90.00	0.00	0.00	0.00	90.00
Ageless Remedies Alpharetta	80.40	0.00	0.00	0.00	0.00	80.40
Amerisure Insurance	0.00	0.00	0.00	0.00	144.00	144.00
Anita Woodfork	294.50	0.00	0.00	0.00	0.00	294.50
Anti-Aging & Vitality Center of Atlanta	0.00	290.00	0.00	0.00	0.00	290.00
Atlanta Functional Medicine	100.00	0.00	0.00	0.00	0.00	100.00
AYA (Aesthetic Products, LLC)	80.00	0.00	0.00	0.00	0.00	80.00
Blackshear Family Practice	0.00	500.00	0.00	0.00	0.00	500.00
Canton Institute Physical Therapy	45.00	0.00	0.00	0.00	0.00	45.00
CHASTAIN/KENN RESURGENS	0.00	0.00	0.00	55.00	125.00	180.00
Corvel Corporations	0.00	720.00	720.00	720.00	0.00	2,160.00
COSMETIC + LASER SURGERY PREMIER IMAGE	560.00	0.00	0.00	0.00	0.00	560.00
COSMETIC SURG BELLA FORMA	0.00	210.00	0.00	0.00	0.00	210.00
CRABAPPLE INTEGRATIVE	45.00	90.00	0.00	0.00	0.00	135.00
DECATUR RESURGENS	0.00	45.00	0.00	0.00	0.00	45.00
DOUGLASVILLE RESURGENS	0.00	65.00	0.00	0.00	0.00	65.00
Emory Urology	40.00	0.00	0.00	0.00	0.00	40.00
ESIS Worker’s Compensation	0.00	0.00	0.00	0.00	120.00	120.00
Georgia Hand, Shoulder, Elbow	0.00	65.00	0.00	0.00	0.00	65.00
Georgia Physcians South	500.00	500.00	0.00	0.00	0.00	1,000.00
JOHNS CREEK RESURGENS	0.00	90.00	0.00	0.00	0.00	90.00
LASER SURGERY ATLANTA DERM	0.00	720.00	0.00	0.00	0.00	720.00
London Med Spa	1,030.00	0.00	0.00	0.00	0.00	1,030.00
Marietta Dermatology Associates	240.00	0.00	0.00	0.00	0.00	240.00
MARIETTA/KENN RESURGENS	0.00	90.00	0.00	0.00	0.00	90.00
MEDICAL PANDYA	3,031.90	3,950.00	0.00	1,710.00	0.00	8,691.90
MEDICAL REAL HEALTH	145.00	170.00	0.00	0.00	0.00	315.00
North Georgia Hand Therapy	0.00	225.00	0.00	0.00	0.00	225.00
PAIN AND WELLNESS CENTER OF GA	140.00	0.00	0.00	0.00	0.00	140.00
PLASTIC SURG OCULUS	796.90	660.00	0.00	0.00	0.00	1,456.90
PLASTIC SURGERY ABRAMSON FACIAL	0.00	0.00	0.00	80.40	80.40	160.80
Plastic Surgery Group Of Atlanta	160.00	0.00	0.00	0.00	0.00	160.00
PODIATRY GROUP MARIETTA	0.00	45.00	0.00	0.00	0.00	45.00
Renu Cosmetic Clinic	0.00	320.00	0.00	0.00	0.00	320.00
Replenish By Nomadmd	632.00	732.00	0.00	0.00	0.00	1,364.00
ROSWELL RESURGENS	0.00	0.00	0.00	0.00	105.00	105.00
SEDGWICK WC	0.00	0.00	0.00	90.00	0.00	90.00
Smoke Rise Dental	0.00	60.00	0.00	0.00	0.00	60.00
University of Georgia College of Pharmacy	0.00	0.00	0.00	300.00	0.00	300.00
UROLOGY MORGANSTERN	0.00	160.00	0.00	0.00	0.00	160.00
WIFH	80.40	80.40	0.00	0.00	0.00	160.80
TOTAL	9,231.91	10,425.44	720.00	2,955.40	574.40	23,907.15

Integrity Compounding Pharmacy

Statement of Cash Flows

March 2016

Mar 16
OPERATING ACTIVITIES
Net Income	15,119.20
Adjustments to reconcile Net Income
to net cash provided by operations:
11000 · Accounts Receivable	-8,901.91
14000 · Cash In Register	-150.00
21000 · Prepaid Insurance	-1,940.53
22000 · Prepaid Security	27.90
24000 · Prepaid Consulting - IT	222.50
30000 · Inventory (RX)	-521.47
31000 · Inventory (OTC)	-670.69
12000 · Accounts Payable	-1,409.35
15000 · Credit Card -- Capital One	3,572.35
16000 · Credit Card -- AMEX	3,641.46
44000 · Sales Tax Payable	5.61
Net cash provided by Operating Activities	8,995.07
Net cash increase for period	8,995.07
Cash at beginning of period	29,251.86
Cash at end of period	38,246.93

Integrity Compounding Pharmacy

Statement of Cash Flows

January through March 2016

Jan - Mar 16
OPERATING ACTIVITIES
Net Income	25,293.51
Adjustments to reconcile Net Income
to net cash provided by operations:
11000 · Accounts Receivable	-14,659.43
14000 · Cash In Register	-150.00
21000 · Prepaid Insurance	-505.49
23000 · Prepaid Consulting - Legal	93.50
24000 · Prepaid Consulting - IT	234.17
30000 · Inventory (RX)	1,926.04
31000 · Inventory (OTC)	-830.92
12000 · Accounts Payable	4,625.84
15000 · Credit Card -- Capital One	6,056.92
16000 · Credit Card -- AMEX	970.29
44000 · Sales Tax Payable	5.61
Net cash provided by Operating Activities	23,060.04
Net cash increase for period	23,060.04
Cash at beginning of period	15,186.89
Cash at end of period	38,246.93

Integrity Compounding Pharmacy

Profit & Loss Budget vs. Actual

January through March 2016

	Mar 16	Budget	% of Budget
Ordinary Income/Expense
Income
70000 · Sales (RX) TOTAL
70001 · Sales (RX)	81,013.97	85,376.00	94.9%
70003 · Bad Debt (RX)	0.00	-100.00	0.0%
Total 70000 · Sales (RX) TOTAL	81,013.97	85,276.00	95.0%
71000 · Sales (OTC) TOTAL
71001 · Sales (OTC) By RX	387.00	600.00	64.5%
71002 · Sales (OTC) In Store	419.45	150.00	279.6%
71003 · Sales (OTC) Healthwave	16.75	300.00	5.6%
71004 · Sales (OTC) Coupons	0.00	5.00	0.0%
Total 71000 · Sales (OTC) TOTAL	823.20	1,055.00	78.0%
72000 · Sales (Consults) TOTAL
72001 · Sales (Consults) RD	0.00	900.00	0.0%
72002 · Sales (Consults) PharmD	0.00	150.00	0.0%
72003 · Sales (Consults) Healthcare	0.00	150.00	0.0%
Total 72000 · Sales (Consults) TOTAL	0.00	1,200.00	0.0%
73000 · Sales (Tests)
73001 · Sales (Tests) Food Sensitivity	0.00	1,600.00	0.0%
73002 · Sales (Tests) Micronutrient	0.00	800.00	0.0%
73003 · Sales (Tests) Hormones	0.00	400.00	0.0%
Total 73000 · Sales (Tests)	0.00	2,800.00	0.0%
74000 · Sales (Shipping)	20.00	100.00	20.0%
Total Income	81,857.17	90,431.00	90.5%
Cost of Goods Sold
80000 · COGS (RX) TOTAL
80001 · Drugs (RX)	14,219.53	14,720.00	96.6%
80002 · Ancillary Supplies (RX)	8,712.82	4,416.00	197.3%
80003 · Shipping Cost (RX)	9,765.47	10,304.00	94.8%
80004 · Delivery of Supplies (RX)	269.60	150.00	179.7%
80005 · Sales Tax Supplies (RX)	102.24	50.00	204.5%
80006 · Royalties (RX)	0.00	0.00	0.0%
80008 · Processing Fees (RX)	25.50	25.00	102.0%
80009 · COGS (RX) Accrued Wastage	2,000.00	2,000.00	100.0%
Total 80000 · COGS (RX) TOTAL	35,095.16	31,665.00	110.8%
81000 · COGS (OTC)	405.01	300.00	135.0%
82000 · COGS (Consults)	0.00	450.00	0.0%
83000 · COGS (Tests)	0.00	1,800.00	0.0%
Total COGS	35,500.17	34,215.00	103.8%
Gross Profit	46,357.00	56,216.00	82.5%
Expense
90000 · Payroll (TOTAL)
90001 · Staff Payroll	27,071.45	28,708.00	94.3%
90002 · Guaranteed Payments (CPG)	4,699.34	4,700.00	100.0%
90004 · Health Insurance Stipends	1,383.60	1,383.60	100.0%
90005 · Payroll Processing	246.60	258.70	95.3%
90006 · Hiring Expenses	0.00	0.00	0.0%
Total 90000 · Payroll (TOTAL)	33,400.99	35,050.30	95.3%

Integrity Compounding Pharmacy

Profit & Loss Budget vs. Actual

January through March 2016

	Mar 16	Budget	% of Budget
91000 · Office (TOTAL)
91001 · Rent	4,587.25	4,587.25	100.0%
91002 · Storage	200.00	200.00	100.0%
91003 · Utilities	0.00	150.00	0.0%
91004 · Security	27.90	27.90	100.0%
91006 · Telephone/Internet	793.49	730.15	108.7%
91007 · Printing	525.37	650.00	80.8%
91008 · Office Supplies	113.27	600.00	18.9%
91009 · Insurance Expense	717.52	717.52	100.0%
91010 · Meals and Entertainment	487.26	60.00	812.1%
91011 · Paper Shredding	105.00	70.00	150.0%
Total 91000 · Office (TOTAL)	7,557.06	7,792.82	97.0%
92000 · Marketing (TOTAL)
92001 · Marketing Materials	114.00	300.00	38.0%
92002 · Marketing M&E	92.38	750.00	12.3%
92003 · Travel	571.71	500.00	114.3%
92004 · Events	572.42
Total 92000 · Marketing (TOTAL)	1,350.51	1,550.00	87.1%
93000 · Pharmacy (TOTAL)
93001 · Testing	1,650.00	2,500.00	66.0%
93002 · Pharmacy Licenses/Permits	136.25	0.00	100.0%
93003 · Pharmacy Memberships	0.00	0.00	0.0%
93004 · Pharmacy Education	0.00	300.00	0.0%
93005 · Pharmaceutical Disposal	0.00	50.00	0.0%
93006 · Consulting - Pharmacy	0.00	100.00	0.0%
Total 93000 · Pharmacy (TOTAL)	1,786.25	2,950.00	60.6%
94000 · Financial/Legal (TOTAL)
94001 · Credit Card Processing	1,731.17	1,700.00	101.8%
94002 · Banking Fees	-522.16	-600.00	87.0%
94003 · Interest Expense	254.79	250.00	101.9%
94004 · Taxes	0.00	0.00	0.0%
94005 · Consulting - Accounting	0.00	2,500.00	0.0%
94006 · Consulting - Legal	0.00	300.00	0.0%
Total 94000 · Financial/Legal (TOTAL)	1,463.80	4,150.00	35.3%
95000 · IT (TOTAL)
95001 · IT Applications	38.70	150.00	25.8%
95002 · IT Service Fees	521.50	475.00	109.8%
95003 · IT Consulting	120.00	120.00	100.0%
Total 95000 · IT (TOTAL)	680.20	745.00	91.3%
Total Expense	46,238.81	52,238.12	88.5%
Net Ordinary Income	118.19	3,977.88	3.0%
Other Income/Expense
Other Income
75000 · Sales (Other)	15,000.00	15,000.00	100.0%
75500 · Interest Income	1.01 15,001.01	15,000.00
Total Other Income	100.0%
Net Other Income	15,001.01	15,000.00	100.0%
Net Income	15,119.20	18,977.88	79.7%

Integrity Compounding Pharmacy

Profit & Loss Budget vs. Actual

January through March 2016

	TOTAL
	Jan - Mar 16	Budget	% of Budget
Ordinary Income/Expense
Income
70000 · Sales (RX) TOTAL
70001 · Sales (RX)	222,166.87	230,492.00	96.4%
70003 · Bad Debt (RX)	0.00	-300.00	0.0%
Total 70000 · Sales (RX) TOTAL	222,166.87	230,192.00	96.5%
71000 · Sales (OTC) TOTAL
71001 · Sales (OTC) By RX	1,413.00	1,800.00	78.5%
71002 · Sales (OTC) In Store	1,578.00	450.00	350.7%
71003 · Sales (OTC) Healthwave	96.03	600.00	16.0%
71004 · Sales (OTC) Coupons	0.00	15.00	0.0%
Total 71000 · Sales (OTC) TOTAL	3,087.03	2,865.00	107.7%
72000 · Sales (Consults) TOTAL
72001 · Sales (Consults) RD	0.00	1,800.00	0.0%
72002 · Sales (Consults) PharmD	0.00	300.00	0.0%
72003 · Sales (Consults) Healthcare	0.00	300.00	0.0%
Total 72000 · Sales (Consults) TOTAL	0.00	2,400.00	0.0%
73000 · Sales (Tests)
73001 · Sales (Tests) Food Sensitivity	0.00	3,600.00	0.0%
73002 · Sales (Tests) Micronutrient	0.00	1,600.00	0.0%
73003 · Sales (Tests) Hormones	0.00	800.00	0.0%
Total 73000 · Sales (Tests)	0.00	6,000.00	0.0%
74000 · Sales (Shipping)	113.00	300.00	37.7%
Total Income	225,366.90	241,757.00	93.2%
Cost of Goods Sold
80000 · COGS (RX) TOTAL
80001 · Drugs (RX)	38,164.65	39,740.00	96.0%
80002 · Ancillary Supplies (RX)	19,534.86	11,922.00	163.9%
80003 · Shipping Cost (RX)	24,306.73	27,818.00	87.4%
80004 · Delivery of Supplies (RX)	648.82	450.00	144.2%
80005 · Sales Tax Supplies (RX)	180.23	150.00	120.2%
80006 · Royalties (RX)	9.60	0.00	100.0%
80008 · Processing Fees (RX)	72.25	75.00	96.3%
80009 · COGS (RX) Accrued Wastage	6,000.00	6,000.00	100.0%
Total 80000 · COGS (RX) TOTAL	88,917.14	86,155.00	103.2%
81000 · COGS (OTC)	1,772.19	900.00	196.9%
82000 · COGS (Consults)	0.00	900.00	0.0%
83000 · COGS (Tests)	0.00	3,600.00	0.0%
Total COGS	90,689.33	91,555.00	99.1%
Gross Profit	134,677.57	150,202.00	89.7%
Expense
90000 · Payroll (TOTAL)
90001 · Staff Payroll	93,270.95	94,035.00	99.2%
90002 · Guaranteed Payments (CPG)	13,955.32	14,100.00	99.0%
90004 · Health Insurance Stipends	3,920.10	3,920.10	100.0%
90005 · Payroll Processing	934.35	917.40	101.8%
90006 · Hiring Expenses	35.00	250.00	14.0%
Total 90000 · Payroll (TOTAL)	112,115.72	113,222.50	99.0%

Integrity Compounding Pharmacy

Profit & Loss Budget vs. Actual

January through March 2016

	TOTAL
	Jan - Mar 16	Budget	% of Budget
91000 · Office (TOTAL)
91001 · Rent	13,761.75	13,761.75	100.0%
91002 · Storage	600.00	600.00	100.0%
91003 · Utilities	879.41	450.00	195.4%
91004 · Security	83.70	83.70	100.0%
91006 · Telephone/Internet	1,950.63	2,190.45	89.1%
91007 · Printing	1,265.74	1,950.00	64.9%
91008 · Office Supplies	310.02	1,800.00	17.2%
91009 · Insurance Expense	2,152.56	2,152.56	100.0%
91010 · Meals and Entertainment	565.28	180.00	314.0%
91011 · Paper Shredding	210.00	210.00	100.0%
Total 91000 · Office (TOTAL)	21,779.09	23,378.46	93.2%
92000 · Marketing (TOTAL)
92001 · Marketing Materials	1,241.54	900.00	137.9%
92002 · Marketing M&E	1,185.15	2,250.00	52.7%
92003 · Travel	1,208.91	1,500.00	80.6%
92004 · Events	572.42
Total 92000 · Marketing (TOTAL)	4,208.02	4,650.00	90.5%
93000 · Pharmacy (TOTAL)
93001 · Testing	3,340.00	5,000.00	66.8%
93002 · Pharmacy Licenses/Permits	436.25	0.00	100.0%
93003 · Pharmacy Memberships	2,175.00	0.00	100.0%
93004 · Pharmacy Education	123.52	900.00	13.7%
93005 · Pharmaceutical Disposal	75.00	150.00	50.0%
93006 · Consulting - Pharmacy	0.00	300.00	0.0%
Total 93000 · Pharmacy (TOTAL)	6,149.77	6,350.00	96.8%
94000 · Financial/Legal (TOTAL)
94001 · Credit Card Processing	5,142.47	4,950.00	103.9%
94002 · Banking Fees	-1,420.85	-1,800.00	78.9%
94003 · Interest Expense	747.93	750.00	99.7%
94004 · Taxes	3,358.02	3,500.00	95.9%
94005 · Consulting - Accounting	300.00	2,500.00	12.0%
94006 · Consulting - Legal	0.00	900.00	0.0%
Total 94000 · Financial/Legal (TOTAL)	8,127.57	10,800.00	75.3%
95000 · IT (TOTAL)
95001 · IT Applications	115.05	450.00	25.6%
95002 · IT Service Fees	1,531.17	1,425.00	107.5%
95003 · IT Consulting	360.00	360.00	100.0%
Total 95000 · IT (TOTAL)	2,006.22	2,235.00	89.8%
Total Expense	154,386.39	160,635.96	96.1%
Net Ordinary Income	-19,708.82	-10,433.96	188.9%
Other Income/Expense
Other Income
75000 · Sales (Other)	45,000.00	45,000.00	100.0%
75500 · Interest Income	2.33
Total Other Income	45,002.33	45,000.00	100.0%
Net Other Income	45,002.33	45,000.00	100.0%
Net Income	25,293.51	34,566.04	73.2%

ASSIGNMENT OF

MEMBERSHIP INTEREST IN

P3 COMPOUNDING OF GEORGIA, LLC, D/B/A INTEGRITY COMPOUNDING

PHARMACY

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the undersigned, Charles Gaetano III (“Assignor”) does hereby assign, convey, and transfer unto True Nature Holdings, Inc., (“Assignee”), seventy percent (70.0%) of the outstanding units of membership (the “Interest”) in P3 Compounding of Georgia, LLC, a Georgia limited liability company (the “Company”), representing the Assignor’s entire interest in the Company standing in the Assignor’s name on the books of the Company.

This Assignment of Membership Interest, which may be executed in counterparts, is made, delivered, and shall be effective as of April 30, 2016.

IN WITNESS WHEREOF, Assignor has duly executed this Assignment on the date hereof.

By:
Charles Gaetano III

Accepted by the Assignee:

True Nature Holdings, Inc.

By:
Steve Keaveney Chief Executive Officer

ASSIGNMENT OF

MEMBERSHIP INTEREST IN

P3 COMPOUNDING OF GEORGIA, LLC, D/B/A INTEGRITY COMPOUNDING

PHARMACY

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the undersigned, Charles Gaetano III (“Assignor”) does hereby assign, convey, and transfer unto True Nature Holdings, Inc., (“Assignee”), thirty percent (30.0%) of the outstanding units of membership (the “Interest”) in P3 Compounding of Georgia, LLC, a Georgia limited liability company (the “Company”), representing the Assignor’s entire interest in the Company standing in the Assignor’s name on the books of the Company.

This Assignment of Membership Interest, which may be executed in counterparts, is made, delivered, and shall be effective as of April 30,2016.

IN WITNESS WHEREOF, Assignor has duly executed this Assignment on the date hereof.

By:
Susan Gaetano

Accepted by the Assignee:

True Nature Holdings, Inc.

By:
Steve Keaveney Chief Executive Officer

STATE OF GEORGIA

Secretary of State

ANNUAL REGISTRATION

Electronically Filed
Secretary of State
Filing Date: 1/18/2016 4:21:24 PM

BUSINESS INFORMATION	
CONTROL NUMBER	13476610
BUSINESS NAME	P3 COMPOUNDING OF GEORGIA, LLC
BUSINESS TYPE	Domestic Limited Liability Company
EFFECTIVE DATE	01/18/2016

PRINCIPAL OFFICE ADDRESS	
ADDRESS	1140 Hammond Drive, Suite K220, Atlanta, USA

REGISTERED AGENT'S NAME AND ADDRESS	
NAME	**ADDRESS**
Casey Gaetano	1140 Hammond Drive, Suite K220, Fulton, Atlanta, GA, 30328, USA

AUTHORIZER INFORMATION	
AUTHORIZER SIGNATURE	Casey Gaetano
AUTHORIZER TITLE	Organizer

STATE OF GEORGIA
1776

Brian P. Kemp
Secretary of State

10012272/001379

INTEGRITY COMPOUNDING PHARMACY
1140 HAMMOND DRIVE 220-K
ATLANTA, GA 30328-0000-000

DEA REGISTRATION NUMBER	THIS REGISTRATION EXPIRES	FEE PAID
FI5316167	11-30-2017	$731

SCHEDULES	BUSINESS ACTIVITY	ISSUE DATE
3N,4,5,	RETAIL PHARMACY	06-17-2015

INTEGRITY COMPOUNDING PHARMACY
1140 HAMMOND DRIVE 220-K
ATLANTA, GA 30328-0000

CONTROLLED SUBSTANCE REGISTRATION CERTIFICATE
UNITED STATES DEPARTMENT OF JUSTICE
DRUG ENFORCEMENT ADMINISTRATION
WASHINGTON D.C. 20537

Sections 304 and 1008 (21 USC 824 and 958) of the Controlled Substances Act of 1970, as amended, provide that the Attorney General may revoke or suspend a registration to manufacture, distribute, dispense, import or export a controlled substance.

THIS CERTIFICATE IS NOT TRANSFERABLE ON CHANGE OF OWNERSHIP, CONTROL, LOCATION, OR BUSINESS ACTIVITY, AND IT IS NOT VALID AFTER THE EXPIRATION DATE.

CONTROLLED SUBSTANCE REGISTRATION CERTIFICATE
UNITED STATES DEPARTMENT OF JUSTICE
DRUG ENFORCEMENT ADMINISTRATION
WASHINGTON D.C. 20537

DEA REGISTRATION NUMBER	THIS REGISTRATION EXPIRES	FEE PAID
FI5316167	11-30-2017	$731

SCHEDULES	BUSINESS ACTIVITY	ISSUE DATE
3N,4,5,	RETAIL PHARMACY	06-17-2015

INTEGRITY COMPOUNDING PHARMACY
1140 HAMMOND DRIVE 220-K
ATLANTA, GA 30328-0000

Sections 304 and 1008 (21 USC 824 and 958) of the Controlled Substances Act of 1970, as amended, provide that the Attorney General may revoke or suspend a registration to manufacture, distribute, dispense, import or export a controlled substance.

THIS CERTIFICATE IS NOT TRANSFERABLE ON CHANGE OF OWNERSHIP, CONTROL, LOCATION, OR BUSINESS ACTIVITY, AND IT IS NOT VALID AFTER THE EXPIRATION DATE.

Form DEA-223 (4/07)

IMPORTANT INFORMATION AND INSTRUCTIONS

Attached is your Georgia Department of Revenue Sales Tax Certificate of Registration. This is an important document. This Certificate of Registration should be prominently displayed in your place of business, as provided by law.

The Georgia Department of Revenue must be contacted for correction, cancellation, or re-issuance of certificate as necessary if there are any changes relating to this business that include the following: (1) Business closed; (2) Change in ownership; (3) Change in physical location of business; (4) Change of mailing address; (5) Change of trade name and; (6) Change in business type or business function.

If any dealer liable for any tax, interest, or penalty, levied hereunder shall sell his business or stock of goods or shall quit the business, he shall make a final return and payment within fifteen (15) days after the date of selling or quitting business.

SUPPLEMENTAL INSTRUCTIONS TO FORM ST-3

FOR FILING YOUR SALES AND USE TAX RETURN

A report must be filed for the month you begin selling or purchasing items subject to sales and use tax (Section 2-1 on the Sales Tax Registration Application Form CRF-002). For your convenience we offer electronic tax management through the Georgia Tax Center (GTC) which is located at https://gtc.dor.ga.gov. Please visit this website for more details and instructions.

You must file a report monthly for the first six months of filing with the exception of identified Dealers and Contractors. Your return and payment must be submitted by the 20th of the month following the period for which the tax is due.

If you have received a new certificate for your business due to changes such as a change of address or request for a duplicate license, your filing status will not change.

State law requires that dealers and contractors must file timely returns, even if no tax is due.

If there are errors on your certificate or if there are any changes to your business, please contact the Registration & Licensing Unit at (877) 423-6711 or via e-mail at st-license@dor.ga.gov.

ST-2

THIS CERTIFICATE MUST BE PUBLICLY DISPLAYED AS PROVIDED BY LAW

SALES TAX CERTIFICATE OF REGISTRATION

STATE OF GEORGIA
DEPARTMENT OF REVENUE
Taxpayer Services Division

Issued Pursuant to the Retailers' and Consumers' Sales and Use Tax Act of 1951, as Amended Said Person Named Hereon is Authorized and Empowered to Collect Georgia Sales and Use Tax, Local Option, Special County, Motor Fuel, Homestead, Education, and MARTA.

STATE TAXPAYER IDENTIFIER:	EFFECTIVE DATE:	SALES TAX NUMBER:	COUNTY NAME:
20218058126	**01-Oct-2012**	**308025569**	**FULTON**

NAICS: **446110 - Pharmacies and Drug Stores**	Secondary NAICS: **446110**

P3 COMPOUNDING OF GEORGIA LLC

1140 HAMMOND DR STE K220
ATLANTA, GA 30328-8116

IMPORTANT - This Certificate is NON TRANSFERABLE

COMMISSIONER OF REVENUE

EACH PLACE OF BUSINESS MUST BE REGISTERED SEPARATELY.

195445

UNANIMOUS WRITTEN CONSENT

OF THE BOARD OF DIRECTORS OF

TRUE NATURE HOLDINGS, INC.

April 29, 2016

The undersigned, being all of the members of the Board of Directors (the “Board”) of True Nature Holdings, Inc., a Delaware corporation (the “Company”), acting pursuant to the provisions of the Delaware General Corporation Law (“DGCL”), consent to and approve the following resolutions and each and every action effected thereby:

WHEREAS, the Board has determined that it is advisable and fair to and in the best interests of the Company and the stockholders of the Company that the Company purchase from Casey and Susan Gaetano (“Sellers”) all of the membership interests of P3 Compounding of Georgia, LLC D/B/A Integrity Compounding Pharmacy, a Georgia limited liability company (“Integrity Pharmacy”), (the “Sale”) pursuant to the terms of that certain Equity Purchase Agreement by and among the Company, Sellers, and Integrity Pharmacy (the “Agreement”), in substantially the form previously presented to the Board; and

WHEREAS, pursuant to the Agreement the Company shall issue to Sellers: (i) convertible notes with an aggregate principal amount of $425,000 with a term of 12 months and a 6% interest rate, convertible into common stock of the Company at $1.25 per share, (ii) convertible notes with an aggregate principal amount of $425,000 with no interest and a maturity date of June 16, 2016, which shall automatically convert into shares of Company common stock at $1.25 per share, and (iii) interest-free notes for an aggregate of $150,000 with no interest to be paid via wire transfer on the maturity date of June 16th, 2016 (collectively the “Consideration”); and

WHEREAS, pursuant to the Agreement Casey Gaetano will join the management team of the Company pursuant to an employment agreement in substantially the form previously presented to the Board.

NOW THEREFORE BE IT RESOLVED, that the Board of the Company hereby authorizes, ratifies, and approves the Sale transaction contemplated by the Agreement and all transactions related thereto; and

BE IT FURTHER RESOLVED, that the form, terms, and provisions of the Agreement and all other related documents contemplated thereby or executed or delivered in connection therewith (collectively, the “Transaction Documents”) (including, without limitation, that certain Employment Agreement to be entered into with Casey Gaetano of Integrity Pharmacy as specified in the Agreement), in each case with such further changes as the Board or officers of the Company may by their execution thereof approve, are hereby approved; and

BE IT FURTHER RESOLVED, that the Company is authorized to issue shares of its common stock to Casey Gaetano as set forth in his Employment Agreement with the Company; and

BE IT FURTHER RESOLVED, that the Board and the officers of the Company (each such person, an “Authorized Person”) be, and each of them hereby is, authorized and directed to execute, in the name and on behalf of the Company, the Agreement, the Transaction Documents, and all such other documents as are necessary and required to consummate the Sale and the transactions contemplated by the Agreement, with such changes therein as they may deem necessary, desirable or appropriate;

BE IT FURTHER RESOLVED, that the actions of each Authorized Person in executing and delivering, in the name of the Company, the Agreement, the Transaction Documents, and any additional agreements, certificates, assignments, transfers, or other documents contemplated by the Agreement and the Transaction Documents, or necessary, desirable, or appropriate to consummate the Sale and transactions incident thereto, be and hereby are, ratified, affirmed, approved and adopted; and

BE IT FURTHER RESOLVED, that this written consent, as executed by the undersigned, may be transmitted by facsimile machine, portable document format, or any other electronic means and shall be treated in all manners and respects as an original document and an original signature.

IN WITNESS WHEREOF, the undersigned have executed this Unanimous Written Consent of the Board of Directors of True Nature Holdings, Inc. as of the day and year first above written.

Stephen Keaveney, Director

James Driscoll, Director

Jeffrey S. Cosman, Director

UNANIMOUS WRITTEN CONSENT

OF THE

MEMBERS

OF P3 COMPOUNDING OF GEORGIA, LLC

April 29,2016

The undersigned members (the “Members”), being all of the members of P3 Compounding of Georgia, LLC D/B/A Integrity Compounding Pharmacy (the “Company”), a Georgia limited liability company, hereby, pursuant to the provisions of the Georgia Limited Liability Company Act (“GLLCA”), consent to and approve the following resolutions and each and every action effected thereby:

WHEREAS, the Members of the Company have reviewed the proposed form of Equity Purchase Agreement attached hereto as Exhibit A, including the schedules and exhibits thereto (the “EPA”), to be entered into by and among the Members, Company, and True Nature Holdings, Inc. (“True Nature”); and

WHEREAS, pursuant to the EPA, the Members will transfer all of their equity interests in the Company to True Nature and take such other actions as set forth in the EPA and enter into such other documents as set forth in and associated with the transactions referenced in the EPA (taken together, the “True Nature Transaction”).

NOW, THEREFORE, IT IS HEREBY RESOLVED, that the terms and provisions of the EPA, including the annexes, schedules and exhibits thereto, substantially in the form presented to and reviewed by the Members, be, and the same hereby are, in all respects authorized, approved and adopted, and the EPA and the other transactions contemplated by the EPA, and the performance by the Company of its obligations under the EPA, be, and the same hereby are, in all respects authorized and approved by the Members;

FURTHER RESOLVED, that each of the managers, members, and officers of the Company (collectively, the “Authorized Officers”) be, and each of them hereby is, authorized and empowered to negotiate, execute, and deliver, in the name and on behalf of the Company, the EPA in such form, with such changes thereto as the Authorized Officer executing the same may approve, such approval to be conclusively evidenced by such Authorized Officer’s execution and delivery of the EPA; and

FURTHER RESOLVED, that each of the Authorized Officers be, and each of them hereby is, authorized, directed, and empowered, in the name and on behalf of the Company, to perform any and all acts and to prepare, execute and file all documents as may be required by any applicable foreign, federal, state, and local law or regulation or by the EPA to cause the EPA and the other transactions contemplated by the EPA to be consummated and become effective, and to execute and deliver, in the name and on behalf of the Company, all certificates, instruments execute and deliver, in the name and on behalf of the Company., all certificates, instruments and documents required in connection with any of the foregoing, all without further action by the Members.

IN WITNESS WHEREOF, the undersigned have executed this Unanimous Written Consent of the Members of P3 Compounding of Georgia, LLC as of the day and year first above written.

Casey Gaetano, Member

Susan Gaetano, Member

GEORGIA DEPARTMENT OF COMMUNITY HEALTH

Do Not Write In This Section:
Receipt#:
Amount:
Applicant #:
Initials/Date:

GEORGIA BOARD OF PHARMACY

Address: 2 Peachtree Street, N.W., 6th Floor, Atlanta, GA 30303
Telephone #: (404) 651-8000
Fax #: (678) 717-6694
Website: www.gbp.georgia.gov

APPLICATIONS ARE VALID FOR ONE YEAR

The fee for a name change is only $100.00. The fee for checks returned due to non-sufficient funds is $30.00.

Purpose of Application:

License Type / Application Fee:

( ) Retail Pharmacy-$500.00 – (Georgia only)
( ) Hospital Pharmacy - $500.00 (Georgia only)
( ) Retail/Home Health - $500.00 (Georgia only)
( ) Retail/PBM - $500.00
( ) Researcher Pharmacy - $100.00
( ) Opioid Treatment Clinic - $500.00 (Georgia only)
( ) Outpatient Clinic - $500.00
( ) Prison Pharmacy - $500.00 (Georgia only)
( ) Wholesaler - $1000.00
( ) Reverse Distributor - $1000.00
( ) Manufacturer Pharmacy - $1000.00
( ) Nuclear Pharmacy - $500.00
( ) Remote Automated Medication System (RAMS) - $500.00

Purpose of Application:

( ) New Registration
( ) Reinstatement - $350 + late renewal fee for each renewal period missed
(✓) Change of Ownership
( ) Change in Location
( ) Change in Schedule
( ) Change in Primary Person in Charge (Researcher's only) - $100.00
Name: ______
( ) Change in Facility Name - $100.00
Previous name: ______

Current License Number: PHRE 010147

Location of Facility:
(✓) **IN** Georgia ( ) **OUTSIDE** Georgia

Affiliation:
Name or title under which business is conducted: P3 Compounding of Georgia, LLC D/B/A Integrity Compounding Pharmacy
(Please list legal name and d.b.a. name)

Physical Address: 1140 Hammond Drive, Suite E220, Atlanta, GA 30328 Fulton
(P.O. Box not acceptable) Number and Street City/State Zip County

Mailing Address: (SAME)
(If different) Number and Street City/State Zip

(404) 815-1610
Telephone Number (Day)

Employer Identification Number: 46-4333620

Person to be contacted for communication, or notice and citation matters:

Name: Trista Tyner Title: Pharmacist in Charge

Address: 1140 Hammond Drive, Suite E220, Atlanta GA 30328

Phone #: (404) 815 - 1610 Email Address: TristaT@mixwithintegrity.com

Acknowledgement of your application will be sent by email. Also, if further information is needed, email is the most efficient way for Board staff to contact you so that your application can be processed in the most efficient manner. Your email address will not be shared with any third party. The contact person listed above is the only person that Board staff is authorized to speak with in regards to this application.

Closing Date: If filing a change of ownership application, on what date will the change of ownership be effective?
4/30/16

2/11/2016

3

RETAIL, HOSPITAL, RETAIL/HOME HEALTH, AND RETAIL PBM APPICANTS COMPLETE THIS PAGE

1. Type of Ownership: ( ) Individual ( ) Partnership (✓) Corporation ( ) Government

Name of Pharmacist-in-Charge: Trista Tyner License No. RPH027610

2. Owner's Name True Nature Holdings, Inc.
(If a partnership, list names of **all** partners; if a corporation, list names and titles of all corporate officers. Use additional paper if additional space is needed).

3. Names of other registered pharmacists regularly and actively employed in the pharmacy or drug store (attach additional sheets, if necessary):

Nichole Feagin (Name) RPH022111 (License #) — (Name) (License #)

4. Do you have a Class A Balance and other equipment as required in Board Rule 480-10-.12?
(✓) Yes ( ) No - *PBM's are exempt.*

5. Does the store keep an exempt narcotics register? **(✓) Yes ( ) No - *PBM's are exempt.***

6. Are narcotics stored or locked in a secure place? **(✓) Yes ( ) No** - Mixed with stock? **( ) Yes (✓) No - *PBM's are exempt.***

7. Does the store keep a poison register? **(✓) Yes ( ) No - *PBM's are exempt.***

8. Date the pharmacy will be open for business: 6/15/15 Change of ownership: 4/30/16

9. Have any of the owners, partners of the firm, or officers of the corporation ever been convicted of any crime under the laws of the United States, Georgia, or any other state pertaining to the manufacturing, distribution, sale or dispensing of drugs or narcotics? **( ) Yes ( ) No (If yes, please attach an explanation and have certified documents sent to the Board office.)**

10. Do you have safeguards to prevent the sale or other distribution of dangerous drugs, prescription drugs, or narcotics to any person other than: Practitioners of the healing arts, registered drug wholesalers, distributors or suppliers, licensed pharmacists, licensed pharmacies, or carriers/warehousemen (for the purpose of carriage or storage)? **(✓) Yes ( ) No**

11. Type of drugs you distribute or wish to distribute: (✓) Dangerous Drugs (Legend Drugs) (✓) Controlled Substances

12. Do you understand that every drug wholesaler or reverse distributor registered with the Georgia State Board of Pharmacy is required to submit reports of excessive purchases of controlled substances with the Federal Drug Enforcement Administration and shall be required to submit a copy of each report to the Georgia Drugs and Narcotics Agency? **(✓) Yes ( ) No Please Note:** The report requirements do not apply to any wholesalers, manufacturers, or reverse distributors who only ship controlled substances directly to a licensed wholesaler within the State of Georgia.

13. Will this pharmacy use sterile preparations in compounding prescriptions? **(✓) Yes ( ) No**

The undersigned hereby swears, or affirms that all statements made herein are true and correct, and that all the provisions of the law and regulations based thereon will be faithfully observed during the period any permit issued may be in force and effect.

Sworn to and subscribed before me this 29th day of April, 2016

B. Wells

Notary Public
Expiration Date of Commission: May 8, 2017
(SEAL)

B Wells SR
Notary Public
Gwinnett County
My Commission Expires On
May 8, 2017

Firm Name: True Nature Holding Inc.
Applicant Signature: [signature]
By: Stephen Keaveney
(State whether individual Owner, Partner or officer of the corporation)

4

AFFIDAVIT OF APPLICANT

I hereby swear and affirm that all information provided in this application is true and correct to the best of my knowledge and belief. I further swear and affirm that I have read and understand the current state laws and rules and regulations of the Georgia State Board of Pharmacy and I agree to abide by these laws and rules, as amended from time to time.

By signing this application, electronically or otherwise, I hereby swear and affirm one of the following to be true and accurate pursuant to O.C.G.A. § 50-36-1:

1) ✓ I am a United States citizen 18 years of age or older. Please submit a copy of your current Secure and Verifiable Document(s) such as driver's license, passport, or document as indicated on pages 16 & 17 of this application.

2) _______ I am not a United States citizen, but I am a legal permanent resident of the United States 18 years of age or older, or I am a qualified alien or non-immigrant under the Federal Immigration and Nationality Act 18 years of age or older with an alien number issued by the Department of Homeland Security or other federal immigration agency. Please submit a copy of your current immigration document(s) which includes either your Alien number or your I-94 number and, if needed, SEVIS number.

In making the above attestation, I understand that any failure to make full and accurate disclosures may result in disciplinary action by the Georgia State Board of Pharmacy and/or criminal prosecution.

[signature]
Signature of Applicant

4/29/16
Date

Stephen Keaveney
Print Applicant's Name

Personally appeared before me, the undersigned official authorized to administer oaths, comes

Stephen Keaveney
(Applicant's Name)

who deposes and swears that he/she is the person who executed this application for a pharmacy license, permit, or registration in the State of Georgia; and that all of the statements herein contained are true to the best of his/her knowledge and belief.

Sworn to and subscribed before me this 29th day of April, 2016.

Notary Public Signature [signature]

Fulton
County

GA
State

My Commission Expires: May 8, 2017

(seal)

B Wells SR
Notary Public
Gwinnett County
My Commission Expires On
May 8, 2017

2/11/2016

15

APPLICANT: PLEASE CHECK THE FORM OF IDENTIFICATION BELOW THAT YOU POSSESS. RETURN THIS FORM ALONG WITH A COPY OF YOUR APPROPRIATE DOCUMENTATION

Stephen Keaveney

Name

Secure and Verifiable Documents under O.C.G.A. § 50-36-2
Issued August 1, 2012 by the Office of the Attorney General, Georgia

The Illegal Immigration Reform and Enforcement Act of 2011 ("IIREA") provides that "[n]ot later than August 1, 2011, the Attorney General shall provide and make public on the Department of Law's website a list of acceptable secure and verifiable documents. The list shall be reviewed and updated annually by the Attorney General." O.C.G.A. § 50-36-2(f). The Attorney General may modify this list on a more frequent basis, if necessary.

The following list of secure and verifiable documents, published under the authority of O.C.G.A. § 50-36-2, contains documents that are verifiable for identification purposes, and documents on this list may not necessarily be indicative of residency or immigration status.

______ A United States passport or passport card [O.C.G.A. § 50-36-2(b)(3); 8 CFR § 274a.2]

______A United States military identification card [O.C.G.A. § 50-36-2(b)(3); 8 CFR § 274a.2]

__✓__A driver's license issued by one of the United States, the District of Columbia, the Commonwealth of Puerto Rico, Guam, the Commonwealth of the Northern Marianas Islands, the United States Virgin Island, American Samoa, or the Swain Islands, provided that it contains a photograph of the bearer or lists sufficient identifying information regarding the bearer, such as name, date of birth, gender, height, eye color, and address to enable the identification of the bearer [O.C.G.A. § 50-36-2(b)(3); 8 CFR § 274a.2]

______An identification card issued by one of the United States, the District of Columbia, the Commonwealth of Puerto Rico, Guam, the Commonwealth of the Northern Marianas Islands, the United States Virgin Island, American Samoa, or the Swain Islands, provided that it contains a photograph of the bearer or lists sufficient identifying information regarding the bearer, such as name, date of birth, gender, height, eye color, and address to enable the identification of the bearer [O.C.G.A. § 50-36-2(b)(3); 8 CFR § 274a.2]

______A tribal identification card of a federally recognized Native American tribe, provided that it contains a photograph of the bearer or lists sufficient identifying information regarding the bearer, such as name, date of birth, gender, height, eye color, and address to enable the identification of the bearer. A listing of federally recognized Native American tribes may be found at: http://www.bia.gov/WhoWeAre/BIA/OIS/TribalGovernmentServices/TribalDirectory/index.htm [O.C.G.A. § 50-36-2(b)(3); 8 CFR § 274a.2]

______A United States Permanent Resident Card or Alien Registration Receipt Card [O.C.G.A. § 50-36-2(b)(3); 8 CFR § 274a.2]

______An Employment Authorization Document that contains a photograph of the bearer [O.C.G.A. § 50-36-2(b)(3); 8 CFR § 274a.2]

2/11/2016

16

______A passport issued by a foreign government [O.C.G.A. § 50-36-2(b)(3); 8 CFR § 274a.2]

______A Merchant Mariner Document or Merchant Mariner Credential issued by the United States Coast Guard [O.C.G.A. § 50-36-2(b)(3); 8 CFR § 274a.2]

______A Free and Secure Trade (FAST) card [O.C.G.A. § 50-36-2(b)(3); 22 CFR § 41.2]

______A NEXUS card [O.C.G.A. § 50-36-2(b)(3); 22 CFR § 41.2]

______A Secure Electronic Network for Travelers Rapid Inspection (SENTRI) card [O.C.G.A. §50-36-2(b)(3); 22 CFR § 41.2]

______A driver's license issued by a Canadian government authority [O.C.G.A. § 50-36-2(b)(3); 8 CFR § 274a.2]

______A Certificate of Citizenship issued by the United States Department of Citizenship and Immigration Services (USCIS) (Form N-560 or Form N-561) [O.C.G.A. § 50-36-2(b)(3); 6 CFR § 37.11]

______A Certificate of Naturalization issued by the United States Department of Citizenship and Immigration Services (USCIS) (Form N-550 or Form N-570) [O.C.G.A. § 50-36-2(b)(3); 6 CFR § 37.11]

______A Certification of Report of Birth issued by the United States Department of State (Form DS-1350 [O.C.G.A. § 50-36-2(b)(3); 6 CFR § 37.11]

______A Certification of Birth Abroad issued by the United States Department of State (Form FS-545) [O.C.G.A. § 50-36-2(b)(3); 6 CFR § 37.11]

______A Consular Report of Birth Abroad issued by the United States Department of State (Form FS-240) [O.C.G.A. § 50-36-2(b)(3); 6 CFR § 37.11]

______An original or certified copy of a birth certificate issued by a State, county, municipal authority, or territory of the United States bearing an official seal [O.C.G.A. § 50-36-2(b)(3); 6 CFR § 37.11]

______In addition to the documents listed herein, if, in administering a public benefit or program, an agency is required by federal law to accept a document or other form of identification for proof of or documentation of identity, that document or other form of identification will be deemed a secure and verifiable document solely for that particular program or administration of that particular public benefit. [O.C.G.A. § secure and 50-36-2(c)]

2/11/2016

17

Georgia Drugs and Narcotics Agency
254 Washington Street SW, Suite G2000
Atlanta, GA 30334
404-656-5100 / 800-656-6568 / fax 404-651-8210

PERSONNEL CERTIFICATION FORM

For All persons applying for a Georgia State Board of Pharmacy Manufacturer, Wholesale or Reverse Distributor Pharmacy Facility

Instructions: ***PLEASE RETURN ORIGINAL FORM TO ADDRESS LISTED ABOVE (Only Pages 18 & 19)***

Completion of this form is a necessary part of the applicant background investigation to be conducted by the Georgia Drugs and Narcotics Agency (GDNA) as part of the licensing approval process.

This form should be completed by each person named in the application as an owner of the firm, including the President/CEO, Vice President, and Secretary/Treasurer, and the individual who is the company's contact person for the Board and GDNA. For larger corporations with multiple divisions and officers, please limit the contact personnel to 5 individuals, including the President/CEO, Vice Presidents and/or others directly responsible for drug acquisition and distribution, and the responsible person for contact with the Board and GDNA.

When an application is filed for a change of ownership, each new officer (or responsible officer) must complete the form.

All information requested on this form is mandatory. Failure to provide any and all of the requested information will result in an incomplete background investigation and rejection of the application. This information will be used to determine your qualifications for registration and licensure under the Georgia Pharmacy Law. This information may be shared with other government agencies upon receipt of an official request.

Applicant Name: Stephen Keaveney **Sex:** M

Street Address: 1984 River Forest Dr

City: Marietta **State:** GA **Zip:** 30068

Date of Birth: 3-24-64 **Social Security #:** 158-56-9554

Contact Telephone: 678-733-3888 **Contact Fax:** ____________

Firm Name: True Nature Holding. Inc.

Position with the Firm: CEO

On the following questions, please check the appropriate Yes or No box for each of the following questions:(If the answer is Yes to Question 2, 3, or 4, you must attach a written explanation providing complete information to explain each Yes answer.)

Failure to provide an explanation will delay the application process

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18

PERSONNEL CERTIFICATION FORM – Page 2

1) Licensure – (Must include present and previous, work and ownership history for at least 20 years)

	YES	NO
a) Do you currently own, have owned in the past, work or worked for, any type of licensed/permitted pharmacy, drug wholesaler, manufacturer or reverse distributor? If Yes to a), please list the name of the firm, complete address, and date(s) of ownership and/or employment. (attach sheet(s) if necessary)	___	✓
b) Are you currently, or have ever been, licensed as a pharmacist? If Yes to b) please list the state(s) where licensed and the license number(s).	___	✓
2) Have you ever had, or been associated with, a personal or firm's professional license that has been denied, suspended, revoked, or sanctioned taken by this or any other state or federal governmental authority?	___	✓
3) Have you ever been arrested for, convicted of, or pled *NoLo* to any violation of any law of a foreign country, the United States, or any state law, including those set aside under The First Offender's Act? Please do not include minor traffic offenses.	___	✓
4) Have you ever owned or been associated with any firm which has been indicted, convicted of, or pled *NoLo* to any violation of any law of a foreign country, the United States, or any state law, including those set aside under The First Offender's Act?	___	✓

5) What are your responsibilities with this firm – present and past?

CEO

I certify under penalty of perjury of the applicable laws of the United States and the State of Georgia to the truth and accuracy of all of the foregoing information. If false, inaccurate, or misleading information is provided on this document, the Georgia State Board of Pharmacy (Board) may refuse to issue or renew any facility license associated with the affiant, or the Board may suspend, revoke, fine, or sanction the facility license associated with the affiant, and/or the Georgia license of the affiant, if applicable, pursuant to the procedures set forth in Georgia laws or rules. And further, I hereby authorize the Georgia Drugs and Narcotics Agency to receive any Criminal History Information and Driver History Information pertaining to me which may be in the files of any local, state, or federal criminal justice agency.

Signature: [signature] Date: 4/29/16

Sworn to and subscribed before me this 29th day of April, 2016

[signature] My Commission Expires: May 8, 2017

Notary Public

NOTARY SIGNATURE & SEAL REQUIRED

B Wells SR
Notary Public
Gwinnett County
My Commission Expires On
May 8, 2017

2/11/2016

19

BUSINESS ASSOCIATE AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which is acknowledged, the Parties agree as follows:

1.              Definitions.

(a)                   Catch-all Definition: Capitalized terms used, but not otherwise defined, in this Agreement have the same meaning as those terms in the HIPAA Rules, as appropriate. Unless the context otherwise requires, the following terms have the following meaning as used in this Agreement:

(b)                     Specific Definitions:

“Business Associate” shall generally have the same meaning as the term “business associate” at 45 CFR 160.103, and in reference to the party to this agreement, shall mean CFP.

“Covered Entity” shall generally have the same meaning as the term “covered entity” at 45 CFR 160.103, and in reference to the party to this agreement, shall mean OP.

“HIPAA Rules” shall mean the Privacy, Security, Breach Notification, and Enforcement Rules at 45 CFR Part 160 and Part 164.

“Electronic Protected Health Information” or “ePHI” has the same meaning as the term “electronic protected health information” in 45 CFR § 160.103, limited to the information created, received, maintained, or transmitted by Business Associate from or on behalf of Covered Entity.

“Individual” has the same meaning as the term “individual” in 45 CFR § 160.103 and includes a Person who qualifies as a personal representative under 45 CFR § 164.502(g).

“Protected Health Information” or “PHI” has the same meaning as the term “protected health information” in 45 CFR § 160.103, limited to the information created, received, maintained, or transmitted by Business Associate from or on behalf of Covered Entity.”

Unsecured Protected Health Information” or “Unsecured PHI” has the same meaning as the term “unsecured protected health information” in 45 CFR § 164.402, limited to PHI.

2.              Obligations and Activities of Business Associate. Business Associate agrees to:

(a)              General Restrictions. Not Use or Disclose PHI other than as permitted or required by this Agreement or as required by Law.

(b)                    General Safeguards. Use appropriate safeguards, and comply with Subpart C of 45 CFR Part 164 with respect to ePHI, to prevent Use or Disclosure of the PHI other than as provided for by this Agreement.

(c)                       Reporting. Report to Covered Entity any Use or Disclosure of the PHI not provided for by this Agreement of which it becomes aware, including Breaches of Unsecured PHI as required at 45 CFR § 164.410, and any Security Incident of which it becomes aware. A report of a Security Incident:

(i)	Will be made promptly in writing, for any actual, successful Security Incident.
(ii)	Will be made in writing on a reasonable basis after Covered Entity’s written request, for any attempted, unsuccessful Security Incident.

(d)               Subcontractors. In accordance with 45 CFR §§ 164.502(e)(l)(ii), 164.308(b)(2), if applicable, ensure that any Subcontractor that creates, receives, maintains, or transmits PHI on behalf of Business Associate agrees to the same restrictions, conditions, and requirements that apply to Business Associate with respect to such information.

(e)                     Access to PHI. At the request of Covered Entity, make available PHI in a Designated Record Set, to Covered Entity as necessary to satisfy Covered Entity’s obligations under 45 CFR § 164.524.

(f)                       Amendment to PHI. Make any amendment(s) to PHI in a Designated Record Set directed or agreed to by Covered Entity pursuant to 45 CFR § 164.526 or take other measures as necessary to satisfy Covered Entity’s obligations under 45 CFR § 164.526.

(g)                     Accounting of Disclosures. Maintain and make available to Covered Entity information required to provide an accounting of Disclosures as necessary to satisfy Covered Entity’s obligations under 45 CFR § 164.528.

(h)             Privacy Rule Compliance. To the extent Business Associate is to carry out one or more of Covered Entity’s obligations under Subpart E of 45 CFR Part 164, comply with the requirements of Subpart E that apply to Covered Entity in the performance of such obligations.

(i)                Internal Practices. Make its internal practices, books, and records available to the Secretary for purposes of determining compliance with the HIPAA Rules.

3.              Permitted Uses and Disclosures. Except as otherwise limited in this Agreement, Business Associate:

(a)              Use and Disclosure. May only Use or Disclose PHI as necessary to perform its functions, activities, or services for, or on behalf of, Covered Entity as set forth in the PSA.

(b)                    Required By Law. May Use or Disclose PHI as Required By Law.

(c)                 Minimum Necessary. Agrees that its Use, Disclosure, or requests for PHI will satisfy the minirnum necessary requirements of Subpart E of 45 CFR Part 164.

(d)                  Further Restrictions. May not Use or Disclose PHI in a manner that would violate Subpart E of 45 CFR Part 164 if done by Covered Entity, except as permitted under Section 4 of this Agreement.

4.              Specific Use and Disclosure Provisions. Except as otherwise limited by this Agreement, Business Associate may:

(a)                   Use PHI for the proper management and administration of Business Associate or to carry out the legal responsibilities of Business Associate.

(b)                    Disclose PHI for the proper management and administration of Business Associate or to carry out the legal responsibilities of Business Associate, provided the Disclosures are Required By Law, or Business Associate obtains reasonable assurances from the Person to whom the information is Disclosed that the information will remain confidential and Used or further Disclosed only as Required By Law or for the purpose for which it was Disclosed to the Person, and the Person notifies Business Associate of any instances of which it is aware in which the confidentiality of the information has been breached.

(c)                Provide Data Aggregation services related to Covered Entity’s Health Care Operations.

(d)                 Use PHI to de-identify the information in accordance with 45 CFR § 164.514(a)-(c).

5.              Obligations of Covered Entity. Covered Entity will:

(a)                   Obtain the permission of Individuals to Use or Disclose such Individual’s PHI or ePHI to Business Associate as necessary for Business Associate to perform its Services under the PSA.

(b)                    Notify Business Associate of any limitation in Covered Entity’s notice of privacy practices under 45 CFR § 164.520, to the extent that such limitation may affect Business Associate’s Use or Disclosure of PHI.

(c)                Notify Business Associate of any changes in, or revocation of, the permission by an Individual to Use or Disclose such Individual’s PHI, to the extent that such changes may affect Business Associate’s Use or Disclosure of PHI.

(d)                  Notify Business Associate of any restriction to the Use or Disclosure of PHI to which Covered Entity has agreed or by which Covered Entity is required to abide under 45 CFR § 164.522, to the extent that such restriction may affect Business Associate’s Use or Disclosure of PHI.

(e)                      Not request Business Associate to Use or Disclose PHI in any manner that would not be permissible under Subpart E of 45 CFR Part 145 if done by Covered Entity, except as otherwise allowed under this Agreement.

6.              Term and Termination.

(a)                   Term. The term of this Agreement will begin on the Effective Date and may be terminated by Covered Entity pursuant to Section 6(b) of this Agreement.

(b)                     Termination for Cause. Covered Entity may terminate this Agreement if Covered Entity determines Business Associate has violated a material term of this Agreement and, if such violation is capable of cure, Business Associate has not cured the breach or ended the violation within the time specified by Covered Entity. If the violation is not capable of cure, Covered entity may terminate this Agreement immediately.

7.              Obligations on Termination. Upon terrnination of this Agreement for any reason,
Business Associate, with respect to PHI received from Covered Entity, or created, maintained, or received by Business Associate on behalf of Covered Entity, will:

(a)                   Retain only that PHI that is necessary for Business Associate to continue its proper management and administration or to carry out its legal responsibilities.

(b)                    Return to Covered Entity or, if agreed to by Covered Entity, destroy the remaining PHI that Business Associate maintains in any form, and retain no copies.

(c)                       Continue to use appropriate safeguards and comply with Subpart C of 45 CFR Part 164 with respect to ePHI to prevent Use or Disclosure of the PHI, other than as provided for in this Section 7, for as long as Business Associate retains the PHI

(d)                  Not use or Disclose the PHI retained by Business Associate other than for the purposes for which such PHI was retained and subject to the same conditions set out in Section 3 of this Agreement.

(e)                      Return to Covered Entity or, if agreed to by Covered Entity, destroy the PHI retained by Business Associate when it is no longer needed by Business Associate for its proper management and administration or to carry out its legal responsibilities.

(f)               The obligations of business associate under this Section shall survive the termination of this Agreement.

8.          Miscellaneous.

(a)               Regulatory References. A reference in this Agreement to a section in the HIPAA Rules means the section as in effect or as amended.

(b)              Amendment. The parties agree to take such action as is necessary to amend this Agreement from time to time as is necessary for compliance with the requirements of the HIPAA Rules and any other applicable law.

(c)              Interpretation. Any ambiguity in this Agreement will be resolved to permit compliance with the HIPAA Rules.

(d)              Integration and Amendment. This Agreement and the PSA constitute the parties’ only agreement with respect to PHI. All previous or contemporaneous oral, written, electronic, or other agreements concerning PHI, including all prior business associate agreements or terms (if any), are hereby terminated and superseded by this Agreement. When in conflict, the terms and conditions of this Agreement control over the terms of the Services Agreements. This Agreement may not be amended except in writing signed by the representatives of the parties.

IN WITNESS WHEREOF, the parties by their duly authorized representatives have executed this Agreement as of the Effective Date.

True Nature Holdings, Inc. (Purchaser)

By:
Name:	Stephen Keaveny
Title:	Chief Executive Officer

P3 Compounding of Georgia (D/B/A Integrity Compounding Pharmacy) (Seller)

By:
Name:	Casey Gaetano
Title:	President

P3 Compounding of Georgia, LLC

1140 Hammond Dr., Suite K-220

Atlanta, GA 30328

DEA registration number: FI5316167

Power of Attorney

I, Casey Gaetano, as President of P3 Compounding of Georgia, LLC, who am authorized to sign the current application for registration of the above-named registrant under the Controlled Substances Act or Controlled Substances Import and Export Act, have made, constituted, and appointed, and by these presents, do make, constitute, and appoint Stephen Keaveney, as Chief Executive Officer of True Nature Holdings, Inc. (name of attorney-in-fact), my true and lawful attorney for me in my name, place, and stead, to execute applications for Forms 222 and to sign orders for scheduled controlled substances, whether these orders be on Form 222 or electronic, in accordance with 21 U.S.C. 828 and Part 1305 of Title 21 of the Code of Federal Regulations. I hereby ratify and confirm all that said attorney must lawfully do or cause to be done by virtue hereof. The Pharmacist in Charge and the process for ordering controlled substances shall remain the same and the Pharmacy does not utilize or order Schedule I or Schedule II Controlled Substances.

Casey Gaetano, Individually and as President of P3
Compounding of Georgia, LLC

(Signature of person granting power)

(Notary)
Signed and dated on the 29th day of April, 2016.

I, Stephen Keveaney (name of attorney-in-fact), hereby affirm that I am the person named herein as attorney-in-fact and that the signature affixed hereto is my signature.

(Signature of person granting power)

(Notary)
Signed and dated on the 29th day of April, 2016.

Notice of Revocation

The foregoing power of attorney is hereby revoked by the undersigned, who is authorized to sign the current application for registration of the above-named registrant under the Controlled Substances Act or the Controlled Substances Import and Export Act. Written notice of this revocation has been given to the attorney-in-fact this same day.

(Signature of person revoking power)

(Notary)
Signed and dated on the 29th day of April, 2016.